--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 3


                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                       DOBSON COMMUNICATIONS CORPORATION

             (Exact name of registrant as specified in its charter)


           OKLAHOMA                                         4812                                        73-1513309
(State or other jurisdiction of                 (Primary Standard Industrial                         (I.R.S. Employer
incorporation or organization)                   Classification Code Number)                        Identification No.)


                         ------------------------------

                   13439 NORTH BROADWAY EXTENSION, SUITE 200
                         OKLAHOMA CITY, OKLAHOMA 73114
                                 (405) 529-8500

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              BRUCE R. KNOOIHUIZEN
                         13439 NORTH BROADWAY EXTENSION
                                   SUITE 200
                         OKLAHOMA CITY, OKLAHOMA 73114
                                 (405) 529-8500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

             THEODORE M. ELAM, ESQ.                         JEREMY W. DICKENS, ESQ.
    MCAFEE & TAFT A PROFESSIONAL CORPORATION              WEIL, GOTSHAL & MANGES LLP
       TENTH FLOOR, TWO LEADERSHIP SQUARE                      767 FIFTH AVENUE
               211 NORTH ROBINSON                          NEW YORK, NEW YORK 10153
       OKLAHOMA CITY, OKLAHOMA 73102-7103                       (212) 310-8000
                 (405) 235-9621

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                         ------------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                           AGGREGATE               AMOUNT OF
                SECURITIES TO BE REGISTERED                    OFFERING PRICE(1)(2)      REGISTRATION FEE
Class A Common Stock, par value $.001 per share.............       $664,840,000           $175,518(1)(3)

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o).

(2) Includes amounts attributable to shares which the underwriters will have the option to purchase to cover over-allotments and shares to be sold in a concurrent offering.


(3)  Previously paid.


                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This registration statement contains two separate prospectuses. The first prospectus relates to an underwritten public offering of an aggregate of 25,000,000 shares of Class A common stock, plus up to 3,750,000 shares subject to the underwriters' over-allotment option. The second prospectus relates to a concurrent offering to AT&T Wireless Services, Inc., one of our existing stockholders, of up to 1,470,000 shares of Class A common stock. The prospectuses for each of the underwritten offering and the AT&T Wireless offering will be identical in all material respects, except for an alternate front cover page and an alternate "Plan of Distribution" section in place of the "Underwriting" section for the underwritten offering prospectus. Additional non-substantive conforming changes will also be made to the AT&T Wireless offering prospectus to reflect that the initial public offering is being made by separate prospectus. The alternate pages appear in this registration statement immediately following the complete prospectus for the underwritten offering. Final forms of each prospectus will be filed with the Securities and Exchange Commission under Rule 424(b).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED JANUARY 14, 2000


PROSPECTUS

                               25,000,000 SHARES

                                     [LOGO]

                              CLASS A COMMON STOCK

                               ------------------

    This is our initial public offering of Class A common stock. We are offering 25,000,000 shares of our Class A common stock.

    Following this offering, we will have Class A common stock and Class B common stock outstanding and our Class B common stock will represent approximately 96.1% of the total combined voting power of our outstanding common stock.

    We have applied for quotation of our Class A common stock on the Nasdaq National Market under the symbol "DCEL." We expect the initial public offering price to be between $20 and $22 per share.

    In a concurrent offering made by separate prospectus, we are offering to sell up to 1,470,000 shares of our Class A common stock to AT&T Wireless Services, Inc., one of our existing stockholders, at a price per share equal to the initial public offering price less an amount per share equal to the underwriting discount we will pay to the underwriters in this offering. Consummation of the concurrent offering is conditioned upon expiration of any applicable regulatory waiting periods.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. RISK FACTORS BEGIN ON PAGE
                                       9.

                                                               PER SHARE       TOTAL
                                                              -----------   -----------
Public Offering Price.......................................  $             $
Underwriting Discount.......................................  $             $
Proceeds to Dobson Communications Corporation...............  $             $


    The shareholders listed on page 91 have granted the underwriters a 30-day option to purchase up to an aggregate of 3,750,000 additional shares of Class A common stock on the same terms and conditions set forth above solely to cover over-allotments.


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The underwriters expect to deliver the shares of Class A common stock on or
about            , 2000.

                            ------------------------


LEHMAN BROTHERS        BANC OF AMERICA SECURITIES LLC       SALOMON SMITH BARNEY


DEUTSCHE BANC ALEX. BROWN

                                GOLDMAN, SACHS & CO.

                                                             MERRILL LYNCH & CO.

            , 2000

                               TABLE OF CONTENTS


                                           PAGE
                                         --------
Prospectus Summary.....................      1
Risk Factors...........................      9
Use of Proceeds........................     16
Dividend Policy........................     16
Dilution...............................     17
Capitalization.........................     18
The American Cellular Acquisition......     21
Unaudited Pro Forma Consolidated
  Financial Data.......................     25
Selected Consolidated Financial and
  Other Data...........................     33
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................     37
Industry Overview......................     53



                                           PAGE
                                         --------

Business...............................     55

Management.............................     76

Certain Transactions...................     85

Principal and Selling Shareholders.....     90

Description of Capital Stock...........     92

Shares Eligible for Future Sale........    101

Federal Income Tax Considerations......    103

Underwriting...........................    106

Legal Matters..........................    111

Experts................................    112

Where You Can Find More Information....    113

Index to Consolidated Financial
  Statements...........................    F-1

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY.

                                   WHO WE ARE

    We are a leading provider of rural and suburban cellular telephone services. Our systems cover a total population of approximately 5.9 million and, as of September 30, 1999 we had approximately 424,000 subscribers with an aggregate market penetration of approximately 7.2%. We serve markets in portions of Arizona, California, Kansas, Maryland, Missouri, New York, Ohio, Oklahoma, Pennsylvania, Texas and West Virginia.

    We began providing cellular telephone service in 1990 in Oklahoma and the Texas Panhandle. We have since expanded our cellular operations, primarily through the acquisition of cellular systems and licenses located in underdeveloped rural and suburban markets that are adjacent to major metropolitan areas. Our markets tend to have a high concentration of expressway corridors and roaming activity. Since 1996, we have completed 14 acquisitions, increasing the total population we serve by approximately 5.7 million and expanding the geographic scope of our operations. We have upgraded substantially all of our systems to digital technology and we now offer digital voice and digital feature services to approximately 90% of our covered population.

    We have a strategic relationship with AT&T Wireless Services, Inc., including a coast-to-coast roaming agreement that allows our customers to utilize wireless systems owned by AT&T Wireless, and customers of AT&T Wireless to utilize our cellular systems. We also have roaming agreements with AirTouch Communications, Inc., Southwestern Bell Mobile Systems, Inc. and other wireless providers. We have entered into an equally-owned joint venture with AT&T Wireless to acquire American Cellular Corporation for approximately
$2.4 billion, including fees and expenses. American Cellular is one of the largest independent rural cellular telephone operators in the United States. American Cellular's systems cover a total population of approximately
4.8 million and, as of September 30, 1999 it had approximately
398,000 subscribers with an aggregate market penetration of approximately 8.3%. American Cellular serves markets in portions of Kentucky, Michigan, Minnesota, New York, Ohio, Pennsylvania, Tennessee, West Virginia and Wisconsin. The closing of this offering is not contingent on the completion of the American Cellular acquisition, which we expect to occur in the first quarter of 2000.

                                  OUR STRATEGY

    Our strategy is to continue to acquire, develop and operate rural and suburban cellular systems. The principal elements of our strategy include:

    - acquiring and integrating additional cellular systems and licenses in rural and suburban areas located adjacent to major metropolitan areas served by operators with whom we have or expect to establish strategic relationships;

    - further increasing the capacity and coverage of our cellular systems and those we acquire and capitalizing on our service quality, local sales presence and commitment to the community to attract additional subscribers, increase the use of our systems by existing subscribers, increase roaming activity and further enhance the overall efficiency of our network; and

    - capitalizing on our strategic relationship with AT&T Wireless and entering into roaming agreements with other operators to allow our subscribers to use the wireless systems of operators in neighboring metropolitan areas and rural areas at favorable rates.

                                  THE OFFERING

Class A Common Stock Offered By This
Prospectus................................  25,000,000 shares

Class A Common Stock Offered By Separate
Prospectus to
AT&T Wireless.............................  1,470,000 shares

Common Stock To Be Outstanding
After This Offering and The Concurrent
Offering to AT&T Wireless.................  26,470,000 shares of Class A common stock
                                            64,523,450 shares of Class B common stock
                                            90,993,450 total shares of common stock

Voting Rights.............................  The Class A common stock and the Class B common stock generally will vote together as a single class on all
                                            matters submitted to a vote of shareholders, except as
                                            required by law. Each share of Class A common stock is
                                            entitled to one vote and each share of Class B common
                                            stock is entitled to ten votes, except that each share
                                            of Class B common stock is entitled to only one vote
                                            with respect to any "going private" transaction. We will
                                            also have authorized Class C common stock and Class D
                                            common stock, which have no voting rights, except as
                                            required by law.

Use of Proceeds...........................  We intend to use the net proceeds of this offering and the concurrent offering to AT&T Wireless as follows:
                                            - $372.5 million as a capital contribution to our joint
                                            venture with AT&T Wireless to acquire American Cellular;
                                            - up to $74.2 million to redeem all outstanding shares
                                            of our Class D preferred stock and Class E preferred
                                              stock held by John W. Childs and entities which he
                                              owns or controls and their co-investors pursuant to
                                              our recapitalization; and
                                            - the balance for working capital and other general
                                            corporate purposes.

                                            To the extent the net proceeds of this offering are
                                            insufficient to complete our capital contribution to our
                                            joint venture with AT&T Wireless and to redeem our
                                            Class D and Class E preferred stock described above, we
                                            will use funds available to us from our credit
                                            facilities or other sources.

                                            The closing of this offering is not contingent upon
                                            completion of the American Cellular acquisition. If we
                                            do not complete that acquisition, we intend to use the
                                            net proceeds otherwise allocated for that purpose:
                                            - to reduce our outstanding indebtedness and,
                                            potentially, to redeem a portion of our senior preferred
                                              stock;
                                            - to pay our share of any damages to American Cellular
                                            that may arise under the American Cellular merger
                                              agreement; and
                                            - for working capital and other general corporate
                                            purposes.

                                            See "Capitalization--The Recapitalization" for a
                                            discussion of the shares of outstanding Class D
                                            preferred stock and Class E preferred stock that we
                                            will redeem pursuant to the recapitalization. We will
                                            not receive any proceeds from the sale of Class A common
                                            stock by the selling shareholders pursuant to the
                                            over-allotment option.

Proposed Nasdaq National Market
  Symbol..................................  DCEL

    The shares of common stock to be outstanding after this offering do not include shares of Class C common stock and Class D common stock that we will issue upon the exercise of options granted under our 1996 stock option plan or shares of Class A common stock that we have reserved for issuance upon the exercise of options that may be granted under our 2000 stock incentive plan. Shares of Class C common stock and Class D common stock are convertible into shares of our Class A common stock at the rate of 111.44 shares of Class A common stock for each share of Class C common stock or Class D common stock, subject to adjustment for stock splits and similar events. No shares of Class C common stock or Class D common stock will be outstanding immediately after this offering. We have reserved a maximum of 4,226 shares of our Class C common stock and 32,560 shares of our Class D common stock for issuance upon the exercise of options granted and to be granted under the 1996 stock option plan. We have also reserved a maximum of 4,000,000 shares of our Class A common stock for issuance upon the exercise of options to be granted under our 2000 stock incentive plan. Assuming the offering had been completed on December 31, 1999, we would have had outstanding options to purchase an aggregate of 4,226 shares of our Class C common stock, which would have been convertible into 470,945 shares of Class A common stock at a weighted average exercise price of approximately $3.72 per Class A common stock equivalent, and 32,558.32 shares of our Class D common stock, which would have been convertible into 3,628,299 shares of Class A common stock, at a weighted average exercise price of approximately $1.34 per Class A common stock equivalent.

                            ------------------------

    We were incorporated in Oklahoma on February 3, 1997, although our predecessors have been engaged in the telecommunications business since 1936. Our principal executive offices are located at Suite 200, 13439 North Broadway Extension, Oklahoma City, Oklahoma 73114. Our telephone number is (405) 529-8500 and our internet address is WWW.DOBSON.NET. Information contained on our website is not a part of this prospectus.

            SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

    The following tables set forth certain historical consolidated financial and other data for:

    - us as of and for each of the three years in the period ended December 31, 1998 and as of and for the nine month periods ended September 30, 1998 and September 30, 1999;

    - American Cellular as of and for the period from February 26, 1998 through December 31, 1998, as of and for the period from February 26, 1998 through September 30, 1998, and as of and for the nine months ended September 30, 1999; and

    - American Cellular's predecessor, PriCellular Corporation, as of and for each of the two years in the period ended December 31, 1997 and as of and for the six months ended June 30, 1998.

    We derived our summary historical consolidated financial data for each of the three years in the period ended December 31, 1998, and as of and for the nine months ended September 30, 1999 from our audited consolidated financial statements included elsewhere in this prospectus. We derived our summary historical consolidated financial data for the nine months ended September 30, 1998 from our unaudited consolidated financial statements included elsewhere in this prospectus which, in our opinion, reflect all adjustments, consisting only of normal recurring accruals, necessary to present fairly the data presented for such period.

    We derived American Cellular's summary historical consolidated financial data for the period from February 26, 1998 through December 31, 1998 and for the nine months ended September 30, 1999 from its audited consolidated financial statements included elsewhere in this prospectus. We derived the summary historical consolidated financial data for American Cellular's predecessor, PriCellular, for the six months ended June 30, 1998 and for each of the two years in the period ended December 31, 1997 from its audited consolidated financial statements included elsewhere in this prospectus. We derived American Cellular's summary historical condensed consolidated financial data for the period from February 26, 1998 through September 30, 1998 from its unaudited condensed consolidated financial statements included elsewhere in this prospectus, which, in the opinion of American Cellular's management, reflect all adjustments, consisting only of normal recurring accruals considered necessary for a fair presentation of the results for the interim period.

    Our operating results and those of American Cellular for the periods ended September 30, 1999, September 30, 1998 and June 30, 1998 are not necessarily indicative of results that may be expected for a full year. American Cellular was formed on February 26, 1998, but it did not have operations until it acquired PriCellular on June 25, 1998. You should read the following historical consolidated financial data in conjunction with "Capitalization," "Selected Consolidated Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes that we include elsewhere in this prospectus.

    In the following tables, our EBITDA, before other income and minority interests, represents earnings (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, and other income and minority interests in income of subsidiaries. American Cellular's EBITDA, before other income and nonrecurring charges, represents earnings (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, and other income and nonrecurring charges. We believe that EBITDA provides meaningful additional information concerning a company's operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity's ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital-intensive industry such as wireless telecommunications. You should not construe EBITDA as an alternative to operating income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies. See our consolidated statement of cash flows in our consolidated financial statements included elsewhere in this prospectus.

    We determine market penetration by dividing our total subscribers at the end of the period by our estimated total population. We calculate average monthly cellular churn rates based on the number of cellular subscriber cancellations during the period as a percentage of the weighted average total cellular subscribers for the period. Average monthly revenues per cellular subscriber exclude equipment sales and other revenues. For a more complete description of the calculation of average monthly revenue per cellular subscriber, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Revenues."

                       DOBSON COMMUNICATIONS CORPORATION

                                                                                                    NINE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                                   -----------------------------------------   ---------------------------
                                                      1996           1997           1998           1998           1999
                                                   -----------   ------------   ------------   ------------   ------------
                                                                                               (UNAUDITED)
                                                         ($ IN THOUSANDS, EXCEPT PER SHARE AND PER SUBSCRIBER DATA)
STATEMENT OF OPERATIONS DATA:
  Operating revenues:
    Service revenues.............................  $    17,593   $     38,410   $     69,402   $     47,769   $    117,892
    Roaming revenues.............................        7,852         26,263         66,479         45,916        107,296
    Equipment sales and other revenues...........        1,494          2,041          4,154          2,661          9,952
                                                   -----------   ------------   ------------   ------------   ------------
      Total operating revenues...................       26,939         66,714        140,035         96,346        235,140
                                                   -----------   ------------   ------------   ------------   ------------
  Operating expenses:
    Cost of service..............................        6,119         16,431         33,267         22,603         35,762
    Cost of equipment............................        2,571          4,046          8,360          5,166         18,562
    Marketing and selling........................        4,462         10,669         22,393         14,856         34,957
    General and administrative...................        3,902         11,555         26,051         16,219         40,795
    Depreciation and amortization................        5,241         16,798         47,110         29,714        100,020
                                                   -----------   ------------   ------------   ------------   ------------
      Total operating expenses...................       22,295         59,499        137,181         88,558        230,096
                                                   -----------   ------------   ------------   ------------   ------------
  Operating income...............................        4,644          7,215          2,854          7,788          5,044
  Interest expense...............................       (4,284)       (27,640)       (38,979)       (25,039)       (82,365)
  Other income (expense), net....................       (1,503)         2,777          3,858          3,304          3,411
  Minority interests in income of subsidiaries...         (675)        (1,693)        (2,487)        (1,963)        (2,125)
  Income tax benefit.............................          593          3,625         11,469          4,864         28,892
                                                   -----------   ------------   ------------   ------------   ------------
  Loss from continuing operations before
    extraordinary items..........................       (1,225)       (15,716)       (23,285)       (11,046)       (47,143)
                                                   -----------   ------------   ------------   ------------   ------------
  Income (loss) from discontinued operations.....          331            332        (27,110)       (17,185)       (41,811)
  Extraordinary items............................         (527)        (1,350)        (2,166)        (2,644)            --
                                                   -----------   ------------   ------------   ------------   ------------
  Net loss.......................................       (1,421)       (16,734)       (52,561)       (30,875)       (88,954)
  Dividends on preferred stock...................         (849)        (2,603)       (23,955)       (16,749)       (50,513)
                                                   -----------   ------------   ------------   ------------   ------------
  Net loss applicable to common stockholders.....  $    (2,270)  $    (19,337)  $    (76,516)  $    (47,624)  $   (139,467)
                                                   ===========   ============   ============   ============   ============
  Net loss applicable to common stockholders per
    common share.................................  $     (4.80)  $     (40.87)  $    (161.57)  $    (100.65)  $    (283.50)
                                                   ===========   ============   ============   ============   ============
  Weighted average common shares outstanding.....      473,152        473,152        473,564        473,152        491,954
                                                   ===========   ============   ============   ============   ============
  Net loss applicable to common stockholders per
    common share, after recapitalization.........  $     (0.04)  $      (0.37)  $      (1.45)  $      (0.90)  $      (2.54)
                                                   ===========   ============   ============   ============   ============
  Weighted average common shares outstanding,
    after recapitalization.......................   52,728,059     52,728,059     52,773,972     52,728,059     54,823,354
                                                   ===========   ============   ============   ============   ============
OTHER FINANCIAL DATA:
  Cash flows provided by operating activities....  $     5,239   $      6,908   $     28,024   $     10,257   $     11,527
  Cash flows used in investing activities........      (43,894)      (217,640)      (999,063)      (293,209)       (93,380)
  Cash flows provided by financing activities....       38,904        212,505        990,610        285,240         59,869
  EBITDA, before other income and minority
    interests....................................        9,885         24,013         49,964         37,502        105,064
  EBITDA, before other income and minority
    interests, as a percentage of total
    revenue......................................         36.7%          36.0%          35.7%          38.9%          44.7%
  Capital expenditures...........................  $    13,536   $     17,773   $     55,289   $     23,793   $     40,174
OTHER DATA:
  Cellular subscribers (at period end)...........       34,000        100,000        352,000        163,000        424,000
  Cellular penetration (at period end)...........          5.8%           6.1%           6.8%           5.8%           7.2%
  Average monthly cellular churn rates...........          1.8%           1.9%           2.0%           1.9%           1.9%
  Average monthly revenues per cellular
    subscriber, excluding roaming revenues.......  $        48   $         41   $         40   $         40   $         34
  Average monthly revenues per cellular
    subscriber, including roaming revenues.......  $        70   $         69   $         79   $         80   $         65
  Cell sites (at period end).....................           67            135            414            210            459

                                                                   AS OF
                                                               SEPTEMBER 30,
                                                                    1999
                                                              ----------------
                                                              ($ IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................     $      339
  Net fixed assets..........................................        187,291
  Total assets..............................................      1,666,383
  Total debt................................................      1,059,458
  Mandatorily redeemable preferred stock....................        525,797
  Stockholders' deficit.....................................       (296,249)

                         AMERICAN CELLULAR CORPORATION

                                          PRICELLULAR
                                   (THE PREDECESSOR COMPANY)                            AMERICAN CELLULAR
                               ----------------------------------   ----------------------------------------------------------
                                                                        PERIOD FROM           PERIOD FROM
                                    YEAR ENDED        SIX MONTHS     FEBRUARY 26, 1998     FEBRUARY 26, 1998     NINE MONTHS
                                   DECEMBER 31,          ENDED      (DATE OF FORMATION)   (DATE OF FORMATION)       ENDED
                               --------------------    JUNE 30,           THROUGH               THROUGH         SEPTEMBER 30,
                                 1996        1997        1998        DECEMBER 31, 1998    SEPTEMBER 30, 1998         1999
                               ---------   --------   -----------   -------------------   -------------------   --------------
                                                        ($ IN THOUSANDS, EXCEPT PER SUBSCRIBER DATA)
STATEMENT OF OPERATIONS DATA:
  Operating revenues.........  $ 112,616   $181,000    $108,670         $   122,409           $    61,105          $212,069
  Operating expenses:
    Cost of service..........     29,571     48,691      20,911              10,917                 4,922            18,154
    Cost of equipment........     10,073     12,841       5,365               7,271                 3,246            13,128
    Selling, general and
      administrative.........     34,502     53,485      30,230              37,625                16,384            54,537
    Depreciation and
      amortization...........     19,537     28,759      17,553              45,569                22,506            72,607
    Nonrecurring charges.....         --         --       4,889               4,355                 4,154                --
                               ---------   --------    --------         -----------           -----------          --------
      Total operating
      expenses...............     93,683    143,776      78,948             105,737                51,212           158,426
                               ---------   --------    --------         -----------           -----------          --------
  Operating income...........  $  18,933   $ 37,224    $ 29,722         $    16,672           $     9,893          $ 53,643
                               =========   ========    ========         ===========           ===========          ========

OTHER FINANCIAL DATA:
  Cash flows provided by
    operating activities.....  $  39,371   $ 49,026    $ 11,665         $    35,295           $    33,555          $ 43,128
  Cash flows used in
    investing activities.....   (200,969)   (36,284)    (80,327)         (1,512,745)           (1,507,978)          (31,394)
  Cash flows provided by
    (used in) financing
    activities...............    138,518    (51,749)     58,765           1,511,465             1,511,465            (2,419)
  EBITDA, before other income
    and nonrecurring
    charges..................     38,470     65,983      52,164              66,596                36,553           126,250
  EBITDA, before other income
    and nonrecurring charges,
    as a percentage of total
    revenue..................       34.2%      36.5%       48.0%               54.4%                 59.8%             59.5%
  Capital expenditures.......  $  29,470   $ 25,717    $ 20,517         $    24,260           $     6,625          $ 43,581

OTHER DATA:
  Cellular subscribers (at
    period end)..............    139,800    243,700     286,000             334,500               305,100           398,000
  Cellular penetration (at
    period end)..............        3.6%       5.3%        5.9%                6.8%                  6.2%              8.3%
  Average monthly cellular
    churn rates..............        1.6%       1.8%        1.4%                1.8%                  1.8%              1.7%

       SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL AND OTHER DATA

    We derived the following summary unaudited pro forma consolidated financial data from the unaudited pro forma consolidated financial statements included elsewhere in this prospectus. The summary unaudited pro forma consolidated financial data are based on currently available information and assumptions that we believe are reasonable. The summary unaudited pro forma consolidated financial data do not purport to represent what our results of operations would have been if the pro forma transactions had been completed on the dates indicated, nor do they purport to indicate our future financial position or results of operations. The summary unaudited pro forma consolidated financial data give effect to the particular transactions, as of the dates, described in "Unaudited Pro Forma Consolidated Financial Data." You should read the summary unaudited pro forma consolidated financial data in conjunction with "Capitalization," "Unaudited Pro Forma Consolidated Financial Data," "Selected Consolidated Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes that we include elsewhere in this prospectus.

                                                                          YEAR ENDED                    NINE MONTHS ENDED
                                                                       DECEMBER 31, 1998               SEPTEMBER 30, 1999
                                                                  ---------------------------      ---------------------------
                                                                  HISTORICAL       PRO FORMA       HISTORICAL       PRO FORMA
                                                                  ----------      -----------      ----------      -----------
                                                                                  (UNAUDITED)                      (UNAUDITED)
                                                                            ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Operating revenues:
    Service revenues........................................      $  69,402       $  134,188        $117,892       $   117,892
    Roaming revenues........................................         66,479           94,514         107,296           107,296
    Equipment sales and other revenues......................          4,154           11,601           9,952             9,952
                                                                  ---------       -----------       --------       -----------
      Total operating revenues..............................        140,035          240,303         235,140           235,140
                                                                  ---------       -----------       --------       -----------
  Operating costs and expenses:
    Cost of services........................................         33,267           43,532          35,762            35,762
    Cost of equipment.......................................          8,360           18,804          18,562            18,562
    Marketing and selling...................................         22,393           37,323          34,957            34,957
    General and administrative..............................         26,051           42,412          40,795            40,795
    Depreciation and amortization...........................         47,110          117,916         100,020           100,020
                                                                  ---------       -----------       --------       -----------
      Total operating expenses..............................        137,181          259,987         230,096           230,096
                                                                  ---------       -----------       --------       -----------
  Operating income (loss)...................................          2,854          (19,684)          5,044             5,044
  Interest expense..........................................        (38,979)         (86,473)        (82,365)          (73,314)
  Equity in loss of unconsolidated subsidiary...............             --          (59,146)             --           (39,253)
  Other income, net.........................................          3,858            3,539           3,411             3,411
                                                                  ---------       -----------       --------       -----------
  Loss before minority interests and taxes..................        (32,267)        (161,764)        (73,910)         (104,112)
  Minority interests in income of subsidiaries..............         (2,487)          (2,487)         (2,125)           (2,125)
  Income tax benefit........................................         11,469           39,914          28,892            25,400
                                                                  ---------       -----------       --------       -----------
  Loss from continuing operations...........................        (23,285)        (124,337)        (47,143)          (80,837)
  Dividends on preferred stock..............................        (23,955)         (57,962)        (50,513)          (47,122)
                                                                  ---------       -----------       --------       -----------
  Loss from continuing operations applicable to
  common stockholders.......................................      $ (47,240)      $ (182,299)       $(97,656)      $  (127,959)
                                                                  =========       ===========       ========       ===========
  Loss from continuing operations applicable to common
  stockholders per common share.............................      $  (99.75)      $    (2.00)       $(198.51)      $     (1.41)
                                                                  =========       ===========       ========       ===========
  Weighted average common shares outstanding................        473,564       90,993,450         491,954        90,993,450
                                                                  =========       ===========       ========       ===========

                                                                          YEAR ENDED                    NINE MONTHS ENDED
                                                                       DECEMBER 31, 1998               SEPTEMBER 30, 1999
                                                                  ---------------------------      ---------------------------
                                                                  HISTORICAL       PRO FORMA       HISTORICAL       PRO FORMA
                                                                  ----------      -----------      ----------      -----------
                                                                                  (UNAUDITED)                      (UNAUDITED)
OTHER DATA:
  Cellular subscribers (at period end)......................        352,000          352,000         424,000         424,000
  Cellular penetration (at period end)......................            6.8%             6.8%            7.2%            7.2%
  Average monthly cellular churn rates......................            2.0%             1.7%            1.9%            1.9%
  Average monthly revenues per cellular subscriber,
    excluding roaming revenues..............................      $      40       $       36        $     34        $     34
  Average monthly revenues per cellular subscriber,
    including roaming revenues..............................      $      79       $       61        $     65        $     65
  Cell sites (at period end)................................            414              414             459             459

                                                                AS OF SEPTEMBER 30,
                                                                        1999
                                                              ------------------------
                                                              HISTORICAL    PRO FORMA
                                                              ----------   -----------
                                                                           (UNAUDITED)
                                                                  ($ IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................  $     339     $     339
  Net fixed assets..........................................    187,291       187,291
  Total assets..............................................  1,666,383     2,046,137
  Total debt................................................  1,059,458     1,027,189
  Mandatorily redeemable preferred stock....................    525,797       440,797
  Stockholders' equity (deficit)............................   (296,249)      259,602

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW BEFORE YOU DECIDE TO BUY OUR CLASS A COMMON STOCK.

                   RISKS RELATED TO OUR ACQUISITION STRATEGY

IF WE ARE UNABLE TO COMPLETE THE AMERICAN CELLULAR ACQUISITION, WE MAY BE LIABLE
  FOR SUBSTANTIAL DAMAGES AND THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE SUBSTANTIALLY.

    The closing of this offering is not contingent upon completion of the American Cellular acquisition, which is not expected to occur until after we complete this offering. The American Cellular acquisition is subject to a number of closing conditions. If we are unable to complete the American Cellular acquisition, we would not receive any of the benefits or synergies we expect to receive from that acquisition. If the joint venture defaults in its obligation to close the American Cellular acquisition, we will be required to pay our share of any damages suffered by American Cellular based on our level of fault up to a maximum of $500.0 million, or $100 million if the joint venture's default results from the refusal of its bank lenders to provide funds under the joint venture's credit facility other than as a result of the joint venture's fault. See "The American Cellular Acquisition." If we have to pay substantial damages, our results of operations and financial conditions could be adversely affected. Moreover, the trading price of our common stock could decline substantially, and you could lose all or part of your investment.

WE WILL NOT CONTROL THE AMERICAN CELLULAR JOINT VENTURE AND WE AND AT&T WIRELESS
  COULD DISAGREE ABOUT ITS OPERATION AND STRATEGIC DIRECTION. IF THE JOINT VENTURE IS UNSUCCESSFUL, IT COULD BE COSTLY AND DISRUPTIVE TO SEPARATE ANY OF OUR OPERATIONS THAT HAD BEEN INTEGRATED WITH IT.

    We and AT&T Wireless will each own a 50% interest in the joint venture that will own American Cellular. A management committee of four persons, two selected by us and two by AT&T Wireless, will govern the joint venture. The management committee will act by a majority vote except for specified matters, which will require unanimous consent. We will be responsible for the day-to-day operation of American Cellular. However, the approval requirements imposed by the joint venture agreement may limit our flexibility and ability to implement strategies and tactics that we believe are in our and the joint venture's best interests. In the event the joint venture is unsuccessful, we may be required to unwind those of our operations that had been integrated with American Cellular, which could be costly and adversely affect our business and results of operations.

    We are still negotiating the definitive agreements relating to our joint venture with AT&T Wireless. We cannot assure you that the terms of those agreements will be the same as those we anticipate and describe in this prospectus.

WE MAY NEED TO CONTRIBUTE ADDITIONAL FUNDS TO THE AMERICAN CELLULAR JOINT
  VENTURE TO PROTECT OUR INVESTMENT IN IT, WHICH COULD STRAIN OUR FINANCIAL RESOURCES AND LIMIT OUR ABILITY TO PURSUE OTHER BUSINESS OPPORTUNITIES.

    American Cellular has required, and will likely continue to require, substantial capital to develop, expand and upgrade its cellular systems. The American Cellular joint venture has preliminarily budgeted approximately
$70.0 million for capital expenditures in 2000. We cannot be certain that the American Cellular joint venture will generate sufficient cash flows from operations or otherwise have sufficient access to capital to meet all of its debt service, capital expenditure, working capital or other operating needs. If it does not, we may be required to fund our 50% share of any capital needs of the American Cellular joint venture in order to protect our substantial investment in it. The need to provide additional funding to the joint venture may adversely affect our financial condition and limit our ability to pursue other business opportunities that may be advantageous to us.

THE NUMBER OF CELLULAR SYSTEMS AND BUSINESSES AVAILABLE FOR ACQUISITION IS
  LIMITED. MOREOVER, OUR ACQUISITION OF CELLULAR SYSTEMS MAY BE UNSUCCESSFUL, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR GROWTH.

    A substantial part of our growth has been and is expected to continue to be from acquisitions of cellular systems or licenses. There is substantial competition for the types of cellular systems we target. To the extent securities analysts and investors anticipate that we will continue to grow through acquisitions and we do not do so, our stock price could decline, perhaps substantially. Moreover, we could expend a substantial amount of time and capital pursuing acquisitions we do not consummate, which could adversely affect our business, financial condition and results of operations.

    The expansion of our operations, including through the American Cellular acquisition, may place a significant strain on our management, financial and other resources. Our ability to manage future growth will depend upon our ability to monitor operations, control costs, maintain effective quality controls and significantly expand our internal management, technical and accounting systems, all of which will result in higher operating expenses. The integration of acquired cellular systems and businesses may involve, among other things, integration of switching, transmission, technical, sales, marketing, billing, accounting, quality control, management, personnel, payroll, regulatory compliance and other systems and operating hardware and software, some of which may be incompatible with our existing systems and therefore must be replaced. In addition, telecommunications providers generally experience higher customer and employee turnover rates during and after an acquisition. We cannot assure you that we will be able to integrate successfully the cellular systems or businesses we may acquire, including American Cellular.

                         RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORY OF NET LOSSES. WE EXPECT TO INCUR SIGNIFICANT ADDITIONAL LOSSES
  IN THE FUTURE AND OUR OPERATING RESULTS COULD FLUCTUATE SIGNIFICANTLY ON A QUARTERLY AND ANNUAL BASIS. AS A RESULT, OUR STOCK PRICE COULD FALL SUBSTANTIALLY AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

    We sustained net losses of $47.1 million for the nine months ended
September 30, 1999, $23.3 million in 1998, $15.7 million in 1997 and
$1.2 million in 1996. On a pro forma basis after giving effect to the transactions described in our unaudited pro forma consolidated financial data appearing elsewhere in this prospectus, we would have incurred a loss from continuing operations of $80.8 million for the nine months ended September 30, 1999 and $124.3 million for 1998. We expect to incur significant additional losses during the next several years while we continue to acquire, develop and construct our cellular systems and grow our subscriber base. Similarly, we expect American Cellular to generate net losses over the next several years, and we will record our proportionate share of those losses in the line item entitled "Investment in unconsolidated subsidiary" in our balance sheet and "Equity in income (loss) of unconsolidated subsidiary" in our statement of operations. Moreover, we have a significant amount of amortization costs relating to license acquisition costs from our past acquisitions. We expect that the losses we will recognize from our investment in American Cellular and the amortization of our license acquisition costs, together with our substantial interest expense and preferred stock dividend requirements, will cause us to continue to experience net losses for the foreseeable future.

    In addition, we believe that our future operating results and cash flows will be subject to quarterly and annual fluctuations due to many factors, several of which are outside our control. These factors include increased costs we may incur in connection with the buildout of our networks and the further development, expansion and upgrade of our cellular systems and those we may acquire and fluctuations in the demand for our services. We cannot assure you that we will achieve or sustain profitability. To the extent our quarterly or annual results of operations fluctuate significantly and do not meet the expectations of investors and securities analysts, our stock price could fall substantially and you could lose all or part of your investment.

OUR CURRENT STOCKHOLDERS WILL CONTINUE TO CONTROL US AFTER THIS OFFERING AND
  COULD PROHIBIT A FUTURE CHANGE OF CONTROL TRANSACTION THAT YOU MIGHT CONSIDER BENEFICIAL TO YOU.

    Immediately following this offering, our current shareholders, including Everett R. Dobson, our Chairman of the Board, President and Chief Executive Officer; Russell L. Dobson, one of our directors and Everett Dobson's father; John W. Childs and entities which he owns or controls and their co-investors; and AT&T Wireless will beneficially own an aggregate of 64,523,450 shares of our Class B common stock, representing approximately 96.1% of the total voting power of our outstanding common stock or 95.5% if the underwriters exercise their over-allotment option in full. Everett R. Dobson will beneficially own 53,164,368 shares of our Class B common stock, representing approximately 79.1% of the total voting power of our outstanding common stock, immediately following this offering. Investors purchasing Class A common stock in this offering will lack meaningful voting power in approving decisions of the board of directors or influencing our strategic direction. Without the approval of the holders of our Class B common stock, we will be unable to consummate transactions involving an actual or potential change of control, including transactions in which you might otherwise receive a premium for your shares over then current market prices.

WE HAVE A HISTORY OF ENTERING INTO SIGNIFICANT TRANSACTIONS WITH OUR CONTROLLING
  STOCKHOLDERS AND WE MAY DO SO IN THE FUTURE, POSSIBLY ON TERMS THAT YOU MAY CONSIDER DISADVANTAGEOUS TO US.

    In the past, we have entered into significant transactions with Everett R. Dobson, Russell L. Dobson, and affiliates of John W. Childs. These transactions have included investments in or loans to us by our affiliates and the sale of assets by us to, or to us by, some of these parties. We describe these transactions under "Certain Transactions." In addition, before this offering, we will be transferring our wireline telephone subsidiary to our stockholders through a stock dividend. It is possible that we will enter into future transactions with some or all of these affiliates. Although we expect that any future transactions will be on terms at least as favorable to us as those we could obtain from an unaffiliated third party, we cannot assure you that this will be the case or that you will consider the terms we obtain to be advantageous.

WE DEPEND ON OUR ROAMING AGREEMENTS WITH AT&T WIRELESS AND OUR OTHER ROAMING
  PARTNERS FOR A SUBSTANTIAL PORTION OF OUR REVENUES. IF AT&T WIRELESS WERE TO TERMINATE ITS AGREEMENT WITH US, OUR RESULTS OF OPERATIONS WOULD BE HARMED SUBSTANTIALLY.

    Roaming revenues accounted for approximately 46% of our total revenues for the nine months ended September 30, 1999. AT&T Wireless's customers accounted for approximately 37% of our roaming revenues, or approximately 17% of our total revenues, in that period. The roaming rates under our roaming agreements with AT&T Wireless and our other roaming partners will decline over the next several years. As a result, if we are unable to lower our operating costs or increase roaming call volume, our operating income may decline. Moreover, our roaming agreement with AT&T Wireless expires in January 2003, and AT&T Wireless may terminate that agreement earlier if we breach any of its material terms.

OUR ROAMING PARTNERS, INCLUDING AT&T WIRELESS, ARE NOT PROHIBITED FROM COMPETING
  WITH US IN MANY OF OUR MARKETS. OUR LICENSES DO NOT PRECLUDE OTHER OPERATORS FROM OFFERING COMPETING CELLULAR OR WIRELESS SERVICES IN OUR MARKETS.

    Our roaming agreements with AT&T Wireless and others generally do not prevent them from acquiring licenses to provide competing services in our markets. If any of our roaming partners were to acquire the required licenses and buildout personal communications services networks in our markets, we could lose a substantial portion of our roaming revenues in those markets. Although AT&T Wireless has generally agreed not to build out personal communications service networks in any of

American Cellular's current markets for five years after our joint venture acquires American Cellular, AT&T Wireless is not contractually prohibited from building out a competing personal communications service network in our markets.

    We operate our cellular systems under licenses granted by the Federal Communications Commission. However, the FCC currently authorizes substantial competition in our markets from holders of other cellular, personal communications service or enhanced specialized mobile radio licenses. Some of our current or future competitors have or may have greater financial, personnel, technical, marketing, sales and distribution resources than us.

WE HAVE A SIGNIFICANT AMOUNT OF INDEBTEDNESS. A SUBSTANTIAL PORTION OF OUR
  OPERATING CASH FLOWS WILL BE DEDICATED TO DEBT SERVICE AND THIS COULD MAKE IT DIFFICULT FOR US TO SURVIVE A DOWNTURN IN OUR BUSINESS.

    We have a significant amount of indebtedness and we expect that we will incur significant additional indebtedness in the future as a result of the buildout and upgrade of our networks and future acquisitions. At September 30, 1999, on a pro forma basis after giving effect to the transactions described elsewhere in this prospectus, we would have had approximately $1.0 billion of consolidated indebtedness, approximately $440.8 million aggregate liquidation preference of senior preferred stock and consolidated stockholders' equity of approximately $259.6 million. Our current and future levels of debt could have important consequences to you. For example, we will need to dedicate a substantial portion of our operating cash flows to debt service, which will reduce the internally generated funds available for working capital, capital expenditures and other general corporate purposes. Moreover, because of our high level of debt, it may be difficult for us to borrow additional funds for any of those purposes or to finance future acquisitions or other business opportunities.

    The instruments governing our indebtedness, including the credit facilities of our subsidiaries, and the certificates of designation governing our senior preferred stock, impose significant operating and financial restrictions on us. These restrictions significantly limit, among other things, our ability and that of our subsidiaries to incur additional indebtedness, pay dividends, repay junior indebtedness, sell assets, make investments, engage in transactions with affiliates, create liens and engage in some types of mergers or acquisitions. In addition, our credit facilities require us to maintain specified financial ratios and substantially all our assets are subject to liens securing our credit facilities. These restrictions could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. Our failure to comply with these restrictions could lead to a default under the terms of the relevant indebtedness even though we are able to meet debt service and dividend obligations.

IF OUR LENDERS ACCELERATE ANY OF OUR DEBT, WE MAY NOT HAVE THE RESOURCES TO
  REPAY THAT DEBT. AN EVENT OF DEFAULT UNDER ANY OF OUR MATERIAL DEBT INSTRUMENTS WOULD HARM OUR BUSINESS AND FINANCIAL CONDITION AND COULD CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE SIGNIFICANTLY.

    If there were an event of a default under our credit facilities or other indebtedness, the holders of the affected indebtedness could elect to declare all of that indebtedness to be due and payable immediately, which, in turn, could cause all of our other indebtedness to become due and payable. We cannot assure you that we and our subsidiaries would have sufficient funds available, or that we would have access to sufficient capital from other sources, to repay any accelerated debt. Even if we could obtain additional financing, we cannot assure you that the terms would be favorable to us. If the amounts outstanding under our credit facilities were accelerated, our lenders could foreclose on their liens on our assets and the stock of our subsidiaries. As a result, any event of default could have a material adverse effect on our business and financial condition, and could cause our stock price to decline substantially.

IF WE CANNOT OBTAIN THE ADDITIONAL FINANCING WE NEED TO CONTINUE EXPANDING OUR
  SYSTEMS, OUR BUSINESS WOULD BE HARMED SUBSTANTIALLY.

    We have required, and will likely continue to require, substantial capital to further develop, expand and upgrade our cellular systems and those we may acquire. We made capital expenditures of approximately $40.2 million during the first nine months of 1999 and we expect our capital expenditures for the last three months of 1999 to be approximately $50.0 million, excluding acquisitions. We have budgeted approximately $90.0 million to $100.0 million for capital expenditures in 2000. We may also require additional financing for future acquisitions and to refinance our debt at its final maturities and to meet the mandatory redemption provisions of our senior preferred stock. Our sources of additional capital may include public and private equity and debt financings, including vendor financing. The extent of the additional financing that we may require will depend on the success of our operations. We may not be able to obtain additional financing on terms acceptable to us and within the limitations contained in the instruments governing our indebtedness and our senior preferred stock, or any future financing arrangements. Moreover, our issuance of additional equity securities may be dilutive to our stockholders. If we cannot raise sufficient funds to meet our planned growth or debt and senior preferred stock repayment obligations, including upon a change in control, we may delay or abandon some or all of our planned expansion or seek to sell assets to raise additional funds, which could materially limit our ability to compete in the cellular industry and adversely affect the trading price for our Class A common stock.

WE INTEND TO DISTRIBUTE, PRIOR TO THIS OFFERING, THE STOCK OF OUR SUBSIDIARY,
  LOGIX, TO OUR CURRENT STOCKHOLDERS. THE DISTRIBUTION OF THE LOGIX STOCK COULD HAVE ADVERSE TAX CONSEQUENCES TO US.

    Our board of directors and shareholders have approved the distribution of the stock of our wireline telephone subsidiary, Logix Communications Enterprises, to the current holders of our old Class A common stock and our Class D preferred stock, prior to the consummation of this offering. Purchasers of our Class A common stock in this offering will not participate in the distribution. We do not intend to seek a ruling from the Internal Revenue Service regarding the tax consequences to us as a result of the distribution of Logix stock. While this distribution is not conditioned on a favorable tax ruling, it is a condition to the distribution of Logix stock that we receive an opinion from our independent public accountants, Arthur Andersen LLP, that this distribution should not cause us to realize taxable income. That opinion, however, will not be binding on the Internal Revenue Service. In addition, the nontaxable status of the distribution may be adversely affected if the Dobson CC Limited Partnership and Russell Dobson, and the distributees as a group, fail to retain a certain percentage of the vote and value of the Logix stock for at least two years following the distribution. If the distribution were taxable to us, we could realize taxable income equal to the amount by which the value of Logix at the time of the distribution exceeded our tax basis in Logix. To the extent our accumulated net operating losses are not sufficient to offset the amount of additional taxable income, we would be required to pay income tax based upon the amount by which any additional taxable income exceeded our available net operating losses, plus any applicable penalties and interest. In this event our ability to utilize net operating losses to offset future taxable income, if any, would be diminished or eliminated.

WE DEPEND ON THIRD-PARTY SERVICE MARKS TO MARKET OUR PRODUCTS AND SERVICES. THE
  LOSS OF THE RIGHT TO USE THESE SERVICE MARKS OR THE DIMINISHED MARKETING APPEAL OF THESE SERVICE MARKS COULD ADVERSELY AFFECT OUR BUSINESS.

    We use the registered service marks CELLULAR ONE-Registered Trademark- and AIRTOUCH-TM- CELLULAR-Registered Trademark- to promote the services we offer in many of our license areas. American Cellular uses the registered service mark CELLULAR ONE-Registered Trademark- for all of its services. We have agreements with Cellular One Group and Vodafone AirTouch PLC that govern our use of the CELLULAR ONE-Registered Trademark- and AIRTOUCH-TM-
CELLULAR-Registered Trademark- service marks, respectively. Under these agreements, we must meet specified operating and service quality standards for our systems. If the owners of these service marks terminate our license agreements because we fail to meet the applicable operating or service quality standards, or if the names CELLULAR
ONE-Registered Trademark- or AIRTOUCH-TM- CELLULAR-Registered Trademark- were to suffer diminished marketing appeal, our ability both to attract new subscribers and to retain existing subscribers in the applicable markets could be materially impaired.

OUR BUSINESS DEPENDS ON THE EFFORTS OF OUR KEY PERSONNEL. THE LOSS OF KEY
  PERSONNEL IN A COMPETITIVE EMPLOYMENT ENVIRONMENT COULD AFFECT OUR GROWTH AND FUTURE SUCCESS.

    Our success depends on the continued employment of Everett R. Dobson, our chief executive officer, G. Edward Evans, president of our cellular subsidiaries, and Bruce R. Knooihuizen, our chief financial officer, any of whom may terminate their employment with us at any time. We have no formal employment agreements with any of our key employees. There is intense competition for qualified personnel in our industry and the limited availability of qualified individuals could become an issue of increasing concern in the future. Our financial condition depends upon qualified personnel implementing a successful business plan. The loss of any of the individuals listed above could adversely affect our business.

OUR BUSINESS IS REGULATED AND THERE IS POTENTIAL FOR ADVERSE REGULATORY CHANGE.
  WE MAY BE UNABLE TO OBTAIN REGULATORY APPROVALS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS AND THE TRADING PRICE OF OUR COMMON STOCK.

    The FCC regulates the licensing, construction, operation, acquisition and sale of our cellular systems, as well as the number of cellular and other wireless licensees permitted in each of our markets. We have experienced substantial growth through acquisitions, each of which required review by the FCC. If FCC approvals of any of our future acquisitions were substantially delayed or denied, we may experience a substantial reduction in the growth of our future revenues and results of operations and the trading price of our common stock could decline. Changes in the regulation of wireless activities and wireless carriers or the loss of any license or licensed area could have a material adverse effect on our operations and the trading price of our common stock. In addition, some aspects of the Telecommunications Act of 1996 place additional burdens upon us or subject us to increased competition and increase our costs of doing business. All of our cellular licenses are subject to renewal upon expiration of each license's initial ten-year term. Grants of cellular renewals are based upon FCC rules establishing a presumption in favor of licensees that have complied with their regulatory obligations during the ten-year license period. However, we cannot assure you that the FCC will grant us any renewal applications or that our future applications will be free from challenge.

    Several states have proposed or enacted legislation that would limit or prohibit the use or possession of mobile phones while driving an automobile. If adopted, this legislation could have an adverse effect on our business.

                         RISKS RELATED TO THIS OFFERING

THERE MAY NOT BE AN ACTIVE MARKET FOR OUR CLASS A COMMON STOCK AND ANY FUTURE
  TRADING PRICE OF OUR COMMON STOCK MAY DECLINE, MAKING IT DIFFICULT FOR YOU TO SELL YOUR STOCK.

    This is our initial public offering, which means that there is no current market for our Class A common stock. We cannot assure you that after this offering our stock will be traded actively. An illiquid market for our stock may result in price volatility and poor execution of buy and sell orders for investors. The offering price of our Class A common stock will be determined by negotiations with our underwriters. The initial public offering price may bear no relationship to the price at which the Class A common stock will trade upon completion of this offering.

    Historically, stock prices and trading volumes for newly public companies fluctuate widely for a number of reasons, including some reasons that may be unrelated to their businesses or results of operations. This market volatility could depress the price of our Class A common stock without regard to our operating performance. In addition, our operating results may be below the expectations of public market analysts and investors. If this were to occur, the market price of our common stock could decrease, perhaps significantly.

FUTURE SALES OF OUR CLASS A COMMON STOCK COULD ADVERSELY AFFECT ITS MARKET PRICE
  AND IMPEDE OUR ABILITY TO RAISE CAPITAL THROUGH FUTURE ISSUANCES OF EQUITY SECURITIES.


    Sales of substantial amounts of our common stock in the public market following this offering, or the appearance that a large number of shares is available for sale, could adversely affect the market price for our Class A common stock. The number of shares of our common stock available for sale in the public market will be limited by 180-day lock-up agreements with the holders of all of our currently outstanding shares of common stock and options. However, Lehman Brothers Inc. and Banc of America Securities LLC may, in their sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements. In addition to the adverse effect a price decline could have on holders of our common stock, that decline would likely impede our ability to raise capital through the issuance of additional shares of common stock or other equity securities. See "Shares Eligible for Future Sale."


YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF APPROXIMATELY $26.72 PER
  SHARE.

    The initial public offering price is substantially higher than the net tangible book value per share of the outstanding Class A common stock immediately after this offering. Accordingly, if you purchase our Class A common stock in this offering, you will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities and you will contribute more dollars per share than did our stockholders. As a result, you will incur immediate and substantial dilution of $26.72 in the net tangible book value per share of the common stock from the price you pay for our Class A common stock in this offering.

THERE ARE RISKS THAT MAY MAKE IT DIFFICULT FOR US TO ACHIEVE THE OUTCOMES
  PREDICTED IN OUR FORWARD-LOOKING STATEMENTS.

    Many of the statements included in this prospectus, including the description of our plans, strategies, capital expenditures, Year 2000 preparedness, pending or possible acquisitions, anticipated cost savings and financing plans are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the use of terminology such as "may," "will," "expect," "intend," "plan," "estimate," "anticipate," "believe," or similar phrases. Our actual future performance could differ materially from these forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from our expectations include those risks identified in the foregoing "Risk Factors," as well as other matters not yet known to us or not currently considered material by us.

    We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

                                USE OF PROCEEDS

    The net proceeds from the sale of the 25,000,000 shares of Class A common stock in this offering and 1,470,000 shares of Class A common stock in the concurrent offering to AT&T Wireless will be approximately $518.9 million, at an assumed initial public offering price of $21 per share in this offering and an assumed offering price of $19.79 per share in the concurrent offering to AT&T Wireless, and after deducting underwriting discounts and commissions and estimated offering expenses. We will not receive any proceeds from the sale of Class A common stock by the selling shareholders pursuant to the underwriters' over-allotment option.

    We intend to use $372.5 million of the net proceeds of this offering as a capital contribution to our joint venture with AT&T Wireless. The joint venture will use these proceeds, together with an equivalent contribution to the joint venture by AT&T Wireless and proceeds from the joint venture's bank credit facility, to acquire American Cellular. We intend to use up to $74.2 million of the net proceeds of this offering to redeem all outstanding shares of our Class D preferred stock and Class E preferred stock held by John W. Childs and entities which he owns or controls and their co-investors pursuant to our recapitalization. To the extent the net proceeds of this offering are insufficient to complete our capital contribution to our joint venture with AT&T Wireless and redeem our Class D and Class E preferred stock, we will use funds available to us from our credit facilities and other sources. We intend to use any remaining net proceeds for working capital and other general corporate purposes.

    The closing of this offering is not contingent upon completion of the American Cellular acquisition. If we do not complete that acquisition, we intend to use the net proceeds otherwise allocated for that purpose:

    - to reduce our outstanding indebtedness and, potentially, to redeem a portion of our senior preferred stock;

    - to pay our share of any damages to American Cellular that may arise under the American Cellular merger agreement; and

    - for working capital and other general corporate purposes.

    See "Capitalization--The Recapitalization" for a discussion of the shares of outstanding Class D preferred stock and Class E preferred stock that will be redeemed pursuant to the recapitalization. We intend to invest the net proceeds of this offering and our concurrent offering to AT&T Wireless in short-term, interest bearing, investment grade securities pending their use as described above. See "The American Cellular Acquisition."

                                DIVIDEND POLICY

    We paid cash dividends of approximately $7.6 million to our common stockholders in 1997. Since then, we have not paid any cash dividends to our common stockholders. See "Certain Transactions." We currently intend to retain all of our earnings to finance our operations, repay indebtedness and fund future growth. We do not expect to pay any dividends on our common stock for the foreseeable future. In addition, covenants contained in the instruments governing our bank credit facilities and our outstanding preferred stock limit our ability to pay cash dividends on our common stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources" and "Description of Capital Stock--Preferred Stock."

                                    DILUTION

    At September 30, 1999, we had a deficit in net tangible book value of approximately $(1.0) billion, or $(16.11) per share of Class A common stock. Net tangible book value per share of Class A common stock at any date represents the amount of our total tangible assets minus total liabilities divided by the total number of our outstanding shares of Class A common stock after giving effect to our recapitalization. After giving effect to the sale of the shares of Class A common stock in this offering at an assumed initial public offering price of $21 per share (the midpoint of the range shown on the cover page of this prospectus) and the concurrent offering to AT&T Wireless at an assumed offering price of $19.79 per share, and the application of the estimated net proceeds as described in "Use of Proceeds," our pro forma deficit in net tangible book value would have been approximately $(520.3) million, or $(5.72) per share. Thus, under these assumptions, purchasers of our Class A common stock offered by this prospectus will pay $21 per share and will receive shares with a net tangible book value per share of Class A common stock of $(5.72), which represents an immediate dilution of $26.72 per share.

    The following table illustrates this per share dilution:

Assumed initial public offering price per share.............  $      21.00
                                                              ------------
Net tangible book value per share of Class A common stock at
  September 30, 1999........................................        (16.11)
Increase in pro forma net tangible book value per share of
  Class A common stock attributable to new investors........         10.39
                                                              ------------
Pro forma net tangible book value per share of Class A
  common stock after this offering..........................         (5.72)
                                                              ------------
Dilution per share of Class A common stock to new
  investors.................................................  $      26.72
                                                              ============

    The foregoing computation of dilution does not include shares of Class C common stock and Class D common stock that we will issue upon the exercise of options granted under our 1996 stock option plan or shares of Class A common stock that we have reserved for issuance upon the exercise of options that may be granted under our 2000 stock incentive plan. Shares of Class C common stock and Class D common stock are convertible into shares of our Class A common stock at the rate of 111.44 shares of Class A common stock for each share of Class C common stock or Class D common stock, subject to adjustment for stock splits or similar events. No shares of Class C common stock or Class D common stock will be outstanding immediately after this offering. We have reserved a maximum of 4,226 shares of our Class C common stock and 32,560 shares of our Class D common stock for issuance upon the exercise of options granted and to be granted under the 1996 stock option plan. We have also reserved a maximum of 4,000,000 shares of our Class A common stock for issuance upon the exercise of options to be granted under our 2000 stock incentive plan. Assuming the offering had been completed on December 31, 1999, we would have had outstanding options to purchase an aggregate of 4,226 shares of our Class C common stock, which would have been convertible into 470,945 shares of Class A common stock at a weighted average exercise price of approximately $3.72 per Class A common stock equivalent, and 32,558.32 shares of our Class D common stock, which would have been convertible into 3,628,299 shares of Class A common stock, at a weighted average exercise price of approximately $1.34 per Class A common stock equivalent.

                                 CAPITALIZATION

    The following table sets forth our consolidated capitalization as of September 30, 1999 adjusted to reflect our recapitalization described below, and on a pro forma basis to reflect:

    - the consummation of this offering of 25,000,000 shares of Class A common stock at an assumed initial public offering price of $21 per share and the concurrent offering of 1,470,000 shares of Class A common stock to AT&T Wireless at an assumed offering price of $19.79 per share;

    - our acquisition of a 50% interest in the American Cellular joint venture and its acquisition of American Cellular;

    - the redemption of all of our outstanding Class E preferred stock;

    - the establishment of a new credit facility to replace the existing credit facilities of our subsidiaries, Dobson Operating Company and Dobson Cellular Operations Company;

    - the purchase of all $160.0 million aggregate principal amount of our 11 3/4% senior notes using proceeds provided by our new bank credit facility; and

    - the distribution, prior to the consummation of this offering, of all of the outstanding capital stock of our subsidiary, Logix, to our current shareholders.

    You should read this table together with "Selected Consolidated Financial and Other Data," "Unaudited Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and notes thereto included elsewhere in this prospectus.

    If our joint venture with AT&T Wireless does not complete the American Cellular acquisition, cash and cash equivalents on a pro forma basis would increase by $372.5 million. In that event, we intend to use the net proceeds allocated for the American Cellular joint venture as discussed under "Use of Proceeds."

    The term "restricted investments" includes securities that we have pledged to secure interest payments on our Dobson/Sygnet 12 1/4% senior notes. The September 30, 1999 pro forma information does not reflect the consummation of our pending acquisitions, which have an aggregate purchase price of $284.0 million, including expected costs associated with the acquisitions. We expect to fund these acquisitions by drawing on our bank facilities.

    In addition, certain of our existing stockholders and optionholders have the right to acquire shares of our Class D preferred stock from the remaining stockholders. The following table does not reflect the exercise of this option. See "--The Recapitalization" for a description of how the exercise of this option would affect our capitalization.

    The following table does not include shares of Class C common stock and Class D common stock that we will issue upon the exercise of options granted under our 1996 stock option plan or shares of Class A common stock that we have reserved for issuance upon the exercise of options that may be granted under our 2000 stock incentive plan. Shares of Class C common stock and Class D common stock are convertible into shares of our Class A common stock at the rate of
111.44 shares of Class A common stock for each share of Class C common stock or Class D common stock, subject to adjustment for stock splits or similar events. No shares of Class C common stock or Class D common stock will be outstanding immediately after this offering. We have reserved a maximum of 4,226 shares of our Class C common stock and 32,560 shares of our Class D common stock for issuance upon the exercise of options granted and to be granted under the 1996 stock option plan. We have also reserved a maximum of 4,000,000 shares of our Class A common stock for issuance upon the exercise of options to be granted under our 2000 stock incentive plan. Assuming the offering had been completed on December 31, 1999, we would have had outstanding options to purchase an aggregate of 4,226 shares of our Class C common stock, which would have been convertible into 470,945 shares of Class A common stock at a weighted average exercise price of approximately $3.72 per Class A common stock equivalent, and 32,558.32 shares of our Class D common stock, which would have been convertible into 3,628,299 shares of Class A common stock, at a weighted average exercise price of approximately $1.34 per Class A common stock equivalent.

                                                                     SEPTEMBER 30, 1999
                                                              ---------------------------------
                                                                  AS ADJUSTED
                                                              FOR RECAPITALIZATION   PRO FORMA
                                                              --------------------   ----------
                                                                         (UNAUDITED)
                                                                      ($ IN THOUSANDS)

Cash and cash equivalents...................................       $      339        $      339
Restricted investments......................................           57,771            57,771
                                                                   ----------        ----------
  Total cash and restricted investments.....................       $   58,110        $   58,110
                                                                   ==========        ==========
Long term debt, including current maturities:
  Credit facilities:
    Existing Dobson Operating Company and Dobson Cellular
      Operations Company credit facilities..................       $  272,000        $       --
    New credit facility.....................................               --           399,731
    Existing Dobson/Sygnet credit facility..................          406,000           406,000
  Dobson/Sygnet notes.......................................          200,000           200,000
  Senior notes..............................................          160,000                --
  Other long-term debt......................................            3,958             3,958
                                                                   ----------        ----------
    Total long-term debt....................................        1,041,958         1,009,689
                                                                   ----------        ----------
Minority interests..........................................           27,110            27,110
                                                                   ----------        ----------
12 1/4% senior preferred stock, $1.00 par value, 734,000
  shares authorized, 278,872 shares issued and outstanding
  on an as adjusted and pro forma basis, net of discount....          265,395           265,395
13% senior preferred stock, $1.00 par value, 500,000 shares
  authorized, 175,402 shares issued and outstanding on an as
  adjusted and pro forma basis..............................          175,402           175,402
Class E preferred stock, $1.00 par value, 85,000 shares
  authorized, 75,093.7 shares issued and outstanding on an
  as adjusted basis and none authorized, issued or
  outstanding on a pro forma basis..........................           85,000                --

Stockholders' equity:
  Preferred stock, $1.00 par value, 6,000,000 shares
    authorized, no shares issued and outstanding on an as
    adjusted or a pro forma basis...........................               --                --
  Class A common stock, $.001 par value, 175,000,000 shares
    authorized, no shares issued and outstanding on an as
    adjusted basis, and 26,470,000 shares issued and
    outstanding on a pro forma basis........................               --                26
  Class B common stock, $.001 par value, 70,000,000 shares
    authorized, 64,523,450 shares issued and outstanding on
    an as adjusted and pro forma basis......................               65                65
  Class C common stock, $.001 par value, 4,226 shares
    authorized, no shares issued and outstanding on an as
    adjusted or a pro forma basis...........................               --                --
  Class D common stock, $.001 par value, 32,560 shares
    authorized, no shares issued and outstanding on an as
    adjusted or a pro forma basis...........................               --                --
  Paid-in capital...........................................           18,548           561,475
  Retained deficit..........................................         (314,862)         (301,964)
                                                                   ----------        ----------
    Total stockholders' (deficit) equity....................         (296,249)          259,602
                                                                   ----------        ----------
      Total capitalization..................................       $1,298,616        $1,737,198
                                                                   ==========        ==========

THE RECAPITALIZATION

    We will complete our recapitalization concurrently with the closing of this offering. Our recapitalization will include:

    - the creation of the Class A common stock to be issued in this offering and the concurrent offering to AT&T Wireless;

    - the creation of the Class B common stock and the conversion of our old Class A common stock into Class B common stock at the rate of 111.44 shares of our Class B common stock for each share of our old Class A common stock;

    - the conversion of our outstanding pre-recapitalization Class D preferred stock into one share of old Class A common stock and one share of Class E preferred stock;

    - the redemption of all our Class E preferred stock held by John W. Childs and entities which he owns or controls and their co-investors with $74.2 million of the proceeds of this offering and the redemption of the remaining Class E preferred stock held by other of our investors through the issuance of old Class A common stock

    - the retirement of 81,198 shares of old Class A common stock held as treasury stock;

    - the retirement of each share of our outstanding pre-recapitalization Class A preferred stock, which is owned by one of our subsidiaries;

    - the creation of the Class D common stock and the amendment of our old Class C common stock, each of which is convertible into Class A common stock and is to be issued to option holders under our amended 1996 stock option plan;

    - the amendment of our 1996 stock option plan to permit the issuance of options exercisable into the Class D common stock; and

    - the conversion of outstanding options exercisable into old Class B common stock into options exercisable into our Class D common stock.

    The Dobson CC Limited Partnership, Russell Dobson and certain of our existing optionholders have the right to acquire up to 35% of our Class D preferred stock held by AT&T Wireless and John W. Childs and entities which he owns or controls and their co-investors. If this right is exercised, we expect the recapitalization would include the following transactions:

    - the Childs' entities and AT&T Wireless would transfer a portion of their Class D preferred stock to the Dobson CC Limited Partnership, Russell Dobson and certain of our existing optionholders in satisfaction of the option;

    - the Childs' entities would convert a portion of their Class D preferred stock remaining after the exercise of the option into one share of old Class A common stock and one share of Class E preferred stock;

    - we would use approximately $48.2 million of the proceeds from this offering and the concurrent AT&T Wireless offering to redeem all of the remaining Class D preferred stock and all of the Class E preferred stock held by the Childs' entities;

    - we would redeem the remaining Class D preferred stock held by the other holders of the Class D preferred stock through the issuance of new shares of old Class A common stock; and

    - the Dobson CC Limited Partnership, Russell Dobson and certain of our existing option holders would purchase additional shares of old Class A common stock.


    Our old Class A common stock will be retired immediately following its conversion to Class B common stock. Our pre-recapitalization Class D preferred stock will be retired immediately following its redemption or conversion to old Class A common stock and Class E preferred stock. The Class E preferred stock will be retired immediately following its redemption. Upon completion of this offering and the use of the proceeds therefrom, we will have outstanding only Class A common stock, Class B common stock, 12 1/4% senior preferred stock and 13% senior preferred stock.

                       THE AMERICAN CELLULAR ACQUISITION

OVERVIEW

    In October 1999, we entered into an equally-owned joint venture with AT&T Wireless to acquire, own and operate American Cellular. The aggregate acquisition price for American Cellular is $2.4 billion, including fees and expenses. American Cellular is one of the largest independent rural cellular telephone operators in the United States, with cellular telephone systems located primarily in rural areas of the midwestern and eastern United States. The financing for the American Cellular acquisition will come from a combination of equity contributions of $372.5 million by each of AT&T Wireless and us, and by borrowings under the joint venture's proposed new $1.75 billion credit facility.

THE ACQUISITION

    The purchase price for American Cellular will bear interest at an annual rate of 8% from January 1, 2000 until paid. If the joint venture defaults in its obligations to close the American Cellular acquisition, the joint venture will be required to pay up to $500.0 million of any damages suffered by American Cellular. However, the joint venture will only be required to pay
$100.0 million of liquidated damages to American Cellular if the joint venture's default results from the refusal of its bank lenders to provide funds under the joint venture's credit facility for reasons other than:

    - the joint venture's breach of its obligations to the bank lenders;

    - the joint venture's failure to satisfy funding conditions that are within its control; or

    - the joint venture's inability to reach a definitive loan agreement with its bank lenders.

    Pursuant to our term sheet with AT&T Wireless for the American Cellular joint venture, AT&T Wireless and we will be required to pay our share of any damages to American Cellular based on our relative level of fault. We are still negotiating certain definitive agreements relating to our joint venture with AT&T Wireless. We cannot assure you that the terms of those agreements will be the same as those we anticipate and describe in this prospectus.

    The merger agreement contains several standard representations and warranties of the parties and completion of the American Cellular acquisition is subject to the satisfaction of several standard mutual conditions, including, among others:

    - the receipt of an FCC "final order" consenting to the change of control of American Cellular;

    - the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which occurred on November 24, 1999; and

    - the receipt of any other necessary federal or state regulatory approvals.

    In addition, the joint venture's obligation to complete the acquisition is subject to satisfaction of, among others, the following conditions:

    - the continuing approval of the transaction by American Cellular's shareholders;

    - not more than 5% of the holders of the outstanding Class A common stock of American Cellular shall have demanded appraisal rights for their shares;

    - the repayment of certain indebtedness owed by American Cellular's senior management to American Cellular; and

    - the absence of any material impairment in American Cellular's ability to consummate the American Cellular merger.

    There are no material conditions to be satisfied by the joint venture other than the payment by the joint venture of the merger consideration.

    Either American Cellular or the joint venture may terminate the merger agreement if the American Cellular acquisition has not been completed by April 5, 2000. This date will be extended to October 5, 2000 if the only unsatisfied closing condition remaining on April 5, 2000 is the approval of the merger by regulatory authorities.

    In addition, the joint venture may terminate the merger agreement if American Cellular's Class A stockholders do not approve the transaction. The holders of at least 70% of American Cellular's Class A common stock have entered into a voting agreement with the joint venture under which they have agreed to vote their shares in favor of the merger.

THE JOINT VENTURE AGREEMENT

    We are still negotiating the definitive agreements relating to our joint venture with AT&T Wireless. The following discussion is based on our term sheet with AT&T Wireless for the American Cellular joint venture. We cannot assure you that the terms of the definitive agreements will be the same as those we anticipate and describe in this prospectus.

    Our joint venture with AT&T Wireless will be in the form of an equally-owned limited liability company. We and AT&T Wireless have agreed to each contribute $372.5 million in cash to the joint venture to provide a portion of the funds to be used to consummate the American Cellular acquisition. In the event the proceeds of this offering are insufficient to permit us to fund our entire investment in the joint venture, our principal shareholder, the Dobson CC Limited Partnership has agreed to invest up to $200.0 million in us to the extent necessary to enable us to meet our commitment to the joint venture.

    Under the terms of our term sheet, the joint venture intends to enter into a management agreement with AT&T Wireless pursuant to which management of the joint venture will be vested in a four-person management committee, two members designated by AT&T Wireless and two designated by us. We have agreed with AT&T Wireless to be responsible for the day-to-day operation of American Cellular. If we experience a change of control and either AT&T Wireless and its affiliates retain at least 80% of their initial economic interest in the joint venture, or if the joint venture has converted to a corporation and AT&T Wireless and its affiliates retain at least 50% of their initial economic interest in the joint venture, then AT&T Wireless and its affiliates will have the right to initiate a buy/sell procedure in which AT&T Wireless may offer to purchase our interest in the joint venture, or sell us its interest in the joint venture, at a price established by AT&T Wireless in its sole and unlimited discretion. Alternatively, AT&T Wireless can require that we establish the price on their behalf. If this offer is made, we must either agree to sell our interest to AT&T Wireless at the established price or purchase the joint venture interest of AT&T Wireless at the same price. If AT&T Wireless initiates this procedure, we have no right to negotiate the price offered by it. In addition, we will lose our right to 50% representation on the management committee and our power to approve all significant matters. If AT&T Wireless chooses not to initiate the buy/sell procedure upon a change of control, we will have the right, subject to certain conditions, to initiate the buy/sell procedure. Either we or AT&T Wireless may initiate a buy/sell procedure on the same terms described above after the fifth anniversary of the joint venture. AT&T may also initiate a buy/sell procedure if the joint venture offers to service areas covering more than 15% of its total population, commercial mobile radio services other than wireless telecommunications services using time division multiple access technology or analog technology, and AT&T is offering, or intends to offer, these services in American Cellular's service areas. This offering will not constitute a change of control under the joint venture agreement.

    Before the third anniversary of the American Cellular acquisition, neither AT&T Wireless nor we may transfer any interest in the joint venture without the consent of the other. Following the third anniversary of the American Cellular acquisition, each of AT&T Wireless and we have the right to transfer up to 20% of our economic interest in the joint venture, subject to a pro rata tag-along right in favor of the other party. Any transfers above that 20% threshold will be subject to a right of first refusal in favor of the other party. After the fifth anniversary of the American Cellular acquisition, either AT&T Wireless or we may elect to cause the joint venture to convert to a corporation and to conduct an underwritten initial public offering of up to 20% of the common stock of the corporate joint venture.

OPERATING ARRANGEMENTS

    The following discussion is based on our term sheet with AT&T Wireless for the American Cellular joint venture. We are still negotiating the definitive operating agreements relating to our American Cellular joint venture. We cannot assure you that the terms of those definitive agreements will be the same as those we anticipate and describe in this prospectus.

    In connection with our joint venture, AT&T Wireless will enter into a 20-year operating agreement with the joint venture. In addition, so long as American Cellular continues to meet quality standards applicable generally to wireless systems using the digital technology chosen by AT&T PCS and its affiliates for cellular systems which they own and operate, AT&T Wireless has agreed not to construct, own or acquire a controlling interest in, or manage a communications system that provides mobile wireless services in areas in which American Cellular operates its cellular systems for a period of five years following the closing of the American Cellular acquisition. We believe that American Cellular will be able to meet these quality standards as currently in effect. However, AT&T Wireless may:

    - resell communications services provided by American Cellular;

    - act as American Cellular's agent for the sale of American Cellular's communications services;

    - continue to provide wireless services to customers of AT&T Wireless in American Cellular's territory;

    - provide or resell wireless telecommunications services to or from specific locations; and

    - act as an agent for other carriers who provide cellular products and services to national account customers of AT&T Wireless in the geographic areas in which American Cellular operates.

    We do not believe that AT&T Wireless' continuing ability to compete with the joint venture on these terms is materially detrimental to the joint venture's business.

    For five years following the consummation of the American Cellular acquisition,

    - we will be the preferred provider of roaming services for American Cellular's subscribers who roam in our markets;

    - AT&T Wireless will be the preferred provider of roaming services for American Cellular's subscribers who roam in AT&T Wireless' markets; and

    - American Cellular will be the preferred provider of roaming services for our subscribers and AT&T Wireless' subscribers who roam in American Cellular's markets.

    AT&T Wireless has the right to terminate the roaming preferences described above upon a merger, consolidation, asset acquisition or other business combination of AT&T Wireless with a business that:

    - has annual telecommunication revenues in excess of $5.0 billion;

    - derives less from one-third of its aggregate revenues from wireless services; and

    - owns FCC licenses to offer, and does offer, mobile wireless services serving more than 25% of the population in the American Cellular markets.

JOINT VENTURE CREDIT FACILITY

    The following discussion is based on a commitment letter from the Banc of America to the American Cellular joint venture for the joint venture's new credit facility. We are still negotiating the definitive agreements relating to the joint venture's new credit facility with the Banc of America. We cannot assure you that the terms of the definitive agreements will be the same as those we anticipate and describe in this prospectus.

    The joint venture has received a commitment from Banc of America Securities LLC and its affiliate, Bank of America, N.A., on behalf of a group of banks to provide a $1.75 billion credit facility to the joint venture, the proceeds of which will be used primarily to consummate the American Cellular acquisition. Based on this commitment, we expect that this credit facility will consist of a $300.0 million revolving credit facility and three term loan facilities. The revolving credit facility will mature in 2007. Term loan A, which will mature in 2007, will be a $700.0 million facility; term loan B, which will mature in 2008, will be a $350.0 million facility; and term loan C, which will mature in 2009, will be a $400.0 million facility.

    Borrowing under these credit facilities will bear interest at variable rates, subject to reductions based on the joint venture's financial leverage. Assuming the American Cellular acquisition occurs on or prior to March 31, 2000, we expect that all these term loan facilities will be fully drawn and that the joint venture will borrow an aggregate principal amount of $1.67 billion under this credit facility. The joint venture's obligations under the credit facility will be secured by a pledge of the stock of American Cellular and its subsidiaries, and liens on all of the assets of the joint venture and of American Cellular except its FCC licenses.

    The joint venture will be required to amortize the term loan facilities quarterly in amounts ranging from $42.5 million in 2001 to $196.0 million in 2009. In addition, the joint venture will be required to make prepayments of amounts received from asset sales, excess cash flows and proceeds from new borrowings or the sale of equity. The joint venture will have the right to prepay the credit facility in total or in part at any time subject to the payment of certain fees.

    The credit facility will contain restrictive covenants that, among other things, will limit the ability of the joint venture to incur additional indebtedness, create liens and pay dividends. In addition, the joint venture will be required to maintain certain financial ratios, including a ratio of total indebtedness to the joint venture's EBITDA of 9.5 to 1; a ratio of the joint venture's EBITDA to debt service requirements of 1.10 to 1; an interest coverage ratio of at least 1.25 to 1; and a ratio of the joint venture's EBITDA minus capital expenditures to debt service requirements of greater than 1.0 to 1.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The accompanying unaudited pro forma balance sheet as of September 30, 1999 gives effect to the following transactions as if they had occurred on September 30, 1999:

    - the consummation of the recapitalization;

    - the consummation of this offering of 25,000,000 shares of Class A common stock at an assumed initial public offering price of $21 per share and the concurrent offering of 1,470,000 shares of Class A common stock to AT&T Wireless at an assumed offering price of $19.79 per share;

    - our acquisition of a 50% interest in the American Cellular joint venture and its acquisition of American Cellular;

    - the redemption of all of our outstanding Class E preferred stock;

    - the establishment of a new credit facility to replace the existing credit facilities of our subsidiaries, Dobson Operating Company and Dobson Cellular Operations Company;

    - the purchase of all $160.0 million principal aggregate amount of our 11 3/4% senior notes using proceeds provided by our new bank credit facility; and

    - the distribution, prior to the consummation of this offering, of all of the outstanding capital stock of our subsidiary, Logix, to our current stockholders.

    In addition, the accompanying unaudited pro forma statements of operations give effect to the above transactions and the following transactions as if each had occurred on January 1, 1998:

    - our second quarter 1999 issuance of $170.0 million aggregate liquidation amount of our 13% senior preferred stock and the utilization of the net proceeds from that issuance to redeem all our Class F and G preferred stock and to reduce our bank debt; and

    - for purposes of the unaudited pro forma statement of operations for the year ended December 31, 1998, our December 1998 acquisition of Sygnet and the related financing transactions.

    As discussed under "Use of Proceeds," the closing of this offering is not contingent on the completion of the American Cellular acquisition. If our joint venture with AT&T Wireless does not complete the American Cellular acquisition, cash and cash equivalents on a pro forma basis would increase by $372.5 million. In that event, we intend to use the net proceeds allocated to the American Cellular joint venture as discussed under "Use of Proceeds." If the American Cellular acquisition is not completed because of the American Cellular joint venture's fault, the joint venture will be required to pay up to $500.0 million of any damages suffered by American Cellular. However, the joint venture is only required to pay $100.0 million of liquidated damages to American Cellular if the joint venture's default results from the refusal of its bank lenders to provide funds under the joint venture's credit facility other than as a result of the joint venture's fault. Pursuant to our term sheet with AT&T Wireless for the American Cellular joint venture, we will be required to pay our share of any damages to American Cellular based on our relative level of fault. For further information regarding this provision of the American Cellular acquisition agreement, see "The American Cellular Acquisition--The Acquisition."

    We provide the following unaudited pro forma consolidated financial statements and the related notes for informational purposes only. The unaudited pro forma consolidated financial statements are based upon currently available information and assumptions that we believe are reasonable. The accompanying data do not purport to represent what our results of operations would have been if the pro forma transactions had been completed on the dates indicated, nor do they purport to indicate our future financial position or results of operations. You should read the unaudited pro forma consolidated financial statements and notes thereto in conjunction with "Capitalization," "Selected Consolidated Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and related notes that we include elsewhere in this prospectus.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                                           DOBSON
                                       COMMUNICATIONS                                 AMERICAN CELLULAR
                                        CORPORATION     ADJUSTMENTS      SUB-TOTAL       ADJUSTMENTS        TOTAL
                                       --------------   -----------      ----------   -----------------   ----------
                                                          ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenues:
  Service revenues...................    $ 117,892      $       --       $  117,892      $        --      $  117,892
  Roaming revenues...................      107,296              --          107,296               --         107,296
  Equipment sales and other
    revenues.........................        9,952              --            9,952               --           9,952
                                         ---------      ----------       ----------      -----------      ----------
    Total operating revenues.........      235,140              --          235,140               --         235,140
                                         ---------      ----------       ----------      -----------      ----------
Operating expenses:
  Cost of services...................       35,762                           35,762               --          35,762
  Cost of equipment..................       18,562              --           18,562               --          18,562
  Marketing and selling..............       34,957              --           34,957               --          34,957
  General and administrative.........       40,795              --           40,795               --          40,795
  Depreciation and amortization......      100,020                          100,020               --         100,020
                                         ---------      ----------       ----------      -----------      ----------
    Total operating expenses.........      230,096                          230,096               --         230,096
                                         ---------      ----------       ----------      -----------      ----------
Operating income.....................        5,044                            5,044               --           5,044
                                         ---------      ----------       ----------      -----------      ----------
Interest expense.....................      (82,365)          9,051 (1)      (73,314)              --         (73,314)
Equity in loss of unconsolidated
  subsidiary.........................           --              --               --          (39,253)(4)     (39,253)
Other income, net....................        3,411              --            3,411               --           3,411
                                         ---------      ----------       ----------      -----------      ----------
Loss before minority interests and
  income taxes.......................      (73,910)          9,051          (64,859)         (39,253)       (104,112)
Minority interests in income of
  subsidiaries.......................       (2,125)             --           (2,125)              --          (2,125)
                                         ---------      ----------       ----------      -----------      ----------
Loss from continuing operations
  before income taxes................      (76,035)          9,051          (66,984)         (39,253)       (106,237)
Income tax benefit...................       28,892          (3,492)(2)       25,400               --          25,400
                                         ---------      ----------       ----------      -----------      ----------
Loss from continuing operations......      (47,143)          5,559          (41,584)         (39,253)        (80,837)
Dividends on preferred stock.........      (50,513)          3,391 (3)      (47,122)              --         (47,122)
                                         ---------      ----------       ----------      -----------      ----------
Loss from continuing operations
  applicable to common
  stockholders.......................    $ (97,656)     $    8,950       $  (88,706)     $   (39,253)     $ (127,959)
                                         =========      ==========       ==========      ===========      ==========
Loss from continuing operations
  applicable to common stockholders
  per share..........................    $ (198.51)                      $     (.97)                      $    (1.41)
                                         =========                       ==========                       ==========
Weighted average shares
  outstanding........................      491,954                       90,993,450                       90,993,450
                                         =========                       ==========                       ==========

  See accompanying notes to the unaudited pro forma consolidated statement of operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999

(1) This reflects:

    - the elimination of $2.9 million of interest expense as a result of the redemption of $160.0 million aggregate principal amount of our 11 3/4% senior notes with proceeds from our new credit facility having an assumed weighted average interest rate of 8% per annum (each 1/8% increase in the assumed weighted average interest rate would increase interest expense by $0.2 million for the nine month period presented);

    - the elimination of $2.9 million of interest expense associated with the repayment of $100.0 million of bank debt from a portion of the proceeds of the sale of our 13% senior preferred stock;

    - the addition of $1.2 million of amortization of deferred financing costs related to the new credit facility;

    - the elimination of $2.8 million of interest expense as a result of the repayment of $46.4 million of long-term debt with proceeds from this offering; and

    - the elimination of $1.7 million of interest expense as a result of the repayment of $29.1 million of long-term debt with the proceeds from the concurrent stock offering to AT&T Wireless.

(2) This reflects the tax impact of the pro forma adjustments.

(3) This reflects:

    - the elimination of $9.6 million of accrued dividends on our Class D preferred stock associated with the conversion of our Class D preferred stock into shares of our old Class A common stock and Class E preferred stock and the redemption of our Class E preferred stock;

    - the elimination of $3.1 million of preferred stock dividends associated with the redemption of our Class F and G preferred stock; and

    - the addition of $9.3 million of non-cash preferred stock dividend requirements related to the issuance of our 13% senior preferred stock in May 1999.

(4) The funding of the purchase price for the American Cellular acquisition will come from a combination of equity contributions of $372.5 million by each of AT&T Wireless and us, and by borrowings under the joint venture's proposed new $1.75 billion credit facility. The purchase price for American Cellular of approximately $2.4 billion, including fees and expenses, is preliminarily allocated as follows:

                                                              SEPTEMBER 30, 1999
                                                              ------------------
                                                               ($ IN MILLIONS)
  Working capital...........................................       $   50.0
  Property, plant and equipment.............................          175.0
  Cellular license acquisition costs........................        1,200.0
  Goodwill..................................................          900.0
  Customer list.............................................           50.0
  Other assets..............................................           25.0
                                                                   --------
    Total purchase price....................................       $2,400.0
                                                                   ========

    Cellular license acquisition costs and goodwill are being amortized over 20 years. Our customer list is being amortized over five years.

This adjustment reflects our 50% interest in the pro forma net loss of the American Cellular joint venture. The reconciliation from the historical results of operations for American Cellular to the pro forma loss is as follows:

                                                              NINE MONTHS ENDED
                                                              SEPTEMBER 30, 1999
                                                              ------------------
Historical net loss of American Cellular....................       $(27,485)
    Additional depreciation and amortization from purchase
      price allocation......................................        (64,703)
    Additional interest expense due to the increase in debt
      incurred by the joint venture.........................        (19,880)
    Additional income tax benefit due to the increase in
      losses................................................         33,562
                                                                   --------
Pro forma net loss of American Cellular.....................       $(78,506)
                                                                   --------
50% of the pro forma net loss of American Cellular..........       $(39,253)
                                                                   ========

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                                     DOBSON                                               AMERICAN
                                                 COMMUNICATIONS                                           CELLULAR
                                                   CORPORATION      SYGNET    ADJUSTMENTS   SUB-TOTAL    ADJUSTMENTS     TOTAL
                                                 ---------------   --------   -----------   ----------   -----------   ----------
                                                                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenues:
  Service revenues.............................     $ 69,402       $ 64,786    $     --     $  134,188    $     --     $  134,188
  Roaming revenues.............................       66,479         28,035          --         94,514          --         94,514
  Equipment sales and other revenues...........        4,154          7,447          --         11,601          --         11,601
                                                    --------       --------    --------     ----------    --------     ----------
    Total operating revenues...................      140,035        100,268          --        240,303          --        240,303
                                                    --------       --------    --------     ----------    --------     ----------
Operating expenses:
  Cost of services.............................       33,267          9,433         832 (1)     43,532          --         43,532
  Cost of equipment............................        8,360         10,444          --         18,804          --         18,804
  Marketing and selling........................       22,393         12,327       2,603 (1)     37,323          --         37,323
  General and administrative...................       26,051         19,796      (3,435)(1)     42,412          --         42,412
  Merger related costs.........................           --          1,884      (1,884)(2)         --          --             --
  Depreciation and amortization................       47,110         27,498      43,308 (3)    117,916          --        117,916
                                                    --------       --------    --------     ----------    --------     ----------
    Total operating expenses...................      137,181         81,382      41,424        259,987          --        259,987
                                                    --------       --------    --------     ----------    --------     ----------
Operating income (loss)........................        2,854         18,886     (41,424)       (19,684)         --        (19,684)
                                                    --------       --------    --------     ----------    --------     ----------
Interest expense...............................      (38,979)       (27,895)    (19,599)(4)    (86,473)                   (86,473)
Merger related costs...........................           --         (5,206)      5,206 (2)         --          --             --
Equity in loss of unconsolidated subsidiary....           --             --          --             --     (59,146)(7)    (59,146)
Other income, net..............................        3,858           (319)         --          3,539          --          3,539
                                                    --------       --------    --------     ----------    --------     ----------
Loss before minority interests and income
  taxes........................................      (32,267)       (14,534)    (55,817)      (102,618)    (59,146)      (161,764)
Minority interests in income of subsidiaries...       (2,487)            --          --         (2,487)         --         (2,487)
                                                    --------       --------    --------     ----------    --------     ----------
Loss from continuing operations before income
  taxes........................................      (34,754)       (14,534)    (55,817)      (105,105)    (59,146)      (164,251)
Income tax benefit.............................       11,469             --      28,445 (5)     39,914          --         39,914
                                                    --------       --------    --------     ----------    --------     ----------
Loss from continuing operations................      (23,285)       (14,534)    (27,372)       (65,191)    (59,146)      (124,337)
Dividends on preferred stock...................      (23,955)            --     (34,007)(6)    (57,962)         --        (57,962)
                                                    --------       --------    --------     ----------    --------     ----------
Loss from continuing operations applicable to
  common stockholders..........................     $(47,240)      $(14,534)   $(61,379)    $ (123,153)   $(59,146)    $ (182,299)
                                                    ========       ========    ========     ==========    ========     ==========
Loss from continuing operations applicable to
  common stockholders per share................     $ (99.75)                               $    (1.35)                $    (2.00)
                                                    ========                                ==========                 ==========
Weighted average shares outstanding............      473,564                                90,993,450                 90,993,450
                                                    ========                                ==========                 ==========

  See accompanying notes to the unaudited pro forma consolidated statement of operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

(1) This reclassifies certain operating expenses of Sygnet to conform with our historical presentation.

(2) This eliminates costs that Sygnet incurred related to the consummation of our acquisition of Sygnet.

(3) This reflects the additional depreciation and amortization resulting from the allocation of the purchase price attributable to the Sygnet acquisition of property and equipment, cellular license acquisition costs and intangible assets.

(4) This reflects:

    - the elimination of $27.9 million of interest expense associated with Sygnet's senior notes and Sygnet's bank facility that we repaid as part of our acquisition of Sygnet;

    - the addition of $64.4 million of interest expense and amortization of deferred financing costs relating to the Sygnet acquisition;

    - the elimination of $8.7 million of interest expense associated with the repayment of existing bank debt from the proceeds of our May 1999 offering of 13% senior preferred stock;

    - the elimination of $3.8 million of interest expense as a result of the redemption of $160.0 million aggregate principal amount of our 11 3/4% senior notes with proceeds from our new credit facility having an assumed interest rate of 8% per annum (each 1/8% increase in the assumed weighted average interest rate would increase interest expense by $0.2 million per annum);

    - the addition of $1.6 million of amortization of deferred financing costs related to the new credit facility;

    - the elimination of $3.7 million of interest expense as a result of the repayment of $46.4 million of long-term debt with proceeds from this offering; and

    - the elimination of $2.3 million of interest expense as a result of the repayment of $29.1 million of long-term debt with proceeds from the concurrent stock offering to AT&T Wireless.

(5) This reflects the tax impact of the pro forma adjustments.

(6) This reflects adjustments to dividends resulting from our offerings and redemption of preferred stock, including the amortization of the issuance costs and the accretion of discounts with respect thereto, as follows:

    - the addition of $23.8 million for our 13% senior preferred stock that we offered in May 1999;

    - the addition of $10.1 million for our 12 1/4% senior preferred stock that we offered in December 1998;

    - the addition of $0.9 million for our senior preferred stock that we offered in January 1998; and

    - the elimination of $0.8 million of dividends on the Class B and C preferred stock that we redeemed in December 1998.

(7) This adjustment reflects our 50% interest in the pro forma net loss of the American Cellular joint venture. The reconciliation from the historical results of operations for American Cellular to the pro forma loss is as follows:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1998
                                                              -----------------
Historical net loss of American Cellular....................      $ (40,399)
Historical net loss of PriCellular..........................         (6,286)
  Additional depreciation and amortization from purchase
    price allocation........................................        (86,270)
  Additional interest expense due to increase debt borrowed
    by the joint venture....................................        (33,568)
  Additional income tax benefit due to the increase in
    losses..................................................         48,231
                                                                  ---------
Pro forma net loss of American Cellular.....................      $(118,292)
                                                                  ---------
50% of the pro forma net loss of American Cellular..........      $ (59,146)
                                                                  =========

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999

                                    DOBSON                                    AMERICAN
                                COMMUNICATIONS                                CELLULAR
                                 CORPORATION     ADJUSTMENTS    SUB-TOTAL    ADJUSTMENTS      TOTAL
                                --------------   -----------    ----------   -----------    ----------
                                                           ($ IN THOUSANDS)
ASSETS
Current assets, net of
  restricted investments......    $   64,575      $ 372,500 (1) $  437,075   $  (372,500)(4) $   64,575
Restricted investments........        57,771             --         57,771            --        57,771
Property, plant and
  equipment...................       187,291                       187,291            --       187,291
Receivable--affiliate.........         8,200             --          8,200            --         8,200
Cellular license acquisition
  cost........................     1,227,579                     1,227,579            --     1,227,579
Deferred financing costs......        69,017          7,254 (2)     76,271            --        76,271
Other intangibles.............        48,139             --         48,139            --        48,139
Investment in unconsolidated
  subsidiary..................            --             --             --       372,500 (4)    372,500
Other assets..................         3,811             --          3,811            --         3,811
                                  ----------      ---------     ----------   -----------    ----------
    Total assets..............    $1,666,383      $ 379,754     $2,046,137   $        --    $2,046,137
                                  ==========      =========     ==========   ===========    ==========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities...........    $  104,474      $  (9,984)(1) $   94,490   $        --    $   94,490
Net liabilities of
  discontinued operations.....        48,844        (48,844)(3)         --            --            --
Long-term debt, net of current
  portion.....................     1,039,844        (75,469)(1)
                                                     43,200 (2)  1,007,575            --     1,007,575
Deferred credits..............       216,563             --        216,563            --       216,563
Minority interests............        27,110             --         27,110            --        27,110
Preferred stock...............       525,797        (85,000)(1)    440,797            --       440,797
Stockholders' (deficit)
  equity......................      (296,249)       542,953 (1)
                                                    (35,946)(2)
                                                     48,844 (3)    259,602            --       259,602
                                  ----------      ---------     ----------   -----------    ----------
  Total liabilities and
    stockholders' (deficit)
    equity....................    $1,666,383      $ 379,754     $2,046,137   $        --    $2,046,137
                                  ==========      =========     ==========   ===========    ==========

See accompanying notes to the unaudited pro forma consolidated condensed balance sheet.

     NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999

(1) This reflects:

    - this offering of Class A common stock;

    - the concurrent offering of Class A common stock to AT&T Wireless;

    - the interim increase in cash that would occur if we do not complete the American Cellular acquisition (see "Use of Proceeds" for a discussion of how we intend to use the net proceeds from this offering if we do not complete the American Cellular acquisition);

    - the conversion of each share of our Class D preferred stock into one share of our old Class A common stock and one share of our Class E preferred stock and the redemption of our Class E preferred stock. At the date of redemption the estimated dividend on the Class E preferred stock will be approximately $57.5 million;

    - the reduction of long-term debt that will be repaid with proceeds from this offering; and

    - the reduction of long-term debt that will be repaid with proceeds from the concurrent stock offering to AT&T Wireless.

(2) This reflects:

    - the net impact of the elimination of deferred financing costs and our tender premium associated with the retirement of $160.0 million aggregate principal amount of our 11 3/4% senior notes with funds borrowed under our new bank credit facility;

    - the elimination of $8.7 million of deferred financing costs associated with the refinancing of the credit facilities of our subsidiaries, Dobson Operating Company and Dobson Cellular Operations Company, and our senior notes; and

    - the capitalization of $16.0 million of costs related to our new credit facility.

(3) This reflects the distribution of all of the outstanding capital stock of Logix to our current shareholders.

(4) This reflects our purchase of a 50% interest in the American Cellular joint venture.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

    The following tables set forth certain of our historical consolidated financial and other data as of and for each of the five years in the period ended December 31, 1998 and as of and for each of the nine month periods ended September 30, 1998 and September 30, 1999. We derived our consolidated financial data as of December 31, 1997 and December 31, 1998 and for each of the three years in the period ended December 31, 1998, and as of and for the nine months ended September 30, 1999, from our consolidated financial statements included elsewhere in this prospectus, which have been audited by Arthur Andersen LLP. We derived our consolidated financial data as of December 31, 1994, December 31, 1995 and December 31, 1996 and for each of the two years in the period ended December 31, 1995 from our consolidated financial statements not included in this prospectus, which have also been audited by Arthur Andersen LLP. We derived our consolidated financial data as of and for the nine month period ended September 30, 1998 from our unaudited consolidated financial statements included elsewhere in this prospectus, which, in our opinion, reflect all adjustments, consisting only of normal recurring accruals, necessary to present fairly the data presented for such period.

    The following tables also set forth certain historical consolidated financial data of American Cellular and its predecessor, PriCellular. We derived American Cellular's consolidated financial data for the periods from February 26, 1998 through December 31, 1998 and for the nine months ended September 30, 1999 from its consolidated financial statements included elsewhere in this prospectus, which have been audited by Ernst & Young LLP. We derived the consolidated financial data of American Cellular's predecessor, PriCellular, for the six months ended June 30, 1998 and for each of the two years in the period ended December 31, 1997 from its predecessor's consolidated financial statements included elsewhere in this prospectus, which have also been audited by Ernst & Young LLP. We derived the selected consolidated financial data of American Cellular's predecessor, PriCellular, as of and for each of the two years in the period ended December 31, 1995 from its consolidated financial statements not included in this prospectus, which have also been audited by Ernst & Young LLP. We derived American Cellular's condensed consolidated financial data for the period from February 26, 1998 through September 30, 1998 from its unaudited condensed consolidated financial statements included elsewhere in this prospectus, which in the opinion of American Cellular's management, reflect all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation of the results for the interim period.

    Our historical data for each of the five years in the period ended
December 31, 1998 and for each of the nine month periods ended September 30, 1998 and September 30, 1999 include the operations of acquisitions we made, as applicable during those years, from the date of each acquisition. These acquisitions materially affect the comparability of data from one period to another. Our operating results and those of American Cellular for the periods ended September 30, 1999, September 30, 1998 and June 30, 1998 are not necessarily indicative of results that may be expected for a full year. American Cellular was formed on February 26, 1998, but it did not have operations until the Company acquired PriCellular on June 25, 1998. You should read the following historical consolidated financial data in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes that we include elsewhere in this prospectus.

    In the following tables, our EBITDA, before other income and minority interests, represents earnings (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, and other income and minority interests in income of subsidiaries. American Cellular's EBITDA, before other income and nonrecurring charges, represents earnings (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, and other income and nonrecurring charges. We believe that EBITDA provides meaningful additional information concerning a company's operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity's ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital-intensive industry such as wireless telecommunications. You should not construe EBITDA as an alternative to operating income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies. See our consolidated statements of cash flows in our consolidated financial statements included elsewhere in this prospectus.

    We determine market penetration by dividing our total subscribers at the end of the period by our estimated total population. We calculate average monthly cellular churn rates based on the number of cellular subscriber cancellations during the period as a percentage of the weighted average total cellular subscribers for the period. Average monthly revenues per cellular subscriber exclude equipment sales and other revenues. For a more complete description of the calculation of average monthly revenue per cellular subscriber, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Revenues."

                       DOBSON COMMUNICATIONS CORPORATION

                                                                                                            NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                        --------------------------------------------------------------   ------------------------
                                           1994         1995         1996         1997         1998         1998          1999
                                        ----------   ----------   ----------   ----------   ----------   -----------   ----------
                                                                                                         (UNAUDITED)
                                                                 ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Operating revenues:
    Service revenues..................  $   10,922   $   13,949   $   17,593   $   38,410   $   69,402   $   47,769    $  117,892
    Roaming revenues..................       3,231        4,370        7,852       26,263       66,479       45,916       107,296
    Equipment sales and other
      revenues........................       1,222        1,364        1,494        2,041        4,154        2,661         9,952
                                        ----------   ----------   ----------   ----------   ----------   ----------    ----------
      Total operating revenues........      15,375       19,683       26,939       66,714      140,035       96,346       235,140
                                        ----------   ----------   ----------   ----------   ----------   ----------    ----------
  Operating expenses:
    Cost of service...................       2,991        4,654        6,119       16,431       33,267       22,603        35,762
    Cost of equipment.................       1,502        2,013        2,571        4,046        8,360        5,166        18,562
    Marketing and selling.............       3,098        3,103        4,462       10,669       22,393       14,856        34,957
    General and administrative........       3,193        3,035        3,902       11,555       26,051       16,219        40,795
    Depreciation and amortization.....       1,885        2,529        5,241       16,798       47,110       29,714       100,020
                                        ----------   ----------   ----------   ----------   ----------   ----------    ----------
      Total operating expenses........      12,669       15,334       22,295       59,499      137,181       88,558       230,096
                                        ----------   ----------   ----------   ----------   ----------   ----------    ----------
  Operating income....................       2,706        4,349        4,644        7,215        2,854        7,788         5,044
  Interest expense....................      (1,195)      (1,854)      (4,284)     (27,640)     (38,979)     (25,039)      (82,365)
  Other income (expense), net.........         106         (210)      (1,503)       2,777        3,858        3,304         3,411
  Minority interests in income of
    subsidiaries......................      (1,105)      (1,334)        (675)      (1,693)      (2,487)      (1,963)       (2,125)
  Income tax (provision) benefit......        (168)        (347)         593        3,625       11,469        4,864        28,892
                                        ----------   ----------   ----------   ----------   ----------   ----------    ----------
  Income (loss) from continuing
    operations before
    extraordinary items...............         344          604       (1,225)     (15,716)     (23,285)     (11,046)      (47,143)
                                        ----------   ----------   ----------   ----------   ----------   ----------    ----------
  Income (loss) from discontinued
    operations........................        (110)         500          331          332      (27,110)     (17,185)      (41,811)
  Extraordinary items.................         228           --         (527)      (1,350)      (2,166)      (2,644)           --
                                        ----------   ----------   ----------   ----------   ----------   ----------    ----------
  Net income (loss)...................         462        1,104       (1,421)     (16,734)     (52,561)     (30,875)      (88,954)
  Dividends on preferred stock........         (83)        (591)        (849)      (2,603)     (23,955)     (16,749)      (50,513)
                                        ----------   ----------   ----------   ----------   ----------   ----------    ----------
  Net income (loss) applicable to
    common stockholders...............  $      379   $      513   $   (2,270)  $  (19,337)  $  (76,516)  $  (47,624)   $ (139,467)
                                        ==========   ==========   ==========   ==========   ==========   ==========    ==========
  Net income (loss) applicable to
    common stockholders per common
    share.............................  $     0.80   $     1.08   $    (4.80)  $   (40.87)  $  (161.57)  $  (100.65)   $  (283.50)
                                        ==========   ==========   ==========   ==========   ==========   ==========    ==========
  Weighted average common shares
    outstanding.......................     473,152      473,152      473,152      473,152      473,564      473,152       491,954
                                        ==========   ==========   ==========   ==========   ==========   ==========    ==========
  Net income (loss) applicable to
    common stockholders per common
    share, after recapitalization.....  $     0.01   $     0.01   $    (0.04)  $    (0.37)  $    (1.45)  $    (0.90)   $    (2.54)
                                        ==========   ==========   ==========   ==========   ==========   ==========    ==========
  Weighted average common shares
    outstanding, after giving effect
    to the stock-split................  52,728,059   52,728,059   52,728,059   52,278,059   52,773,972   52,728,059    54,823,354
                                        ==========   ==========   ==========   ==========   ==========   ==========    ==========

                       DOBSON COMMUNICATIONS CORPORATION

                                                                                                         NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                     --------------------------------------------------------------   ------------------------
                                        1994         1995         1996         1997         1998         1998          1999
                                     ----------   ----------   ----------   ----------   ----------   -----------   ----------
                                                                                                      (UNAUDITED)
                                                           ($ IN THOUSANDS, EXCEPT PER SUBSCRIBER DATA)

OTHER FINANCIAL DATA:
  Cash flows provided by operating
    activities.....................  $    2,529   $    4,634   $    5,239   $    6,908   $   28,024   $   10,257    $   11,527
  Cash flows provided by (used in)
    investing activities...........          22       (6,538)     (43,894)    (217,640)    (999,063)    (293,209)      (93,380)
  Cash flows provided by (used in)
    financing activities...........      (2,985)       2,029       38,904      212,505      990,610      285,240        59,869
  EBITDA, before other income and
    minority interests.............       4,591        6,878        9,885       24,013       49,964       37,502       105,064
  EBITDA, before other income and
    minority interests, as a
    percentage of total revenue....        29.9%        34.9%        36.7%        36.0%        35.7%        38.9%         44.7%
  Capital expenditures.............  $    5,267   $    3,925   $   13,536   $   17,773   $   55,289   $   23,793    $   40,174

OTHER DATA:
  Cellular subscribers (at period
    end)...........................      21,500       26,600       34,000      100,000      352,000      163,000       424,000
  Cellular penetration (at period
    end)...........................         6.5%         8.0%         5.8%         6.1%         6.8%         5.8%          7.2%
  Average monthly cellular churn
    rates..........................         0.9%         1.5%         1.8%         1.9%         2.0%         1.9%          1.9%
  Average monthly revenues per
    cellular subscriber, excluding
    roaming revenues...............  $       50   $       50   $       48   $       41   $       40   $       40    $       34
  Average monthly revenues per
    cellular subscriber, including
    roaming revenues...............  $       65   $       66   $       70   $       69   $       79   $       80    $       65
  Cellular cell sites (at period
    end)...........................          36           46           67          135          414          210           459

                                                                         AS OF DECEMBER 31,                           AS OF
                                                       ------------------------------------------------------     SEPTEMBER 30,
                                                         1994       1995       1996       1997        1998            1999
                                                       --------   --------   --------   --------   ----------   -----------------
                                                                                    ($ IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents..........................  $   607    $   732    $   981    $  2,752   $   22,324      $      339
  Net fixed assets...................................   11,590     11,414     26,794      52,374      173,054         187,291
  Total assets.......................................   33,111     37,711     95,376     359,645    1,703,427       1,666,383
  Total debt.........................................   20,661     24,319     75,750     335,570    1,121,556       1,059,458
  Mandatorily redeemable preferred stock.............       --      5,913     10,000      11,623      381,320         525,797
  Stockholders' equity (deficit).....................       28     (6,971)    (9,802)    (36,673)    (156,783)       (296,249)

                         AMERICAN CELLULAR CORPORATION

                                   PRICELLULAR (THE PREDECESSOR COMPANY)              AMERICAN CELLULAR
                         ---------------------------------------------------------   -------------------
                                                                                         PERIOD FROM
                                                                        SIX MONTHS    FEBRUARY 26, 1998
                                   YEAR ENDED DECEMBER 31,                ENDED      (DATE OF FORMATION)
                         --------------------------------------------    JUNE 30,          THROUGH
                           1994        1995        1996        1997        1998       DECEMBER 31, 1998
                         ---------   ---------   ---------   --------   ----------   -------------------
                                             ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
  Total operating
    revenues...........  $   5,209   $  41,504   $ 112,616   $181,000    $108,670         $   122,409
                         ---------   ---------   ---------   --------    --------         -----------
  Operating expenses:
    Cost of service....      1,892      10,694      29,571     48,691      20,911              10,917
    Cost of
      equipment........        814       4,951      10,073     12,841       5,365               7,271
    Selling, general
      and
      administrative...      6,005      16,512      34,502     53,485      30,230              37,625
    Depreciation and
      amortization.....      2,720      10,337      19,537     28,759      17,553              45,569
    Nonrecurring
      charges..........         --          --          --         --       4,889               4,355
                         ---------   ---------   ---------   --------    --------         -----------
      Total operating
        expenses.......     11,431      42,494      93,683    143,776      78,948             105,737
                         ---------   ---------   ---------   --------    --------         -----------
  Operating income
    (loss).............     (6,222)       (990)     18,933     37,224      29,722              16,672
  Gain (loss) on sale
    of investments in
    cellular
    operations.........      6,819      11,598      (1,401)     8,423        (133)                 --
  Interest expense.....     (2,236)    (22,953)    (47,076)   (67,392)    (38,955)            (61,477)
  Other income net.....        199       4,634       6,501      8,114       3,080               4,936
  Income tax
    provision..........         --          --          --         --          --                (530)
                         ---------   ---------   ---------   --------    --------         -----------
  Net loss.............     (1,440)     (7,711)    (23,043)   (13,631)     (6,286)            (40,399)
  Dividends on
    preferred stock....         --          --      (6,178)    (6,540)     (3,357)            (21,375)
                         ---------   ---------   ---------   --------    --------         -----------
  Net loss applicable
    to common
    stockholders.......  $  (1,440)  $  (7,711)  $ (29,221)  $(20,171)   $ (9,643)        $   (61,774)
                         =========   =========   =========   ========    ========         ===========

OTHER FINANCIAL DATA:
  Cash flows provided
    by (used in)
    operating
    activities.........  $    (831)  $   4,110   $  39,371   $ 49,026    $ 11,665         $    35,295
  Cash flows used in
    investing
    activities.........   (130,350)   (204,353)   (200,969)   (36,284)    (80,327)         (1,512,745)
  Cash flows provided
    by (used in)
    financing
    activities.........    176,355     278,276     138,518    (51,749)     58,765           1,511,465
  EBITDA, before other
    income and
    nonrecurring
    charges............     (3,502)      9,347      38,470     65,983      52,164              66,596
  EBITDA, before other
    income and
    nonrecurring
    charges, as a
    percentage of total
    revenue............      (67.2)%      22.5%       34.2%      36.5%       48.0%               54.4%
  Capital
    expenditures.......  $   3,013   $   6,794   $  29,470   $ 25,717    $ 20,517         $    24,260

OTHER DATA:
  Cellular subscribers
    (at period end)....     17,300      73,000     139,800    243,700     286,000             334,500
  Cellular penetration
    (at period end)....        1.0%        2.0%        3.6%       5.3%        5.9%                6.8%
  Average monthly
    cellular churn
    rates..............        2.7%        2.0%        1.6%       1.8%        1.4%                1.8%

                                  AMERICAN CELLULAR
                         ------------------------------------
                             PERIOD FROM
                          FEBRUARY 26, 1998     NINE MONTHS
                         (DATE OF FORMATION)       ENDED
                               THROUGH         SEPTEMBER 30,
                         SEPTEMBER 30, 1998         1999
                         -------------------   --------------
                          ($ IN THOUSANDS,
                          EXCEPT PER SHARE
                                DATA)
STATEMENT OF OPERATIONS
  DATA:
  Total operating
    revenues...........       $    61,105         $ 212,069
                              -----------         ---------
  Operating expenses:
    Cost of service....             4,922            18,154
    Cost of
      equipment........             3,246            13,128
    Selling, general
      and
      administrative...            16,384            54,537
    Depreciation and
      amortization.....            22,506            72,607
    Nonrecurring
      charges..........             4,154                --
                              -----------         ---------
      Total operating
        expenses.......            51,212           158,426
                              -----------         ---------
  Operating income
    (loss).............             9,893            53,643
  Gain (loss) on sale
    of investments in
    cellular
    operations.........                --                --
  Interest expense.....           (33,864)          (80,620)
  Other income net.....             3,994             3,536
  Income tax
    provision..........                --            (4,044)
                              -----------         ---------
  Net loss.............           (19,977)          (27,485)
  Dividends on
    preferred stock....           (11,069)          (32,487)
                              -----------         ---------
  Net loss applicable
    to common
    stockholders.......           (31,046)        $ (59,972)
                              ===========         =========
OTHER FINANCIAL DATA:
  Cash flows provided
    by (used in)
    operating
    activities.........            33,555         $  43,128
  Cash flows used in
    investing
    activities.........        (1,507,978)          (31,394)
  Cash flows provided
    by (used in)
    financing
    activities.........         1,511,465            (2,419)
  EBITDA, before other
    income and
    nonrecurring
    charges............            36,553           126,250
  EBITDA, before other
    income and
    nonrecurring
    charges, as a
    percentage of total
    revenue............              59.8%             59.5%
  Capital
    expenditures.......       $     6,625         $  43,581
OTHER DATA:
  Cellular subscribers
    (at period end)....           305,100           398,000
  Cellular penetration
    (at period end)....               6.2%              8.3%
  Average monthly
    cellular churn
    rates..............               1.8%              1.7%

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH "SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES CONTAINED ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING DISCUSSION DOES NOT INCLUDE THE RESULTS OF OUR PROPOSED ACQUISITION OF AMERICAN CELLULAR, WHICH WE WILL ACCOUNT FOR USING THE EQUITY METHOD OF ACCOUNTING.

OVERVIEW

    We are a leading provider of rural and suburban cellular telephone services. We began providing cellular telephone service in 1990 in Oklahoma and the Texas Panhandle. We have expanded our cellular operations rapidly since then, primarily through acquisitions. As of September 30, 1999, our cellular systems covered a total population of approximately 5.9 million and we had approximately 424,000 subscribers.

    On October 5, 1999, we and AT&T Wireless entered into an equally-owned joint venture to acquire, own and operate American Cellular for approximately
$2.4 billion, including fees and expenses. American Cellular is one of the largest independent rural cellular telephone operators in the United States. As of September 30, 1999, American Cellular's systems covered a total population of approximately 4.9 million and it had approximately 398,000 subscribers, primarily in rural areas of the midwestern and eastern United States.

    We will account for our interest in the American Cellular joint venture using the equity method of accounting. As a result, we will reflect our proportionate share of the joint venture's equity in a single line item entitled "Investment in unconsolidated subsidiary" in our balance sheet and we will reflect our proportionate share of the joint venture's net income or losses in a single line item entitled "Equity in income (loss) of unconsolidated subsidiary" in our statement of operations. To the extent that the joint venture incurs losses in the future, our "Investment in unconsolidated subsidiary" will be reduced.

    We do not expect that the formation of our joint venture with AT&T Wireless and the joint venture's acquisition of American Cellular will have a significant adverse impact on our liquidity or capital resource, but we expect to incur additional losses from continuing operations as a result of the joint venture's acquisition of American Cellular. American Cellular's management, organization, billing system, network infrastructure and marketing programs are substantially similar to ours. We intend to consolidate American Cellular's corporate functions, including human resources, finance, engineering and information systems with ours. We do not expect any material disruptions from this integration; however, we cannot assure you that we will not experience difficulty integrating American Cellular's operations with ours.

    American Cellular has required, and will likely continue to require, substantial capital to further develop, expand and upgrade its cellular systems. The joint venture has preliminarily budgeted approximately $70.0 million for capital expenditures in 2000. Although the joint venture has received a commitment from Banc of America Securities LLC and its affiliate, Bank of America, N.A., on behalf of a group of banks to provide a $1.75 billion credit facility to the joint venture, we expect approximately $75.0 million to be available for borrowing immediately after the acquisition. We cannot be certain that the American Cellular joint venture will generate sufficient cash flows from operations or otherwise have sufficient access to capital to meet all of its debt service requirements, capital expenditures, working capital or other operating needs. If it does not, we may be required to fund our 50% share of any capital needs of the American Cellular joint venture in order to protect our substantial investment in it. See "Risk Factors--Risks Related to Our Acquisition Strategy--We may need to contribute additional funds to the American Cellular joint venture to protect our investment in it, which could strain our financial resources and limit our ability to pursue other business opportunities" and "The American Cellular Acquisition--The Joint Venture Agreement."

    If the joint venture defaults on its purchase of American Cellular, the joint venture will be required to pay actual damages suffered by American Cellular up to $500.0 million. However, the joint venture is only required to pay $100.0 million of liquidated damages to American Cellular if the joint venture's default results from the refusal of its bank lenders to provide funds under the joint venture's proposed credit facility for reasons other than:

    - the joint venture's breach of its obligations to the bank lenders;

    - the joint venture's failure to satisfy funding conditions that are within its control; or

    - the joint venture's inability to reach a definitive loan agreement with its bank lenders.

Our ability to fund our ongoing capital requirements, debt service and working capital needs are not expected to be materially impacted by the amount, if any, of damages the joint venture is obligated to pay.

REVENUES

    Our cellular revenues consist of service revenues, roaming revenues and equipment sales and other revenues. There has been an industry trend of declining average revenues per minute as competition among wireless service providers has led to reductions in rates for airtime and subscriptions and other charges. We believe that the impact of this trend will be mitigated by increases in the number of wireless telecommunications subscribers and the number of minutes of usage per subscriber. There has also been a broad trend in the wireless telecommunications industry of declining average revenues per subscriber. We believe that this downward trend results primarily from the addition of new lower usage customers who utilize wireless services for personal convenience, security or as a backup to their traditional landline telephone as well as declining average revenues per minute.

    Roaming revenues are revenues we derive from providing service to subscribers of other wireless providers when those subscribers "roam" into our markets and use our systems to carry their calls. Roaming accounted for 29.1%, 39.4%, 47.5%, 47.7% and 45.6% of our cellular revenue for the years ended December 31, 1996, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999, respectively. Roaming revenues typically yield higher average per minute rates and higher margins than revenues from our subscribers. We achieve these higher margins because we incur virtually no costs related to equipment, customer service or collections to earn roaming revenues. See "Risk Factors--Risks Related to Our Business--We depend on our roaming agreements with AT&T Wireless and our other roaming partners for a substantial portion of our operating revenues. If AT&T Wireless were to terminate its roaming agreement with us, our results of operations would be harmed substantially."

    We include any toll, or long-distance, revenues related to our cellular and roaming services in service revenues and roaming revenues. Our roaming yield, which is our roaming service revenues, including airtime, toll charges and surcharges, divided by roaming minutes of use, was $0.70, $0.72, $0.61, $0.62 and $0.50 per minute for the years ended December 31, 1996, 1997, 1998 and for the nine months ended September 30, 1998 and 1999, respectively. Despite the decline in our roaming yield, we have seen overall roaming revenues grow due to growth in roaming minutes of use.

    We derive roaming revenues from charges to our subscribers when those subscribers roam into other wireless providers' markets. Our current accounting practice is to net those revenues against the associated expenses charged to us by third-party wireless providers (that is, the fees we pay the other wireless providers for carrying our subscribers' calls on their network) and to record the net expense as cost of service. Historically, we have been able to pass through to our subscribers the majority of the costs charged to us by third-party wireless providers. Recently, the industry has been moving to pricing plans that include flat rate pricing and larger home areas. Under these types of plans, amounts charged to us by other wireless providers may not necessarily be passed through to our subscribers. Therefore, we are currently assessing the need to report these revenues and expenses separately in our statements of operations. If we had reported these revenues and expenses separately in our statement of operations for the years ended December 31, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, revenues would have been $74.4 million, $150.8 million, $104.0 million and $266.8 million, respectively, average monthly revenues per cellular subscriber, excluding roaming revenues, would have been $52, $48, $47 and $43, respectively, and EBITDA margin would have been 32.3%, 33.1%, 36.1% and 39.4%, respectively. Information prior to 1997 is not available.

    Our overall cellular penetration rates increased for the nine months ended September 30, 1998 and 1999 and in each of 1996, 1997 and 1998 due to incremental penetration gains in our markets. We believe that as our cellular penetration rates increase, the increase in new subscriber revenues will continue to exceed the loss of revenues attributable to our cellular churns.

COSTS AND EXPENSES

    Our primary operating expense categories include cost of service, cost of equipment, marketing and selling costs, general and administrative costs, and depreciation and amortization.

    Our cost of service consists primarily of costs to operate and maintain our facilities utilized in providing service to customers and amounts paid to third-party cellular providers for providing service to our subscribers when our subscribers roam into their markets.

    Our cost of equipment represents the costs associated with telephone equipment and accessories sold to customers. In recent years, we and other cellular providers have increased the use of discounts on phone equipment and free phone promotions as competition between service providers has intensified. As a result, we have incurred, and expect to continue to incur, losses on equipment sales and increased marketing and selling costs per gross additional subscriber. While we expect to continue these discounts and promotions, we believe that these promotions will result in increased revenues from increases in the number of our cellular subscribers.

    Our marketing and selling costs include advertising, compensation paid to sales personnel and independent agents and all other costs to market and sell cellular products and services and costs related to customer retention. We pay commissions to direct sales personnel for new business generated. Independent sales agents receive commissions for generating new sales and ongoing sales to existing customers.

    Our general and administrative costs include all infrastructure costs, including costs for customer support, billing, collections and corporate administration.

    Our depreciation and amortization expense represents the costs associated with the depreciation of our fixed assets and the amortization of our intangible assets, primarily cellular license acquisition costs and customer lists.

    Since 1996, we have completed 14 acquisitions of cellular licenses and systems for an aggregate purchase price of $1,196.4 million, increasing the total population service by our systems by approximately 5.7 million and expanding the geographical scope of our operations. Although our cash flows from operations has increased as a result of our acquisitions, the increased amortization, together with the increased interest expense and dividend requirements associated with our outstanding indebtedness and preferred stock, have resulted in increased losses applicable to common stockholders for 1997 and 1998 and for the nine months ended September 30, 1999. We expect that our interest in the American Cellular joint venture will result in an immediate increase in our net losses. We expect our net losses to continue until we expand our acquired systems and increase our subscriber base. Our recent acquisitions affect the comparability of our historical results of operations for the periods discussed, therefore these results may not be indicative of future performance.

    As part of our recapitalization to be completed immediately prior to the closing of this offering, the holders of our Class D preferred stock have agreed to convert all of their Class D preferred shares. Each share of Class D preferred stock is convertible into one share of old Class A common stock and one share of Class E preferred stock. As a result of this conversion, we will allocate the current carrying value of the Class D preferred stock of $85.0 million to both the old Class A common stock and Class E preferred stock based on their relative fair market values at the time of conversion. The redemption of the shares of Class E preferred stock will be accounted for at their aggregate liquidation value of $85.0 million plus accrued dividends. The difference between the allocated carrying value of the Class E preferred stock and their liquidation value will be recognized as a preferred stock dividend at the date of the redemption.

    During the first quarter 2000, we expect to incur an extraordinary pretax loss of approximately $35.9 million, which includes a $27.2 million premium paid on the retirement of our 11 3/4% senior notes and an $8.7 million write-off of previously capitalized financing costs associated with our existing Dobson Operating Company and Dobson Cellular Operations Company credit facilities and our senior notes.

RESULTS OF OPERATIONS

    In the text below, financial statement numbers have been rounded; however, the percentage changes are based on our actual financial statements.

NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED
  SEPTEMBER 30, 1998

    OPERATING REVENUES. For the nine months ended September 30, 1999, our total operating revenues increased $138.8 million, or 144.1%, to $235.1 million from $96.3 million for the comparable period in 1998. Our total service revenues, roaming revenues and equipment sales and other revenues represented 50.1%, 45.6% and 4.3%, respectively, of our total operating revenues for the nine months ended September 30, 1999 and 49.6%, 47.7% and 2.7%, respectively, of our total operating revenues for the nine months ended September 30, 1998.

    The following table sets forth the components of our revenues for the periods indicated:

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                         ----------------------
                                                            1998         1999
                                                         -----------   --------
                                                         (UNAUDITED)
                                                            ($ IN THOUSANDS)
Operating revenues:
  Service revenues.....................................    $47,769     $117,892
  Roaming revenues.....................................     45,916      107,296
  Equipment sales and other revenues...................      2,661        9,952
                                                           -------     --------
    Total..............................................    $96,346     $235,140
                                                           =======     ========

    For the nine months ended September 30, 1999, service revenues increased $70.1 million, or 146.8%, to $117.9 million from $47.8 million for the comparable 1998 period. Of this increase, $56.0 million was attributable to acquisitions. The remaining $14.1 million was primarily attributable to increased penetration and usage in our existing markets. Our subscriber base increased 160.1% to approximately 424,000 at September 30, 1999 from approximately 163,000 at September 30, 1998. We added approximately 193,800 subscribers since September 30, 1998 as a result of acquisitions. For the nine months ended September 30, 1999, our average monthly service revenues per subscriber decreased 17.5% to $33 from $40 for the comparable period in 1998 due to the addition of new lower rate subscribers in our northern region and competitive market pressures in all our markets.

    For the nine months ended September 30, 1999, roaming revenues increased $61.4 million, or 133.7%, to $107.3 million from $45.9 million for the comparable 1998 period. Of this increase, $41.5 million was attributable to acquisitions. The remaining $19.9 million was primarily attributable to increased roaming minutes in our existing markets due to expanded coverage areas, deployment of digital technology in most of our markets and increased usage in these markets.

    For the nine months ended September 30, 1999, equipment sales and other revenues increased $7.3 million, or 274.0%, to $10.0 million from $2.7 million for the comparable 1998 period due to increased sales of equipment as a result of growth in subscribers.

    COST OF SERVICE. For the nine months ended September 30, 1999, the total cost of service increased $13.2 million, or 58.2%, to $35.8 million from $22.6 million for the comparable 1998 period. Of this increase, $11.3 million was attributable to acquisitions. The remaining $1.9 million was primarily attributable to increased subscribers and minutes of use in our existing markets. As a percentage of service and roaming revenues, our cost of cellular service decreased to 15.9% for the nine months ended September 30, 1999 from 24.1% for the comparable period of 1998. This decrease was primarily a result of a reduction in rates charged by third-party wireless providers for the use of their networks while our customers were roaming in their service areas.

    COST OF EQUIPMENT. For the nine months ended September 30, 1999, our cost of equipment increased $13.4 million, or 259.3%, to $18.6 million from $5.2 million for the comparable period of 1998, primarily as a result of increases in the volume of equipment we sold due to the growth in subscribers.

    MARKETING AND SELLING COSTS. For the nine months ended September 30, 1999, our marketing and selling costs increased $20.1 million, or 135.3%, to $35.0 million from $14.9 million for the comparable period of 1998. The overall increase was a result of an increase in gross subscriber additions. We added approximately 121,000 gross subscribers in the nine months ended September 30, 1999 and approximately 48,900 gross subscribers in the nine months ended September 30, 1998. As a percentage of total operating revenues, marketing and selling costs decreased to 14.9% for the nine months ended September 30, 1999 from 15.4% for the same period in 1998.

    GENERAL AND ADMINISTRATIVE COSTS. For the nine months ended September 30, 1999, our general and administrative costs increased $24.6 million, or 151.5%, to $40.8 million from $16.2 million for the comparable 1998 period. This increase was the result of increased infrastructure costs, including customer service, billing, collections and administrative costs as a result of our overall growth. Our average monthly general and administrative costs per average subscriber decreased 14.3% to $12 for the nine months ended September 30, 1999 from $14 for the comparable period of 1998. The decrease in general and administrative costs per subscriber was primarily the result of efficiencies gained from the integration of acquired companies.

    DEPRECIATION AND AMORTIZATION EXPENSE. For the nine months ended September 30, 1999, our depreciation and amortization expense increased $70.3 million, or 236.6%, to $100.0 million from $29.7 million for the comparable 1998 period. Depreciation and amortization of assets acquired in acquisitions accounted for substantially all of this increase.

    INTEREST EXPENSE. For the nine months ended September 30, 1999, our interest expense increased $57.4 million, or 228.9%, to $82.4 million from $25.0 million for the comparable 1998 period. The increase resulted primarily from our increased borrowings to finance our acquisitions.

    OTHER INCOME (EXPENSE), NET. For the nine months ended September 30, 1999, our other income increased $0.1 million, or 3.3%, to $3.4 million from $3.3 million for the comparable period of 1998. This increase was primarily the result of an increase in interest income earned on restricted investments less expenses that we incurred pursuing acquisitions that were not consummated.

    MINORITY INTERESTS IN INCOME OF SUBSIDIARIES. For the nine months ended September 30, 1999, our minority interests in income of subsidiaries increased $0.1 million, or 8.2%, to $2.1 million from $2.0 million for the comparable period of 1998. This increase was attributable to increased income earned from our subsidiaries in established markets in which we do not own a 100% interest, which was offset by losses from subsidiaries in newly-acquired markets in which we do not own a 100% interest.

    EXTRAORDINARY EXPENSE. During the first quarter of 1998, we incurred an extraordinary pretax loss of approximately $3.3 million as a result of writing off previously capitalized financing costs associated with revolving credit facilities that were refinanced in March 1998.

    INCOME (LOSS) FROM DISCONTINUED OPERATIONS. For the nine months ended September 30, 1999, our loss, net of income tax benefits, from discontinued operations increased $24.6 million, or 143.3%, to $41.8 million from $17.2 million for the comparable period of 1998. The increase was a result of increased losses by Logix, our local exchange carrier subsidiary, that substantially expanded its operations in 1999. We will distribute the capital stock of Logix to our current stockholders prior to this offering.

    NET INCOME (LOSS). For the nine months ended September 30, 1999, our net loss was $89.0 million. Our net loss increased $58.1 million, or 188.1%, from $30.9 million for the comparable 1998 period. The increase in our net loss was primarily attributable to increased depreciation and amortization expense and interest expense resulting from our 1998 and 1999 business acquisitions and related financings, as well as the increase in our loss from discontinued operations.

    DIVIDENDS ON PREFERRED STOCK. For the nine months ended September 30, 1999, our dividends on preferred stock increased $33.8 million, or 201.6%, to $50.5 million from $16.7 million for the comparable 1998 period. The increase was primarily the result of additional dividends on our December 1998 and May 1999 issuances of senior preferred stock.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    OPERATING REVENUES. For the year ended December 31, 1998, our total operating revenues increased $73.3 million, or 109.9%, to $140.0 million from $66.7 million for the year ended December 31, 1997. Our total service revenues, roaming revenues and equipment sales and other revenues represented 49.6%, 47.5% and 3.0%, respectively, of our total operating revenues for the year ended December 31, 1998 and 57.6%, 39.4% and 3.1%, respectively, of our total operating revenues, respectively, for the year ended December 31, 1997.

    The following table sets forth the components of our revenues for the periods indicated:

                                                      YEAR ENDED DECEMBER 31
                                                     -------------------------
                                                       1997             1998
                                                     --------         --------
                                                         ($ IN THOUSANDS)
Operating revenues:
  Service revenues.................................  $ 38,410         $ 69,402
  Roaming revenues.................................    26,263           66,479
  Equipment sales and other revenues...............     2,041            4,154
                                                     --------         --------
    Total..........................................  $ 66,714         $140,035
                                                     ========         ========

    For the year ended December 31, 1998, service revenues increased
$31.0 million, or 80.7%, to $69.4 million from $38.4 million for the year ended December 31, 1997. Of this increase, $15.8 million was attributable to acquisitions. The remaining $15.2 million was primarily attributable to increased penetration and usage in our central and eastern regions. Our subscriber base increased 251.7% to

352,005 at December 31, 1998 from 100,093 at December 31, 1997. We added 220,626 subscribers since December 31, 1997 as a result of acquisitions. For the year ended December 31, 1998, our average monthly service revenues per subscriber decreased 2.4% to $40 from $41 for the year ended December 31, 1997 due to the addition of lower rate subscribers in our eastern region and competitive market pressures in all our markets.

    For the year ended December 31, 1998, roaming revenues increased
$40.2 million, or 153.1%, to $66.5 million from $26.3 million for the year ended December 31, 1997. Of this increase, $25.0 million was attributable to acquisitions. The remaining $15.2 million was primarily attributable to increased roaming minutes in our central and eastern regions due to expanded coverage areas and increased usage in these markets.

    For the year ended December 31, 1998, equipment sales and other revenues increased $2.2 million, or 103.5%, to $4.2 million from $2.0 million for the year ended December 31, 1997 due to increased sales of equipment as a result of growth in subscribers.

    COST OF SERVICE. For the year ended December 31, 1998, our total cost of service increased $16.8 million, or 102.5%, to $33.3 million from $16.4 million for the year ended December 31, 1997. Of this increase, $9.0 million was attributable to acquisitions. The remaining $7.8 million was primarily attributable to increased subscribers and minutes of use in our central and eastern regions and payments we made to other wireless service providers for the use of their networks while our customers were roaming in their service areas. As a percentage of service and roaming revenues, our cost of cellular service remained constant at 24.5% for the year ended December 31, 1998 and the year ended December 31, 1997.

    COST OF EQUIPMENT. For the year ended December 31, 1998, our cost of equipment increased $4.3 million, or 106.6%, to $8.4 million from $4.0 million in 1997, primarily as a result of increases in the volume of equipment we sold due to the growth in subscribers.

    MARKETING AND SELLING COSTS. For the year ended December 31, 1998, our marketing and selling costs increased $11.7 million, or 109.9%, to $22.4 million from $10.7 million for the year ended December 31, 1997. As a percentage of total operating revenues, marketing and selling costs remained constant at 16.0% for the year ended December 31, 1998 and the year ended December 31, 1997. We added 65,665 gross subscribers in the year ended December 31, 1998 and 33,354 gross subscribers in the year ended December 31, 1997. Gross subscriber additions do not include subscribers acquired through business acquisitions.

    GENERAL AND ADMINISTRATIVE COSTS. For the year ended December 31, 1998, our general and administrative costs increased $14.5 million, or 125.5%, to $26.1 million from $11.6 million for the year ended December 31, 1997. This increase was the result of increased infrastructure costs, including customer service, billing, collections and administrative costs as a result of our overall growth. As a percentage of total operating revenues, general and administrative costs increased to 18.6% in the year ended December 31, 1998 from 17.3% in the year ended December 31, 1997. The increase as a percentage of total operating revenues resulted from initial inefficiencies created in our administrative areas as a result of the fourth quarter 1998 operational split of our ongoing wireless and our discontinued wireline business segments. In addition, we experienced higher than expected levels of bad debt expenses in certain markets in the fourth quarter of 1998.

    DEPRECIATION AND AMORTIZATION EXPENSE. For the year ended December 31, 1998, our depreciation and amortization expense increased $30.3 million, or 180.5%, to $47.1 million from $16.8 million for 1997. Depreciation and amortization of assets acquired in acquisitions accounted for $21.1 million of this increase. The remainder of this increase was from depreciation attributable to our depreciable assets.

    INTEREST EXPENSE. For the year ended December 31, 1998, our interest expense increased $11.3 million, or 41.0%, to $39.0 million from $27.6 million for the year ended December 31, 1997. The increase resulted primarily from our increased borrowings in 1998 to finance our acquisitions.

    OTHER INCOME (EXPENSE), NET. For the year ended December 31, 1998, our other income increased $1.1 million, or 38.9%, to $3.9 million from $2.8 million for the year ended December 31, 1997. Of this increase, $0.9 million was attributable to increased interest income in 1998. In 1998, we had higher investment balances than in 1997, primarily related to proceeds from the sale of securities pending their use and escrow deposits relating to acquisitions completed in 1998.

    MINORITY INTERESTS IN INCOME OF SUBSIDIARIES.  For the year ended
December 31, 1998, our minority interests in income of subsidiaries increased $0.8 million, or 46.9%, to $2.5 million from $1.7 million in 1997. This increase was attributable to the increased income earned from our subsidiaries in established markets in which we do not own a 100% interest, which was offset by losses from subsidiaries in newly-acquired markets in which we do not own a 100% interest.

    EXTRAORDINARY EXPENSE. In 1998 and 1997, we incurred an extraordinary pretax loss of approximately $3.3 million and $2.2 million, respectively, as a result of writing off previously capitalized financing costs associated with revolving credit facilities that were refinanced in March 1998 and February 1997, respectively.

    INCOME (LOSS) FROM DISCONTINUED OPERATIONS. In the year ended December 31, 1998, we had a loss from discontinued operations of $27.1 million, compared to income from discontinued operations of $0.3 million in the year ended
December 31, 1997. The loss was the result of increased losses by Logix, our local exchange carrier subsidiary, that substantially expanded its operations in 1998. We will distribute the capital stock of Logix to our current stockholders prior to this offering.

    NET INCOME (LOSS). For the year ended December 31, 1998, our net loss was $52.6 million. Our net loss increased $35.9 million, or 214.1%, from $16.7 million in the year ended December 31, 1997. The increase in our net loss was primarily attributable to increased depreciation and amortization expense and interest expense resulting from our 1998 business acquisitions and related financings and increased losses from discontinued operations.

    DIVIDENDS ON PREFERRED STOCK. For the year ended December 31, 1998, our dividends on preferred stock increased $21.4 million, or 820.2%, to $24.0 million from $2.6 million in the year ended December 31, 1997. The increase was primarily the result of additional dividends on our January 1998 issuance of senior preferred stock.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    OPERATING REVENUES. For the year ended December 31, 1997, our total operating revenues increased $39.8 million, or 147.6%, to $66.7 million from $26.9 million for the year ended December 31, 1996. Our total service revenues, roaming revenues and equipment sales and other revenues represented 57.6%, 39.4% and 3.1% of our total operating revenues, respectively, in the year ended December 31, 1997 and 65.3%, 29.1% and 5.5% of our total operating revenues, respectively, in the year ended December 31, 1996.

    The following table sets forth the components of our revenues for the periods indicated:

                                                         YEARS ENDED DECEMBER 31
                                                       ---------------------------
                                                         1996               1997
                                                       --------           --------
                                                            ($ IN THOUSANDS)
Operating revenues:
  Service revenues...................................  $17,593            $38,410
  Roaming revenues...................................    7,852             26,263
  Equipment sales and other revenues.................    1,494              2,041
                                                       -------            -------
      Total..........................................  $26,939            $66,714
                                                       =======            =======

    For the year ended December 31, 1997, our service revenues increased
$20.8 million, or 118.3%, to $38.4 million from $17.6 million for the year ended December 31, 1996. Of this increase, $15.0 million was attributable to the acquisitions of our Maryland and Arizona properties in 1997 and the inclusion of the operations of our Kansas/Missouri properties for all of 1997. The remaining increase resulted primarily from increased penetration and usage in our central region. Our subscriber base increased 194.8% to 100,093 at December 31, 1997 from 33,955 at December 31, 1996. We added 42,608 subscribers as a result of the acquisitions of our east Maryland and west Maryland markets. For the year ended December 31, 1997, our average monthly service revenues per subscriber decreased 15.0% to $41 from $48 for the year ended December 31, 1996 due to the addition of lower rate subscribers in our eastern region and competitive market pressures in all our markets.

    For the year ended December 31, 1997, our roaming revenues increased
$18.4 million, or 234.4%, to $26.3 million from $7.9 million for the year ended December 31, 1996. Of this increase, $15.6 million was attributable to the acquisitions of our Maryland and Arizona markets in 1997 and the inclusion of the operations of our Kansas/Missouri markets for all of 1997. The remaining increase was primarily attributable to increased roaming minutes in our central region due to expanded coverage areas and increased usage.

    For the year ended December 31, 1997, equipment sales and other revenues increased $0.5 million, or 36.7%, to $2.0 million from $1.5 million in 1996 due to increased sales of equipment as a result of growth in subscribers.

    COST OF SERVICE. For the year ended December 31, 1997, our total cost of service increased $10.3 million, or 168.5%, to $16.4 million from $6.1 million for the year ended December 31, 1996. Of this increase, $8.4 million was attributable to the acquisitions of our Maryland and Arizona properties in 1997 and the inclusion of the operations of our Kansas/Missouri markets for all of 1997. The remaining increase was primarily the result of increased subscribers and minutes of use in our Central Region and payments we made to other wireless service providers for the use of their networks while our customers were roaming in their service areas. As a percentage of service and roaming revenues, cost of service increased to 25.4% for the year ended December 31, 1997 from 24.0% for the year ended December 31, 1996. This increase was primarily due to the increased payments we made to other wireless service providers for roaming charges of our subscribers, as well as additional facility lease costs in east Maryland.

    COST OF EQUIPMENT. For the year ended December 31, 1997, our total cost of equipment increased $1.4 million, or 57.3%, to $4.0 million from $2.6 million for the year ended December 31, 1996, primarily as a result of increases in the volume of equipment we sold due to the growth in subscribers.

    MARKETING AND SELLING COSTS. For the year ended December 31, 1997, our marketing and selling costs increased $6.2 million, or 139.1%, to $10.7 million from $4.5 million for the year ended December 31, 1996. The increase was primarily due to the higher level of subscribers we added during 1997. We added 33,354 gross subscribers in 1997 with subscribers added in our eastern region and in our Arizona 5 license since their acquisitions making up 16,469 and 1,307, respectively, of the gross subscribers added. We added 11,970 gross subscribers in 1996. Gross subscriber additions do not include subscribers acquired through business acquisitions.

    GENERAL AND ADMINISTRATIVE COSTS. For the year ended December 31, 1997, our general and administrative costs increased $7.7 million, or 196.2%, to $11.6 million from $3.9 million for the year ended December 31, 1996. The increase was primarily due to our increased billing costs as a result of our growth in our wireless subscribers, our 1997 acquisitions, the inclusion of our Kansas/Missouri markets for all of 1997, and increased salary costs resulting from additional personnel. As a percentage of total operating revenues, general and administrative costs increased from 14.5% in 1996 to 17.3% in 1997. This increase resulted from the addition of personnel necessary to support our expanded operations.

    DEPRECIATION AND AMORTIZATION EXPENSE. For the year ended December 31, 1997, our depreciation and amortization expense increased $11.6 million, or 220.5%, to $16.8 million from $5.2 million for the year ended December 31, 1996. Depreciation and amortization expense increased $12.1 million as a result of the amortization of assets acquired in the acquisitions of our Maryland and Arizona markets in 1997 and the Kansas/Missouri acquisition in 1996, which was partially offset by a slight decrease related to our depreciation and amortization of assets in our central region.

    INTEREST EXPENSE. For the year ended December 31, 1997, interest expense increased $23.3 million to $27.6 million from $4.3 million for 1996. The increase resulted primarily from our increased borrowings to finance the acquisitions of the Maryland and Arizona properties.

    OTHER INCOME (EXPENSE), NET. For the year ended December 31, 1997, our other income increased $4.3 million to $2.8 million from other expense of $1.5 million in the year ended December 31, 1996. The increase resulted primarily from interest earned on securities we purchased and pledged to secure payment of the first four semi-annual interest payments on our senior notes due 2007.

    MINORITY INTERESTS IN INCOME OF SUBSIDIARIES.  For the year ended
December 31, 1997, our minority interests in income of subsidiaries increased $1.0 million, or 150.8%, to $1.7 million from $0.7 million in 1996. This increase was attributable to the increased income earned from our subsidiaries in established markets in which we do not own a 100% interest, which was offset by losses from subsidiaries in newly-acquired markets in which we do not own a 100% interest.

    EXTRAORDINARY EXPENSE. In 1997 and 1996, we incurred an extraordinary pretax loss of approximately $2.2 million and $0.9 million, respectively, as a result of writing off previously capitalized financing costs associated with a revolving credit facility that we refinanced in February 1997 and March 1996, respectively.

    INCOME (LOSS) FROM DISCONTINUED OPERATIONS. Our loss from discontinued operations in the year ended December 31, 1997 of $0.3 million remained constant from the year ended December 31, 1996.

    NET INCOME (LOSS). For the year ended December 31, 1997, our net loss was $16.7 million. Our net loss increased $15.3 million from $1.4 million in the year ended December 31, 1996. The increase in our net loss is primarily attributable to increased depreciation and amortization expense and interest expense resulting from our 1997 business acquisitions and related financings.

    DIVIDENDS ON PREFERRED STOCK. For the year ended December 31, 1997, our dividends on preferred stock increased $1.8 million, or 206.6%, to $2.6 million from $0.8 million in the year ended December 31 1996. This increase was primarily the result of additional dividends on our senior preferred stock, which was outstanding for all of 1997 but only part of 1996.

LIQUIDITY AND CAPITAL RESOURCES

    We have required, and will likely continue to require, substantial capital to further develop, expand and upgrade our cellular systems and and those we may acquire. We have financed our operations through cash flows from operating activities, bank debt and the sale of debt and equity securities. We had capital expenditures of $40.2 million during the first nine months of 1999 and we expect our capital expenditures for the last three months of 1999 to be approximately $32.0 million, excluding acquisitions. We have budgeted approximately
$115.0 million to $120.0 million for capital expenditures in 2000. We may also require additional financing for future acquisitions, to refinance our debt at its final maturities and to meet our mandatory redemption provisions on our senior preferred stock.

    At September 30, 1999, we had a working capital deficit of $14.0 million, a ratio of current assets to current liabilities of 0.9:1 and an unrestricted cash balance of $0.3 million, which compares to working capital of $13.5 million, a ratio of current assets to current liabilities of 1.1:1 and an unrestricted cash balance of $22.3 million at December 31, 1998, and working capital of $15.9 million, a ratio of current assets to current liabilities of 1.7:1 and an unrestricted cash balance of $2.8 million at December 31, 1997.

    Our net cash provided by operating activities totaled $11.5 million and $10.3 million for the nine months ended September 30, 1999 and 1998, respectively. The increase of $1.2 million was primarily due to lower depreciation and amortization, which was partially offset by a decrease in deferred credits, an increase in current assets, a decrease in liabilities and our net loss for the period. Our net cash provided by operating activities totaled $28.0 million for 1998 compared to $6.9 million for 1997 and $5.2 million for 1996. The increase of $21.1 million from 1997 to 1998 was primarily due to lower depreciation and amortization, a decrease in current assets and an increase in liabilities, which was partially offset by our net loss for the period. The increase of $1.7 million from 1996 to 1997 was primarily due to a decrease in current assets, an increase in liabilities, lower depreciation and amortization and an increase in deferred income taxes, which was partially offset by our net loss for the period.

    Our net cash used in investing activities, which totaled $93.4 million and $293.2 million for the nine months ended September 30, 1999 and September 30, 1998, respectively, related primarily to acquisitions and capital expenditures in all periods. Acquisitions and their related costs accounted for $46.4 million and $200.8 million and capital expenditures were $40.2 million and $23.8 million for the nine months ended September 30, 1999 and September 30, 1998, respectively. Our cash used in investing activities, which totaled
$999.1 million, $217.6 million and $43.9 million for 1998, 1997 and 1996, respectively, principally related to acquisitions and capital expenditures in all periods. Acquisitions accounted for $945.4 million, $190.7 million and $30.0 million in 1998, 1997 and 1996, respectively, and capital expenditures were $55.3 million, $17.8 million and $13.5 million in 1998, 1997 and 1996, respectively.

    Net cash provided by financing activities was $59.9 million for the nine months ended September 30, 1999 compared to $285.2 million for the nine months ended September 30, 1998. Financing activity sources for the nine months ended September 30, 1999 consisted primarily of the issuance of $170.0 million of senior preferred stock, maturities of restricted investments of $19.1 million and proceeds from long-term debt of $79.0 million, which was partially offset by the redemption of $55.0 million of our Class F and Class G preferred stock and repayments of long-term debt totaling $141.1 million. Net cash provided by financing activities was $990.6 million for 1998 compared to $212.5 million for 1997 and $38.9 million for 1996. Financing activity sources for 1998 consisted primarily of $740.0 million of proceeds from bank borrowings, the issuance of $200.0 million of Dobson/Sygnet senior notes, the issuance of $225.0 million of senior preferred stock and the issuance of $115.0 million of other preferred stock. These activities were partially offset by financing activity uses, including the purchase of $67.7 million of restricted investments to be used to fund the first six semi-annual interest payments on the Dobson/Sygnet senior notes and $62.0 million of deferred financing costs relating to new credit facilities and the financing of our acquisition of Sygnet. Proceeds from long-term debt borrowings exceeded long-term debt repayments by $768.5 million, $256.3 million and $39.4 million in 1998, 1997 and 1996, respectively.

    The minority partners in partnerships that own certain of our cellular operations receive distributions equal to their share of the profit multiplied by estimated income tax rates. Under our bank credit agreements, our minority partners are not entitled to receive any cash distributions in excess of amounts required to meet income tax obligations until all indebtedness of their respective partnerships to us is paid or extinguished.

    We have agreed to purchase approximately $65.0 million of cell site and switching equipment from Nortel Networks Corp. prior to November 2001. Of this commitment, approximately $27.8 million remained outstanding at September 30, 1999. Under another equipment supply agreement, we agreed to purchase approximately $81.0 million of cell site and switching equipment from Lucent Technologies Inc. by January 13, 2002. Of this commitment, $33.2 million remained outstanding at September 30, 1999. We expect that these purchases will be financed using funds available under our credit facilities.

    We have received a commitment from Bank of America, N.A. and its affiliate, Banc of America Securities LLC, on behalf of a group of banks, to provide us with an $800.0 million credit facility, the proceeds of which will be used primarily to consolidate the indebtedness of our Dobson Cellular Operations Company subsidiary under its $160.0 million credit facility and our Dobson Operating Company subsidiary under its $250.0 million senior secured credit facility, to pay the cash portion of certain of our pending acquisitions and to fund our expected repurchase of our outstanding $160.0 million principal amount of 11 3/4% senior notes due 2007. This new credit facility will include a $300.0 million revolving credit facility and a $500.0 million term loan facility, both of which will mature in 2007.

    Advances under our new credit facility will bear interest, at our option, at prime rate or LIBOR plus up to an additional 1.5% to 2.5% respectively, for the revolving credit facility and up to an additional 1.5% to 3.0% respectively, for the term loan facility. Our obligations under the credit facility will be secured by a pledge of the stock of our restricted subsidiaries and by liens on all of our assets and those of our restricted subsidiaries except FCC licenses.

    We will be required to amortize the term loan facility quarterly in amounts ranging from $25.0 million in 2001 to $125.0 million in 2007. In addition, we will be required to make prepayments of amounts received from asset sales, excess cash flows and proceeds from new borrowings or the sale of equity, other than this offering. We will have the right to prepay the credit facility in whole or in part at any time subject to the payment of certain fees.

    Our new credit facility will contain a number of restrictive covenants that, among other things, will limit our ability to incur additional indebtedness, create liens and pay dividends. In addition, we will be required to maintain certain financial ratios, including a ratio of total indebtedness to EBITDA of
7.75 to 1; a ratio of EBITDA to debt service requirements of 1.15 to 1; an interest coverage ratio of at least 1.40 to 1; and a ratio of EBITDA minus capital expenditures to debt service requirements of greater than 1.10 to 1.

    Our new credit facility will replace the Dobson Cellular Operations Company credit facility and the Dobson Operating Company credit facility. As of September 30, 1999, we had outstanding indebtedness of $272.0 million and availability of approximately $87.0 million under these two facilities. Obligations under these two credit facilities are secured by all existing and future assets of Dobson Cellular Operations Company and Dobson Operating Company, and are guaranteed by their restricted subsidiaries. These two credit facilities are not secured, however, by FCC licenses. Each of these two credit facilities require that we maintain specified financial ratios. The failure to maintain these ratios would constitute an event of default, notwithstanding our ability to meet debt service obligations. To date, we have met the required financial ratios. These two credit facilities each amortize quarterly beginning June 30, 2000 and terminate on June 30, 2006. The weighted average interest rate on the Dobson Cellular Operations Company credit facility was 6.5% as of September 30, 1999. The weighted average interest rate on the Dobson Operating Company credit facility was 7.0% as of September 30, 1999.

    Our subsidiary, Dobson/Sygnet, is a party to a credit agreement for an aggregate of $430.0 million, consisting of a $50.0 million revolving credit facility and $380.0 million of term loan facilities. Interest on the revolving credit facility and the term loan facilities is based on a prime rate or a LIBOR formula, and has ranged between 8.3% and 8.9% since inception. As of September 30, 1999, we had $406.0 million outstanding under the Dobson/Sygnet credit facilities and we had $24.0 million of availability under the Dobson/Sygnet credit facilities.

    The obligations under the Dobson/Sygnet credit facilities are secured by a pledge of the capital stock of Dobson/Sygnet's operating subsidiary as well as a lien on substantially all of the assets of Dobson/Sygnet and its operating subsidiary. The Dobson/Sygnet credit facilities require that Dobson/ Sygnet and we maintain certain financial ratios. The failure to maintain these ratios would constitute an event of default, notwithstanding Dobson/Sygnet's ability to meet its debt service obligations. The Dobson/Sygnet credit facilities amortize quarterly beginning on December 31, 2000. The revolving credit facility terminates on September 23, 2006. The $50.0 million term loan facility terminates on March 23, 2007 and the $380.0 million term loan facility terminates on December 23, 2007. The weighted average interest rate on the Dobson/Sygnet credit facilities was 8.7% as of September 30, 1999.

    Dobson/Sygnet has outstanding $200.0 million aggregate principal amount of senior notes that mature in 2008. The Dobson/Sygnet notes bear interest at an annual rate of 12 1/4%, payable semi-annually on each June 15 and December 15, beginning June 15, 1999. The Dobson/Sygnet note indenture contains restrictive covenants that, among other things, limit our ability and that of Dobson/ Sygnet's subsidiaries to incur additional indebtedness, create liens, pay dividends or make distributions in respect of their capital stock, make investments or certain other restricted payments, sell assets, redeem capital stock, issue or sell stock of restricted subsidiaries, enter into transactions with stockholders or affiliates or effect a consolidation or merger. Of the net proceeds from the sale of these notes, we used $67.7 million, to purchase securities we have pledged to secure the first six semi-annual interest payments on the notes.

    We have outstanding $160.0 million aggregate principal amount of senior notes which mature in April 2007. The senior notes bear interest at an annual rate of 11 3/4%, payable semi-annually on each April 15 and October 15. We expect to offer to repurchase all of our outstanding senior notes with funds available under our new credit facility described above.

    As of September 30, 1999, we have issued and outstanding 12 1/4% senior preferred stock and 13% senior preferred stock with aggregate liquidation values of $286.3 million and $179.1 million, respectively, including accrued stock dividends. Each of the certificates of designation for our senior preferred stock contains several restrictive covenants which may limit our ability to issue indebtedness in the future.

    We recently entered into definitive agreements to acquire the FCC licenses for, and certain assets related to, Alaska 1, Alaska 3, Michigan 3, Michigan 10 and Texas 9 rural service areas for an aggregate purchase price of $284.0 million. These acquisitions are expected to close in the first half of 2000. On June 28, 1999 we concluded our purchase of the FCC license for, and certain assets related to, Maryland 1 RSA and an unserved portion of Cumberland, Maryland MSA for $9.1 million in cash using available funds under our credit facilities. In the fourth quarter of 1999, we also acquired the FCC license for, and certain assets related to, a portion of Arizona 1 RSA for $24.0 million. Arizona 1 is located in northwestern Arizona. Effective December 16, 1999, we concluded the purchase of the

FCC license for, and certain assets related to, Pennsylvania 2 RSA for $6.0 million. We have no definitive agreements with respect to any acquisitions other than our acquisitions of Alaska 1, Alaska 3, Michigan 3, Michigan 10 and Texas 9 rural service areas and the American Cellular acquisition.

    The American Cellular joint venture has obtained a commitment for a bank credit facility of $1.75 billion. After initial funding and borrowings under this credit facility to complete the American Cellular acquisition, we expect there will be approximately $75.0 million of credit availability under this facility. American Cellular has required, and will likely continue to require, substantial capital to further develop, expand and upgrade its cellular systems. The American Cellular joint venture has preliminarily budgeted approximately $70.0 million for American Cellular capital expenditures in 2000. If American Cellular does not generate sufficient cash flows from operations or otherwise have sufficient access to capital to meet all of its debt service, capital expenditure, working capital or other operating needs, we may be required to fund our 50% share of any capital needs of the American Cellular joint venture in order to protect our substantial investment in it. See "The American Cellular Acquisition--Joint Venture Credit Facility."

    The following table reflects our planned sources and uses of funds for 2000 (dollars in millions), assuming an initial public offering price for this offering of $21 per share and an offering price in the concurrent offering to AT&T Wireless of $19.79 per share:

                                        AMOUNT
SOURCE OF FUNDS                 COMMITTED OR AVAILABLE          USES OF CAPITAL          CAPITAL REQUIRED
---------------                 ----------------------   ------------------------------  ----------------
                                                         Refinance Dobson Operating
                                                           Company and Dobson Cellular
New Dobson Operating Company                               Operations Company credit
  credit facility.............      $800.0 million       facilities....................   $335.0 million
Proceeds from sale of Class A
  common stock in this                                   Refinance 11 3/4% senior
  offering....................      $489.0 million       notes.........................   $187.0 million
Proceeds from sale of Class A                            Equity contribution to
  common stock to AT&T                                     American Cellular joint
  Wireless....................      $ 29.0 million       venture.......................   $372.5 million
Dobson/Sygnet credit                                     Redemption of preferred
  facility....................      $ 24.0 million       stock.........................   $ 74.2 million
                                                         Debt service on credit
                                                           facilities..................   $111.0 million
                                                         Completion of pending
                                                           acquisitions................   $284.0 million
                                                         Capital expenditures..........   $100.0 million
                                    --------------                                        --------------
                                    $1.342 billion                                        $1.464 billion
                                    ==============                                        ==============

    We expect to fund the difference between sources of funds and uses of capital in the above table with cash flows from operations. See "Risk Factors--Risks Related to Our Business--If we cannot obtain the additional financing we need to continue expanding our systems, our business would be harmed substantially."

    If our joint venture with AT&T Wireless does not consummate the American Cellular acquisition, we will use the proceeds currently allocated for that purpose:

    - to reduce our outstanding indebtedness and, potentially, to redeem a portion of our senior preferred stock;

    - to pay our share of any damages to American Cellular that may arise under the American Cellular merger agreement; and

    - for working capital and other general corporate purposes.

For further information regarding the payment of damages to American Cellular, see "The American Cellular Acquisition--The Acquisition." For a discussion of the shares of outstanding Class D preferred stock and Class E preferred stock that will be repurchased or redeemed pursuant to the recapitalization, see "Capitalization--The Recapitalization."

    Although we cannot provide any assurance, assuming successful implementation of our strategy, including the further development of our cellular systems and significant and sustained growth in our cash flows, we believe that borrowings under our new credit facility, the net proceeds from this offering and cash flows from operations should be sufficient to allow us to consummate our pending acquisitions and are expected to be sufficient to satisfy our currently expected capital expenditures, working capital and debt service obligations. The actual amount and timing of our future capital requirements may differ materially from our estimates as a result of, among other things, the demand for our services and regulatory, technological and competitive developments. We currently expect that we may have to refinance our indebtedness at their respective maturities commencing in 2006. We will also need to refinance our mandatory redemption obligations under our senior preferred stock. Sources of additional financing may include commercial bank borrowings, vendor financing and the sale of equity or debt securities. We cannot assure you that any such financing will be available on acceptable terms or at all.

EFFECT OF NEW ACCOUNTING STANDARDS

    In July 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, or SFAS, No. 133, Derivatives and Hedging.
SFAS 133 establishes uniform hedge accounting criteria for all derivatives requiring companies to formally document, designate and assess the effectiveness of transactions that utilize hedge accounting. Under SFAS 133, derivatives will be recorded on the balance sheet as either an asset or liability measured at their fair value, with changes in the fair value recognized in current earnings. Under SFAS 133, we would record an asset of $0.3 million relating to an interest rate hedge valuation at September 30, 1999. However, in June 1999, the Financial Accounting Standards Board issued SFAS No. 137, which amended SFAS 133 by deferring the effective date to fiscal years beginning after June 15, 2000. We have not determined the timing or method of adoption of SFAS 133.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Our primary market risk relates to changes in interest rates. Market risk is the potential loss arising from adverse changes in market prices and rates, including interest rates. The objective of our financial risk management is to minimize the negative impact of interest rate fluctuations on our earnings and equity. In March 1999, we entered into an interest rate swap that effectively fixed the interest rate on $110.0 million of the principal outstanding amount of the Dobson/Sygnet credit facilities at approximately 5.48% plus a factor based on our leverage, approximately 8.76% at September 30, 1999. The term of the interest rate swap is 24 months. In June 1999, we entered into an interest rate cap agreement terminating on June 14, 2001. The cap agreement minimizes our interest rate exposure by setting a maximum rate of 7.50% plus a factor based on our leverage, approximately 8.88% at September 30, 1999, for $160.0 million of our indebtedness. The counterparty to each of the interest rate swap and cap are major financial institutions. Increases in interest expense relating to the interest rate hedge for the nine months ended September 30, 1998 and 1999 were reflected in income and were immaterial. We did not recognize any gains or losses in 1996, 1997 or 1998 from such interest rate hedging. We do not enter into derivatives or other financial instruments for trading or speculative purposes.

    The fair market value of long-term fixed interest rate debt is subject to interest rate risk. Generally, the fair market value of fixed interest rate debt will increase as interest rates fall and decrease as interest rates rise. The estimated fair market values of our total long-term fixed rate debt and our variable-rate debt are shown in Note 15 to our September 30, 1999 consolidated financial statements. Based on our market risk sensitive instruments outstanding at September 30, 1999, we have determined that there was no material market risk exposure to our consolidated financial position, results of operations or cash flows as of such date.

IMPACT OF YEAR 2000 ISSUE

    Many computer systems and applications, including those embedded in equipment and facilities, use two digit rather than four digit date fields to designate an applicable year. As a result, these systems and applications may not properly recognize the year 2000 or process data that includes it, potentially causing data miscalculations, inaccuracies, operational malfunctions or failures.

    In April 1998, we established a multi-disciplined team to perform a year 2000 impact analysis. The team consisted of representatives from each of our lines of business, as well as representatives from key corporate departments, and was headed by a full-time year 2000 compliance manager. The team created a year 2000 assessment methodology that brought a structured approach to the assessment and management reporting process.

    We completed an inventory of our automated systems and services and identified significant risk areas by line of business, specific compliance requirements and costs and estimated completion dates for affected systems. The services we provide are based on the systems of regional Bell operating companies and other systems outside our control. We have had contact with all of the vendors of products and services that we believe are critical to our operations. Our vendors' representations pertaining to year 2000 compliance have come in writing directly to us, in contracts and by accessing year 2000 information available at their web sites. While all of our vendors have provided some type of assurance that their products will be year 2000 compliant, not all have provided us expressly with a "year 2000 compliance statement" and/or a "year 2000 warranty." Our focus with our vendors has been directed toward obtaining assurances of year 2000 compliance in the form of documented year 2000 planning and testing and third party audits, whenever available.

    We do not have large scale legacy applications used by many telecommunications providers. From an information systems standpoint, we have historically relied on outsourcing relationships for most of our business and operational support applications. Those applications that have not been outsourced to service providers have been deployed using packaged software from outside vendors. As a result, the focus of our remediation efforts is not a large scale in-house effort, but rather an identification of third party systems and services that are not currently year 2000 compliant and oversight of third party compliance efforts.

    The results of the impact analysis revealed that for most of our information systems, services and telecommunications infrastructure, year 2000 compliant versions were to be included as a part of existing maintenance and/or service agreements at no additional cost to us and were in place and tested by the end of the second quarter of 1999. All critical systems relating to call delivery, billing, accounting, payroll and customer care were running on software that was designated by the vendor as being year 2000 compliant by the end of October 1999. We have replaced or upgraded all non-critical systems such as workstations to ensure compliance with year 2000. The cost of upgrading or replacing those systems that were not covered by existing service or maintenance agreements was approximately $0.75 million. Our estimated upgrade costs does not include the cost of upgrading and/or replacing those non-year 2000 compliant systems that were replaced or upgraded based on non-year 2000 related business reasons.

    Since January 1, 2000 we have tested our critical systems and those tests revealed no year 2000 problems. In addition, our operations to date have not experienced any year 2000-related problems. We will continue to analyze systems and services that utilize date-embedded codes that may experience operational problems as various functions are utilized in the coming months. We will continue communicating with third party vendors of systems software and equipment, suppliers of telecommunications capacity and equipment, roaming partners, customers and others with which we do business to coordinate year 2000 compliance. We completed our year 2000 contingency and business continuity plans during the fourth quarter of 1999. If we are unable to provide systems and services to our customers, because either our own systems or those of our vendors are not year 2000 compliant, our reasonably likely worst case scenario is that we would experience a reduction in our operating revenues, which could adversely affect our ability to meet our operating and financial obligations.

                               INDUSTRY OVERVIEW

    Wireless communications systems use a variety of radio frequencies to transmit voice and data. Broadly defined, the commercial wireless communication industry includes one-way radio applications, such as paging or beeper services, and two-way radio applications, such as cellular services, personal communications services and enhanced specialized mobile radio services. Since the introduction of commercial cellular service in 1983, the wireless communications industry has experienced dramatic growth. The number of subscribers for cellular services, personal communications services and enhanced specialized mobile radio services has increased from an estimated 340,000 at the end of 1985 to over 76 million as of June 30, 1999 according to the Cellular Telecommunications Industry Association, an international association for the wireless industry. The following chart illustrates the annual growth in U.S. wireless communication customers for cellular services, personal communications services and enhanced specialized mobile radio services through June 30, 1999.

                                                                                                              JUNE 30
WIRELESS INDUSTRY STATISTICS(1)               1993       1994       1995       1996       1997       1998       1999
-------------------------------             --------   --------   --------   --------   --------   --------   --------
Total service revenues (in billions)......  $ 10.9     $ 14.2     $ 19.1     $ 23.6     $ 27.5     $ 33.1     $ 19.4
Subscribers at end of period (in
  millions)...............................    16.0       24.1       33.8       44.0       55.3       69.2       76.3
Subscriber growth.........................    45.1%      50.8%      40.0%      30.4%      25.6%      25.1%      25.4%
Average monthly service revenues per
  subscriber, excluding roaming
  revenues................................  $58.74     $51.48     $47.59     $44.66     $41.12     $39.66     $39.97
Average monthly service revenues per
  subscriber, including roaming
  revenues................................  $67.13     $59.08     $54.91     $50.61     $46.11     $44.35     $44.37
Penetration at end of period..............     6.2%       9.4%      13.0%      16.3%      20.7%      25.7%      27.9%

------------------------------

SOURCE: CELLULAR TELECOMMUNICATIONS INDUSTRY ASSOCIATION.

(1) Statistics for 1993 through 1998 were as of and for the years ended December 31. Statistics for 1999 are as of and for the six months ended June 30.

    Cellular service, which operates in the 800 MHz frequency band of the radio spectrum, is currently the predominant form of commercial mobile wireless voice communications service. Cellular systems have historically been analog-based systems, which use one continuous electronic signal that varies in amplitude or frequency over a single radio channel. However, over the last several years cellular operators have deployed digital service in most of the major metropolitan markets and in many rural and suburban areas. Digital systems convert voice or data signals into a stream of digits that is compressed before transmission, enabling a single radio channel to carry multiple simultaneous signal transmissions. This increases the capacity of the networks of cellular operators. This enhanced capacity, along with enhancements in digital protocols, allows digital-based wireless technologies to offer new and enhanced services, such as greater call privacy, caller ID, call forwarding, call waiting and more complex data transmission features, including facsimile, electronic mail, internet and data network access.

    The FCC began auctioning spectrum between 1850 to 1990 MHz in late 1994 to be used by personal communications service licensees to provide wireless communications services which are substantially similar to digital cellular services. Personal communications services compete directly with existing cellular telephone, paging and enhanced specialized mobile radio services. In addition to personal communications services and cellular services, enhanced specialized mobile radio licensees provide interconnected two-way voice and data services within a 15 MHz band of spectrum.

    Wireless communications systems are divided into multiple geographic coverage areas, known as "cells." Each cell contains a transmitter, a receiver and signaling equipment, collectively known as the "cell site." The cell site is connected by microwave or landline telephone circuits to a switch that uses computers to control the operation of the wireless systems for the entire service area. The system controls the transfer of calls from cell to cell as a subscriber's handset travels, coordinates calls to and from handsets, allocates calls among the cells within the system and connects calls to the local landline telephone system or to a long distance carrier. Wireless communications providers establish interconnection agreements with local exchange carriers and interexchange carriers, thereby integrating their system with the existing landline communications system. Because the signal strength of transmission between a handset and a cell site declines as the handset moves away from the cell site, the switching office and the cell site monitor the signal strength of calls in progress. When the signal strength of a call declines to a predetermined level, the switching office may hand-off the call to another cell site where the signal strength is stronger. Cells are typically designed on a grid, although terrain factors, including natural and man-made obstructions, signal coverage patterns and capacity constraints may result in irregularly shaped cells and overlaps or gaps in coverage.

    Wireless system operators normally agree to provide service to subscribers from other compatible wireless systems who are temporarily located in or traveling through their service areas in a practice called "roaming." Agreements among system operators provide that the carrier that normally provides services to the roaming subscriber pays the serving carrier at rates prescribed by the serving carrier. Analog cellular handsets are functionally compatible with cellular systems in all markets within the United States. As a result, analog cellular handsets may be used wherever a subscriber is located, as long as a cellular system is operational in the area and necessary roaming arrangements exist. Although cellular, personal communications service and enhanced specialized mobile radio systems utilize similar technologies and hardware, they operate on different frequencies and use different technical and network standards. Multi-mode phones, however, make it possible in many instances for users of one type of system to roam on a different type of system outside of their service area.

    Wireless digital signal transmission is accomplished through the use of various forms of "air interface protocols." The FCC has not mandated a single national digital standard (as it did with the analog Advanced Mobile Phone System historically used in cellular systems) and, as a result, the following three distinct technologies have evolved as standards and have been deployed nationally in digital cellular and personal communications service systems:

    - TDMA--Time Divisional Multiple Access is the standard adopted and certified by the Cellular Telecommunications Industry Association. It is the digital standard being deployed nationally by AT&T Wireless and Southwestern Bell Mobile Systems.

    - GSM--Global System for Mobile Communications is the digital standard that originated in Europe and has been widely deployed by 1.9 GHz license holders such as VoiceStream Communications, Omnipoint Corporation, Powertel, Inc. and Aerial Communications, Inc.

    - CDMA--Code Divisional Multiple Access is a spread-spectrum technology that is predominantly being used by Sprint Corporation, Vodafone AirTouch Plc., U S WEST, Bell Atlantic Corporation, and GTE.

    Each standard of digital technology provides substantially the same level and quality of service to the end user. However, each technological standard is currently incompatible with each other technological standard. As a result, wireless subscribers may only utilize digital wireless service in the areas where the technological standard that is utilized by their handset has been deployed. Time divisional multiple access and code divisional multiple access digital systems have been deployed over a wider area of the nation than the global system for mobile communications standard has been; however, the global system for mobile communications standard has also been deployed in Europe. Over time, these standards are expected to converge and become compatible, assuming operators invest in expected third generation technologies. These are not expected to be introduced commercially for several years.

    A subscriber using a multi-mode phone may, however obtain service from both digital and analog systems and may also utilize both cellular services and personal communications services. Until digital networks become fully built-out, these multi-mode handsets are necessary for the portion of the digital subscriber base who wish to utilize wireless service in areas currently without digital coverage that utilizes their applicable digital standard.

                                    BUSINESS

OVERVIEW

    We are a leading provider of rural and suburban cellular telephone services. Our systems cover a total population of approximately 5.9 million and, as of September 30, 1999 we had approximately 424,000 subscribers with an aggregate market penetration of approximately 7.2%. We serve markets in portions of Arizona, California, Kansas, Maryland, Missouri, New York, Ohio, Pennsylvania, Texas and West Virginia.

    We began providing cellular telephone service in 1990 in Oklahoma and the Texas Panhandle. We have expanded our cellular operations rapidly since then, primarily through the acquisition of rural and suburban cellular systems. Since 1996, we have completed 14 acquisitions of cellular licenses and systems, increasing the total population served by our systems by approximately
5.7 million and expanding the geographic scope of our operations. We have upgraded substantially all of our systems to digital technology and we now offer voice and digital feature service, to approximately 90% of our covered population.

    We believe that owning and operating a mix of rural and suburban cellular systems provides strong growth opportunities because we believe these systems currently have lower penetration rates, higher subscriber growth rates, a higher proportion of roaming revenues and less competition for subscribers than cellular systems located in larger metropolitan areas. We focus on acquiring underdeveloped cellular systems that are adjacent to major metropolitan areas, which include a high concentration of expressway corridors and roaming activity.

    We have a strategic relationship with AT&T Wireless, which recently became one of our stockholders. Through this relationship, we have a coast-to-coast roaming agreement that allows our customers to utilize wireless systems owned by AT&T Wireless, and customers of AT&T Wireless to utilize our cellular systems. We also have roaming agreements with AirTouch, Southwestern Bell Mobile Systems and other wireless providers.

    We have entered into an equally-owned joint venture with AT&T Wireless to acquire American Cellular for approximately $2.4 billion, including fees and expenses. American Cellular is one of the largest independent rural cellular telephone operators in the United States. American Cellular's systems cover a total population of approximately 4.8 million, and as of September 30, 1999 it had approximately 398,000 subscribers with an aggregate market penetration of approximately 8.3%. American Cellular serves markets in portions of Kentucky, Michigan, Minnesota, New York, Ohio, Pennsylvania, Tennessee, West Virginia and Wisconsin. Following completion of this acquisition, we will operate American Cellular's systems. American Cellular's management organization, billing system, network infrastructure and marketing programs are substantially similar to ours. The closing of this offering is not contingent on the completion of the American Cellular acquisition, which we expect to occur in the first quarter of 2000.

OTHER PENDING ACQUISITIONS

    The FCC has designated 428 rural markets across the United States as rural service areas, or RSAs, and has licensed two cellular licenses in each RSA. The FCC has also designated 305 geographic areas of the United States that contain cities with populations of 50,000 or more as metropolitan statistical areas, or MSAs, and has allocated two cellular licenses to each MSA.

    In addition to the American Cellular acquisition, we recently entered into definitive agreements to acquire the FCC licenses for, and certain assets related to, Alaska 1 RSA, Alaska 3 RSA, Michigan 3 RSA, Michigan 10 RSA and Texas 9 RSA that, if completed, would have increased the total population served by our cellular systems by approximately 0.7 million as of September 30, 1999. Each acquisition is subject to FCC approval, compliance with requirements of the Hart-Scott-Rodino Act and customary closing conditions. The following is a summary of each acquisition:

    ALASKA 3 RSA. On September 30, 1999, we entered into an agreement to purchase Alaska 3 RSA for $12.0 million, subject to adjustment. Alaska 3 RSA is located in the southeastern corner of the state. The Alaska 3 market area, which includes Juneau and Ketchikan, has an estimated total population of approximately 74,000. Our acquisition of Alaska 3 is expected to close in the first quarter of 2000. We are managing this system pending its closing under the supervision and control of the seller.

    ALASKA 1 RSA. On October 6, 1999, we entered into an agreement to purchase Alaska 1 RSA for $16.0 million, subject to adjustment. Alaska 1 RSA is located in central Alaska from the western coastline to the eastern border with Canada. The Alaska 1 market area, which includes Fairbanks, has an estimated total population of approximately 113,000. Our acquisition of Alaska 1 is expected to close in the first quarter of 2000. We are managing this system pending its closing under the supervision and control of the seller.

    MICHIGAN 3 RSA. On October 25, 1999, we entered into an agreement to purchase Michigan 3 RSA for $97.0 million, subject to adjustment. Michigan 3 RSA is located in northwestern Michigan. The Michigan 3 RSA market area, which includes Traverse City and Petoskey, has an estimated total population of approximately 166,000. Our acquisition of Michigan 3 is expected to close in the first quarter of 2000.

    MICHIGAN 10 RSA. On December 17, 1999, we entered into an agreement to purchase Michigan 10 RSA for $34.0 million, subject to adjustment. Michigan 10 RSA is located in the eastern "thumb" of Michigan. The Michigan 10 market area, which is mostly surrounded by Saginaw Bay and Lake Huron, has an estimated total population of approximately 138,000. Our acquisition of Michigan 10 is expected to close in the first quarter of 2000.

    TEXAS 9 RSA. On January 4, 2000, we entered into an agreement to purchase Texas 9 RSA for $125.0 million, subject to adjustment. Texas 9 RSA, which is located in central Texas, includes the towns of Brownwood and Stephenville and has an estimated total population of approximately 190,000. Our acquisition of Texas 9 is expected to close in the second quarter of 2000.

STRATEGY

    We have developed organizational, marketing and operational programs designed to increase the number and retention of our subscribers, promote superior customer service, control subscriber acquisition costs and enhance operating cash flow in our markets. We intend to apply these programs to the properties we acquire, including American Cellular.

    Our strategy is to capitalize on our competitive strengths and acquire, develop and operate rural and suburban cellular systems. The principal elements of our strategy include:

    - CONTINUE TO GROW THROUGH DISCIPLINED ACQUISITIONS. We intend to acquire additional cellular operations in RSAs and smaller MSAs that:

           - have attractive demographics and growth trends;

           - have a favorable competitive environment;

           - are located adjacent to major metropolitan areas;

           - include a high concentration of expressway corridors that have a significant amount of roaming activity; and

           - have the potential to further develop strategic relationships with operators of neighboring wireless systems and the ability to offer service under a leading brand name.

    - INTEGRATE ACQUIRED OPERATIONS. We intend to integrate the operations of cellular systems we acquire, including American Cellular, with our existing operations to achieve economies of scale. We believe that these increased efficiencies will come from the consolidation and centralized control of pricing, customer service and marketing, system design, engineering, purchasing, financial and administrative functions and billing functions. We expect to consolidate American Cellular's call service centers and one or more of our call centers. We intend to use our increased leverage in negotiating prices and services from third party service providers and equipment vendors.

    - CONTINUE TO INCREASE SYSTEM CAPACITY AND COVERAGE AND FURTHER UPGRADE OUR SYSTEMS THROUGH THE IMPLEMENTATION OF ADVANCED TECHNOLOGY. We believe that increasing capacity and upgrading our systems will attract additional subscribers, increase the use of our systems by existing subscribers, increase roaming activity and further enhance the overall efficiency of our network. We have upgraded substantially all of our systems to digital technology and we now offer digital voice and digital feature services to approximately 90% of our covered population. We intend to upgrade our remaining cellular systems with digital technology to enable us to increase roaming, serve the increasing number of digital cellular subscribers and personal communications service subscribers with multimode phones, and provide value-added, high margin, enhanced capabilities, including caller ID, longer battery life and zone billing.

    - EXPAND STRATEGIC RELATIONSHIPS. We intend to maintain and expand strategic relationships with operators of wireless systems in major MSAs near our cellular systems. These relationships include roaming agreements that allow our subscribers to use the wireless systems of operators in neighboring MSAs and RSAs at favorable rates. Under these agreements, similar benefits are available to the MSA operators' subscribers roaming in our areas. In addition, we deploy digital technology in our system area that is the same as that selected by our roaming partners in the neighboring MSA. We also market our cellular products and services under the predominant brand name used in neighboring MSAs. These brand names include CELLULAR ONE-Registered Trademark- and AIRTOUCH-TM-CELLULAR-Registered Trademark-. We believe these strategic relationships and agreements enable us to increase our roaming revenues, offer our subscribers larger "home rate" areas and leverage the recognized brand names of our roaming partners and their extensive marketing efforts.

    - AGGRESSIVELY MARKET AND PROMOTE OUR CELLULAR SERVICES IN OUR LOCAL MARKETS. Our marketing objective is to continue our service quality, local sales presence and commitment to the community. Our sales efforts are conducted primarily through our retail outlets and our direct sales force and, to a lesser extent, through independent agents. Our local management teams have day-to-day operating authority with the flexibility to respond to individual market requirements. Their presence fosters a sense of customer service and community spirit. In addition, we believe that our marketing and customer service functions are more effective when tailored to the local market population.

    - USE HIGHLY TARGETED SALES EFFORTS. We seek to attract subscribers who we believe are likely to generate high monthly revenues and low churn rates. Local management conducts market research to identify and design marketing programs to attract these subscribers and tailor distinctive rate plans and roaming rates to emphasize the quality, value and advantage of our cellular services.

    - PROVIDE SUPERIOR CUSTOMER SERVICE. We intend to maintain a high level of customer satisfaction through a variety of techniques, including the maintenance of 24-hour customer service. We support local customer service through our direct sales force, our retail stores and regional customer service centers. The regional presence of our call centers enhances our knowledge of local markets, which improves our ability to provide customer service, credit and collection and order activation.

CELLULAR OPERATIONS--DOBSON COMMUNICATIONS

MARKETS AND SYSTEMS

    The following table sets forth information with respect to our existing cellular markets. Information with respect to populations in our licensed areas are as of December 31, 1998 and are management's estimates based upon Kagan's 1999 Cellular/PCS Pop Book Disk, Paul Kagan Associates, Inc., Carmel, California, adjusted to exclude those portions of our RSAs and MSAs not covered by our licenses. Net population represents total population less minority ownership interests in our licenses. Information with respect to subscribers are management estimates as of September 30, 1999. We determine market penetration by dividing total subscribers in each of our FCC cellular licensed areas at the end of the period by the estimated total population covered by the applicable cellular license or authorization.

                                                          TOTAL         NET          TOTAL        MARKET        DATE
                                                        POPULATION   POPULATION   SUBSCRIBERS   PENETRATION   ACQUIRED
                                                        ----------   ----------   -----------   -----------   --------
MARKETS:
NORTHERN REGION
  Youngstown (Youngstown, OH MSA, Sharon, PA MSA,
    PA 1 RSA and OH 11 RSA)...........................     911,000      911,000                                 1998
  OH 2 RSA............................................     262,000      262,000                                 1999
  Erie (Erie, PA MSA).................................     280,000      280,000                                 1998
  PA (PA 2, 6 and 7 RSAs )............................     690,000      690,000                                 1998
  NY 3 RSA............................................     481,000      481,000                                 1998
                                                        ----------   ----------
    Total.............................................   2,624,000    2,624,000     224,700          8.6%
                                                        ----------   ----------     -------
CENTRAL REGION
  Northwest OK (Enid, OK MSA and OK
    2 RSA)............................................     106,000      106,000                                 1991
  OK 5 and 7 RSAs.....................................     157,000      101,000                                 1989
  TX 2 RSA............................................      89,000       55,000                                 1989
  KS/MO (KS 5 RSA, MO 1, 4 and 5 RSAs)................     246,000      246,000                                 1996
  TX 16 RSA...........................................     336,000      336,000                                 1998
  TX 10 RSA...........................................     320,000      320,000                                 1998
                                                        ----------   ----------
    Total.............................................   1,254,000    1,164,000      65,800          5.2%
                                                        ----------   ----------     -------
WESTERN REGION
  AZ 5 RSA............................................     183,000      137,000                                 1997
  AZ 1 RSA............................................     135,000      135,000                                 1999
  CA 7 RSA............................................     144,000      144,000                                 1998
  CA 4 RSA............................................     368,000      368,000                                 1998
  Santa Cruz, CA MSA..................................     251,000      219,000                                 1998
                                                        ----------   ----------
    Total.............................................   1,081,000    1,003,000      61,100          5.7%
                                                        ----------   ----------     -------
EASTERN REGION
  West MD (Cumberland, MD MSA, Hagerstown, MD MSA,
    MD 1 and 3 RSAs, and PA 10 West RSA)..............     494,000      494,000                                 1997
  East MD (MD 2 RSA)..................................     455,000      455,000                                 1997
                                                        ----------   ----------
    Total.............................................     949,000      949,000      72,400          7.6%
                                                        ----------   ----------     -------
        Total--Dobson regions combined................   5,908,000    5,740,000     424,000          7.2%
                                                        ==========   ==========     =======

    In addition to our pending acquisition of American Cellular, we have pending acquisitions that, if completed, would have increased the total population served by our cellular systems by approximately 0.7 million as of September 30, 1999. See "Business--Other Pending Acquisitions."

PRODUCTS AND SERVICES

    We provide a variety of cellular services and products designed to address a range of business and personal needs. In addition to mobile voice and data transmission, we offer ancillary services such as call forwarding, call waiting, three-party conference calling, voice message storage and retrieval and no-answer transfer. The nature of the services we offer varies depending upon market area. We also sell cellular equipment at discount prices and use free phone promotions as a way to encourage use of our mobile services. We offer cellular service for a fixed monthly access fee accompanied by varying allotments of unbilled or free minutes, plus additional variable charges per minute of use and for custom calling features. We offer longer-term pricing programs under single year and, to a lesser extent, multi-year service contracts. Unlike some of our competitors, we design rate plans on a market-by-market basis. Our local general managers generally have the authority to initiate and modify rate plans, depending upon the market and competitive conditions. Generally, these rate plans include a high-volume user plan, a medium-volume user plan, a basic plan and an economy plan.

CUSTOMER SERVICE

    Customer service is an essential element of our marketing and operating philosophies. We are committed to attracting new subscribers and retaining existing subscribers by providing consistently high-quality customer service. In each of our cellular service areas, we maintain installation and repair facilities and a local staff, including a market manager and customer service, technical and sales representatives. In each of our cellular service areas, we handle our own customer-related functions, such as customer activations, account adjustments and rate plan changes. We believe our local offices and installation and repair facilities enhance our knowledge of local markets and enable us to better serve customers, schedule installations and make repairs. Through the use of centralized monitoring equipment, we are able to centrally monitor the technical performance of our cellular service areas.

    In addition, our customers generally are able to report cellular telephone service or account problems 24 hours a day to our regional customer service centers located in Oklahoma City, Oklahoma and Frederick, Maryland on a toll-free access number with no airtime charge. We believe that our emphasis on customer service affords us a competitive advantage over our larger competitors. We contact our subscribers frequently in order to evaluate and measure, on an ongoing basis, the quality and competitiveness of our services.

SALES, MARKETING AND DISTRIBUTION

    We focus our marketing program on attracting subscribers who we believe are likely to generate high monthly revenues and low churn rates. We undertake extensive market research to identify and design marketing programs to attract these subscribers and tailor distinctive rate plans and roaming rates to emphasize the quality, value and advantage of our cellular service. We have established marketing alliances with neighboring cellular systems to create larger home rate areas in order to increase our roaming revenues and to attract new subscribers. We market our service offerings primarily through our direct sales force and company-owned retail stores. We also use a network of dealers and other agents, such as electronics stores, car dealerships and department stores. In addition to these traditional channels, our marketing team continuously evaluates other, less traditional, methods of distributing our services and products, such as targeted telemarketing and direct mail programs.

    We market our cellular products and services under national brand names and, in selected markets, our own brand name. The service mark we select for use in each of our markets depends, to a large extent, upon the service mark used by the principal cellular operator in the neighboring metropolitan areas.

    We train and compensate our sales force in a manner designed to stress the importance of customer service, high penetration levels and minimum acquisition costs per subscriber. We believe that our direct sales force is better able to select and screen new subscribers and select pricing plans that realistically match subscriber means and needs than are independent agents. In addition, we motivate our direct sales force to sell appropriate rate plans to subscribers, thereby reducing churn, by linking payment of commissions to subscriber retention. As a result, we believe that our use of a direct sales force keeps marketing costs low both directly, because commissions are lower, and indirectly, because subscriber retention is higher than when we use independent agents. We had approximately 88 direct sales representatives as of September 30, 1999.

    We believe that our after-sale telemarketing program, which includes courtesy calls to our new customers and is conducted by our sales force and customer service personnel, helps to reduce our churn rates. This program enhances customer loyalty and allows our sales staff to check customer satisfaction as well as to offer additional calling features, such as voicemail, call waiting and call forwarding.

    We operated 115 retail outlets as of September 30, 1999. Our retail stores range in size from 420 square feet to 6,400 square feet. Each of our retail stores is fully equipped to handle customer service and telephone maintenance and installation. Some of these stores are also authorized warranty repair centers. Our stores provide subscriber-friendly retail environments, including extended hours, a large selection of products and services, a well-trained sales staff and convenient locations, which are designed to make the sales process quick and easy for the subscriber.

ROAMING

    We believe that regional roaming is an important service component for many subscribers. Accordingly, where possible, we attempt to arrange roaming agreements that allow customers to roam at competitive prices. We believe this increases usage on all cellular systems, including our own. We focus on systems that are adjacent to major metropolitan areas and include a high concentration of expressway corridors, which tend to have a significant amount of roaming activity. The following table lists our principal roaming partners in each of our cellular markets:

CELLULAR MARKETS                        PRINCIPAL CELLULAR ROAMING PARTNERS
----------------                       -------------------------------------

Northern Region......................  AirTouch
                                       AT&T Wireless
                                       Southwestern Bell Mobile

Central Region.......................  AirTouch
                                       AT&T Wireless
                                       Houston Cellular
                                       Southwestern Bell Mobile
                                       U.S. Cellular

Western Region.......................  AirTouch
                                       AT&T Wireless
                                       Bay Area Cellular

Eastern Region.......................  AT&T Wireless
                                       Southwestern Bell Mobile

    Our largest roaming partner is AT&T Wireless. For the nine months ended September 30, 1999, AT&T Wireless' customers accounted for approximately 37% of our roaming revenues, or approximately 17% of our total operating revenues. Under our roaming agreement with AT&T Wireless, we and AT&T Wireless charge each other favorable roaming rates for each of our respective markets. This rate will decrease over time. The agreement provides for the maintenance by us of certain call features and related services to roaming customers, such as call waiting, call forwarding, three-way calling, caller ID and voice mail. The roaming agreement may be terminated or suspended by either party if the FCC revokes a license covering a material portion of our or AT&T Wireless's markets, either party fails to control subscriber fraud, either party fails to adhere to system technical requirements and upgrades or either party breaches any of the material terms of the roaming agreement. The agreement expires in January 2003.

    We also have agreements with the North American Cellular Network, which is the largest wireless telephone network system in the world linking cellular operators throughout the United States and Canada and enabling customers to use their cellular phones to place and receive calls in these areas as easily as they do in their home areas. Through this network, customers are able to receive calls automatically without the use of complicated roaming codes as they roam in more than 5,000 cities and towns in the United States and Canada. In addition, the North American Cellular Network enables special services such as call forwarding and call waiting to automatically follow subscribers as they travel.

SYSTEM DEVELOPMENT AND TECHNOLOGY

    SYSTEM DEVELOPMENT. We develop or build out our cellular service areas in response to projected subscriber demand and competitive factors by adding channels to existing cell sites and by building new cell sites to increase capacity with an emphasis on improving coverage for hand-held phones in heavily-trafficked areas. We develop projected subscriber demand for each cellular service area on a cell-by-cell basis. In January 1998, we entered into an agreement with Lucent Technologies Inc. to purchase 300 cell sites, two switches and related hardware and software for approximately $81.0 million over a four year period. We estimate our aggregate remaining commitment under this agreement as of September 30, 1999 was approximately $33.2 million. We are also a party to another equipment supply agreement with Nortel to purchase approximately
$65.0 million of cell site and switching equipment through the period ending in November 2001. We estimate our aggregate remaining commitment under this agreement as of September 30, 1999 was approximately $27.8 million.

    We expect our cell site expansion to enable us to continue to add and retain subscribers, enhance subscriber use of our systems, increase roaming traffic due to the larger geographic area covered by our cellular network and further enhance the overall efficiency of our cellular network. We believe that the increased cellular coverage will have a positive impact on market penetration and subscriber usage.

    DIGITAL TECHNOLOGY. We use two basic protocols in our digital networks. Our primary digital technology or protocol is Time Divisional Multiple Access, or TDMA, which divides each channel into three subchannels providing service to three users instead of one. Our other digital technology or protocol is Code Divisional Multiple Access, or CDMA, which converts analog signals into digital for transmission over our cellular network. Our digital services include digital voice channels, short messaging services, message waiting indicator and caller ID services.

    We have upgraded substantially all of our systems to digital technology and we now offer digital voice and digital feature services to approximately 90% of our covered population. We match the digital protocols of our markets to those used by our roaming partners in adjoining markets.

    The following table reflects the digital technology currently used by us in each of our cellular markets.

                                                                            STATUS/EXPECTED
CELLULAR MARKET                                  DIGITAL TECHNOLOGY         COMPLETION DATE
---------------                              --------------------------   -------------------
NORTHERN REGION:
  Youngstown...............................  analog/TDMA IS-136           Completed
  Erie.....................................  analog/TDMA IS-136           Completed
  New York.................................  analog/TDMA IS-136           Completed
  Pennsylvania.............................  analog/TDMA IS-136           Completed
  Ohio 2...................................  analog/TDMA IS-136           Completed
                                             and analog/CDMA              First quarter 2000
CENTRAL REGION:
  Oklahoma 5 and 7.........................  analog/TDMA IS-136           Completed
  Texas Panhandle..........................  analog/TDMA IS-136           Completed
  Northwest Oklahoma.......................  analog/TDMA IS-136           Completed
  Texas 10.................................  analog/TDMA IS-136           Completed
  Texas 16.................................  analog/TDMA IS-136           Completed
  Kansas/Missouri..........................  analog/TDMA IS-136           First quarter 2000

WESTERN REGION:
  Arizona 5................................  analog/CDMA                  Second quarter 2000
  Arizona 1................................  analog/TDMA IS-136           Completed
  California 7.............................  analog/CDMA                  Second quarter 2000
  California 4.............................  analog/TDMA IS-136           Completed
  Santa Cruz...............................  analog/TDMA IS-136           Completed

EASTERN REGION:
  East Maryland............................  analog/TDMA IS-136           Completed
  West Maryland............................  analog/TDMA IS-136           Completed

    INFORMATION SYSTEMS. H.O. Systems, Inc. recently began providing the billing function for most of our cellular operations. Proprietary software furnished by H.O. Systems serves all functions of billing for corporate and retail locations. All administrative and customer maintenance functions are handled in-house. H.O. Systems prints and processes all of our customer invoices. H.O. Systems' software is in place and functioning in our western region markets and we expect to have fully implemented the H.O. Systems' software throughout our remaining regions by the end of the fourth quarter of 1999. We use software that compliments this billing system, allowing the use of credit, collection and switch interfaces.

SERVICE MARKS

    We own the service mark Dobson Cellular-TM-, which we use in our cellular telephone systems in western Oklahoma and the Texas Panhandle. While we have not attempted to federally register the brand name "Dobson Cellular," we believe that our prior use of this brand name in the limited areas where it is used will enable us to effectively police against any infringing uses of our brand name.

    The following table sets forth the brand names used by us for products and services in each of our cellular markets:

CELLULAR MARKET                                             SERVICE MARK
---------------                                  -----------------------------------
Northern Region................................  CELLULAR ONE-Registered Trademark-
                                                 AIRTOUCH-TM-
                                                 CELLULAR-Registered Trademark-
Central Region.................................  Dobson Cellular-TM-
                                                 CELLULAR ONE-Registered Trademark-

Western Region.................................  CELLULAR ONE-Registered Trademark-
                                                 AIRTOUCH-TM-
                                                 CELLULAR-Registered Trademark-

Eastern Region.................................  CELLULAR ONE-Registered Trademark-

    CELLULAR ONE-Registered Trademark- is a registered service mark with the U.S. Patent and Trademark Office. The service mark is owned by Cellular One Group, a Delaware general partnership of Cellular One Marketing, Inc., a subsidiary of Southwestern Bell Mobile Systems and Cellular One
Development, Inc., a subsidiary of AT&T Wireless. We use the CELLULAR ONE-Registered Trademark- service mark to identify and promote our cellular telephone service pursuant to licensing agreements with Cellular One Group. We believe we obtain substantial marketing benefits from the name recognition associated with this widely used service mark, both with existing subscribers traveling outside of our service areas and with potential new subscribers moving into our service areas. Licensing and advertising fees are determined based upon the population of the licensed areas. The licensing agreements require us to provide high-quality cellular telephone service to our customers and to maintain a certain minimum overall customer satisfaction rating in surveys commissioned by the licensor. The licensing agreements have original five-year terms that begin expiring in 2000 and may be renewed at our option, subject to the satisfaction of certain operating standards, for two additional five-year terms.

    AIRTOUCH-TM- CELLULAR-Registered Trademark- is a registered service mark licensed by Vodafone AirTouch. Our right to use the service mark is non-exclusive and non-transferrable. The licensing agreement for the AIRTOUCH-TM- CELLULAR-Registered Trademark- service mark requires us to provide high-quality cellular telephone service to our customers and to otherwise maintain reasonable standards set by Vodafone AirTouch. The licensing agreement is for an initial term of 20 years with automatic extensions for additional five-year periods.

EMPLOYEES AND AGENTS

    As of September 30, 1999, we had approximately 1,020 employees. In addition, as of that date, we had agreements with approximately 365 independent sales agents, including car dealerships, electronics stores, paging service companies and independent contractors. None of our employees is represented by a labor organization, and we consider our employee relations to be good.

PROPERTIES

    We maintain our corporate headquarters in Oklahoma City, Oklahoma where we lease approximately 24,600 square feet at a monthly rental of approximately $19,000. As of September 30, 1999, our cellular operations leased 115 retail offices and 11 administrative offices at aggregate annual rentals of approximately $3.7 million. We review these leases from time to time and, in the future, may lease or acquire new facilities as needed. We expect to lease or purchase additional sales and administrative office spaces in connection with our pending acquisitions. We do not anticipate encountering any material difficulties in meeting our future needs for leased space. We also owned and leased approximately 459 cell sites as of September 30, 1999.

DISCONTINUED OPERATIONS

    Through our wholly owned subsidiary, Logix, we provide integrated local, long distance, data and other telecommunications services to small and medium-sized business customers throughout the Southwestern United States. Logix operates long-haul fiber optic facilities in Oklahoma, Texas and Colorado and incumbent local exchange services in Oklahoma. Logix also offers switch-based integrated carrier provider services in Oklahoma City, Tulsa, Amarillo, Houston, Austin, Dallas, Forth Worth and San Antonio.

    We will distribute the stock of Logix to the current holders of our old Class A common stock and Class D preferred stock in January 2000, after we complete the tender offer for our 11 3/4% senior notes due 2007. Purchasers of Class A common stock in this offering will not participate in the distribution of Logix. Logix is accounted for as a discontinued operation in our consolidated financial statements.

COMPETITIVE STRENGTHS/COMPETITION

    We believe that our competitive strengths are:

    - ESTABLISHED OPERATING HISTORY IN RURAL AND SUBURBAN MARKETS. We began providing cellular telephone service in 1990 in Oklahoma and the Texas Panhandle and since then have rapidly expanded our cellular operations to include systems in rural and suburban markets covering a total population of approximately 5.9 million as of September 30, 1999. We believe that during this time we have gained substantial experience as an operator of cellular systems in rural and suburban markets.

    - PROVEN ACQUISITION AND INTEGRATION CAPABILITIES. Since 1996 we have successfully completed 14 acquisitions of cellular licenses and systems, significantly expanding the geographic scope of our operations and increasing our total subscribers from approximately 26,600 as of December 31, 1995 to approximately 424,000 as of September 30, 1999. On December 23, 1998 we acquired Sygnet, which increased the total population covered by our cellular systems by approximately 2.4 million. We substantially completed the integration of Sygnet's systems and operations by the end of June 1999, and since closing the Sygnet acquisition have increased the number of our subscribers in the Sygnet markets from approximately 178,800 to approximately 211,300 as of September 30, 1999, an 18.2% increase.

    - STRATEGIC RELATIONSHIP WITH AT&T WIRELESS. We have a strategic relationship with AT&T Wireless, which recently became one of our stockholders. Through this relationship, we have a coast-to-coast roaming agreement that enables our customers to use AT&T Wireless's systems, and AT&T Wireless's customers to use our systems, each at favorable rates. AT&T Wireless customers accounted for approximately 37% of our roaming revenues, or approximately 17% of our total revenues, in the nine months ended September 30, 1999. In addition, we and AT&T have entered into an equally-owned joint venture to acquire American Cellular for approximately $2.4 billion, including fees and expenses, which has further expanded the scope of our relationship with AT&T.

    - EXPERIENCED MANAGEMENT TEAM. We have an experienced management team. Both Everett R. Dobson, our Chairman of the Board, President and Chief Executive Officer, and G. Edward Evans, our President of our cellular subsidiaries, have substantial experience in the wireless communications industry and both are actively involved in the Cellular Telecommunications Industry Association, the leading cellular industry association.

    - ABILITY TO OFFER A VARIETY OF DIGITAL SERVICES, INCLUDING DIGITAL VOICE AND DIGITAL FEATURE SERVICES TO APPROXIMATELY 90% OF OUR COVERED POPULATION. We have upgraded our cellular network to offer digital voice and digital feature services to approximately 90% of our covered population, which both enhances our attractiveness as a roaming partner to personal communications service and other cellular providers and provides increased services to our current subscribers, including digital voice services.

    We compete with various companies in each of our markets. The following table lists the principal competitors in each of our cellular markets:

                  CELLULAR MARKET                     PRINCIPAL COMPETITORS
---------------------------------------------------  ------------------------
Northern Region....................................  ALLTEL
                                                     Bell Atlantic Mobile
                                                     Frontier Cellular
                                                     GTE Wireless

Central Region.....................................  ALLTEL
                                                     AT&T Wireless
                                                     Chariton Cellular
                                                     GTE Wireless
                                                     Kansas Cellular
                                                     Pioneer Cellular
                                                     Southwestern Bell Mobile
                                                     Western Wireless

Western Region.....................................  Bell Atlantic Mobile
                                                     Centennial Cellular
                                                     Citizens Mojave Cellular
                                                     GTE Wireless
                                                     Nextel
                                                     Sprint PCS

Eastern Region.....................................  Bell Atlantic Mobile
                                                     Nextel
                                                     Sprint PCS
                                                     U.S. Cellular

    The telecommunications industry is experiencing significant technological changes, as evidenced by the increasing pace of improvements in the capacity and quality of digital technology, shorter cycles for new products and enhancements and changes in consumer preferences and expectations. Accordingly, we expect competition in the wireless telecommunications industry to be dynamic and intense as a result of the entrance of new competitors and the development of new technologies, products and services. Many of our competitors have been operating for a number of years, operate nationwide systems, currently serve a substantial subscriber base and have significantly greater financial, personnel, technical, marketing, sales and distribution resources than we do. Some competitors are expected to market other services, such as long distance, landline local exchange and internet access service, with their cellular telecommunication service offerings.

    We compete primarily against one other facilities-based cellular carrier in each of our cellular markets. We also compete with personal communications service and enhanced specialized mobile radio providers. We compete for customers based principally upon price, the services and enhancements offered, the quality of our cellular system, customer service, system coverage and capacity. This competition may increase to the extent that licenses are transferred from smaller, stand-alone operators to larger, better capitalized and more experienced cellular operators that may be able to offer consumers certain network advantages.

    AT&T Wireless, Nextel Communications and Sprint PCS operate substantially nationwide networks, and Bell Atlantic Mobile Systems, VoiceStream Wireless Corporation and Vodafone AirTouch, among others, through joint ventures and affiliation arrangements, could operate a substantially nationwide wireless system. If any of our roaming partners, including AT&T Wireless, were to acquire a personal communications service license for any of our markets, they could build out personal communications service networks in our markets to provide their customers with wireless service which would reduce our roaming revenues. Any increased competition from personal communications service providers in rural markets covered by our systems could also have the effect of further reducing the roaming rates we could charge. Although AT&T Wireless has agreed not to build out personal communications service networks in any of the markets currently served by American Cellular for five years after the consummation of the American Cellular acquisition, AT&T Wireless is not contractually restricted from building out a competing personal communications service network in our markets. See "The American Cellular Acquisition--Operating Arrangements."

    We also face, to a lesser extent, competition from mobile satellite service providers, as well as from resellers of these services and cellular service. In the future, we may also compete more directly with traditional landline telephone service providers. Recently, the FCC created potential sources of new competition by auctioning additional personal communications service licenses, as well as licenses for wireless communications services, local multipoint distribution service and 220 to 222 MHz service. Further, the FCC has announced plans to auction licenses in the general wireless communications services the 24 GHz and 39 GHz Services, and has allocated spectrum in the 700 MHz band that may be licensed for mobile use. The FCC has also recently announced its intent to allocate approximately 200 MHz of additional spectrum to wireless use, much of which can be licensed for commercial wireless purposes. Continuing technological advances in telecommunications make it impossible to predict the extent of future competition. However, due to the depth and breadth of these competitive services offered by operators using these other technologies, future competition from these operators could be intense.

CELLULAR OPERATIONS--AMERICAN CELLULAR

    American Cellular is one of the largest independent rural cellular telephone operators in the United States. American Cellular's systems cover a total population of approximately 4.8 million and, as of September 30, 1999 it had approximately 398,000 subscribers. American Cellular has concentrated its recent efforts on creating an integrated network of cellular systems in its operating regions. American Cellular operates four regions of cellular systems in New York, Kentucky and the Upper Midwest and Mid-Atlantic regions as well as certain other markets and has a number of other minority interests. American Cellular markets all of its cellular products and services under the CELLULAR ONE-Registered Trademark- brand name for its cellular systems. American Cellular offers digital technology, which is comprised of digital feature services, such as call waiting, caller ID and voice mail, in all its cellular systems, and digital voice services through approximately 60% of its cell sites. The joint venture expects to convert the remaining 40% of American Cellular's cell sites to offer digital voice services by the end of the second quarter of 2000. American Cellular's management, organization, billing system, network infrastructure and working programs are substantially similar to ours. For additional information regarding the American Cellular acquisition, see "The American Cellular Acquisition."

    The majority of American Cellular's systems are in the early stages of their growth cycle and, we believe, afford significant opportunities for improvements in performance, particularly with respect to rates of penetration and churn. There can be no assurances, however, that we, as the operator of these systems under our joint venture with AT&T Wireless, will be able to achieve or maintain such improvements.

MARKETS AND SYSTEMS

    The following table sets forth information with respect to American Cellular's existing cellular markets.

                                                          TOTAL         NET          TOTAL        MARKET        DATE
                                                        POPULATION   POPULATION   SUBSCRIBERS   PENETRATION   ACQUIRED
                                                        ----------   ----------   -----------   -----------   --------
MARKETS:
UPPER MIDWEST REGION
  Duluth MSA/MN 4 RSA/WI 2 RSA........................     290,000      290,000                                 1994
  Eau Claire MSA/WI 2 RSA.............................     174,000      168,000                                 1994
  Wausau MSA/WI 6A RSA................................     158,000      153,000                                 1995
  MN 2A RSA...........................................      31,000       31,000                                 1995
  MN 3 RSA............................................      58,000       58,000                                 1994
  MN 5 RSA............................................     257,000      257,000                                 1995
  MN 6 RSA............................................     145,000      145,000                                 1994
  WI 1 RSA............................................     109,000      109,000                                 1994
  WI 3 RSA/WI 2 RSA...................................     166,000      166,000                                 1994
  WI 4 RSA............................................     119,000      119,000                                 1997
  WI 5 RSA............................................      80,000       80,000                                 1997
  MI 1 RSA............................................     198,000      198,000                                 1995
  Alton, IL RSA.......................................      23,000       20,000
                                                        ----------   ----------
    Total.............................................   1,808,000    1,794,000     162,900          9.0%
                                                        ----------   ----------     -------
NY REGION
  Orange County NY MSA................................     330,000      330,000                                 1996
  Poughkeepsie NY MSA.................................     264,000      253,000                                 1996
  NY 5 RSA............................................     378,000      378,000                                 1995
  NY 6 RSA............................................     112,000      112,000                                 1996
                                                        ----------   ----------
    Total.............................................   1,084,000    1,073,000     101,100          9.3%
                                                        ----------   ----------     -------
KY REGION
  KY 4 RSA............................................     252,000      252,000                                 1997
  KY 5 RSA............................................     161,000      161,000                                 1997
  KY 6 RSA............................................     268,000      268,000                                 1997
  KY 8 RSA............................................     120,000      120,000                                 1997
  TN 4 RSA............................................     273,000      273,000                                 1998
                                                        ----------   ----------
    Total.............................................   1,074,000    1,074,000      73,400          6.8%
                                                        ----------   ----------     -------
MID-ATLANTIC REGION
  OH 7 RSA/OH 10A RSA.................................     323,000      323,000                                 1995
  PA 9 RSA............................................     187,000      187,000                                 1996
  WV 2 RSA............................................      78,000       78,000                                 1995
  WV 3 RSA............................................     266,000      266,000                                 1996
                                                        ----------   ----------
    Total.............................................     854,000      854,000      60,600          7.1%
                                                        ----------   ----------     -------
      Total--American Cellular regions combined.......   4,820,000    4,795,000     398,000          8.3%
                                                        ==========   ==========     =======

MARKETING

    American Cellular markets all of its cellular products and services under the CELLULAR ONE-Registered Trademark- brand names. We believe the national advertising campaign conducted by the Cellular One Group has enhanced American Cellular's advertising exposure at a lower cost than could be achieved alone. We also believe that American Cellular has obtained substantial marketing benefits from the name recognition associated with this widely used service mark, both with existing subscribers traveling outside of American Cellular's service areas and with potential new subscribers moving into American Cellular's service areas.

    Through its membership in North American Cellular Network and other special networking arrangements, American Cellular has provided extended regional and national service to its subscribers in other markets, thereby allowing them to make and receive calls while in other cellular service areas without dialing special access codes.

    American Cellular's sales force works principally out of its retail stores in which American Cellular offers a full line of cellular products and services. As of September 30, 1999, American Cellular maintained approximately 90 retail locations. Ranging from 250 square feet to 4,000 square feet, each store is fully equipped to handle customer service and telephone maintenance and installation. Some of these stores are also authorized warranty repair centers.

PRODUCTS AND SERVICES

    In addition to providing cellular telephone service in each of its markets, American Cellular also offers various custom-calling features, including voice mail, call forwarding, call waiting, three-way conference calling and no answer transfer. American Cellular has upgraded its systems to provide digital feature services in its markets such as caller ID, message waiting indicator, short messaging services and sleep mode for longer battery life.

    American Cellular offers several rate plans so that customers may choose the plan that best fits their expected calling needs. American Cellular has designed rate plans on a market-by-market basis. These rate plans include a high-volume user plan, a medium-volume user plan, a basic plan and an economy plan. Most rate plans combine a fixed monthly access fee, a designated amount of free minutes, per-minute usage charges and additional charges for custom-calling features in a package which offers value to the customer while enhancing airtime use and revenues. In general, rate plans which include a higher monthly access fee typically include a lower usage rate per minute.

    Agreements between American Cellular and other cellular operators allow their respective subscribers to place calls, or roam, in most cellular service areas throughout the country. American Cellular's markets, strategically surrounding or between major metropolitan areas, encompass significant portions of heavily traveled corridors, which results in significant roaming revenues.

CUSTOMER SERVICE

    Customer service is an essential element of American Cellular's marketing and operating philosophy. American Cellular has endeavored to attract new subscribers and retain existing subscribers by providing consistently high-quality customer service. In each of its cellular service regions, American Cellular has maintained a local staff, including a market manager, customer service representatives, technical and engineering staff, sales representatives and installation and repair facilities. Each cellular service region handles its own customer-related functions such as credit evaluation, customer activations, account adjustments and rate plan changes. Local offices and installation and repair facilities have enabled American Cellular to better service customers, schedule installations and make repairs.

COMPETITORS AND ADJOINING SYSTEMS

    The following chart lists American Cellular's cellular competitors in each of its regions.

      AMERICAN CELLULAR REGIONS                     COMPETITORS
-------------------------------------  -------------------------------------
Upper Midwest                          AirTouch Communications, Inc.
                                       U.S. Cellular
                                       CelluLink
                                       Cellular 2000
                                       CellCom
                                       Century Telephone Enterprises
                                       Rural Cellular Corp.

Mid-Atlantic                           U.S. Cellular
                                       ALLTEL
                                       Ameritech
                                       Bell Atlantic Mobile

New York                               Bell Atlantic Mobile

Kentucky                               BellSouth Mobility
                                       Ramcell, Inc.
                                       Bluegrass Cellular
                                       U.S. Cellular
                                       ALLTEL

SERVICE MARKS

    American Cellular uses the CELLULAR ONE-Registered Trademark- service mark to identify and promote its cellular telephone service pursuant to licensing agreements with Cellular One Group. Licensing and advertising fees are determined based upon the population of the licensed areas. The licensing agreements require American Cellular to provide high-quality cellular telephone service to its customers and to maintain a certain minimum overall customer satisfaction rating in surveys commissioned by Cellular One Group. The licensing agreements which American Cellular has entered into are for original five-year terms expiring on various dates. These agreements may be renewed at American Cellular's option for three additional five-year terms.

EMPLOYEES AND DEALERS

    As of September 30, 1999, American Cellular had approximately 815 employees. In addition, American Cellular has agreements with independent dealers, including car dealerships, electronics stores, paging services companies and independent contractors. None of American Cellular's employees are represented by a labor organization, and American Cellular's management considers its employee relations to be good.

REGULATION

OVERVIEW

    The wireless telecommunications industry is subject to extensive governmental regulation on the federal level and to varying degrees on the state level. The enactment of the Telecommunications Act of 1996 has had an impact on many aspects of this regulation. In addition, this regulation is currently the subject of administrative rulemakings and judicial proceedings that are significant to us. The following is a summary of the federal laws and regulations that materially affect the wireless telecommunications industry, in general, and us, in particular, and a description of applicable certain state laws. This section does not purport to be a summary of all present and proposed federal, state and local regulations and legislation relating to the wireless telecommunications industry.

FEDERAL REGULATION

    The licensing, construction, modification, operation, ownership and acquisition of cellular telephone systems are subject to regulations and policies of the FCC under the Communications Act of 1934, as amended. The FCC has promulgated rules and regulations governing, among other things, applications to construct and operate cellular communications systems, applications to transfer control of or assign cellular licenses and technical and operational standards for the operation of cellular systems (such as maximum power and antenna height).

    The FCC licenses cellular systems in accordance with 734 geographically defined market areas comprised of 306 MSAs and 428 RSAs. In each market, the frequencies allocated for cellular telephone use are divided into two equal 25 MHz blocks and designated as wireline and non-wireline. Apart from the different frequency blocks, there is no technical difference between wireline and non-wireline cellular systems and the operational requirements imposed on each by the FCC are the same. Under FCC rules, the authorized service area of a cellular provider in each of its markets is referred to as the cellular geographic service area. The cellular geographic service area may conform exactly with the boundaries of the FCC designated MSA or RSA, or it may be smaller if a licensee has chosen not to provide services to certain areas. A cellular licensee has the exclusive right to expand its cellular geographic service area boundaries within the licensee's MSA or RSA for a period of five years after grant of the licensee's initial construction permit. At the end of this five-year build-out period, however, other entities may apply to serve portions of the MSA or RSA, of at least 50 square miles, in areas outside the licensee's then designated cellular geographic service area. The five year build-out period has expired for most licensees and the FCC has granted several "unserved area" applications filed by parties other than the original MSA or RSA licensee. No entity may, directly or indirectly, own a controlling interest in, or otherwise have the ability to control, both systems. The FCC may prohibit or impose conditions on transfers of licenses. In addition, under FCC rules, no person or entity may have an attributable interest, as defined in FCC rules, in a total of more than 45 MHz of licensed broadband personal communications service, cellular and enhanced specialized mobile radio spectrum, regulated as commercial mobile radio services with significant overlap in any geographic area except in RSAs, where a total of 55MHz is lawful. This so-called "spectrum cap" rule could have an impact on our ability to acquire other cellular systems, and it also could limit the universe of potential buyers of any of our systems should we wish to sell.

    The FCC recently amended the ownership attribution rules to allow for somewhat more ownership overlap. Significant overlap will occur when at least 10% of the 1990 census population of the licensed service area is within the cellular geographic service area, as defined below, and/or the personal communications service area or enhanced specialized mobile radio service area. Ownership limits on overlapping cellular licensees were recently amended so that a party with a controlling interest or otherwise attributable interest in a cellular licensee may have a direct or indirect ownership interest of up to 5% in another cellular licensee in overlapping cellular geographic service areas, and a party may have a direct or indirect ownership interest of up to 20% in both cellular licensees in overlapping cellular geographic service areas so long as neither interest is a controlling interest. This change in the ownership attribution rules affords greater opportunities for non-controlling investment in cellular systems and could facilitate our ability to attract capital or to make investments in other cellular operators.

    Cellular service providers also must satisfy a variety of FCC requirements relating to technical and reporting matters. One requirement is the coordination of proposed frequency usage with adjacent cellular users, permittees and licensees in order to avoid interference between adjacent systems. In addition, the height and power of base station transmitting facilities and the type of signals they emit must fall within specified parameters. We are obligated to pay annual regulatory fees and assessments to support the FCC's regulation of its cellular operations, as well as fees necessary to support federal universal service programs, number portability regional database costs, centralized administration of telephone numbering, telecommunications relay service for the hearing-impaired and application filing fees. These regulatory payment obligations will increase our costs of doing business.

    The Communications Act requires prior FCC approval for substantive, non proforma transfers or assignments to or from us of a controlling interest in any license or construction permit, or any rights thereunder. Although we cannot assure you that the FCC will approve or timely act upon any future requests for approval of applications that we file, we have no reason to believe that the FCC would not approve or grant such requests or applications in due course. Because an FCC license is necessary to lawfully provide cellular service, if the FCC were to disapprove any such filing our business plans would be adversely affected.

    The FCC also regulates a number of other aspects of the cellular business. For example, the FCC regulates cellular resale practices and currently also applies such cellular resale requirements to A and B Block (and A/B Block controlled) broadband personal communications service and enhanced specialized mobile radio licensees. These cellular, personal communications service and enhanced specialized mobile radio providers may not restrict any customer's resale of their services or unreasonably discriminate against resellers of their services. All resale obligations for cellular, broadband personal communications service and enhanced specialized mobile radio operators are currently scheduled to terminate on November 24, 2002. Moreover, federal legislation enacted in 1993 requires the FCC to reduce the disparities in the regulatory treatment of similar mobile services, such as cellular services, personal communications services and enhanced specialized mobile radio services. Under this regulatory structure, all of our cellular licenses are classified as commercial mobile radio services. As a commercial mobile radio services provider, the FCC regulates us as a common carrier. The FCC, however, has exempted cellular services from some typical common carrier regulations, such as tariff filings, thereby allowing us to respond more quickly to our competition in the marketplace.

    The FCC has also adopted requirements for cellular and other commercial mobile radio services providers to implement basic and enhanced 911 services. These services provide emergency service providers with the ability to better identify and locate callers using wireless services, including callers using special devices for the hearing impaired. Our obligations to implement these services are scheduled to occur in several stages, with the final stage beginning as early as March 2001 and the FCC recently amended its rules to eliminate a requirement that carriers be compensated for enhanced 911 costs and expand the circumstances under which wireless carriers may be required to offer enhanced 911 services. Federal legislation recently signed into law may limit our liability relative to incompleted 911 calls to a degree commensurate with wireline carriers in our markets. Federal law also requires cellular and personal communications service carriers to provide law enforcement agencies with capacity to support lawful wiretaps by March 12, 2001 and technical capabilities for wiretaps beginning June 30, 2000 and to comply with wiretap-related record-keeping and personnel-related obligations. Some of the FCC's and FBI's rules implementing the wiretap requirements are currently being reviewed by federal courts. These wireless 911 and law enforcement wiretap requirements may create additional capital obligations for us to make necessary system changes.

    In addition, the FCC regulates the ancillary service offerings that cellular and personal communications service licensees can provide and permits cellular, broadband personal communications service, paging and enhanced specialized mobile radio licensees to offer fixed services on a co-primary basis along with mobile services. This rule change may facilitate the provision of wireless local loop service, which involves the use of wireless links to provide local telephone service by cellular licensees, as well as broadband personal communications service and enhanced specialized mobile radio licensees, although the extent of lawful state regulation of such "wireless local loop" service is undetermined. In this regard, the FCC has also adopted telephone number portability rules for local exchange carriers, as well as cellular, personal communications service and enhanced specialized mobile radio licensees, that could facilitate the development of local exchange competition, including wireless local loop service. The new number portability rules generally require cellular, personal communications service and enhanced specialized mobile radio licensees to have the capability to deliver calls from their systems to ported numbers effective December 31, 1998 and offer number portability and roaming to ported numbers by November 24, 2002 but this schedule may be expedited if deemed necessary by the FCC to promote number conservation. These requirements may result in added capital expenditures for us to make necessary system changes, although we currently have no plans for any such expenditures.

    The FCC has also adopted rules to govern customer billing by commercial mobile radio service providers and is considering whether to extend billing rules currently applicable to landline carriers to commercial mobile radio services carriers. Adoption of some of the FCC's proposals could increase the complexity and costs of our billing processes and limit the manner in which we bill for services. Finally, the FCC has initiated a rulemaking proceeding to help facilitate the offering of so-called "calling party pays" services whereby the party placing the call to a wireless customer pays the wireless airtime charges. Adoption of a calling party pays system may result in increased usage of wireless systems, thereby generating increased revenues and creating more competition between commercial mobile radio services and traditional landline carriers.

    The FCC generally grants cellular and personal communications service licenses for terms of ten years that are renewable upon application to the FCC. Near the conclusion of the license term, we must file applications for renewal of licenses to obtain authority to operate for an additional 10-year term. The FCC may revoke our licenses and may deny our license renewal applications for cause after appropriate notice and hearing. The FCC will award a renewal expectancy to us if we meet certain standards of past performance. If we receive a renewal expectancy, it is very likely that the FCC will renew our existing cellular license without entertaining competing applications. To receive a renewal expectancy, we must show that we have provided "substantial" service during our past license term, and have substantially complied with applicable FCC rules and policies and the Communications Act. The FCC defines "substantial" service as service which is sound, favorable and substantially above a level of mediocre service that might only minimally warrant renewal. If a licensee does not receive a renewal expectancy, then the FCC will accept competing applications for the license, subject to a comparative hearing, and the FCC may award the license to another entity. To date, the FCC has renewed each of our licenses for which a renewal application was required for a new ten year term. The balance of our existing licenses begin to expire in October 2000.

    A personal communications service system operates under a protected geographic service area license granted by the FCC for either a major trading area or a basic trading area on one of six frequency blocks allocated for broadband service. The FCC has divided the United States and its possessions and territories into personal communications service markets based upon Rand McNally's 493 basic trading areas, all of which are included in the 51 major trading areas. The FCC has allocated 120 MHz of radio spectrum in the 2 GHz band for licensed broadband PCS services. The FCC divided the 120 MHz of spectrum into six individual blocks, two 30 MHz blocks (A and B Blocks) licensed for each of the 51 major trading areas, one 30 MHz block (C Block) licensed for each of the 493 basic trading areas, and three 10 MHz blocks (D, E and F Blocks) licensed for each of the 493 basic trading areas, a total of more than 2,000 licenses.

    The FCC may deny applications for FCC authority, and in extreme cases revoke licenses, if it finds that an entity lacks the requisite "character" qualifications to be a licensee. In making the determination, the FCC considers whether an applicant or licensee has been the subject of adverse findings in a judicial or administrative proceeding involving felonies, the possession or sale of unlawful drugs, fraud, antitrust violations or unfair competition, employment discrimination, misrepresentations to the FCC or other government agencies, or serious violations of the Communications Act or FCC regulations. To our knowledge, there are no activities, and no judicial or administrative proceedings, involving either us or the licensees in which we hold a controlling interest, that would warrant such a finding by the FCC.

    If foreign nationals or their representatives, a foreign government or its representative or any corporation organized under the laws of a foreign country own of record or vote greater than 25 percent of our equity and the FCC determines that the public interest would be so served, it may revoke our cellular licenses or require an ownership restructuring. The FCC will generally permit additional indirect ownership in excess of the statutory 25 percent benchmark where that interest is to be held by an entity or entities from member countries of the World Trade Organization. For investors from countries that are not members of the World Trade Organization, the FCC will determine whether the home country of the foreign investor extends reciprocal treatment called "equivalent competitive opportunities" to U.S. entities. If these opportunities do not exist, it is unlikely that the FCC will permit investment beyond the 25 percent benchmark. These restrictions could adversely affect our ability to attract additional equity financing. We have no knowledge that any foreign national owns any of our capital stock.

    The Telecommunications Act, which made significant changes to the Communications Act and terminated the antitrust consent decree applicable to the regional Bell operating companies, affects the telecommunications industry. This legislation, among other things, affects competition for local telecommunications services, interconnection arrangements for carriers, universal service funding and the provision of interexchange services.

    The Telecommunications Act requires state public utilities commissions and/or the FCC to implement policies that mandate reciprocal compensation between local exchange carriers, a category that will, for these purposes, include cellular carriers, for interconnection services at rates more closely related to cost. In a rulemaking proceeding pertaining to interconnection between local exchange carriers and commercial mobile radio service providers such as us, the FCC concluded that local exchange carriers are required to compensate commercial mobile radio service providers for the reasonable costs incurred by these providers in terminating traffic that originates on local exchange carrier facilities, and vice versa. Consistent with this ruling, the FCC has determined that local exchange carriers may not charge a commercial mobile radio service provider or other carrier for terminating local exchange carrier-originated traffic and that local exchange carriers may not charge commercial mobile radio service providers for number activation and use fees. Depending on further FCC disposition of these issues, we may or may not be successful in securing refunds, future relief or both, with respect to charges for termination of local exchange carrier-originated local traffic. If the FCC ultimately resolves these issues in favor of commercial mobile radio service providers, then we will pursue relief through settlement negotiations, administrative complaint procedures or both. If these issues are ultimately decided in favor of the local exchange carriers, we likely would be required to pay all past due contested charges and may also be assessed interest and late charges for the withhold amounts. These requirements could in the future have a material effect on us.

    The Telecommunications Act requires, and the FCC has adopted, rules that require interstate communications carriers, including cellular carriers, to "make an equitable and non-discriminatory contribution" to a universal service fund that reimburses communications carriers that provide basic communications services to users who receive services at subsidized rates. We have made such payments as the FCC has required. The United States Court of Appeals for the Fifth Circuit recently reversed many of the FCC's rules regarding carriers' contribution obligations, and the FCC has recently adopted rules implementing the court's decision. While it generally appears that our contributions to federal universal service programs may decrease, our contributions to state universal service programs may be subject to increases and, moreover, the FCC's decision implementing the court's decision is subject to further administrative and possibly judicial proceedings. Thus, the impact of the court's decision is uncertain. We may also seek to qualify for payments from these programs in high cost areas where we provide wireless services, although we are not certain that such payments will be available to cellular carriers. If such payments are made available to us, they would be an additional source of revenue to us that could be used to subsidize service we provide in these high cost areas.

    The Telecommunications Act also eases the restrictions on the provision of interexchange telephone services by wireless carriers affiliated with regional Bell operating companies. Regional Bell operating company-affiliated wireless carriers have interpreted the legislation to permit immediate provision of in region long distance call delivery for their cellular customers, thus presenting an additional source of competition to us.

    Additionally, the Telecommunications Act specifically exempts all cellular carriers from the obligation to provide equal access to interstate long distance carriers. However, the Telecommunications Act gives the FCC the authority to impose rules to require unblocked access through carrier identification codes or 800/888 numbers, so that cellular subscribers are not denied access to the long distance carrier of their choosing, if the FCC determines that the public interest so requires. We currently provide "dial around" equal access to all of our customers.

    The Telecommunications Act also imposes restrictions on a telecommunications carrier's use of customer proprietary network information without prior customer approval. FCC rules implementing these restrictions are being revised but have the potential to impose upon us new costly obligations and impose burdens on our current marketing activities. The FCC's rules implementing the Telecommunications Act's customer proprietary network information provisions were recently vacated by the United States Court of Appeals for the Tenth Circuit on First Amendment grounds. The extent to which the FCC will need to modify its rules to address the court's concerns is uncertain, but imposition of rules similar to those vacated by the court would impose additional costs on us and inhibit our marketing efforts.

    The Telecommunications Act also requires telecommunications carriers to make their services accessible to persons with disabilities and the FCC has adopted rules to implement these requirements. These rules generally require service providers to offer equipment and services that are accessible to and usable by persons with disabilities, if readily available, and to comply with complaint/grievance procedures for violations of these provisions. These rules are still new and are subject to interpretation through the complaint process. While much of the focus of these rules is on the manufacture of equipment, carriers such as us could, if found to have violated the rules, be subject to fines and/or the imposition of costly new requirements.

    In addition, the FCC is currently considering rules to promote the conservation of numbering resources. These efforts may affect wireless service providers by imposing additional costs or limiting access to numbering resources. The FCC has also authorized a number of states, including California, Ohio and Texas to initiate limited numbering administration measures while the FCC's consideration of federal rules remains pending, and other states, including Ohio, have requested similar authority. The impact of the federal rules on wireless carriers, and whether states will continue to have numbering administration authority, is uncertain. If more states are given authority over numbering administration, differing number conservation regimes may be adopted in different states. In such a case, we likely would incur additional costs in order to keep abreast of each such regime.

    The FCC has determined that interstate interexchange (long distance) service offerings of commercial mobile radio service providers are subject to rate averaging and rate integration requirements of the Telecommunications Act. Rate averaging requires us to average our interstate long distance commercial mobile radio service rates between high cost and urban costs. The FCC has delayed implementation of the rate integration requirements with respect to wide area rate plans pending further reconsideration of its rules, and has delayed the requirement that commercial mobile radio service carriers integrate their rates among commercial mobile radio service affiliates. Other aspects of the FCC's rules are currently under review before the United States Court of Appeals for the District of Columbia. There is a pending proceeding in which the FCC will determine how integration requirements apply to commercial mobile radio service offerings, including single rate plans. While this proceeding is pending, commercial mobile radio service providers are subject to long distance rate integration only where they separately state a long distance toll charge and bill to customers, and the FCC is not enforcing the requirement for wide-area plans. To the extent that we offer services subject to these requirements our pricing flexibility is reduced, and there is no assurance that the FCC will decline to impose these requirements on us and/or across our various commercial mobile radio service affiliates.

    The overall impact of the Telecommunications Act on our business is unclear and will likely remain so for the foreseeable future. For example, limitations on local zoning requirements imposed by the Telecommunications Act may facilitate the construction of new cell sites and related facilities. However, these restrictions on zoning authority may provide only limited assistance to cellular carriers. On the other hand, other provisions of the new statute relating to interconnection, telephone number portability, universal service, equal access, use of customer proprietary network information and resale could subject us to additional costs and increased competition.

STATE, LOCAL AND OTHER REGULATION

    The Communications Act preempts state or local regulation of the market entry of, or the rates charged by, any commercial mobile radio services or any private mobile service provider, which includes cellular telephone service providers. The FCC has denied the petitions of eight states to continue their rate regulation authority, including authority over cellular operators. As a practical matter, we are free to establish rates and offer new products and service with a minimum of regulatory requirements. The states in which we operate maintain nominal oversight jurisdiction, primarily focusing upon prior approval of acquisitions and transfers of licenses and resolution of customer complaints.

    The location and construction of our cellular transmitter towers and antennas are subject to FCC and Federal Aviation Administration regulations and are subject to federal, state and local environmental regulation, as well as state or local zoning, land use and other regulation. Before we can put a system into commercial operation, we must obtain all necessary zoning and building permit approvals for the cell site microwave tower locations. The time needed to obtain zoning approvals and requisite state permits varies from market to market and state to state. Likewise, variations exist in local zoning processes. Additionally, any proposed site must comply with the FCC's environmental rules. If zoning approval or requisite state permits cannot be obtained, or if environmental rules make construction impossible or infeasible on a particular site, our network design might be adversely affected, network design costs could increase the service provided to our customers might be reduced.

    We cannot assure you that any state or local regulatory requirements currently applicable to our systems will not be changed in the future or that regulatory requirements will not be adopted in those states and localities which currently have none. Such changes could impose new obligations on us that would adversely affect our operating results.

FUTURE REGULATION

    From time to time, federal or state legislators propose legislation that could affect us, either beneficially or adversely. We cannot assure you that federal or state legislation will not be enacted, or that regulations will not be adopted or actions taken by the FCC or state regulatory authorities, that might adversely affect our business. Changes such as the allocation by the FCC of radio spectrum for services that compete with our business could adversely affect our operating results.

LEGAL PROCEEDINGS

    We are not currently aware of any pending or threatened litigation against us or our subsidiaries that could have a material adverse effect on our financial condition, results of operations or cash flows.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Our directors and executive officers are set forth below. Certain of the officers and directors hold or have held positions in several of our subsidiaries. The ages and position titles of the persons set forth below are as of December 31, 1999.

NAME                                  AGE                   POSITION
----                                --------   ----------------------------------
Everett R. Dobson (1).............     40      Chairman of the Board, President,
                                               Chief Executive Officer and
                                               Director

G. Edward Evans...................     38      President of cellular subsidiaries

Bruce R. Knooihuizen..............     43      Vice President and Chief Financial
                                               Officer

R. Thomas Morgan..................     43      Vice President and Chief
                                               Information Officer

Craig T. Sheetz...................     40      Executive Vice President and Chief
                                               Operating Officer

Timothy J. Duffy..................     40      Senior Vice President and Chief
                                               Technical Officer

Richard D. Sewell, Jr. ...........     42      Treasurer

Stephen T. Dobson (1).............     36      Secretary and Director

Russell L. Dobson (1).............     64      Director

Justin L. Jaschke.................     41      Director

Albert H. Pharis, Jr..............     49      Director

Dana L. Schmaltz..................     32      Director

------------------------

(1)  Everett R. Dobson and Stephen T. Dobson are sons of Russell L. Dobson.

    We were incorporated in February 1997 in connection with a corporate reorganization pursuant to which we became the holding company parent of our subsidiary, Dobson Operating Company. Unless otherwise indicated, information below with respect to positions held by our executive officers and directors refers to their positions with Dobson Operating Company and, since
February 1997, also with us.

    EVERETT R. DOBSON has served as a director and officer since 1982. From 1990 to 1996, he served as a director, President and Chief Operating Officer of us and President of our cellular subsidiaries. He was elected our Chairman of the Board and Chief Executive Officer in April 1996. Mr. Dobson served on the board of the Cellular Telecommunications Industry Association in 1993 and 1994. He holds a B.A. in Economics from Southwestern Oklahoma State University and currently sits on its Foundation Board and chairs its Investment Committee.

    G. EDWARD EVANS has served as President of our cellular subsidiaries since January 1997. Mr. Evans was employed by BellSouth Mobility, Inc. from 1993 to 1996, serving as General Manager-Kentucky, Director of Field Operations at the company's corporate office in Atlanta and Director of Marketing-Alabama. He was an Area Manager and a Market Manager of U.S. Cellular from 1990 to 1993 and was a Sales Manager of GTE Mobilnet from 1989 to 1990. Mr. Evans serves on the board of the Cellular Telecommunications Industry Association. He holds a B.S. in Business Administration from the University of South Florida and an M.B.A. from Georgia State University.

    BRUCE R. KNOOIHUIZEN has served as Vice President and Chief Financial Officer since July 1996. From 1994 to 1996, Mr. Knooihuizen was Chief Financial Officer and Secretary for The Westlink Co. in San Diego, a wireless provider which was formerly an operating unit of US WEST. Previously, he was Treasurer and Controller of Ameritech Cellular from 1990 to 1994; Director, Accounting Operations of Ameritech Applied Technologies from 1988 to 1990; and Controller of Ameritech Properties in 1988, all located in Chicago. From 1980 to 1988 he held various financial and accounting positions with The Ohio Bell Telephone Company. Mr. Knooihuizen received a B.S. in Finance from Miami University in Oxford, Ohio and an M.B.A. in finance from the University of Cincinnati.

    R. THOMAS MORGAN has served as Vice President and Chief Information Officer since December 1997. During 1996 and 1997, Mr. Morgan was Director of Corporate Services in the Information Services Department of American Electric Power in Columbus, Ohio, an electric utility serving three million customers in the Midwest. Previously, he was Manager of Accounting and Human Resources Systems from 1994 through 1995 and held various positions in the Information Services Department of American Electric Power from 1985. Mr. Morgan was Manager of Software Engineering for Access Corporation, a software development company, in Cincinnati, Ohio from 1981 to 1985 and worked as a Senior Consultant with Arthur Andersen & Co. in Columbus, Ohio from 1978 to 1981. Mr. Morgan holds a B.S. in Systems Analysis from Miami University in Oxford, Ohio.

    CRAIG T. SHEETZ has served as Executive Vice President and Chief Operating Officer since December 1998. Mr. Sheetz is responsible for the operations of the company, including field sales and marketing, call center management, billing and intercarrier services. Before joining us, he served as Vice President, Chief Financial Officer and Treasurer of Sygnet Wireless, Inc. since 1990. Prior to joining Sygnet, Mr. Sheetz served as Assistant Vice President at Mellon Bank and PNC Bank where he specialized in the media and telecommunications industries. Mr. Sheetz holds a B.A. in Economics from Albion College and an M.B.A. from the University of Rochester.

    TIMOTHY J. DUFFY has served as Chief Technical Officer and Senior Vice President of Network Operations and Engineering for Dobson Cellular Systems since December 1998. In this capacity, he manages Dobson's cellular network facilities as well as engineering, design and build out of new cellular networks. Prior to joining us, Mr. Duffy worked for Sygnet Communications from 1985 to 1998 in engineering and related management positions. In 1983 he was employed as Director of Engineering for the Constrander Corporation where he was responsible for seven AM and FM radio broadcast facilities in Ohio and Pennsylvania. From 1976 to 1982 he served as Chief Engineer of radio station WGRP in Greenville, Pennsylvania. Mr. Duffy holds a U.S. patent concerning the integration of wireless phone location information to make call management decisions. He is a member of the Institute of Electrical and Electronics Engineers and holds a degree in Electrical Engineering from Pennsylvania State University.

    RICHARD D. SEWELL, JR. has served as Treasurer since September 1998.
Mr. Sewell was employed by Dal-Tile International Inc., a ceramic tile manufacturer and distributor, as Vice President-Finance from 1997 to 1998, as Vice President-Treasurer from 1995 to 1997 and as Vice President-Financial Reporting from 1990 to 1995. From 1979 to 1989, Mr. Sewell was employed by a predecessor entity to Ernst & Young, a public accounting firm, concluding as a principal in their Entrepreneurial Service Group. Mr. Sewell received a B.S. in Accounting from the University of Missouri-Kansas City.

    STEPHEN T. DOBSON has served as a director since 1990. He served as our Treasurer from 1990 until September 1998, and he has served as Secretary since 1990. He has also served as General Manager and Secretary of Dobson Telephone Company from 1994 to 1998 and 1990 to 1998, respectively. He became President of Logix in January 1997 and Vice Chairman of Logix in 1999. Mr. Dobson is a member of the Western Rural Telephone Association, National Telephone Cooperative Association and Telecommunications Resellers Association. He holds a B.S. in Business Administration from the University of Central Oklahoma.

    RUSSELL L. DOBSON has served as a director since 1990 and was Chairman of the Board and Chief Executive Officer from 1990 to 1996. Mr. Dobson joined his father at Dobson Telephone Company in 1956 and became the controlling owner and Chief Executive Officer in 1975 when he purchased his father's interest. He has been active in many industry-related groups, including the Oklahoma Telephone Association, Western Rural Telephone Company and Organization for the Protection and Advancement of Small Telephone Companies.

    JUSTIN L. JASCHKE has served as a director since October 1996. Mr. Jaschke has been the Chief Executive Officer and a director of Verio Inc., a publicly held internet services provider based in Englewood, Colorado, since its inception in March 1996. Prior to March 1996, Mr. Jaschke served as Chief Operating Officer for Nextel Communications, Inc. following its merger with OneComm Corporation in July 1995. Mr. Jaschke served as OneComm's President and a member of its Board of Directors from 1993 until its merger with Nextel. From May 1990 to April 1993, Mr. Jaschke served as President and Chief Executive Officer of Bay Area Cellular Telephone Company. Mr. Jaschke currently serves as Chairman of the Board of Directors of Metricom, Inc., a wireless data communications provider. Mr. Jaschke has a B.S. in mathematics from the University of Puget Sound and an M.S. in management from the Massachusetts Institute of Technology Sloan School of Management.

    ALBERT H. PHARIS, JR. has served as a director and a consultant since December 1998. Mr. Pharis became Chief Executive Officer of our subsidiary, Logix, in September 1999. He served as President, Chief Executive Officer and Director of Sygnet from 1985 to December 1998. He has been active as a board member of the Cellular Telecommunications Industry Association since 1985 and as a member of its Executive Committee since 1989. He has also been Chairman of its Small Operators Caucus.

    DANA L. SCHMALTZ became a director in accordance with the terms of our stockholders' agreement, dated December 23, 1998, with John W. Childs and entities which he owns or controls and their co-investors. Mr. Schmaltz is a Vice President of J.W. Childs Associates, Inc. and has been at J.W. Childs Associates, Inc. since February 1997. From 1995 to 1997, Mr. Schmaltz was an associate at DLJ Merchant Banking, Inc. Mr. Schmaltz received an A.B. from Dartmouth College. Mr. Schmaltz graduated from the Harvard Graduate School of Business Administration in 1995.

BOARD COMPOSITION

    We currently have six directors on our board of directors and one vacancy. Effective upon the closing of this offering, our board of directors will serve staggered three-year terms. The expiration date of each term will be determined before closing of this offering.

This classification of our board of directors may have the effect of delaying or preventing changes in our control or management. We intend to appoint two additional independent directors to our board within 90 days of this offering to comply with the requirements of the NASDAQ National Market. See
"--Board Committees."

    Shares of our Class B common stock are entitled to ten votes per share subject to certain exceptions where they are restricted to one vote per share. The holders of our Class B common stock have entered into an investors agreement that enables them to appoint all of our directors and which provides that they will vote their shares of common stock together in a manner that will enable them to elect all of our directors and control the outcome of substantially all matters submitted to our stockholders for a vote. Pursuant to the investors agreement, the Dobson CC Limited Partnership is entitled to designate four of our directors, John W. Childs and entities which he owns or controls and their co-investors are entitled to designate one of our directors, AT&T Wireless is entitled to designate one of our directors and the Dobson CC Limited Partnership, John W. Childs and entities which he owns or controls and their co-investors and AT&T Wireless are entitled to jointly designate one of our directors. AT&T Wireless has elected not to exercise its right to designate a director at this time.

    Upon the occurrence of certain voting rights triggering events under the certificates of designation of our senior preferred stock, two additional directors may be designated by the holders of our 12 1/4% senior preferred stock and two additional directors may be designated by the holders of our 13% senior preferred stock. See "Description of Capital Stock."

    Our directors serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified. Our executive officers serve at the discretion of our board of directors. Our officers are appointed at the board's first meeting after each annual meeting of stockholders.

DIRECTOR COMPENSATION

    We reimburse directors for out-of-pocket expenses incurred in attending board meetings. In addition, in connection with his election as a director in October 1996, we granted Justin L. Jaschke an option to acquire 833 shares of our Class D common stock, which will be convertible into 92,830 shares of our Class A common stock, at an exercise price of $0.77 per Class A common stock equivalent. Mr. Jaschke's option vests ratably over a five-year period and fully vests upon a change of control. Directors who are our officers or our consultants receive no additional compensation for services rendered as directors.

BOARD COMMITTEES

    Our compensation committee currently consists of Russell L. Dobson and Dana
L. Schmaltz. The compensation committee reviews and evaluates the salaries, supplemental compensation and benefits of our officers, reviews general policy matters relating to compensation and benefits of our employees and makes recommendations concerning these matters to the board of directors. The compensation committee also administers our 1996 stock option plan and 2000 stock incentive plan.

    Our audit committee currently consists of Justin L. Jaschke and Dana L. Schmaltz. The audit committee reviews with our independent auditor, the scope and timing of its audit services, the auditor's report on our financial statements following completion of its audit and our policies and procedures with respect to interal accounting and financial controls. In addition, the audit committee makes annual recommendations to our board of directors for the appointment of independent auditors for the following year. As a condition to the eligibility of our Class A common stock for quotation on the NASDAQ National Market, our audit committee must consist of at least three directors who are considered independent under the rules of the NASDAQ National Market within 90 days after our Class A common stock is first quoted on the NASDAQ National Market. Mr. Jaschke would be considered independent but Mr. Schmaltz and our other directors would not. We intend to appoint two additional independent directors to our board, both of whom will serve on our audit committee, within this period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998, the members of our compensation committee were Russell L. Dobson, Justin L. Jaschke and Thadeus J. Mocarski, a former director.
Russell L. Dobson previously served as Chairman of the Board and Chief Executive Officer from 1990 to 1996 and is the father of Everett and Stephen Dobson. For a description of certain transactions between Mr. Dobson and us, see "Certain Transactions."

EXECUTIVE COMPENSATION

    The following table sets forth the cash and non-cash compensation during 1999, 1998, and 1997 earned by our chief executive officer and our other four most highly compensated executive officers as of December 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                   SECURITIES
                                                                 OTHER ANNUAL      UNDERLYING       ALL OTHER
                                         SALARY     BONUS(1)     COMPENSATION    OPTION AWARDS     COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR       ($)          ($)          ($)(2)      (# OF SHARES)(3)      ($)(4)
---------------------------  --------   --------   -----------   ------------   ----------------   ------------
Everett R. Dobson .......       1999     500,000              (5)     106,100(6)          --           6,400
  Chairman of the Board,        1998     380,400       250,000        39,700(6)          --            6,400
  President, Chief              1997     300,000       250,000        54,800(6)          --            9,500
  Executive Officer and
  Director

Stephen T. Dobson .......       1999(7)  200,000        80,000(8)      77,400(9)          --           6,400
  Secretary and Director        1998     155,200        80,000        32,600(9)          --            4,700
                                1997     100,000        75,000        13,800(9)                        6,500

G. Edward Evans .........       1999     191,700        80,000        37,100(10)          --           6,400
  President of cellular         1998     152,500        76,000            --        130,149            4,300
  subsidiaries                  1997     113,600        80,000(11)          --      785,188            --(12)

Bruce R. Knooihuizen ....       1999     194,200       140,000        11,200(13)          --           6,400
  Vice President and            1998     165,000       102,500            --        130,149            4,100
  Chief Financial Officer       1997     152,500        82,500            --             --            1,400

Craig T. Sheetz .........       1999     176,900       150,000(8)(14)          --      67,310          6,400
  Chief Operating Officer       1998(15)       --           --            --             --               --
                                1997(15)       --           --            --             --               --

------------------------

(1) The bonuses for 1999 represent the bonuses to be paid in 2000 with respect to services performed in 1999. The bonuses for 1998 and 1997 represent the bonuses paid in 1999 and 1998 with respect to services performed in 1998 and 1997, respectively.

(2) Represents the value of perquisites and other personal benefits in excess of 10% of annual salary and bonus.

(3) Represents the number of shares of Class A common stock on a converted basis.

(4) Includes the matching contributions made by us to the account of the executive officer under our 401(k) Profit Sharing Plan.

(5) The bonus payment for Mr. Dobson for 1999 has not yet been determined.

(6) Includes $84,400, $26,000, and $36,600 for personal use of our aircraft and $21,700, $12,300, and $18,200 for a company-provided vehicle in 1999, 1998 and 1997, respectively.

(7) All of Mr. Dobson's annual compensation for 1999 was paid by Logix.

(8) Represents bonus for the first three quarters of 1999. The fourth quarter bonus is still to be determined.

(9) Includes $61,700, $16,100, and $10,400 for personal use of our aircraft and $15,700, $16,300, and $3,400 for a company-provided vehicle in 1999, 1998 and 1997, respectively.

(10) Includes $34,800 for personal use of our aircraft and $2,300 for a company-provided vehicle.

(11) Includes $20,000 received upon commencement of employment.

(12) In February 1997, we made a below market home mortgage loan to Mr. Evans. See "Certain Transactions."

(13) Includes $6,700 for personal use of our aircraft and $4,500 for a company-provided vehicle.

(14) Includes $89,500 received upon commencement of employment.

(15) Not employed by us in 1997 and 1998.

    The following tables list those persons in the previous table who were granted options to purchase shares of our Class C common stock and our old
Class B common stock in 1999. As part of our recapitalization, options for the purchase of our old Class B common stock will be amended to be exercisable into shares of our Class D common stock. Our Class C common stock and Class D common stock will automatically convert to our Class A common stock on a 111.44-for-one basis upon transfer. The following tables provide information regarding our outstanding options on a converted basis. No stock options were exercised by the persons in the following tables in 1999.

                             OPTION GRANTS IN 1999

                                   INDIVIDUAL GRANTS
                       ------------------------------------------
                             NUMBER OF          PERCENT OF TOTAL
                       SECURITIES UNDERLYING   OPTIONS GRANTED TO   EXERCISE PRICE
NAME                      OPTIONS GRANTED      EMPLOYEES IN 1999      ($/SHARE)      EXPIRATION DATE
----                   ---------------------   ------------------   --------------   ---------------
Craig T. Sheetz......          67,310                 33.3%             $3.95           01/01/09

                              POTENTIAL REALIZABLE
                            VALUE AT ANNUAL RATES OF
                             STOCK APPRECIATION FOR
                                 OPTION TERM(1)
                       -----------------------------------
                        ASSUMED
                        OFFERING
NAME                    PRICE(2)       5%           10%
----                   ----------   --------      --------
Craig T. Sheetz......  $1,147,749   $167,207      $423,736

------------------------------

(1) The assumed annual rates of stock price appreciation of 5% and 10% are set by the Securities and Exchange Commission and are not intended as a forecast of possible future appreciation in stock prices.

(2) Based upon the mid-range of the offering price of our Class A common stock set forth on the cover page of this prospectus.

                          1999 YEAR-END OPTION VALUES

                                     NUMBER OF SECURITIES UNDERLYING
                                               UNEXERCISED              VALUE OF UNEXERCISED IN-THE-MONEY
                                         OPTIONS AT 12/31/99(#)              OPTIONS AT 12/31/99($)
NAME                                  EXERCISABLE/UNEXERCISABLE(1)        EXERCISABLE/UNEXERCISABLE(2)
----                                 -------------------------------   -----------------------------------
G. Edward Evans....................         340,105 / 575,232               $ 6,840,240 / $11,476,598
Bruce R. Knooihuizen...............         614,902 / 496,700               $12,399,381 / $ 9,887,898
Craig T. Sheetz....................              -- /  67,310               -- / $          1,159,825

------------------------

(1) Assumes the conversion of each share of Class C common stock and Class D common stock issuable upon exercise of options into 111.44 shares of
    Class A common stock.

(2) The value of unexercised in-the-money options at December 31, 1999 is computed as the product of the stock value at December 31, 1999, assumed to be $21 per share, less the stock option exercise price, and the number of underlying securities at December 31, 1999.

EMPLOYMENT AGREEMENTS

    We do not have formal employment agreements with any of our employees. In connection with the employment of Bruce R. Knooihuizen in 1996 and G. Edward Evans in 1997, we agreed to provide them compensation in the form of salary, bonus, stock options and other benefits. The terms of Mr. Knooihuizen's employment provide for an initial annual salary of $150,000, an annual bonus ranging from 30% to 50% of his annual salary, and a 10-year option to purchase 8,807 shares of our

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Class D common stock, which is convertible into 981,453 shares of our Class A common stock, vesting at the rate of 20% per year. The terms of Mr. Evans' employment provide for an initial annual salary of $120,000, an annual bonus ranging from 30% to 50% of his annual salary, a five-year home mortgage loan of $300,000 at an annual interest rate of 4% and a ten-year option to purchase 7,046 shares of our Class D common stock, which is convertible into 785,188 shares of our Class A common stock, with 100% of the options vesting ratably over five years. We also agreed to a severance payment equal to one year's salary in the event of termination of employment of Messrs. Knooihuizen or Evans without cause. The options to purchase shares of our Class D common stock held by these officers become fully vested upon a change of control.

    In connection with the employment of Craig T. Sheetz in 1999, we agreed to provide him compensation in the form of salary, bonus, stock options and other benefits. The terms of Mr. Sheetz's employment provide for an initial annual salary of $180,000, an annual bonus up to 50% of his annual salary, and a ten-year option to purchase 604 shares of our Class C common stock, which is convertible into 67,310 shares of our Class A common stock, vesting at the rate of 20% per year. The options to purchase shares of our Class A common stock held by Mr. Sheetz become fully vested upon a change of control.

    Prior to August 15, 1998, Russell L. Dobson was one of our corporate officers. Effective August 15, 1998, we entered into a consulting agreement with Mr. Dobson. Under the terms of the consulting agreement, Mr. Dobson has been retained by us from August 15, 1998 through August 31, 2008. In exchange for Mr. Dobson's services, we agreed to provide monthly compensation of $15,000 and insurance benefits commensurate with our employee plan. Mr. Dobson's responsibilities include, but are not necessarily limited to, representing us at various functions, including trade shows and seminars, assisting with regulatory matters, including appearances where required before regulatory bodies, and analyzing technical and financial data to assist executive officers in strategic planning and forecasting. In addition, Mr. Dobson has agreed not to compete with us during the term of his consulting agreement. During 1998, we paid Mr. Dobson approximately $195,000, a portion of which was for services as an officer and the balance of which was under the consulting agreement.

    Effective December 23, 1998, immediately following our acquisition of Sygnet Wireless, Inc., Albert H. Pharis, Jr., formerly the chief executive officer of Sygnet Wireless, became a consultant to us to assist us on an as-needed basis for a term of five years. Mr. Pharis advises and consults with us regarding operational matters affecting our business, such as industry trends, technological developments, the competitive environment, and the integration of Sygnet and other acquisitions. Mr. Pharis received a fee of $40,000 for the first 90 days of such consulting period and is to receive an annual fee of $60,000 thereafter. In addition, Mr. Pharis, who serves on our board of directors, received options to purchase 833 shares of our Class D common stock, which is convertible into 92,830 shares of our Class A common stock, at an exercise price of approximately $5.11 per share of Class A common stock equivalent. Mr. Pharis's options vest ratably over a five-year period and fully vest upon a change of control.

STOCK OPTION PLANS

    We adopted our 1996 stock option plan and our 2000 stock incentive plan to encourage our key employees by providing opportunities to participate in our ownership and future growth through the grant of incentive stock options and nonqualified stock options. The plans also permit the grant of options to our directors. The 1996 and 2000 plans are presently administered by our compensation committee. We will not grant any additional options under the 1996 plan. All future options will be granted pursuant to the 2000 plan.

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1996 STOCK OPTION PLAN

    The maximum number of shares for which we may grant options under the plan is 36,786 shares of our Class C common stock and of our Class D common stock, subject to adjustment in the event of any stock dividend, stock split, recapitalization or reorganization. As of September 30, 1999, we had granted options to purchase an aggregate of 36,784.32 shares of our Class C common stock and Class D common stock which would have been convertible into an aggregate of 4,099,245 shares of our Class A common stock. Shares subject to previously expired or terminated options become available again for grants of options. The shares that we will issue under the 1996 stock option plan will be newly issued shares. Following the completion of this offering, we will not grant any additional options under the 1996 stock option plan.

    The committee determines the number of shares and other terms of each grant. The price payable upon the exercise of an incentive stock option may not be less than 100% of the fair market value of our Class C common stock and Class D common stock at the time of grant, or in the case of an incentive stock option granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of our common stock, 110% of the fair market value on the date of grant. We may grant incentive stock options to an employee only to the extent that the aggregate exercise price of all such options under all of our plans becoming exercisable for the first time by the employee during any calendar year does not exceed $100,000. The price payable upon the exercise of a nonqualified stock option must be at least the minimum legal consideration required under the laws of Oklahoma.

    Each option that we have granted or will grant under the plan will expire on the date specified by the committee, but not more than ten years from the date of grant or, in the case of a 10% shareholder, not more than five years from the date of grant. Unless otherwise agreed, an incentive stock option will terminate not more than 90 days, or twelve months in the event of death or disability, after the optionee's termination of employment.

    An optionee may exercise an option by giving notice to us, accompanied by full payment of the purchase price in cash or, at the discretion of the committee:

    - common stock having a fair market value equal to the exercise price;

    - the optionee's personal recourse note, bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate as defined in Section 1274(d) of the Internal Revenue Code;

    - an assignment of proceeds from the sale of a portion of the stock subject to the option being exercised; or

    - a combination of the foregoing.

    Outstanding options become nonforfeitable and exercisable in full immediately prior to certain defined change of control events. Unless otherwise determined by the committee, outstanding options will terminate immediately prior to the consummation of our dissolution or liquidation.

    The plan may be terminated or amended by the board of directors at any time subject, in the case of certain amendments, to shareholder approval. If not earlier terminated, the plan expires on June 1, 2006.

    With certain exceptions, Section 162(m) of the Internal Revenue Code denies a deduction to publicly-held corporations for compensation paid to certain executive officers in excess of $1.0 million per executive per taxable year (including any deduction with respect to the exercise of an option). An exception exists, however, for amounts received upon exercise of stock options pursuant to certain grandfathered plans. Options granted under our plan are expected to satisfy this exception.

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2000 STOCK INCENTIVE PLAN

    We adopted the 2000 stock incentive plan on January 10, 2000. The maximum number of shares for which we may grant options under the plan is 4,000,000 shares of Class A common stock, subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or certain defined change of control events. As of the date of this prospectus, we had no options outstanding under our 2000 stock incentive plan. Shares subject to previously expired, cancelled, forfeited or terminated options become available again for grants of options. The shares that we will issue under the plan will be newly issued shares.

    The committee determines the number of shares and other terms of each grant. The price payable upon the exercise of an incentive stock option may not be less than 100% of the fair market value of our Class A common stock at the time of grant, or in the case of an incentive stock option granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of our common stock, 110% of the fair market value on the date of grant. We may grant incentive stock options to an employee only to the extent that the aggregate exercise price of all such options under all of our plans becoming exercisable for the first time by the employee during any calendar year does not exceed $100,000. The committee may not grant a nonqualified stock option at an exercise price which is less than 75% of the fair market value of our Class A common stock on the date of grant.

    Each option that we have granted or will grant under the plan will expire on the date specified by the committee, but not more than ten years from the date of grant or, in the case of a 10% shareholder, not more than five years from the date of grant. Unless otherwise agreed, an incentive stock option will terminate not more than 90 days, or twelve months in the event of death or disability, after the optionee's termination of employment.

    An optionee may exercise an option by giving written notice to us, accompanied by full payment:

    - in cash or by check, bank draft or money order payable to us;

    - by delivering shares of our common stock or other equity securities having a fair market value equal to the exercise price; or

    - a combination of the foregoing.

    Outstanding options become nonforfeitable and exercisable in full immediately prior to certain defined change of control events. Unless otherwise determined by the committee, outstanding options will terminate on the effective date of our dissolution or liquidation.

    The plan may be terminated or amended by the board of directors at any time subject, in the case of certain amendments, to shareholder approval. If not earlier terminated, the plan expires on January 10, 2010.

    With certain exceptions, Section 162(m) of the Internal Revenue Code denies a deduction to publicly-held corporations for compensation paid to certain executive officers in excess of $1.0 million per executive per taxable year (including any deduction with respect to the exercise of an option). An exception exists, however, for amounts received upon exercise of stock options pursuant to certain grandfathered plans. Options granted under our plan are expected to satisfy this exception.

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                              CERTAIN TRANSACTIONS

    We have a policy requiring that any material transaction that we enter into with with our officers, directors or principal stockholders and their affiliates be on terms no less favorable to us than reasonably could have been obtained in an arms' length transaction with independent third parties. Any other matters involving potential conflicts of interests are to be resolved on a case-by-case basis. In addition, the terms of our various debt instruments limit the ability of us and of our subsidiaries to enter into transactions with our affiliates.

    The Everett R. Dobson Irrevocable Family Trust, The Steven T. Dobson Irrevocable Family Trust and The Robbin L. Dobson Irrevocable Family Trust are the limited partners of the Dobson CC Limited Partnership, which holds approximately 52,925,285 of our Class B common stock. Everett R. Dobson is the president and sole director and shareholder of the general partner of the partnership.

    Prior to November 1, 1998, we leased our headquarters from WillRuss Limited Liability Company pursuant to a 10-year lease expiring in 2005. WillRuss is owned by Russell L. Dobson and his wife. Monthly rent under the lease was approximately $23,000, or $.93 per square foot. In October 1998, WillRuss sold this building to an unrelated third party. As part of the sale transaction, we entered into an agreement with the buyer to lease the building for a one-year term at a monthly rent of approximately $19,000. Our lease, with renewals, runs through October 2000.

    We made a $300,000 home mortgage loan to G. Edward Evans in February 1997 in connection with his employment. The loan is payable in 60 monthly installments of $1,400, including interest at the annual rate of 4%, with the balance due at maturity in February 2002.

    In our reorganization in February 1997, the shareholders of Dobson Operating Company exchanged their Dobson Operating Company stock for our stock, and we assumed outstanding Dobson Operating Company stock options, substituting shares of our common stock for the Dobson Operating Company stock subject to options. Also, in February 1997, we issued 100,000 shares of our Class C preferred stock to the Fleet Investors. At the time of this transaction, a principal of the Fleet Investors became one of our directors.

    Transactions with us described below refer to Dobson Operating Company if they occurred prior to February 1997.

    In March 1996, the Fleet Investors purchased 100,000 shares of our Class B preferred stock for $10.0 million. In connection with this transaction, we entered into a shareholders' agreement providing for, among other matters, registration rights, restrictions on the transfer of our stock, put and call rights with respect to the Class B preferred stock, and the issuance of additional stock upon the happening of certain events. The Fleet Investors also granted us a stock option. In connection with our February 1997 reorganization, we entered into a new shareholders' agreement having substantially the same terms and conditions.

    The Dobson trusts were co-borrowers with us and certain of our subsidiaries under a prior bank facility, which we first entered into in 1994. We guaranteed, and pledged the equity securities of certain of our subsidiaries as security for, the obligations of the Dobson trusts under a $6.0 million promissory note maturing in 2004, and the Dobson CC Limited Partnership guaranteed our loan obligations and those of our subsidiaries under the prior bank facility. All borrowings were secured by shares of our old Class A common stock. We paid dividends on that old Class A common stock in amounts sufficient to permit the Dobson trusts to service the loan. The Dobson trusts incurred legal fees totaling approximately $0.5 million in connection with the negotiation and closing of the credit agreement for the prior bank facility in 1994 and an amendment effected in 1996. We paid those fees. We used $7.5 million of bank borrowings to pay a dividend to holders of our old Class A common stock, of which $6.0 million was used to fully pay the loan and $0.5 million was used to pay indebtedness owed to us by the Dobson trusts with respect to the legal fees described above.

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    Everett R. Dobson and Russell L. Dobson beneficially owned 67% of the capital stock of Associated Telecommunications and Technologies, Inc. In December 1996, we consolidated $263,000 of Associated Telecommunications' outstanding indebtedness to us in an unsecured promissory note, which provided for interest at an annual rate of 10%. The consolidation refinanced earlier loans made prior to 1994. At September 30, 1997, National Telecommunications Technologies, Inc., a wholly-owned subsidiary of Associated Telecommunications, owed us $307,000, representing funds we advanced during 1992, 1993 and 1995. That indebtedness accrued interest at an annual rate of 10%. The combined principal amount of $570,000 for the Associated Telecommunications and National Telecommunications loans, was paid in full on October 1, 1997 in connection with the closing of our acquisition of the Arizona 5 market. We lent another subsidiary of Associated Telecommunications $21,000 in 1994 and $32,000 in 1995, at annual interest rates of 12% and 14%, respectively. These loans were paid in full in October 1995 and January 1996.

    Through September 30, 1997, we performed certain management services for Associated Telecommunications and its subsidiaries, including accounting, plant and central office management and engineering. Billings for those services were based on the time spent by, and hourly rates of, our personnel and expenses incurred. During 1995, 1996, and the nine months ended September 30, 1997, the aggregate amounts billed for management fees and expenses to Associated Telecommunications and its subsidiaries were approximately $210,000, $333,000 and $110,000, respectively. The amounts owed by these entities to us for management fees at December 31, 1995 and 1996 and September 30, 1997 were
$1.0 million, $1.2 million and $1.3 million, respectively. All amounts owed by Associated Telecommunications and it subsidiaries for management services rendered prior to September 30, 1997 were paid in October 1997 in connection with the closing of our acquisition of Arizona 5. In connection with our Arizona 5 acquisition, Associated Telecommunications became our wholly owned subsidiary, and a new company, NATELCO, LLC (an affiliate of Everett R. Dobson and Russell
L. Dobson), was created. For the years ended December 31, 1997 and 1998 the amounts billed for management fees and expenses to NATELCO, LLC were $21,000 and $47,700, respectively. The amounts owed by NATELCO, LLC to us for management fees at December 31, 1997 and 1998 were $8,900 and $0, respectively.

    Associated Telecommunications beneficially owned a 20.55% partnership interest in the Arizona 5 partnership. In connection with our Arizona 5 acquisition, we purchased all of the outstanding capital stock of Associated Telecommunications for $14.2 million, of which Everett R. Dobson and Russell L. Dobson, together, received $9.5 million. The purchase price for the Associated Telecommunications' stock was based on Associated Telecommunications' beneficial ownership in the Arizona 5 partnership and our negotiations with the other partner of the Arizona 5 partnership.

    In March 1996, we made a $1.4 million unsecured loan to Everett R. Dobson. He repaid that loan on October 1, 1997 in connection with our Arizona 5 acquisition. Interest on the amount borrowed was payable quarterly at the same annual rate as that payable under our prior bank facility. The loan consolidated amounts borrowed prior to 1994, together with accrued interest.

    In June 1997, Everett R. Dobson executed a promissory note in our favor for approximately $354,000, which refinanced loans made to him during 1996, together with accrued interest. He repaid that loan on October 1, 1997 in connection with our Arizona 5 acquisition. The loan bore interest at 8% per annum. In December 1996, we made a one-year loan in the amount of $12,900 to Russell L. Dobson which bore interest at 9% per annum. In June 1997, we made an additional loan to Russell L. Dobson, in the principal amount of $423,000, of which $304,000 consolidated amounts owed to us from prior to 1994, and $119,000 refinanced a loan made to him in November 1996, in each case together with accrued interest. This loan bore interest at an annual rate of 9.07%. Both loans to Russell L. Dobson were paid in full on October 1, 1997 in connection with our Arizona 5 acquisition. The interest rate charged on our loan to Everett R. Dobson represented our costs of borrowed funds. The interest

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rate on the loans to Russell L. Dobson approximated the prevailing market rates at the time we first made the loans to him.

    In 1995, we bought 75,000 shares of common stock of Zenex Long Distance, Inc. for $75,000 and 400,000 shares of Zenex preferred stock for $400,000, and received an option to purchase additional shares of Zenex common stock. In early 1996, we purchased an additional 275,000 shares of Zenex preferred stock for $275,000. In October 1996, Zenex redeemed all shares of Zenex preferred stock held by us and purchased our option for an aggregate of $825,000. At the same time, we sold 30,000 shares of Zenex common stock to an unrelated party for $142,000. In July 1997, we purchased 30,000 shares of Zenex common stock for $150,000 and resold the shares in November 1997 to Everett R. Dobson at a price equal to our cost. In September 1997, we purchased a loan for $263,882 made by a bank to Zenex and resold such loan to Everett R. Dobson in November 1997 at a price equal to our cost plus accrued interest. Everett R. Dobson was director of Zenex from August 1995 to September 1997.

    In November 1997, Everett R. Dobson purchased a $0.9 million interest in our loan to Gila River Telecommunications Subsidiary, Inc., a wholly owned subsidiary of the Gila River Indian Community. We repurchased this interest in June 1998 for $0.9 million.

    In January 1998, our subsidiary, Logix, purchased contractual rights, information data and other rights with respect to certain of Zenex's long distance customers located in areas served by Logix for $105,000. In addition, in June, 1998, Logix purchased certain long distance customers and related assets for approximately $4.7 million. In connection with the purchase of these assets of Zenex, a note payable in the amount of $284,765, including accrued interest, owed from Zenex to Everett R. Dobson, was paid in full.

    In connection with the Sygnet acquisition in December 1998, the Fleet Investors converted their Class B preferred stock into our old Class A common stock. We purchased for $1.9 million all of our 100,000 outstanding shares of Class C preferred stock held by Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P. and Kennedy Plaza Partners, collectively the Fleet Investors, and also purchased 43,345 shares of our old Class A common stock for $31.1 million. In addition, the shareholders agreement with the Fleet Investors was terminated. Thadeus J. Mocarski, a principal of the Fleet Investors, was one of our directors at the time of our purchase and resigned as a director upon consummation of the Sygnet acquisition. As part of the Sygnet acquisition, the Dobson CC Limited Partnership acquired 37,853 shares of Class G preferred stock from us in exchange for 37,853 shares of our old Class A common stock. On
May 17, 1999 we redeemed all of the outstanding shares of our Class G preferred stock for $25.0 million plus accrued dividends of $1.5 million. All of the Class G preferred stock was acquired by the Dobson CC Limited Partnership in December 1998 as part of the financing of our acquisition of Sygnet and in exchange for shares of our outstanding common stock valued at $25.0 million.

    As part of the Sygnet acquisition in December 1998, our subsidiary, Dobson Tower Company purchased cellular towers from Sygnet for $25.0 million and leased the towers back to Sygnet. To finance the tower transaction, the Dobson CC Limited Partnership purchased preferred stock of Dobson Tower Company for $7.7 million and Dobson Tower Company obtained a $17.5 million bank credit facility. We own all of Dobson Tower Company's common stock. On October 15, 1999, Dobson Tower Company sold substantially all of its towers to American Tower Corporation for a purchase price of approximately $38.7 million. In connection with the sale, our subsidiary, Sygnet Communications, leased the towers back from American Tower Corporation for an initial term of ten years. A portion of the sale proceeds is being held in escrow pending resolution of various title issues. With the proceeds of this sale, Dobson Tower Company repaid its $17.5 million credit facility and Dobson Tower Company redeemed all of its outstanding Class A preferred stock from the Dobson CC Limited Partnership and repaid certain costs and expenses incurred by the Dobson CC Limited Partnership for a total of

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$8.3 million. We used the balance of the sale proceeds to pay costs associated with the tower sale and to reduce the credit facility of Sygnet.

    In connection with our acquisition of Sygnet and the related financing, we engaged in a number of transactions with the Dobson CC Limited Partnership and with John W. Childs and entities which he owns or controls and their co-investors.

    On December 23, 1998, John W. Childs and entities which he owns or controls and their co-investors and the Dobson CC Limited Partnership purchased shares of our Class D preferred stock for $85.0 million pursuant to an investment and transaction agreement and entered into a stockholder and investor rights agreement with us and certain of our shareholders, other than the holders of the Class F preferred stock. The Dobson CC Limited Partnership purchased 3,533.8 shares of our Class D preferred stock for $4.0 million and John W. Childs and entities which he owns or controls and their co-investors purchased 71,559.9 shares of our Class D preferred stock for $81.0 million. Concurrently, John W. Childs and entities which he owns or controls and their co-investors purchased 13,647.16 shares of our old Class A common stock for $11.5 million from the Fleet Investors. Each share of Class D preferred stock is convertible into one share of our old Class A common stock and one share of Class E preferred stock. On September 17, 1999, AT&T Wireless acquired from John W. Childs and entities which he owns or controls and their co-investors. 15,472.4 shares of Class D preferred stock and 3,764.84 shares of our old Class A common stock for $22.1 million. On the same day, we entered into an amended stockholder and investor rights agreement with the Dobson CC Limited Partnership, John W. Childs and entities which he owns or controls and their co-investors and AT&T Wireless. See "Description of Capital Stock--Common Stock" for a description of the investors agreement.

    On September 13, 1999, our subsidiary, Logix, entered into an amended revolving credit agreement with Bank of America, N.A., and other banks. As an inducement to the lenders to enter into this credit agreement, the Dobson CC Limited Partnership guaranteed up to $50.0 million of the obligation of Logix thereunder. Upon certain conditions and performance by Logix, the amount of the obligation guaranteed by the Dobson CC Limited Partnership may be reduced to $20.0 million prior to the repayment in full of the credit agreement indebtedness by Logix. The Dobson CC Limited Partnership also entered into an agreement as of the same date providing, among other things, for the Dobson CC Limited Partnership to lend up to $20.0 million to Logix under certain conditions.

    On October 5, 1999, the Dobson CC Limited Partnership provided a
$50.0 million letter of credit issued by Bank of America, N.A. for our subsidiary to use in connection with its obligations as a 50% member of the American Cellular joint venture with AT&T Wireless. On October 5, 1999, the Dobson CC Limited Partnership obtained from Bank of America a $200.0 million loan commitment and agreed to use the loan proceeds, if drawn, to acquire shares of our preferred stock. We agreed to use the $200.0 million to make part of our agreed upon capital contributions to the American Cellular joint venture in the event we do not receive sufficient funds in this offering.

    The Dobson CC Limited Partnership and unrelated third parties have acquired land and have finalized financing for the construction of our new headquarters. We anticipate completion of the project in the first quarter of 2001.

    On November 9, 1999, our subsidiary, DCC PCS, Inc. entered into a license acquisition agreement with AT&T Wireless, Royal Wireless, L.L.C. and Arnage Wireless, L.L.C., under which DCC PCS will sell, subject to FCC approval, all of its personal communications service licenses to those two companies for $1.1 million in addition to the assumption of DCC PCS's indebtedness of approximately $4.0 million. AT&T Wireless has guaranteed the performance of the obligations of Royal Wireless and Arnage Wireless under this agreement.

    As described elsewhere in this prospectus, we intend to distribute the stock of our subsidiary, Logix, to the current holders of our old Class A common stock and Class D preferred stock prior to

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this offering. Our directors and principal shareholders, Everett Dobson, Russell
Dobson, Dana Schmaltz, on behalf of John W. Childs and entities which he owns or controls and their co-investors, and AT&T Wireless, will participate in the distribution either directly or beneficially. Prior to this offering, we will execute an agreement with the holders of our old Class A common stock and our Class D preferred stock under which these stockholders will agree not to take any action which may result in Dobson recognizing taxable income because of the Logix spin-off, unless:

    - our available net operating losses exceed the amount of taxable income recognized by Dobson; or

    - the shareholders cause Logix to indemnify Dobson for any tax liability resulting from the spin-off after application of Dobson's net operating losses, and Logix is financially capable of performing its indemnity obligation.

    See "Risk Factors--Risks Related to Our Business--We intend to distribute, prior to this offering, the stock of our subsidiary, Logix, to our current stockholders. The distribution of the Logix stock could have adverse tax consequences to us."

    The Dobson CC Limited Partnership, John W. Childs and entities which he owns or controls and their co-investors and AT&T Wireless own shares of our Class D preferred stock. As part of our recapitalization, they will convert all outstanding shares of our Class D preferred stock into shares of our old
Class A common stock and Class E preferred stock. The Class E preferred stock held by the Dobson CC Limited Partnership and AT&T Wireless will be redeemed, together with accrued and unpaid dividends thereon, through the issuance of additional shares of our old Class A common stock. The Class E preferred stock held by John W. Childs and entities which he owns or controls and their co-investors will be redeemed, together with accrued and unpaid dividends thereon, for an aggregate redemption consideration of $74.2 million, with net proceeds from this offering. As discussed above, the Dobson CC Limited Partnership, Russell Dobson and certain of our existing optionholders have the right to acquire up to 35% of our Class D preferred stock held by AT&T Wireless and John W. Childs and entities which he owns or controls and their co-investors. If this right is exercised, we expect the recapitalization would include the following related party transactions:

    - The Childs' entities and AT&T Wireless would transfer a portion of their Class D preferred stock to the Dobson CC Limited Partnership, Russell Dobson and certain of our existing optionholders in satisfaction of the option;

    - the Childs' entities would convert a portion of their Class D preferred stock remaining after the exercise of the option into one share of old Class A common stock and one share of Class E preferred stock;

    - we would use approximately $48.2 million of the proceeds from this offering to redeem all of the remaining Class D preferred stock and all of the Class E preferred stock held by the Childs' entities;

    - we would redeem the remaining Class D preferred stock held by the other holders of the Class D preferred stock through the issuance of new shares of old Class A common stock; and

    - the Dobson CC Limited Partnership, Russell Dobson and certain of our existing option holders would purchase additional shares of old Class A common stock.

    Dana Schmaltz and John W. Childs and entities which he owns and controls and their affiliates and co-investors will receive a direct or indirect benefit from these transactions.

                       PRINCIPAL AND SELLING SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

    The following table provides information concerning beneficial ownership of each class of our common stock as adjusted to reflect our recapitalization as if it had occurred on December 31, 1999, and as adjusted to reflect the sale of shares of Class A common stock offered by this prospectus, held by:

    - each person or group of affiliated persons known by us to beneficially own more than 5% of each voting class of our stock;

    - each of our directors;

    - our chief executive officer and each of our other four most highly compensated executive officers; and

    - all directors, director nominees and executive officers as a group.

    The number of shares of common stock outstanding for each listed person includes any shares the individual has the right to acquire within 60 days of this prospectus. For purposes of calculating each person's or group's percentage ownership, stock options exercisable within 60 days are included for that person or group, but not for the stock ownership of any other person or group.

                                                                                                            PERCENT OF TOTAL
                                             CLASS A COMMON STOCK (1)       CLASS B COMMON STOCK (2)       ECONOMIC INTEREST
                                           ----------------------------   ----------------------------   ----------------------
                                              NUMBER                         NUMBER
                                            OF SHARES                      OF SHARES
                                           BENEFICIALLY      PERCENT OF   BENEFICIALLY      PERCENT OF   BEFORE THE   AFTER THE
NAME AND ADDRESS OF BENEFICIAL OWNER          OWNED            CLASS         OWNED            CLASS       OFFERING    OFFERING
------------------------------------       ------------      ----------   ------------      ----------   ----------   ---------
Everett R. Dobson(4).....................           --            --       53,164,368         82.40%       82.40%       58.43%
  13439 N. Broadway Ext.
  Oklahoma City, OK 73114

Russell L. Dobson........................           --            --          351,482             *            *            *
  13439 N. Broadway Ext.
  Oklahoma City, OK 73114

Bruce R. Knooihuizen.....................      640,932(5)          2%              --            --            *            *
  13439 North Broadway Ext.
  Oklahoma City, OK 73114

Craig T. Sheetz..........................       13,462(5)          *               --            --            *            *
  13439 N. Broadway Ext.
  Oklahoma City, OK 73114

Justin L. Jaschke........................       55,698(5)          *               --            --            *            *
  5616 South Ivy Ct.
  Greenwood Village, CO 80111

Albert H. Pharis, Jr.....................       18,564            --               --            --            *            *
  7130 S. Raccoon Road
  Canfield, OH 44406

G. Edward Evans..........................      523,173(5)          1%              --            --            *            *
  13439 N. Broadway Ext.
  Oklahoma City, OK 73114

John W. Childs(2)(6)(7)..................           --            --        7,817,010         12.11%       12.11%        8.59%
  One Federal St., 21st Floor
  Boston, MA 02110
  c/o J.W. Childs Equity
  Partners II, L.P.

Dana L. Schmaltz(2)(7)...................           --            --        7,817,010         12.11%       12.11%        8.59%
  One Federal St., 21st Floor
  Boston, MA 02110

All directors, nominees and executive
  officers as a group (12 persons).......    1,355,029         71.87%      61,332,860         95.06%       95.06%       67.41%

                                              PERCENT OF TOTAL
                                              VOTING POWER(3)
                                           ----------------------

                                           BEFORE THE   AFTER THE
NAME AND ADDRESS OF BENEFICIAL OWNER        OFFERING    OFFERING
------------------------------------       ----------   ---------
Everett R. Dobson(4).....................    82.40%       79.15%
  13439 N. Broadway Ext.
  Oklahoma City, OK 73114
Russell L. Dobson........................        *            *
  13439 N. Broadway Ext.
  Oklahoma City, OK 73114
Bruce R. Knooihuizen.....................        *            *
  13439 North Broadway Ext.
  Oklahoma City, OK 73114
Craig T. Sheetz..........................        *            *
  13439 N. Broadway Ext.
  Oklahoma City, OK 73114
Justin L. Jaschke........................        *            *
  5616 South Ivy Ct.
  Greenwood Village, CO 80111
Albert H. Pharis, Jr.....................        *            *
  7130 S. Raccoon Road
  Canfield, OH 44406
G. Edward Evans..........................        *            *
  13439 N. Broadway Ext.
  Oklahoma City, OK 73114
John W. Childs(2)(6)(7)..................    12.11%       11.64%
  One Federal St., 21st Floor
  Boston, MA 02110
  c/o J.W. Childs Equity
  Partners II, L.P.
Dana L. Schmaltz(2)(7)...................    12.11%       11.64%
  One Federal St., 21st Floor
  Boston, MA 02110
All directors, nominees and executive
  officers as a group (12 persons).......    95.06%       91.31%

----------------------------------

*   Less than 1%.

(1) The number of shares of Class A common stock includes shares of Class A common stock issuable upon the assumed conversion of shares of Class C common stock and Class D common stock issuable upon the exercise of options which can be exercised within 60 days after the date of this prospectus. The number of shares of Class A common stock does not include the shares of Class A common stock issuable upon conversion of the outstanding shares of Class B common stock.

(2) The Dobson CC Limited Partnership has the right to acquire shares of Class D preferred stock owned by AT&T Wireless and J.W. Childs Equity Partners II, L.P. and its affiliated entities and co-investors. The shares outstanding do not reflect the exercise of this option.


(3) In calculating the percent of total voting power, the voting power of shares of Class A common stock and the Class B common stock is aggregated. The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of shareholders, except as required by law. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes, except that each share of Class B common stock is entitled to only one vote with respect to any "going private" transaction.

(4) All such shares are held by the Dobson CC Limited Partnership. As the president, a director and sole shareholder of RLD, Inc., the general partner of that partnership, Everett R. Dobson has voting and investment power with respect to such shares.

(5) Represents shares of Class C common stock and Class D common stock issuable upon the exercise of stock options issued pursuant to our 1996 stock option plan, and the assumed conversion of each share of Class C common stock and Class D common stock into 111.44 shares of Class A common stock.


(6) Includes 343,157 shares of our Class B common stock owned by John W. Childs. The remaining shares are owned by affiliated entities and co-investors of J.W. Childs Equity Partners II, L.P. John W. Childs may be deemed to be the beneficial owner of the shares beneficially owned by J.W. Childs Equity Partners II, L.P. and its affiliated entities and co-investors. John W. Childs disclaims beneficial ownership of such shares. J.W. Childs Equity Partners II, L.P. may be deemed to be the beneficial owner of the shares of our Class B common stock beneficially owned by its affiliated entities and co-investors, including John W. Childs. J.W. Childs Equity Partners II, L.P. disclaims ownership of such shares. In addition, each of (i) J.W. Childs Advisors II, L.P., the general partner of J.W. Childs Equity Partners II, L.P., (ii) J.W. Associates, L.P., the general partner of J.W. Childs Advisors II, L.P., (iii) J.W. Associates, Inc., the general partner of J.W. Childs Associates, L.P., which is owned and controlled by John W. Childs, and (iv) Richard S. Childs, James E. Childs, Timothy J. Healy, Glenn A. Hopkins, Jerry D. Horn, B. Lane MacDonald, Raymond B. Rudy, Dana L. Schmaltz, Steven G. Segal, Adam L. Suttin, Edward D. Yun, Ed Kozlowski, Jim Murphy, Benno C. Schmidt, Mario Sonsson and Bill Waltz, as co-investors, and their respective affiliated entities that own shares of our common stock, may be deemed to beneficially own the shares of our Class B common stock beneficially owned or deemed to be beneficially owned by J.W. Childs Equity Partners II, L.P. Each person who may be deemed to own such shares of our Class B common stock disclaims beneficial ownership of such shares.



(7) Mr. Schmaltz owns 6,605 shares of our Class B common stock. Mr. Schmaltz may be deemed to beneficially own the remainder of the shares which are held by John W. Childs, J.W. Childs Equity Partners II, L.P. and its affiliated entities and co-investors. Mr. Schmaltz disclaims beneficial ownership of such shares. The number of shares set forth above includes the 3,750,000 shares which may be sold to the underwriters pursuant to the over-allotment option.


SELLING SHAREHOLDERS

    If the underwriters exercise their over-allotment option in full, the following shareholders will sell and beneficially own the number of shares indicated below:

                                                     CLASS B COMMON STOCK
                              CLASS B COMMON         AFTER OVER-ALLOTMENT             PERCENT OF TOTAL
                             STOCK TO BE SOLD              EXERCISE                   ECONOMIC INTEREST
                              THROUGH OVER-        -------------------------   -------------------------------
                            ALLOTMENT EXERCISE        NUMBER
                          ----------------------    OF SHARES                      BEFORE           AFTER
                          NUMBER OF   PERCENT OF   BENEFICIALLY   PERCENT OF   OVER-ALLOTMENT   OVER-ALLOTMENT
NAME                       SHARES       CLASS         OWNED         CLASS         EXERCISE         EXERCISE
----                      ---------   ----------   ------------   ----------   --------------   --------------
John W. Childs(1)(2)....  3,750,000      5.81%       4,067,010       6.69%          8.59%            4.47%
  c/o J.W. Childs Equity
  Partners II, L.P.
  One Federal St., 21st
    Floor
  Boston, MA 02110


                                 PERCENT OF TOTAL
                                   VOTING POWER
                          -------------------------------

                              BEFORE           AFTER
                          OVER-ALLOTMENT   OVER-ALLOTMENT
NAME                         EXERCISE         EXERCISE
----                      --------------   --------------
John W. Childs(1)(2)....       11.64%           6.38%
  c/o J.W. Childs Equity
  Partners II, L.P.
  One Federal St., 21st
    Floor
  Boston, MA 02110

------------------------------

(1) Includes shares of our Class B common stock owned by John W. Childs, entities which are owned or controlled by Mr. Childs or with respect to which he shares voting power and other investors who may be considered, together with John W. Childs, to constitute a "group" as that term is defined in Rule 13d-5 under the Securities Exchange Act of 1934.


(2) The Dobson CC Limited Partnership has the right to acquire shares of Class D preferred stock that are owned by AT&T Wireless and John W. Childs and entities which are owned or controlled by him and other co-investors. The shares outstanding do not reflect the exercise of this option.

                          DESCRIPTION OF CAPITAL STOCK

    As of September 30, 1999, our authorized and outstanding capital stock is as follows:

                                                                                                                         OTHER
                                                                                                                       FEATURES
                                                                                        LIQUIDATION     EARLIEST        RIGHTS,
                                          SHARES       SHARES                           PREFERENCE     REDEMPTION     PREFERENCES
CLASS                                   AUTHORIZED   OUTSTANDING       DIVIDENDS         PER SHARE        DATE        AND POWERS
-----                                   ----------   -----------   ------------------   -----------   -------------   -----------
Common Stock
  Class A.............................  1,438,000      573,152        As declared           --             --           Voting
  Class B.............................     31,000       --            As declared           --             --         Non-voting
  Class C.............................     31,000       --            As declared           --             --         Non-voting
                                        ---------      -------
                                        1,500,000      573,152
                                        =========      =======
Preferred Stock
  12 1/4% Senior Exchangeable.........    734,000      278,872     12.25% Cumulative     $   1,000    Jan. 15, 2008   Non-voting
  13% Senior Exchangeable.............    500,000      175,402      13% Cumulative       $   1,000      May 1, 2009   Non-voting
  Class A.............................    450,000      314,286     5% Non-cumulative     $      70         --         Non-voting
  Class D.............................     85,000       75,094      15% Cumulative       $1,131.92    Dec. 23, 2010   Convertible
  Class E.............................    405,000       --          15% Cumulative       $1,131.92    Dec. 23, 2010   Non-voting
  Other...............................    497,000       --                --                --             --             --
                                        ---------      -------
                                        2,671,000      843,654
                                        =========      =======

    We will complete our recapitalization concurrently with the closing of this offering. See "Capitalization--The Recapitalization." Following our recapitalization, and the consummation of this offering and the use of the proceeds therefrom, our authorized and issued capital stock will be as follows:

                                                                                                                         OTHER
                                                                                                                       FEATURES
                                                                                        LIQUIDATION     EARLIEST        RIGHTS,
                                           SHARES        SHARES                         PREFERENCE     REDEMPTION     PREFERENCES
CLASS                                    AUTHORIZED      ISSUED         DIVIDENDS        PER SHARE        DATE        AND POWERS
-----                                    -----------   ----------   -----------------   -----------   -------------   -----------
Common Stock
                                                                                                                      1 vote per
  New Class A..........................  175,000,000   26,470,000      As declared          --             --            share
                                                                                                                       10 votes
                                                                                                                       per share,
  New Class B..........................   70,000,000   64,523,450      As declared          --             --         convertible
                                                                                                                         Non-
                                                                                                                        voting,
  New Class C..........................        4,226       --          As declared          --             --         convertible
                                                                                                                         Non-
                                                                                                                        voting,
  New Class D..........................       32,560       --          As declared          --             --         convertible

Preferred Stock
  12 1/4% Senior Exchangeable..........      734,000      278,872   12.25% Cumulative   $    1,000    Jan. 15, 2008   Non-voting
  13% Senior Exchangeable..............      500,000      175,402    13% Cumulative     $    1,000      May 1, 2009   Non-voting
  Other................................    4,766,000       --              --               --             --             --

    Our old Class A common stock will be retired immediately following its conversion to Class B common stock. Our pre-recapitalization Class D preferred stock will be retired immediately following its conversion into old Class A common stock and Class E preferred stock or redemption. The shares of Class D preferred stock held by the Dobson CC Limited Partnership and AT&T Wireless will be exchanged for additional shares of our old Class A common stock, which will be converted into shares of Class B common stock. All shares of Class E preferred stock held by John W. Childs and entities which he owns or controls and their affiliates and co-investors will be redeemed with proceeds from this offering. The Class E preferred stock will be retired immediately following its conversion and redemption. Our Class C common stock and Class D common stock is reserved exclusively for issuance upon the exercise of options granted under our 1996 stock option plan.

    The following is a summary of the terms of our capital stock which will be authorized following the closing of this offering and the use of proceeds therefrom. This summary is qualified in its entirety by the provisions of our certificate of incorporation and bylaws and to the applicable provisions of Oklahoma law.

COMMON STOCK

    At the closing of this offering and the concurrent offering to AT&T Wireless, we will be authorized to issue 175,000,000 shares of Class A common stock and 70,000,000 shares of Class B common stock. Immediately after this offering, there will be:

    - 26,470,000 shares of Class A common stock issued and outstanding;

    - 4,000,000 shares of Class A common stock reserved for issuance upon exercise of future options that may be granted under our 2000 stock incentive plan;

    - 4,226 shares of Class C common stock authorized for issuance upon the exercise of options granted under our 1996 stock option plan;

    - 32,560 shares of Class D common stock authorized for issuance upon the exercise of options granted under our 1996 stock option plan;

    - 64,523,450 shares of Class B common stock issued and outstanding owned by 35 shareholders.

    - 68,622,695 shares of Class A common stock reserved for issuance upon conversion of shares of our Class B common stock and upon conversion of shares of Class C common stock and Class D common stock that may be issued upon the exercise of options granted under our 1996 stock option plan.

    The rights of holders of the Class A, Class B, Class C and Class D common stock are identical in all respects, except as discussed below. Additional shares of Class B common stock may be issued to Class B stockholders only upon a stock split or stock dividend to holders of all classes of common stock on a pro rata basis.

DIVIDENDS

    Subject to the right of the holders of any class of preferred stock, holders of shares of common stock are entitled to receive dividends that may be declared by our board of directors out of legally available funds. No dividend may be declared or paid in cash or property on any share of any class of common stock unless simultaneously an equivalent dividend is declared or paid on each share of that and every other class of common stock. In the event of stock dividends, holders of Class A common stock or Class B common stock shall be entitled to receive only additional shares of that class, while stock dividends with respect to Class C common stock and Class D common stock are payable only in shares of Class A common stock.

VOTING RIGHTS

    The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of shareholders, except as required by law. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to 10 votes, except that each share of common stock is entitled to one vote with respect to any "going private" transaction under the Securities Exchange Act of 1934. Class C common stock and Class D common stock have no voting rights, except as required by law.

LIQUIDATION RIGHTS

    Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment in full to creditors and holders of our preferred stock, if any.

CONVERSION AND TRANSFERABILITY OF COMMON STOCK

    Shares of Class B common stock are convertible at any time, at the option of the holder, into an equal number of fully paid and non-assessable shares of Class A common stock. All conversion rights of Class B common stock are subject to any necessary FCC approval. Shares of Class B common stock transferred to a party other than certain Dobson family members, controlled affiliates of the transferor or estate planning vehicles will automatically convert into an equal number of fully paid and non-assessable shares of Class A common stock. Shares of Class C common stock and Class D common stock will automatically be converted into 111.44 fully paid and non-assessable shares of Class A common stock, subject to adjustment for stock splits, stock dividends, recapitalizations or reorganizations.

INVESTORS AGREEMENT

    We are currently negotiating the terms of a new investors agreement to be entered into among the holders of our Class B common stock prior to this offering, which will replace our existing investors agreement. We cannot assure you that the terms of the new investors agreement will be the same as those we anticipate and describe below.

    The new investors agreement is expected to provide that each of John W. Childs and entities which he owns or controls and their co-investors, AT&T Wireless and the Dobson CC Limited Partnership will have certain demand and "piggy-back" registration rights for the shares of Class A common stock issuable upon sale or conversion of their Class B common stock. In addition, the investors agreement is expected to provide each of the signatories with pre-emptive rights with respect to future private equity issues by Dobson. The investors agreement is also expected to contain restrictions on transfer identical to those contained in Dobson's certificate of incorporation. These restrictions will provide that shares of Class B common stock may not be transferred to a party other than certain Dobson family members, controlled affiliates of the transferor or estate planning vehicles.

    The investors agreement is also expected to provide that seven directors will constitute our board of directors. So long as AT&T Wireless beneficially owns minimum percentages of shares of our common stock, AT&T Wireless will be entitled to designate one director. Similarly, so long as John W. Childs and entities which he owns or controls and their co-investors beneficially own minimum percentages of shares of our common stock, they will be entitled to designate one director. Both AT&T Wireless and John W. Childs and entities which he owns or controls and their co-investors have the right to have an observer present at all meetings of our board of directors and any committees of our board of directors, provided they continue to maintain minimum equity ownership levels.

    The Dobson CC Limited Partnership will be entitled to designate up to four directors, depending on its level of voting control of the Company. One director will be designated jointly by John W. Childs and entities which he owns or controls and their co-investors, AT&T Wireless and the Dobson CC Limited Partnership. Notwithstanding the foregoing, an additional two directors may be designated by the holders of our 12 1/4% senior preferred stock and an additional two directors may be designated by the holders of our 13% senior preferred stock in the event of non-payment of dividends for certain periods or other voting rights triggering events.

OTHER PROVISIONS

    The holders of common stock are not entitled to preemptive or similar rights.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our common stock is UMB Bank, n.a.

PREFERRED STOCK

GENERAL

    We are authorized to issue 6,000,000 shares of preferred stock, par value $1.00 per share. Our board of directors, in its sole discretion, may designate and issue one or more series of preferred stock from the authorized and unissued shares of preferred stock.

    Subject to limitations imposed by law or our amended and restated certificate of incorporation, the board of directors is empowered to determine:

    - the designation of and the number of shares constituting a series of preferred stock;

    - the dividend rate, if any, for the series;

    - the terms and conditions of any voting and conversion rights for the series, if any;

    - the number of directors, if any, which the series shall be entitled to elect;

    - the amounts payable on the series upon our liquidation, dissolution or winding-up;

    - the redemption prices and terms applicable to the series, if any; and

    - the preferences and relative rights among the series of preferred stock.

These rights, preferences, privileges and limitations of preferred stock could adversely affect the rights of holders of common stock.

SENIOR PREFERRED STOCK

12 1/4% SENIOR PREFERRED STOCK

    As of September 30, 1999, we had issued and outstanding 278,872 shares of our 12 1/4% senior preferred stock which has a liquidation preference of $1,000 per share plus accrued and unpaid dividends.

    The certificates of designation for our 12 1/4% senior preferred stock provide for the following rights:

    VOTING RIGHTS. The holders of our 12 1/4% senior preferred stock have no voting rights with respect to general corporate matters except as provided by law or as set forth in the certificate of designation. The certificates of designation provide that, upon the occurrence of a voting rights triggering event, the number of directors constituting our board of directors will be increased by two directors, whom the holders of 12 1/4% senior preferred stock will be entitled to elect. Whenever the right of the holders of 12 1/4% senior preferred stock to elect directors shall cease, the number of directors constituting the board of directors will be restored to the number of directors constituting the board of directors prior to the time of the event that entitled the holders of 12 1/4% senior preferred stock to elect directors.

    Under Oklahoma law, the holders of 12 1/4% senior preferred stock will be entitled to vote as a class upon a proposed amendment to our certificate of incorporation, whether or not entitled to vote thereon by our certificate of incorporation, if the amendment would increase or decrease the par value of the shares of that class, or alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

    DIVIDENDS. The holders of our 12 1/4% senior preferred stock are entitled to receive cumulative dividends at the annual rate of 12 1/4% of the $1,000 per share liquidation preference, as and when declared by the board of directors. We may pay dividends in cash or, on or prior to January 15, 2003, in additional fully paid and nonassessable shares of senior preferred stock having a liquidation preference equal to the amount of the dividends.

    REDEMPTION. We must redeem the 12 1/4% senior preferred stock on January 15, 2008, subject to the legal availability of funds therefor, at 100% of the liquidation preference, plus accrued and unpaid dividends.

    At any time and from time to time on or after January 15, 2003, the 12 1/4% senior preferred stock may be redeemed, in whole or in part, at our option, at a redemption price expressed as a percentage of the liquidation preference of the 12 1/4% senior preferred stock as set forth below, plus accrued and unpaid dividends, if such redemption occurs during the 12-month period beginning January 15 of each of the following years:

YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................    106.125%
2004........................................................    104.084
2005........................................................    102.042
2006 and thereafter.........................................    100.000

    Before January 15, 2001, we may redeem up to 35% of the aggregate liquidation preference amount of the 12 1/4% senior preferred stock at a redemption price equal to 112.25% of its liquidation preference amount, plus accrued and unpaid dividends, with net proceeds from a sale of our common stock if at least 65% of the aggregate liquidation preference amount of the 12 1/4% senior preferred stock originally issued remains outstanding after any redemption.

    OPTIONAL EXCHANGE. We may exchange the 12 1/4% senior preferred stock in whole, but not in part, into our senior subordinated exchange debentures.

    CHANGE OF CONTROL. Upon a change of control, we must make an offer to purchase the 12 1/4% senior preferred stock at a purchase price equal to 100% of the liquidation preference of the 12 1/4% senior preferred stock, plus accrued and unpaid dividends. A change of control means, with respect to each series of 12 1/4% senior preferred stock, such time as:

    - a shareholder becomes the beneficial owner of more than 35% of the total voting power of our voting stock, on a fully diluted basis, and such ownership represents a greater percentage of the total voting power of our voting stock, on a fully diluted basis, than is held by Everett Dobson and his affiliates on such date, or

    - individuals who on the issue date of such 12 1/4% senior preferred stock constituted the board of directors, together with any new directors whose election by the board of directors or whose nomination for election by our stockholders was approved by a vote of at least a majority of the members of the board of directors then in office who either were members of the board of directors on the issue date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the board of directors then in office.

    This offering will not result in a change of control under the certificate of designation of our 12 1/4% senior preferred stock.

    RESTRICTIVE COVENANTS. The certificate of designation that governs the 12 1/4% senior preferred stock contains certain restrictive covenants which, among other things, limit our ability and that of our restricted subsidiaries to incur additional indebtedness, create liens, pay dividends or make distributions in respect of their capital stock, make investments or certain other restricted payments, sell assets, redeem capital stock, issue or sell stock of restricted subsidiaries, enter into transactions with stockholders or affiliates or effect a consolidation or merger.

13% SENIOR PREFERRED STOCK

    As of September 30, 1999, we had issued and outstanding 175,402 shares of our 13% senior preferred stock which have a liquidation preference of $1,000 per share plus accrued and unpaid dividends.

    The certificate of designation for the 13% senior preferred stock provides for the following rights:

    VOTING RIGHTS. The holders of our 13% senior preferred stock have voting rights substantially similar to the voting rights provided to the 12 1/4% senior preferred stock.

    DIVIDENDS. The holders of 13% senior preferred stock are entitled to receive cumulative dividends at the annual rate of 13% of the $1,000 per share liquidation preference, as and when declared by the board of directors. We may pay dividends in cash or, on or prior to May 1, 2004, in additional fully paid and nonassessable shares of 13% senior preferred stock having a liquidation preference equal to the amount of the dividends.

    REDEMPTION. We must redeem the 13% senior preferred stock on May 1, 2009, subject to the legal availability of funds therefor, at 100% of the liquidation preference, plus accrued and unpaid dividends.

    At any time and from time to time on or after May 1, 2004, we may redeem our 13% senior preferred stock, in whole or in part, at our option, at a redemption price expressed as a percentage of the liquidation preference of the 13% senior preferred stock as set forth below, plus accrued and unpaid dividends, if such redemption occurs during the 12-month period beginning May 1 of each of the following years:

YEAR                                                          PERCENTAGE
----                                                          ----------
2004........................................................    106.500%
2005........................................................    104.333
2006........................................................    102.167
2007 and thereafter.........................................    100.000

    Before May 1, 2002, we may redeem up to 35% of the aggregate liquidation preference amount of our 13% senior preferred stock at a redemption rate equal to 113.00% of its liquidation preference amount, plus accrued and unpaid dividends, with net proceeds from a sale of our common stock if at least 65% of the aggregate liquidation preference amount of our 13% senior preferred stock originally issued remain outstanding after any redemption.

    OPTIONAL EXCHANGE. We may exchange our 13% senior exchangeable preferred stock in whole, but not in part, into our senior subordinated exchange debentures. Our exchange rights are substantially similar to our exchange rights with respect to our 12 1/4% senior preferred stock.

    CHANGE OF CONTROL. Upon a change of control, which is defined similarly to the same term used in our 12 1/4% senior preferred stock, we will be required to make an offer to purchase our outstanding 13% senior preferred stock at a purchase price equal to 100% of its liquidation preference plus accrued and unpaid dividends.

FOREIGN OWNERSHIP

    Our certificate of incorporation restricts the ownership, voting and transfer of our capital stock, including our common stock, in accordance with the Communications Act and the rules of the FCC, which prohibits foreign nationals or their representatives, a foreign government or its representative, or any corporation organized under the laws of a foreign country from owning of record or voting greater than 25% of our equity unless the FCC determines that the public interest would be served by denying such foreign ownership. In addition, our certificate authorizes our board of directors to take action to enforce these prohibitions, including requiring redemptions of common stock to the extent necessary to reduce aggregate foreign ownership to lawful limits and placing a legend regarding restrictions on foreign ownership on the certificates representing the common stock.

OKLAHOMA ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

    Our certificate of incorporation and bylaws and the Oklahoma General Corporation Act include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include a classified board of directors, authorized blank check preferred stock, restrictions on business combinations, in certain circumstances the nullification of voting rights of 20% or more shareholders and the availability of authorized but unissued common stock.

    CLASSIFIED BOARD OF DIRECTORS. Our certificate of incorporation and bylaws contain provisions for a staggered board of directors with only one-third of the board standing for election each year. Shareholders may only remove directors for cause. A staggered board makes it more difficult for stockholders to change the majority of the directors.

    BLANK CHECK PREFERRED STOCK. Our certificate of incorporation authorizes blank check preferred stock. Our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue preferred stock in either a private or public transaction. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which our board of directors opposes.

    Our board of directors has no present intention to issue any new class or series of preferred stock; however, our board of directors has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of such stock, unless otherwise required by law.

    OKLAHOMA TAKEOVER STATUTE. We are subject to Section 1090.3 of the Oklahoma General Corporation Act. In general, Section 1090.3 prevents an "interested stockholder" from engaging in a "business combination" with an Oklahoma corporation for three years following the date that person became an interested stockholder, unless:

    - prior to the date such person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

    - upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

    - on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

    Section 1090.3 defines a "business combination" to include:

    - any merger or consolidation involving the corporation and an interested stockholder;

    - any sale, transfer, pledge or other disposition involving an interested stockholder of 10% or more of the assets of the corporation;

    - subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder;

    - any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

    - the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

For purposes of Section 1090.3, the term "corporation" also includes our majority-owned subsidiaries. In addition, Section 1090.3 defines an "interested stockholder" as an entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

    OKLAHOMA CONTROL SHARE ACT. If we have 1,000 or more shareholders and meet other conditions, we will be subject to Oklahoma's control share act. With exceptions, this act prevents holders of more than 20% of the voting power of our stock from voting their shares. This provision may delay the time it takes anyone to gain control of us. Holders of our Class B common stock are presently exempt from the Oklahoma control share act.

    STOCKHOLDER ACTION. With respect to any act or action required of or by the holders of our common stock, the affirmative vote of a majority of the total combined voting power of all classes of our outstanding common stock, voting together as a single class, present in person or represented by proxy at a meeting and entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or actions, except as otherwise provided by law or in our certificate of incorporation. The Oklahoma General Corporation Act requires the approval of the holders of a majority of the total combined voting power of all classes of our outstanding common stock, voting together as a single class for certain extraordinary corporate transactions, such as a merger, sale of substantially all assets, dissolution or amendment of our certificate of incorporation. Our certificate of incorporation provides for a vote of the holders of two-thirds of the issued and outstanding stock having voting power, voting as a single class, to amend, repeal or adopt any provision relating to the amendment provisions of our certificate of incorporation, the indemnification of directors, director liability, alien stock ownership, and our board of directors.

    Pursuant to the Oklahoma General Corporation Act, stockholders may take actions without the holding of a meeting by written consent if the consent is signed by the holders of at least the number of shares which would be necessary to approve the transaction at a duly called shareholder's meeting. If we have one thousand or more shareholders of record, actions taken by our shareholders by written consent must be unanimous. Mr. Everett R. Dobson and the other directors and executive officers as a group will beneficially own shares of Class B common stock representing approximately 96.1% of the total combined voting power of all classes of our capital stock entitled to vote, considered as a single class after the offering. Pursuant to the rules and regulations of the Securities and Exchange Commission, if stockholder action is taken by written consent, we will be required to send each stockholder entitled to vote on the matter acted on, but whose consent was not solicited, an information statement containing information substantially similar to that which would have been contained in a proxy statement.

EXCULPATION

    Directors and officers shall not be personally liable for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless:

    - the director or officer has breached his or her duty of loyalty to the corporation or its shareholders;

    - the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

    - for any transaction from which the director or officer derived an improper personal benefit.

INDEMNIFICATION

    To the fullest extent permitted by the Oklahoma General Corporation Act, we will indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she:

    - is or was our director, officer, employee, or agent; or

    - while our director, officer, employee or agent is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

    We have entered into indemnity agreements with each of our directors and executive officers. Under each indemnity agreement, we will pay on behalf of the directors and executive officers and their executors, administrators and heirs, any amount which they are or become legally obligated to pay because of:

    - any claim threatened or made against them by any person because of any act, omission, neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which they commit or suffer while acting in their capacity as our director or officer, or the director or officer of our affiliates; or

    - being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or preceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are or were our, or are or were our affiliate's, director, officer, employee or agent, or are or were serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

    Our indemnity obligations may include payments for damages, charges, judgments, fines, penalties, settlements and court costs, costs of investigation and costs of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds. We also intend to provide liability insurance for each of our directors and executive officers.

    Any indemnification of our directors, officers or others pursuant to the foregoing provisions for liabilities arising under the Securities Act of 1933 are, in the opinion of the Securities and Exchange Commission, against public policy as expressed in the Securities Act of 1933 and are unenforceable.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this offering, there has not been any public market for our shares of Class A common stock, and no prediction can be made as to the effect, if any, that market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of our shares of Class A common stock prevailing from time to time. Nevertheless, sales of substantial amounts of shares of common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our shares of Class A common stock and could impair our future ability to raise capital through the sale of our equity securities.

    Upon the closing of this offering and the concurrent offering to AT&T Wireless, we will have an aggregate of 26,470,000 shares of Class A common stock outstanding and 64,523,450 shares of Class B common stock outstanding. In addition, 36,784 shares of Class C common stock and Class D common stock, or 4,099,209 shares of Class A common stock on an as converted basis, will be issuable upon exercise of outstanding stock options. The shares sold in this offering will be freely tradable, except that any shares held by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act of 1933, may only be sold in compliance with the limitations described below.

    Any shares of common stock outstanding after this offering and held by our affiliates will be deemed "restricted securities" as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which is summarized below. After taking into account the 180-day lock-up agreements described below and the provisions of Rule 144, additional shares will be available for sale in the public market:

NUMBER OF SHARES                                           DATE
----------------                       ---------------------------------------------
57,582,859                             180 days after the date of this prospectus
                                       At various times after 180 days after
3,190,591                              the date of this prospectus

    Approximately 57,582,859 of the shares of common stock that will become eligible for resale after the expiration of the 180-day lock-up agreements are held by affiliates and, therefore, will remain subject to the volume limitations and other restrictions of Rule 144. See "Risk Factors--Risks Related to This Offering--Future sales of our Class A common stock could adversely affect its market price and impede our ability to raise capital through future issuances of equity securities."

    In general, under Rule 144 as currently in effect, a person or persons whose shares are required to be aggregated, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

    - 1% of the then outstanding shares of common stock which, would be
      approximately        shares immediately after this offering; or

    - the average weekly trading volume in the shares of common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to certain restrictions.

A person who is not deemed to have been an affiliate at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell such shares without regard to the requirements described above. To the extent that shares were acquired from an affiliate, the transferee's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.


    All of our directors, officers and shareholders, and our option holders, have agreed that they will not, without the prior written consent of Lehman Brothers Inc. and Banc of America Securities LLC, sell or otherwise dispose of any shares of common stock or options to acquire shares of common stock during the 180-day period following the date of this prospectus. See "Underwriting."


    We intend to file Form S-8 registration statements under the Securities Act on or immediately after the date of this prospectus to register all shares of Class C and Class D common stock issuable under our 1996 stock option plan and to register all shares of Class A common stock issuable under our 2000 stock incentive plan. This registration statements will automatically become effective upon filing. Accordingly, shares covered by this registration statement will thereupon be eligible for sale in the public markets, unless the options are subject to vesting restrictions or the contractual restrictions described above. See "Management."

    We have agreed not to sell or otherwise dispose of any shares of common stock during the 180-day period following the date of the prospectus, except we may issue, and grant options to purchase, shares of common stock and we may offer and sell shares of common stock under our 1996 stock option plan and our 2000 stock incentive plan.

    Following this offering, in some circumstances and subject to conditions, holders of our outstanding shares of Class B common stock will have demand registration rights (subject to the 180-day lock-up arrangement described above) to require us to register the shares of Class A common stock into which their shares of Class B common stock are convertible and they will have rights to participate in any future registration of securities by us. See "Description of Capital Stock--Common Stock--Investors Agreement."

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes certain U.S. federal income tax consequences of the ownership of our Class A common stock, including certain anticipated U.S. income and estate tax consequences of the ownership and disposition of our Class A common stock applicable to non-U.S. holders, as defined below. This discussion does not consider the specific facts and circumstances that may be relevant to particular holders and does not address the treatment of holders of Class A common stock under the laws of any state, local or foreign taxing jurisdiction. This discussion is based on the tax laws of the U.S., including the Internal Revenue Code, as amended to the date hereof, existing and proposed regulations thereunder, and administrative and judicial interpretation thereof, as currently in effect. These laws and interpretations are subject to change, possibly on a retroactive basis.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS TO THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS TO WHICH YOU MAY BE SUBJECT.

GENERAL

    We believe that for federal income tax purposes neither we nor any U.S. holder will recognize any income, gain or loss as a result of the issuance of our Class A common stock. You are a "U.S holder" for U.S. federal income tax purposes if you are a beneficial owner of common stock and are:

    - a citizen or resident of the U.S.;

    - a corporation, partnership or other entity created or organized under the laws of the U.S. or any state;

    - an estate, the income of which is subject to U.S. federal income tax without regard to its source;

    - a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

    - subject to certain exceptions, an individual who is present in the U.S. on at least 31 days in the current calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current calendar year, one-third of the days present in the immediately preceding calendar year, and one-sixth of the days present in the second preceding year.

CERTAIN UNITED STATES TAX CONSEQUENCES TO NON-U.S. HOLDERS

    The following discussion summarizes certain U.S. federal income and estate tax consequences of the ownership and disposition of our Class A common stock by "non-U.S. holders." You are a "non-U.S. holder" for U.S. federal income tax purposes if you are:

    - a non-resident alien individual;

    - a foreign corporation;

    - a foreign partnership; or

    - an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from common stock.

DIVIDENDS

    If you are a non-U.S. holder of our Class A common stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if so specified in an applicable income tax treaty and certain filing requirements are met. If, however, the dividends are effectively connected with your conduct of a trade or business within the U.S., and they are attributable to a permanent establishment that you maintain in the U.S., if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. income tax on a net income basis on such dividends, then these "effectively connected" dividends generally are not subject to withholding tax provided certain filing requirements are met. Instead, the effectively connected dividends are taxed at rates applicable to U.S. citizens, resident aliens and U.S. corporations.

    Effectively connected dividends received by a non-U.S. corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if so specified in an applicable income tax treaty.

    Under currently effective U.S. Treasury regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country, unless the payor has knowledge to the contrary, for purposes of making such dividends subject to the 30% withholding tax discussed above. Under current interpretations of U.S. Treasury regulations, the presumption that dividends paid to an address in a foreign country are paid to a resident of that country, unless the payor has knowledge to the contrary, also applies for the purposes of determining whether a lower tax treaty rate applies.

    Under U.S. Treasury regulations, which will generally apply to dividends paid after December 31, 2000 or the final withholding regulations, if you claim the benefit of a lower treaty rate, you must satisfy certain certification requirements. In addition, in the case of Class A common stock held by a foreign partnership, the certification requirements generally will apply to the partners of the partnership and the partnership must provide certain information, including a U.S. taxpayer identification number. The final withholding regulations also provide look-through rules for tiered partnerships.

    If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any excess amounts withheld by filing a refund claim with the IRS.

GAIN ON DISPOSITION OF CLASS A COMMON STOCK

    If you are a non-U.S. holder you generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our Class A common stock unless:

    - the gain is effectively connected to your conduct of a trade or business in the U.S. and the gain is attributable to a permanent establishment that you maintain in the U.S., if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis on gain from the sale or other disposition of our Class A common stock;

    - you are an individual, you hold our Class A common stock as a capital asset and you are present in the U.S. for 183 or more days in the taxable year of the sale and certain other conditions exist; or

    - We are or have been a "United States real property holding corporation" for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of our common stock and you are not eligible for any treaty exemption.

    Effectively connected gains recognized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if so specified in an applicable income tax treaty.

    We have not been, are not, and do not anticipate becoming a "United States real property holding corporation" for federal income tax purposes.

FEDERAL ESTATE TAXES

    Class A common stock held by a non-U.S. holder at the time of death, or by certain trusts benefitting the non-U.S. holder as to which no U.S. person has certain rights or powers will be included in the holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, U.S. information reporting requirements and backup withholding tax will not apply to dividends paid to you if you are either:

    - subject to the 30% withholding tax discussed above;

    - not subject to the 30% withholding tax because an applicable tax treaty reduces or eliminates such withholding tax;

    - not subject to the 30% withholding tax discussed above for the reason that the dividends are effectively connected with your conduct of a trade or business within the U.S.; or

    - not subject to the 30% withholding tax pursuant to U.S. Treasury Regulations providing relief from undue administrative burden,

although dividend payments to you will be reported for purposes of the withholding tax. See "--Dividends" above. If you do not meet any of the above requirements for exemption and you fail to provide certain information, including your U.S. taxpayer identification number, or otherwise establish your status as an "exempt recipient," you may be subject to backup withholding of U.S. federal income tax at a rate of 31% on dividends paid with respect to our Class A common stock.

    Under current law, the payor may generally treat dividends paid to a payee with a foreign address as exempt from backup withholding and information reporting unless the payor has definite knowledge that the payee is a U.S. person. However, under the final withholding regulations, dividend payments generally will be subject to information reporting and backup withholding unless certain certification requirements are met. See the discussion under "--Dividends" for the rules applicable to foreign partnerships under the final withholding regulations.

    U.S. information reporting and backup withholding requirements generally will not apply to a payment of the proceeds of a sale of common stock made outside the U.S. through an office outside the U.S. of a non-U.S. broker. However, U.S. information reporting, but not backup withholding, will apply to a payment made outside the U.S. of the proceeds of a sale of our Class A common stock through an office outside the U.S. of a broker that:

    - is a U.S person;

    - derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S.;

    - is a "controlled foreign corporation" as to the U.S.; or

    - with respect to payments made after December 31, 2000, is a foreign partnership, if at any time during its tax year:

       - one or more of its partners are U.S. persons, as defined in the U.S. Treasury regulation, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

       - such foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. person or otherwise establishes an exemption.

    Payment of the proceeds of a sale of our Class A common stock to or through a U.S. office of a broker is subject to both U.S. backup withholding and information reporting unless the holder certifies its non-U.S. status under penalty of perjury or otherwise establishes an exemption.

    A non-U.S. holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by filing a refund claim with the IRS.

                                  UNDERWRITING

GENERAL


    Under the underwriting agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, each of the underwriters named below, for whom Lehman Brothers Inc., Banc of America Securities LLC, Salomon Smith Barney Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, has agreed to purchase from us the respective number of shares of Class A common stock shown opposite its name below. Lehman Brothers Inc. and Banc of America Securities LLC are acting as joint book running managers for the offering and Salomon Smith Barney Inc. is acting as joint lead manager for this offering.



                                                              NUMBER OF
                                                                SHARES
                                                              OF CLASS A
                                                                COMMON
UNDERWRITER                                                     STOCK
-----------                                                   ----------
Lehman Brothers Inc.........................................
Banc of America Securities LLC..............................
Salomon Smith Barney Inc....................................
Deutsche Bank Securities Inc................................
Goldman, Sachs & Co.........................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........

                                                              ----------
  Total.....................................................  25,000,000
                                                              ==========


    The underwriting agreement provides that the underwriters' obligations to purchase shares of Class A common stock are subject to certain conditions, and that if any of the foregoing shares of Class A common stock are purchased by the underwriters pursuant to an underwriting agreement, all of the shares of Class A common stock that the underwriters have agreed to purchase pursuant to the underwriting agreement must be so purchased.

COMMISSIONS AND EXPENSES

    The representatives have advised us that the underwriters propose to offer the shares of Class A common stock directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain selected dealers, who may include the underwriters, at such public offering price less a
selling concession not in excess of $     per share. The underwriters may allow,
and the selected dealers may reallow, a concession not in excess of $     per
share to certain brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms.

    The following table summarizes the compensation and estimated expenses we will pay.

                                                                     TOTAL
                                                        -------------------------------
                                                           WITHOUT            WITH
                                            PER SHARE   OVER-ALLOTMENT   OVER-ALLOTMENT
                                            ---------   --------------   --------------
Underwriting discounts and commissions....  $           $                $

    Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with the offer and sale of the securities. With the exception of the Securities Act Registration Fee and NASD fees, all amounts are estimates.

Securities Act Registration Fee.............................  $  175,518
NASD Filing Fee.............................................      30,500
Printing and Engraving Expenses.............................   1,000,000
Legal Fees and Expenses.....................................   1,500,000
Accounting Fees and Expenses................................   1,500,000
Miscellaneous...............................................     793,982
                                                              ----------
  Total.....................................................  $5,000,000
                                                              ==========

OVER-ALLOTMENT OPTION

    John W. Childs and entities which are owned or controlled by Mr. Childs or with respect to which he shares voting power and their co-investors have granted to the underwriters an option to purchase up to an aggregate of 3,750,000 additional shares of Class A common stock exercisable solely to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. Such option may be exercised at any time, and from time to time, until 30 days after the date of the underwriting agreement. We will not receive any of the proceeds from the sale of shares by John W. Childs and entities which are owned or controlled by Mr. Childs or with respect to which he shares voting power in the over-allotment option. To the extent that the underwriters exercise this option, each underwriter will be committed, subject to certain conditions, to purchase a number of additional shares of Class A common stock proportionate to such underwriter's initial commitment, as indicated in the preceding table, and the selling shareholders will be obligated, under such over-allotment option, to sell such shares of Class A common stock to the underwriters.

CONCURRENT OFFERING TO AT&T WIRELESS

    The price of the shares to be sold to AT&T Wireless in the concurrent offering is expected to be equal to the initial public offering price per share less an amount equal to the underwriting discount we pay to the underwriters in this offering. The underwriters will not receive any compensation in connection with the concurrent offering.

LOCK-UP AGREEMENTS


    We and all of our directors, officers, shareholders and option holders, holding an aggregate of 4,099,245 shares of Class A common stock and 60,773,450 shares of Class B Common Stock have agreed not to offer to sell, sell or otherwise dispose of directly or indirectly any shares of common stock during the 180-day period following the date of the prospectus without the prior written consent of Lehman Brothers Inc. and Banc of America Securities LLC except that we may grant options to purchase and issue shares of Class C common stock and Class D common stock under our 1996 stock option plan and Class A common stock under our 2000 stock incentive plan. Lehman Brothers Inc. and Banc of America Securities LLC have advised us that they do not currently intend to release any shares of common stock subject to the 180-day lock-up agreements and that the decision whether to release any of the shares subject to the lock-up agreements in the future will be based on a number of factors, including, among other things:


    - the number of shares requested to be released;

    - the timing of the request;

    - the trading price of the shares of Class A common stock;

    - the volatility in the trading price of the shares of Class A common stock; and

    - general market conditions.

    See "Risk Factors--Risks Related to This Offering--You will incur immediate and substantial dilution of approximately $26.72 per share" and "Future sales of our Class A common stock could adversely affect its market price and impede our ability to raise capital through future issuances of equity securities."

OFFERING PRICE DETERMINATION

    Prior to the offering, there has been no public market for the shares of Class A common stock. The initial public offering price was negotiated between the representatives and us. In determining the initial public offering price of the shares of Class A common stock, the representatives considered, among other things and in addition to prevailing market conditions, our historical performance and capital structure, estimates of our business potential and earning prospects, an overall assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

    Application has been made to have the shares of Class A common stock approved for quotation on the Nasdaq National Market under the symbol "DCEL."

FIDELITY CAPITAL MARKETS

    Fidelity Capital Markets, a division of National Financial Services Corporation, is acting as an underwriter in this offering, and will be facilitating electronic distribution of information through the internet, intranet and other proprietary electronic technology.

INDEMNIFICATION

    We and the selling shareholders have agreed to indemnify the underwriters against liabilities related to the offering, including liabilities under the Securities Act, and to contribute, under defined circumstances, to payments that the underwriters may be required to make in respect thereof.

STABILIZATION, SHORT POSITIONS AND PENALTY BIDS

    Until the distribution of the shares of Class A common stock is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase shares of Class A common stock. As an exception to these rules, the representatives are permitted to engage in transactions that stabilize the price of shares of Class A common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares of Class A common stock.

    If the underwriters create a short position in the shares of Class A common stock in connection with the offering (i.e., they sell more shares than are set forth on the cover page of this prospectus), the representatives may reduce that short position by purchasing shares of Class A common stock in the open market. The representatives also may elect to reduce any short position by exercising all or part of the over-allotment option described herein.

    The underwriters have informed us that they will not confirm sales to discretionary accounts in excess of 5% of the shares of Class A common stock offered by them.

    The representatives also may impose a penalty bid on underwriters and selling group members. This means that if the representatives purchase shares of Class A common stock in the open market to reduce the underwriters' short position or to stabilize the price of the shares of Class A common stock, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. The imposition of a penalty bid could have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in an offering.

    Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares of Class A common stock. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these stabilizing transactions or that these transactions, once commenced, will not be discontinued without notice.

OFFERS AND SALES IN CERTAIN JURISDICTIONS

    We are offering to sell, and seeking offers to buy, shares of Class A common stock only in jurisdictions where offers and sales are permitted.

    Any offer of the shares of Class A common stock in Canada will be made only pursuant to an exemption from the prospectus filing requirement and an exemption from the dealer registration requirement (where such an exemption is not available, offers shalll be made only by a registered dealer) in the relevant Canadian jurisdiction where any such offer is made.

    Each underwriter has represented and agreed that:

    - it has not offered or sold and will not offer or sell, in the United Kingdom by means of any document, any shares of Class A common stock other than to people whose ordinary business it is to buy, hold, manage or dispose of investments, whether as principal or agent for purposes of their business or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

    - it has complied and will comply with all applicable provisions of the Financial Securities Act of 1986 in relation to the shares of our Class A common stock;

    - it has only issued or passed on, and will only issue and pass on, to any person in the United Kingdom, a document received by it in connection with the offering of the shares of our Class A common stock if that person is of the kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996, or is a person to whom the document may otherwise be lawfully issued or passed on.

    Purchasers of the shares of Class A common stock offered in this prospectus may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover of this prospectus.

DIRECTED SHARE PROGRAM

    At our request, the underwriters have reserved up to 5% of the shares of Class A common stock offered hereby for sale to certain of our employees, directors and friends at the initial public offering price set forth on the cover page of this prospectus. These persons must commit to purchase no later than the close of business on the day following the effective date of the registration statement of which this prospectus is a part. The number of shares available for sale to the general public will be reduced to the extent these persons purchase such reserved shares. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act of 1933 in connection with sales of directed shares.

OTHER COMMERCIAL BANKING AND INVESTMENT BANKING TRANSACTIONS

    In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and in the future may engage, in commercial banking and investment banking transactions with us and our affiliates.

    Lehman Brothers Inc. has provided investment banking, financial advisory and other services to us, for which services Lehman Brothers Inc. has received customary fees. Lehman has acted for us as follows:

    - Lehman Brothers Inc. is acting as our financial advisor in connection with the pending acquisition of American Cellular;

    - Lehman Brothers Inc. is acting as the dealer manager in the tender offer and consent solicitation for our 11 3/4% senior notes;

    - Lehman Brothers Inc. is acting as our financial advisor in connection with the spin-off of our Logix subsidiary;

    - Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., will be a lender under our new credit facility and will be a lender under the credit facility for our joint venture with AT&T Wireless;

    - Lehman Brothers Inc. acted as the exclusive initial purchaser in connection with the sale of our 13% senior preferred stock in May 1999;

    - Lehman Brothers Inc. acted as an initial purchaser in connection with the sale of the Dobson/ Sygnet 12 1/4% senior notes in December 1998; and

    - Lehman Commercial Paper Inc. acted as the managing agent in the December 1998 syndication of, and is a lender under, the Dobson/Sygnet credit facility.

    Banc of America Securities LLC has provided commercial and investment banking services to us, for which services they have received customary fees. Banc of America Securities LLC has acted for us as follows:

    - Banc of America Securities LLC is acting as sole dealer manager in the tender offer and consent solicitation for American Cellular's 10 1/2% senior notes;

    - Banc of America Securities LLC is acting as sole lead arranger for our new credit facility and will act as the sole lead arranger for the credit facility for our joint venture with AT&T Wireless and Bank of America, N.A., an affiliate of Banc of America Securities LLC, will be a lender under our new credit facility and will be a lender under the joint venture's credit facility;

    - Banc of America Securities LLC acted as the sole lead arranger for the Dobson CC Limited Partnership's credit facilities in December 1999 and Bank of America, N.A. is a lender under those facilities;

    - Banc of America Securities LLC acted as the sole lead arranger for the Dobson CC Limited Partnership's credit facility in October 1999 and Bank of America, N.A. is a lender under that facility;

    - Banc of America Securities LLC acted as the sole lead arranger for our Logix credit facility in May 1999 and Bank of America, N.A. is a lender under that facility;

    - Banc of America Securities LLC acted as arranging agent for our Dobson Operating Company and Dobson Cellular Operations Company credit facilities in December 1998 and Bank of America, N.A. is a lender under those facilities;

    - Banc of America Securities LLC acted as lead arranger for our Dobson/Sygnet credit facility in December 1998 and Bank of America, N.A. is a lender under that facility;

    - Banc of America Securities LLC acted as lead manager in connection with the sale of our Dobson/Sygnet 12 1/4% senior notes in December 1998;

    - Banc of America Securities LLC acted as sole manager in connection with the sale of our 12 1/4% senior preferred stock in December 1998;

    - Banc of America Securities LLC acted as sole dealer manager in the tender offer and consent solicitation for Sygnet's 11 1/2% senior notes in December 1998;

    - Banc of America Securities LLC acted as co-manager in connection with the sale of our Logix 12 1/4% senior notes in June 1998; and

    - Banc of America Securities LLC acted as co-manager in connection with the sale of our 12 1/4% senior preferred stock in January 1998.

    In the event the Dobson CC Limited Partnership fails to repay the outstanding balances under its three credit facilities described above by specified dates, Bank of America, N.A. may require the partnership to issue it warrants to purchase shares of our Class A common stock held by the partnership. In no event will the Dobson CC Limited Partnership issue warrants to Bank of America, N.A. for the purchase of 10% or more of our outstanding common stock.

    In February 1999, Alex. Brown & Sons Incorporated, a predecessor to Deutsche Bank Securities Inc., acted as a co-manager in connection with the sale of our 11 3/4% senior notes due 2007.

    In July 1999 American Cellular engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated as its financial advisor to assist the company in analyzing, structuring, negotiating and effecting a proposed business combination between American Cellular and other interested parties. American Cellular is obligated to pay customary fees for these services upon the occurrence of certain events and the consummation of a business combination involving the company. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as a co-manager in connection with the sale of our 12 1/4% senior preferred stock in January 1998.

                                 LEGAL MATTERS

    Certain legal matters with respect to the validity of the Class A common stock offered hereby are being passed upon for us by McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma. Weil, Gotshal & Manges LLP, New York, New York, has represented the underwriters in connection with this offering.

                                    EXPERTS

    The consolidated balance sheets of Dobson Communications Corporation and its subsidiaries as of December 31, 1997, December 31, 1998 and September 30, 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1998 and for the nine months ended September 30, 1999 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    Ernst & Young LLP, independent auditors, have audited the following financial statements. We have included these financial statements in this prospectus in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

    - The consolidated financial statements of Sygnet Wireless, Inc. for the years ended December 31, 1996 and December 31, 1997 and for the period from January 1, 1998 through December 23, 1998.

    - The consolidated financial statements of American Cellular Corporation and subsidiaries at December 31, 1998 and September 30, 1999, and for the period from February 26, 1998 to December 31, 1998 and the nine months ended September 30, 1999.

    - The consolidated financial statements of PriCellular Corporation and subsidiaries at December 31, 1997 and June 30, 1998, and for the years ended December 31, 1996 and December 31, 1997 and for the six months ended June 30, 1998.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed a registration statement under the Securities Act with respect to the sale of the Class A common stock offered by this prospectus.

    The registration statement, including the attached exhibits and schedules, that we filed with the Securities and Exchange Commission contains additional information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus.

    In addition, we file reports and other information with the Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the Commission:

Public Reference Room          New York Regional Office       Chicago Regional Office
450 Fifth Street, N.W.         7 World Trade Center           Citicorp Center
Room 1024                      Suite 1300                     500 West Madison Street
Washington, D.C. 20549         New York, New York 10048       Suite 1400
                                                              Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the Securities and Exchange Commission's Public Reference Room in Washington, D.C. can be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

    The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the Securities and Exchange Commission. The address of that site is http:\\www.sec.gov.

    You should rely only on the information contained in this prospectus. We have not authorized anyone to give any information or make any representation about us or this offering that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to buy, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES
  Report of independent public accountants..................     F-3
  Consolidated balance sheets as of December 31, 1997 and
    1998....................................................     F-4
  Consolidated statements of operations for the years ended
    December 31, 1996, 1997
    and 1998................................................     F-6
  Consolidated statements of stockholders' deficit for
    the years ended December 31, 1996, 1997 and 1998........     F-8
  Consolidated statements of cash flows for the years ended
    December 31, 1996, 1997 and 1998........................     F-9
  Notes to consolidated financial statements................    F-11
  Report of independent public accountants..................    F-31
  Consolidated balance sheet as of September 30, 1999.......    F-32
  Consolidated statements of operations for the nine months
    ended September 30, 1998 (unaudited) and 1999...........    F-34
  Consolidated statement of stockholders' deficit for the
    nine months ended September 30, 1999....................    F-35
  Consolidated statements of cash flows for the nine months
    ended September 30, 1998 (unaudited) and 1999...........    F-36
  Notes to consolidated financial statements................    F-38

SYGNET WIRELESS, INC.
  Report of independent auditors............................    F-55
  Consolidated statements of operations for the years ended
    December 31, 1996 and 1997 and for the period from
    January 1, 1998 to December 23, 1998....................    F-56
  Consolidated statements of shareholders' equity (deficit)
    for the years ended December 31, 1996 and 1997 and for
    the period from January 1, 1998 to December 23, 1998....    F-57
  Consolidated statements of cash flows for the years ended
    December 31, 1996 and 1997 and for the period from
    January 1, 1998 to December 23, 1998....................    F-58
  Notes to consolidated financial statements................    F-59

AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES
  Report of independent auditors............................    F-67
  Consolidated balance sheets as of December 31, 1998 and
    September 30, 1999......................................    F-68
  Consolidated statements of operations for the period from
    February 26, 1998 to December 31, 1998 and
    September 30, 1998 (unaudited) and for the nine months
    ended September 30, 1999................................    F-70
  Consolidated statements of stockholders' equity for the
    period from February 26, 1998 to December 31, 1998 and
    for the nine months ended September 30, 1999............    F-71
  Consolidated statements of cash flows for the period from
    February 26, 1998 to December 31, 1998 and
    September 30, 1998 (unaudited) and for the nine months
    ended September 30, 1999................................    F-72
  Notes to consolidated financial statements................    F-73

                                                                PAGE
                                                              --------
PRICELLULAR CORPORATION AND SUBSIDIARIES (THE PREDECESSOR
  COMPANY)
  Report of independent auditors............................    F-87
  Consolidated balance sheets as of December 31, 1997 and
    June 30, 1998...........................................    F-88
  Consolidated statements of operations for the years ended
    December 31, 1996 and 1997 and for the six months ended
    June 30, 1998...........................................    F-89
  Consolidated statements of stockholders' equity for the
    years ended December 31, 1996 and 1997 and for the six
    months ended June 30, 1998..............................    F-90
  Consolidated statements of cash flows for the years ended
    December 31, 1996 and 1997 and for the six months ended
    June 30, 1998...........................................    F-91
  Notes to consolidated financial statements................    F-93

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Dobson Communications Corporation:

    We have audited the accompanying consolidated balance sheets of Dobson Communications Corporation (an Oklahoma corporation) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dobson Communications Corporation and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma,
December 20, 1999

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1998

                                                                  1997            1998
                                                              ------------   --------------

                                          ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                   $  2,752,399   $   22,323,734
  Accounts receivable--
    Due from customers, net of allowance for doubtful
      accounts of $632,661 and $2,043,200 in 1997 and 1998,
      respectively..........................................    14,003,688       43,299,568
    Affiliates..............................................       633,146               --
  Restricted cash and investments...........................    17,561,231       30,074,946
  Inventory.................................................     1,229,420        5,158,512
  Prepaid expenses and other................................     2,384,683        2,026,538
  Deferred income taxes.....................................       214,000        1,404,000
                                                              ------------   --------------
    Total current assets....................................    38,778,567      104,287,298
                                                              ------------   --------------
PROPERTY, PLANT AND EQUIPMENT, net..........................    52,373,866      173,054,329
                                                              ------------   --------------
OTHER ASSETS:
  Receivables--Affiliates...................................       529,107          227,990
  Notes receivable--Affiliates..............................     5,852,282        7,047,272
  Restricted investments....................................     9,216,202       45,505,020
  Cellular license acquisition costs, net of accumulated
    amortization of $13,814,229 and $43,879,184 in 1997 and
    1998, respectively......................................   206,694,474    1,250,790,448
  Deferred financing costs, net of accumulated amortization
    of $2,628,777 and $2,511,661 in 1997 and 1998,
    respectively............................................     9,884,308       66,640,301
  Other intangibles, net of accumulated amortization of
    $851,107 and $2,071,047 in 1997 and 1998,
    respectively............................................     9,328,031       52,795,841
  Investments in unconsolidated subsidiaries and other......     6,911,002        3,078,134
  Net assets of discontinued operations.....................    20,077,167               --
                                                              ------------   --------------
    Total other assets......................................   268,492,573    1,426,085,006
                                                              ------------   --------------
    Total assets............................................  $359,645,006   $1,703,426,633
                                                              ============   ==============

   The accompanying notes are an integral part of these consolidated balance sheets.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1998

                                                                  1997            1998
                                                              ------------   --------------

                           LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable..........................................  $ 11,708,420   $   47,536,672
  Accrued expenses..........................................     7,641,021       14,222,306
  Notes payable.............................................            --       17,500,000
  Deferred revenue and customer deposits....................     1,979,508        5,738,381
  Current portion of long-term debt.........................            --          198,871
  Accrued dividends payable.................................     1,595,238        5,603,856
                                                              ------------   --------------
    Total current liabilities...............................    22,924,187       90,800,086
                                                              ------------   --------------
Net liabilities of discontinued operations..................            --        7,033,166
Payables--affiliates........................................     8,206,935        5,011,438
Long-term debt, net of current portion......................   335,570,059    1,103,857,333
Deferred Tax Liabilities....................................     1,039,000      245,630,000
Minority Interests..........................................    16,954,165       26,557,203
Commitments (Note 14)
Senior Exchangeable Preferred Stock, net....................            --      241,320,000
Class B Convertible Preferred Stock.........................    10,000,000               --
Class C Preferred Stock.....................................     1,623,329               --
Class D Convertible Preferred Stock.........................            --       85,000,000
Class F Preferred Stock.....................................            --       30,000,000
Class G Preferred Stock.....................................            --       25,000,000
STOCKHOLDERS' DEFICIT:
  Class A preferred stock...................................       100,000          314,286
  Class A common stock, $.001 par value, 1,438,000 shares
    authorized and 473,152 issued in 1997 and 573,152 issued
    in 1998.................................................           473              573
  Paid-in capital...........................................     5,980,964       18,298,072
  Retained deficit..........................................   (42,754,106)    (119,269,863)
                                                              ------------   --------------
                                                               (36,672,669)    (100,656,932)
                                                              ------------   --------------
Less--
  Stock held in treasury (81,198 shares of Class A common
    stock and 314,296 shares of Class A preferred stock), at
    cost....................................................            --      (56,125,661)
                                                              ------------   --------------
    Total stockholders' deficit.............................   (36,672,669)    (156,782,593)
                                                              ------------   --------------
    Total liabilities and stockholders' deficit.............  $359,645,006   $1,703,426,633
                                                              ============   ==============

   The accompanying notes are an integral part of these consolidated balance sheets.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                                          1996           1997           1998
                                                       -----------   ------------   ------------
OPERATING REVENUE:
  Service revenue....................................  $17,593,317   $ 38,410,263   $ 69,402,405
  Roaming revenue....................................    7,852,532     26,262,370     66,479,068
  Equipment sales....................................      661,632      1,455,088      4,129,633
  Other..............................................      831,802        586,206         24,283
                                                       -----------   ------------   ------------

    Total operating revenue..........................   26,939,283     66,713,927    140,035,389
                                                       -----------   ------------   ------------

OPERATING EXPENSES:
  Cost of service....................................    6,118,734     16,430,603     33,267,093
  Cost of equipment..................................    2,571,531      4,045,500      8,359,739
  Marketing and selling..............................    4,462,227     10,669,485     22,392,927
  General and administrative.........................    3,901,631     11,555,355     26,051,564
  Depreciation and amortization......................    5,241,446     16,797,780     47,109,937
                                                       -----------   ------------   ------------

    Total operating expenses.........................   22,295,569     59,498,723    137,181,260
                                                       -----------   ------------   ------------

OPERATING INCOME.....................................    4,643,714      7,215,204      2,854,129
                                                       -----------   ------------   ------------

INTEREST EXPENSE.....................................   (4,283,482)   (27,639,739)   (38,978,898)

OTHER INCOME (EXPENSE), net..........................   (1,502,776)     2,776,730      3,858,290
                                                       -----------   ------------   ------------

LOSS BEFORE MINORITY INTERESTS IN INCOME OF
  SUBSIDIARIES, INCOME TAXES AND EXTRAORDINARY
  ITEMS..............................................   (1,142,544)   (17,647,805)   (32,266,479)

MINORITY INTERESTS IN INCOME OF SUBSIDIARIES.........     (675,098)    (1,693,372)    (2,487,441)
                                                       -----------   ------------   ------------

LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS.....   (1,817,642)   (19,341,177)   (34,753,920)

INCOME TAX BENEFIT...................................      593,307      3,624,610     11,469,000
                                                       -----------   ------------   ------------

LOSS FROM CONTINUING OPERATIONS......................   (1,224,335)   (15,716,567)   (23,284,920)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of
  income tax expense (benefit) of $182,512 in 1996,
  $470,170 in 1997 and $(13,352,877) in 1998
  (Note 3)...........................................      331,058        332,141    (27,110,387)
                                                       -----------   ------------   ------------

LOSS BEFORE EXTRAORDINARY ITEMS......................     (893,277)   (15,384,426)   (50,395,307)

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                                          1996           1997           1998
                                                       -----------   ------------   ------------
EXTRAORDINARY EXPENSE, net of income tax benefit of
  $323,205 in 1996, $827,210 in 1997 and $1,149,000
  in 1998 (Note 6)...................................  $  (527,334)  $ (1,349,659)  $ (2,165,439)
                                                       -----------   ------------   ------------

NET LOSS.............................................   (1,420,611)   (16,734,085)   (52,560,746)

DIVIDENDS ON PREFERRED STOCK.........................     (849,137)    (2,603,362)   (23,955,011)
                                                       -----------   ------------   ------------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS...........  $(2,269,748)  $(19,337,447)  $(76,515,757)
                                                       ===========   ============   ============

BASIC NET LOSS APPLICABLE TO COMMON STOCKHOLDERS PER
  COMMON SHARE:
  Before discontinued operations and extraordinary
    expense..........................................        (4.38)        (38.72)        (99.75)
  Discontinued operations............................          .70            .70         (57.25)
  Extraordinary expense..............................        (1.12)         (2.85)         (4.57)
                                                       -----------   ------------   ------------

BASIC NET LOSS APPLICABLE TO COMMON STOCKHOLDERS PER
  COMMON SHARE.......................................  $     (4.80)  $     (40.87)  $    (161.57)
                                                       ===========   ============   ============

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.....      473,152        473,152        473,564
                                                       ===========   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                  CLASS A               CLASS A               CLASS B           STOCK OWNED BY
                              PREFERRED STOCK        COMMON STOCK          COMMON STOCK           SUBSIDIARY
                            -------------------   -------------------   -------------------   -------------------     PAID-IN
                             SHARES     AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT      CAPITAL
                            --------   --------   --------   --------   --------   --------   --------   --------   -----------
DECEMBER 31, 1995.........       --    $     --       300    $  1,000     1,000    $  1,000     1,000    $ (1,000)  $ 5,980,437
  Net loss................       --          --        --          --        --          --        --          --            --
  Recapitalization
    (Note 8)..............       --          --   472,852        (527)   (1,000)     (1,000)   (1,000)      1,000           527
  Cash dividends declared
    on preferred stock....       --          --        --          --        --          --        --          --            --
  Cash dividends declared
    on common stock.......       --          --        --          --        --          --        --          --            --
                            -------    --------   -------    --------   -------    --------   -------    --------   -----------
DECEMBER 31, 1996.........       --          --   473,152         473        --          --        --          --     5,980,964
  Net loss................       --          --        --          --        --          --        --          --            --
  Cash dividends declared
    on preferred stock....       --          --        --          --        --          --        --          --            --
  Cash dividends declared
    on common stock.......       --          --        --          --        --          --        --          --            --
  Preferred stock
    dividend..............       --          --        --          --        --          --        --          --            --
  Issuance of preferred
    stock.................  100,000     100,000        --          --        --          --        --          --            --
                            -------    --------   -------    --------   -------    --------   -------    --------   -----------
DECEMBER 31, 1997.........  100,000     100,000   473,152         473        --          --        --          --     5,980,964
  Net loss................       --          --        --          --        --          --        --          --            --
  Conversion of Class B
    Preferred Stock.......       --          --   100,000         100        --          --        --          --    12,531,394
  Purchase of treasury
    stock, at cost........       --          --        --          --        --          --        --          --            --
  Issuance of preferred
    stock.................  214,286     214,286        --          --        --          --        --          --      (214,286)
  Preferred stock
    dividend..............                             --          --        --          --                                  --
                            -------    --------   -------    --------   -------    --------   -------    --------   -----------
DECEMBER 31, 1998.........  314,286    $314,286   573,152    $    573        --    $     --        --    $     --   $18,298,072
                            =======    ========   =======    ========   =======    ========   =======    ========   ===========


                              TREASURY       RETAINED
                             STOCK, AT       EARNINGS
                                COST         (DEFICIT)
                            ------------   -------------
DECEMBER 31, 1995.........  $(11,913,000)  $  (1,040,000)
  Net loss................            --      (1,420,611)
  Recapitalization
    (Note 8)..............    11,913,000     (11,913,000)
  Cash dividends declared
    on preferred stock....            --        (849,137)
  Cash dividends declared
    on common stock.......            --        (560,291)
                            ------------   -------------
DECEMBER 31, 1996.........            --     (15,783,039)
  Net loss................            --     (16,734,085)
  Cash dividends declared
    on preferred stock....            --        (980,033)
  Cash dividends declared
    on common stock.......            --      (7,633,620)
  Preferred stock
    dividend..............            --      (1,623,329)
  Issuance of preferred
    stock.................            --              --
                            ------------   -------------
DECEMBER 31, 1997.........            --     (42,754,106)
  Net loss................            --     (52,560,746)
  Conversion of Class B
    Preferred Stock.......            --              --
  Purchase of treasury
    stock, at cost........   (56,125,661)             --
  Issuance of preferred
    stock.................            --              --
  Preferred stock
    dividend..............            --     (23,955,011)
                            ------------   -------------
DECEMBER 31, 1998.........  $(56,125,661)  $(119,269,863)
                            ============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                                        1996            1997            1998
                                                    -------------   -------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss from continuing operations.............  $  (1,751,669)  $ (17,066,226)  $(25,450,359)
  Adjustments to reconcile net loss to net cash
    provided by operating activities--
    Depreciation and amortization.................      5,241,446      16,797,780     47,109,937
    Deferred income taxes and investment tax
      credits, net................................        (97,287)     (4,108,699)   (14,677,558)
    Loss on disposition of assets, net............      1,799,570         205,694        158,067
    Extraordinary loss on financing cost..........        850,539       2,176,867      3,314,439
    Minority interests in income of
      subsidiaries................................        675,098       1,693,372      2,487,441
    Equity in income of unconsolidated
      partnerships................................       (125,000)       (140,227)      (283,798)
  Changes in current assets and liabilities--
    Accounts receivable...........................     (1,089,370)     (7,279,109)    (8,358,070)
    Inventory.....................................       (546,907)       (143,890)      (860,921)
    Income taxes receivable.......................     (1,133,063)        288,063        845,000
    Prepaid expenses and other....................         26,518      (1,422,629)       418,482
    Accounts payable..............................      1,310,062       8,656,849     30,206,977
    Accrued expenses..............................        (50,933)      6,459,876     (7,888,703)
    Deferred revenue and customer deposits........        129,699         789,889      1,003,412
                                                    -------------   -------------   ------------
      Net cash provided by operating activities...      5,238,703       6,907,610     28,024,346
                                                    -------------   -------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures............................    (13,535,759)    (17,773,118)   (55,288,571)
  Purchase of cellular license and properties.....    (30,000,000)   (190,719,765)  (945,420,000)
  Proceeds from sale of property, plant and
    equipment.....................................        377,178         332,331         12,600
  Proceeds from sale of investment in
    unconsolidated subsidiary.....................        967,000              --             --
  (Increase) decrease in deposits.................     (1,350,000)      1,583,706       (149,379)
  Decrease in receivable--affiliate...............        953,736      (2,537,600)       301,117
  Decrease in payable--affiliate..................             --              --     (3,195,497)
  Increase in notes receivable....................     (1,004,435)     (2,585,517)    (1,194,990)
  Deferred costs..................................        124,739              --             --
  Investment in unconsolidated subsidiaries and
    other, net....................................       (426,811)     (5,940,344)     5,871,788
                                                    -------------   -------------   ------------
      Net cash used in investing activities.......    (43,894,352)   (217,640,307)  (999,062,932)
                                                    -------------   -------------   ------------

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                                        1996            1997            1998
                                                    -------------   -------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable.....................  $          --   $          --   $ 17,500,000
  Proceeds from long-term debt....................     63,738,694     343,500,000    940,000,000
  Repayments of long-term debt....................    (24,318,859)    (87,171,765)  (171,513,855)
  Dividend distributions--
  Preferred stock.................................       (176,748)       (117,186)            --
Common stock......................................       (549,564)     (7,633,620)            --
  Distributions to partners.......................       (145,005)       (458,378)      (911,223)
  Issuance of preferred stock.....................     10,000,000              --    340,000,000
  Purchase of treasury stock......................     (5,913,000)             --    (31,125,661)
  Minority interest in Dobson Tower Company.......             --              --      7,718,750
  Purchase of restricted investments..............             --     (38,389,299)   (67,733,293)
  Maturities of restricted investments............             --      10,836,243     17,483,654
  Deferred financing costs........................     (3,731,741)     (9,725,288)   (62,038,663)
  Amortization of deferred financing costs and
    bond premium..................................             --       1,663,818      1,230,212
                                                    -------------   -------------   ------------
      Net cash provided by financing activities...     38,903,777     212,504,525    990,609,921
                                                    -------------   -------------   ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS.........        248,128       1,771,828     19,571,335
CASH AND CASH EQUIVALENTS, beginning of year......        732,443         980,571      2,752,399
                                                    -------------   -------------   ------------
CASH AND CASH EQUIVALENTS, end of year............  $     980,571   $   2,752,399   $ 22,323,734
                                                    =============   =============   ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for--
    Interest (net of amounts capitalized).........  $   5,055,749   $  19,858,250   $ 39,113,948
    Income taxes..................................  $     463,100   $          --   $         --
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
  Issuance of Class G Preferred Stock for the
    purchase of treasury stock....................  $          --   $          --   $ 25,000,000
  Conversion of Class B Preferred Stock...........  $          --   $          --   $ 12,531,394
  Purchase of PCS licenses with debt issuance.....  $          --   $   4,056,204   $         --
  Allocation of noncash purchase price to license
    cost..........................................  $          --   $   3,747,000   $         --
  Stock dividend paid through the issuance of
    preferred stock...............................  $          --   $   1,623,329   $ 16,320,000

  The accompanying notes are an integral part of these consolidated financial statements.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION:

    Dobson Communications Corporation ("DCC" or the "Company"), through its predecessors, was organized in 1936 as Dobson Telephone Company and adopted its current organizational structure in 1998. The Company is a provider of rural and suburban cellular telephone services.

1997 REORGANIZATION

    DCC was incorporated as an Oklahoma corporation in February 1997. Under an Agreement and Plan of Reorganization effective February 28, 1997 ("1997 Reorganization"), DCC acquired all of the outstanding Class A Common Stock, Class C Common Stock and Class B Convertible Preferred Stock of Dobson Operating Company ("DOC"). In exchange, the holders of the Class A Common Stock and
Class B Convertible Preferred Stock of DOC received equivalent shares of stock of DCC. The holders of Class C Common Stock received 100,000 shares of Class A Preferred Stock of DCC. In addition, DCC assumed all DOC outstanding stock options, substituting shares of DCC Class B Common Stock for the DOC stock subject to options. As a result of the 1997 Reorganization, DCC became the parent company of DOC and the stock of certain subsidiaries of DOC was distributed to DCC.

1998 REORGANIZATIONS

    In conjunction with the January 1998 issuance of 175,000 shares of 12.25% Senior Exchangeable Preferred Stock mandatorily redeemable in 2008 (see
Note 6), the Company formed three new subsidiaries: Dobson Cellular Operating Company ("DCOC"), DOC Cellular Subsidiary Company ("DOC Cellular Subsidiary") and Logix Communications Enterprises, Inc. ("Logix"), formerly named Dobson Wireline Company (collectively, the "January 1998 Reorganization"). DCOC was created as the holding company for subsidiaries formed to effect certain cellular acquisitions. DCOC has been designated an unrestricted subsidiary under the Senior Note Indenture which covers the DCC Senior Notes discussed in
Note 6. DOC Cellular Subsidiary was created as the holding company for the then existing cellular subsidiaries. Logix was created as the holding company for the Company's incumbent local exchange carrier ("ILEC"), fiber and integrated communications provider ("ICP") operations. Logix was designated an unrestricted subsidiary under the Senior Note Indenture and the Certificate of Designation establishing the Senior Exchangeable Preferred Stock.

    On September 30, 1998, the Company adopted a plan to spin off Logix as discussed in Note 3 (the "September 1998 Reorganization").

    In conjunction with the December 1998 acquisition of Sygnet Wireless, Inc. ("Sygnet Acquisition"), the Company formed a new subsidiary, Dobson/Sygnet Communications Company ("Dobson/Sygnet") (the "December 1998 Reorganization"). Dobson/Sygnet was created as the holding company for the subsidiaries acquired in the Sygnet Acquisition. Collectively, the January 1998 Reorganization, the September 1998 Reorganization and the December 1998 Reorganization are known as the "1998 Reorganizations."

CAPITAL RESOURCES AND GROWTH

    The Company's total indebtedness and debt service requirements have substantially increased as a result of the transactions described in Note 9 and the Company will be subject to significant financial restrictions and limitations. If the Company is unable to satisfy any of the covenants under the credit facilities described in Note 6, including financial covenants, the Company will be unable to borrow

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

1. ORGANIZATION: (CONTINUED)

under the credit facilities during such time period to fund planned capital expenditures, its ongoing operations or other permissible uses.

    The Company's ability to manage future growth will depend upon its ability to monitor operations, control costs, maintain effective quality controls and significantly expand the Company's internal management, technical and accounting systems, all of which will result in higher operating expenses. Any failure to expand these areas and to implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with the growth of the Company's business could have a material adverse effect on the Company's business, financial condition and results of operations.

2. SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements of the Company include the accounts of all majority owned subsidiaries. For financial reporting purposes, the Company reports 100% of revenues and expenses for the markets for which it provides cellular telecommunications service. However, in several of its markets, the Company holds less than 100% of the equity ownership. The minority stockholders' and partners' shares of income or losses in those markets are reflected in the consolidated statements of operations as minority interests in income of subsidiaries. For financial reporting purposes, the Company consolidates each subsidiary and partnership in which it has a controlling interest (greater than 50%). Significant intercompany accounts and transactions have been eliminated. Investments in unconsolidated partnerships where the Company does not have a controlling interest are accounted for under the equity method.

    The Company is responsible for managing and providing administrative services for certain partnerships of which the Company is the majority partner. The Company is accountable to the partners and shareholders for the execution and compliance with contracts and agreements and for filing of instruments required by law which are made on behalf of these partnerships and corporation. The books and records of these partnerships and corporation are also maintained by the Company.

BUSINESS SEGMENT

    The Company operates in one business segment pursuant to Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information."

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents on the accompanying consolidated balance sheets includes cash and short-term investments with original maturities of three months or less.

INVENTORY

    The Company values its inventory at the lower of cost or market on the first-in, first-out method of accounting.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

IMPAIRMENT OF LONG-LIVED ASSETS

    The Company assesses potential impairments of long-lived assets, certain identifiable intangibles and goodwill when there is evidence that events or changes in circumstances indicate that an asset's carrying value may not be recoverable. An impairment loss is recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset, including intangible assets. The amount of any recognized impairment would be based on the estimated fair value of the asset subject to impairment compared to the carrying amount of such asset. The fair value of intangible assets will be determined based on the discounted cash flows of the market or markets to which the intangible assets relate. No such losses have been identified by the Company.

CELLULAR LICENSE ACQUISITION COSTS

    Cellular license acquisition costs consist of amounts paid to acquire FCC licenses to provide cellular services. Cellular license acquisition costs are being amortized on a straight-line basis over fifteen years. Amortization expense of $1,596,794, $10,528,125 and $30,064,955 was recorded in 1996, 1997 and 1998, respectively.

    The ongoing value and remaining useful lives of intangible and other long-term assets are subject to periodic evaluation and the Company currently expects the carrying amounts to be fully recoverable.

DEFERRED COSTS

    Deferred costs consist primarily of fees incurred to secure long-term debt. Deferred financing costs are being amortized on a straight-line basis over the term of the debt of eight to ten years. Amortization expense related to these costs of $401,871, $1,074,845 and $1,965,461 was recorded in 1996, 1997 and
1998, respectively.

OTHER INTANGIBLES

    Other intangibles consist of amounts paid to acquire FCC licenses to provide PCS service and amounts paid to acquire cellular customer lists. PCS license acquisition costs are not being amortized until the Company's PCS service becomes operational. Customer list acquisition costs are being amortized on a straight-line basis over five years. Amortization expense of $0, $851,107 and $1,219,940 was recorded in 1996, 1997 and 1998, respectively.

ADVERTISING COSTS

    Advertising costs are expensed as incurred and are included as marketing and selling expenses in the accompanying consolidated statements of operations.

INCOME TAXES

    The Company files a consolidated income tax return. Income taxes are allocated among the various entities included in the consolidated tax return, as agreed, based on the ratio of each entity's taxable income (loss) to consolidated taxable income (loss). Deferred income taxes reflect the estimated future tax effects of differences between financial statement and tax bases of assets and liabilities at year end.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

REVENUE RECOGNITION

    The Company records service revenues over the period they are earned. The cost of providing service is recognized as incurred. Airtime and toll revenue is billed in arrears. The Company accrued estimated unbilled revenues for services provided of approximately $1,209,000 and $3,445,000 as of December 31, 1997 and 1998, respectively, which are included in accounts receivable in the accompanying consolidated balance sheets. Monthly access charges are billed in advance and are reflected as deferred revenue on the accompanying consolidated balance sheets. Cellular equipment sales are recognized when the cellular equipment is delivered to the customer. Subscriber acquisition costs (primarily commissions and loss on equipment sales) are expensed as incurred.

EARNINGS PER SHARE

    In 1997, the Company adopted SFAS No. 128, "Earnings Per Share." As a result, the Company's reported net loss per common share for 1996 was restated. Basic loss per common share is computed by the weighted average number of shares of common stock outstanding during the year. Diluted net loss per common share has been omitted because the impact of stock options and convertible preferred stock on the Company's net loss per common share is anti-dilutive.

USE OF ESTIMATES

    The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

SIGNIFICANT CONCENTRATIONS

    In connection with providing cellular services to customers of other cellular carriers, the Company has contractual agreements with those carriers which provide for agreed-upon billing rates between the parties. Approximately 56% of the Company's cellular roaming revenue was earned from two cellular carriers during the year ended December 31, 1996. Approximately 45% and 59% of the Company's cellular roaming revenue was earned from three cellular carriers during the years ended December 31, 1997 and 1998, respectively.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In July 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Derivatives and Hedging ("SFAS 133"). SFAS 133 establishes uniform hedge accounting criteria for all derivatives requiring companies to formally document, designate and assess the effectiveness of transactions that receive hedge accounting. Under SFAS 133, derivatives will be recorded in the balance sheet as either an asset or liability measured at its fair value, with changes in the fair value recognized as a component of comprehensive income or in current earnings. SFAS 133 will be effective for fiscal years beginning after June 15, 1999. Under SFAS 133, the Company would record a liability of $5.4 million relating to its interest rate hedge valuation at December 31, 1998. The Company has not determined the timing or method of adoption of SFAS 133.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

3. DISCONTINUED OPERATIONS

    On November 10, 1999, the Company adopted a plan to distribute the stock of Logix in January 2000, to the Company's Class A common stockholders and Class D preferred stockholders in a tax free non-pro rata spin-off. The Company will not recognize a gain on this distribution of Logix stock to its stockholders since the distribution will be between entities under common control. Estimated operating losses of Logix from November 10, 1999 to the date of disposition, net of income tax benefit (currently estimated to be $12.5 million) will be accrued and expensed as of November 10, 1999.

    The Company's distribution of Logix stock to its stockholders may become taxable to the Company if there is a greater than 50% change in ownership of Logix within two years of the distribution. This contingent tax liability will be recognized by the Company only if it becomes probable that such a change in ownership of Logix will occur.

    The wireline segment, or Logix and its subsidiaries, operates as an integrated communications provider under the LOGIXSM brand name in Oklahoma and Texas, owns local telephone exchanges in Oklahoma and operates regional fiber optic transmission networks in Oklahoma, Texas and Colorado. Pursuant to Accounting Principles Board Opinion ("APB") No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions," the consolidated financial statements have been restated for all periods presented to reflect the wireline operations, assets and liabilities as discontinued operations. The assets and liabilities of such operations have been classified as "Net assets (liabilities) of discontinued operations" on the consolidated balance sheets and consist of the following:

                                                      DECEMBER 31,    DECEMBER 31,
                                                          1997            1998
                                                      -------------   -------------
                                                            ($ IN THOUSANDS)
Cash and cash equivalents...........................     $   254        $ 31,675
Restricted investments--current.....................          --          37,572
Other current assets................................       2,758          36,747
Property, plant and equipment, net..................      35,976          89,508
Restricted investments--non-current.................          --          61,988
Goodwill............................................          --         126,244
Other assets........................................      12,965          21,769
                                                         -------        --------
  Total assets......................................      51,953         405,503
Current liabilities.................................       2,544          36,299
Long-term debt, net of current portion..............      27,498         376,149
Other liabilities...................................       1,834              88
                                                         -------        --------
  Total liabilities.................................      31,876         412,536
                                                         -------        --------
Net assets (liabilities) of discontinued
  operations........................................     $20,077        $ (7,033)
                                                         =======        ========

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

3. DISCONTINUED OPERATIONS (CONTINUED)

    The net income from operations of the wireline segment was classified on the consolidated statement of operations as "Income (loss) from discontinued operations." Summarized results of discontinued operations are as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                    1996       1997       1998
                                                  --------   --------   --------
                                                         ($ IN THOUSANDS)
Net revenues....................................  $17,908    $20,177    $ 67,703
Income (loss) before income taxes...............      514        886     (40,196)
Income tax benefit (provision)..................     (183)      (337)     12,924
Extraordinary item, net.........................       --       (217)         --
Cumulative effect of change in accounting
  principle, net................................       --         --        (699)
Income from discontinued operations.............      331        332     (27,110)

4. PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are recorded at cost. Newly constructed cellular systems are added to property, plant and equipment at cost which includes contracted services, direct labor, materials overhead and any capitalized interest. For the years ended December 31, 1996, 1997 and 1998, interest capitalized was not material. Existing property, plant and equipment purchased through acquisitions is recorded at its fair value at the date of the purchase. Repairs, minor replacements and maintenance are charged to operations as incurred. The provisions for depreciation are provided using the straight-line method based on the estimated useful lives of the various classes of depreciable property.

    Listed below are the major classes of property, plant and equipment and their estimated useful lives, in years, as of December 31, 1997 and 1998:

                                              USEFUL
                                               LIFE        1997           1998
                                             --------   -----------   ------------
Cellular systems and equipment.............    2-10     $42,279,323   $143,501,214
Buildings and improvements.................    5-40      10,387,759     25,089,448
Vehicles, aircraft and other work
  equipment................................    3-10       1,895,477      4,402,975
Furniture and office equipment.............    5-10       3,716,401     14,461,676
Plant under construction...................               4,456,878     15,232,700
Land.......................................                 217,892      1,915,733
                                                        -----------   ------------
  Property, plant and equipment............              62,953,730    204,603,746
Accumulated depreciation...................              10,579,864     31,549,417
                                                        -----------   ------------
  Property, plant and equipment, net.......             $52,373,866   $173,054,329
                                                        ===========   ============

    During 1996, the Company disposed of two mobile telecommunications switching offices and related equipment for which it recognized a pretax loss of $1,725,396. The loss is included in other income (expenses) in the accompanying consolidated statements of operations.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

5. NOTES PAYABLE:

    On December 23, 1998, the Company's subsidiary, Dobson Tower Company, obtained a $17,500,000 term loan maturing on December 22, 1999. Interest on the term loan accrues at 8.0%. Proceeds were used to finance the Sygnet Acquisition discussed in Note 9. The term loan is secured by all assets of Dobson Tower Company.

6. LONG-TERM DEBT:

    The Company's long-term debt as of December 31, 1997 and 1998, consisted of the following:

                                                     1997            1998
                                                 ------------   --------------
Revolving credit facilities....................  $171,513,855   $  740,000,000
Dobson/Sygnet Senior Notes.....................            --      200,000,000
DCC Senior Notes...............................   160,000,000      160,000,000
Other notes payable............................     4,056,204        4,056,204
                                                 ------------   --------------
    Total debt.................................   335,570,059    1,104,056,204
Less--Current maturities.......................            --          198,871
                                                 ------------   --------------
    Total long-term debt.......................  $335,570,059   $1,103,857,333
                                                 ============   ==============

REVOLVING CREDIT FACILITIES

    The Company's revolving credit facilities consist of the following:

                                                                     INTEREST RATE
                                                      AMOUNT       (WEIGHTED AVERAGE
                                                  OUTSTANDING AT        RATE AT
                                     MAXIMUM       DECEMBER 31,      DECEMBER 31,
CREDIT FACILITY                    AVAILABILITY        1998              1998)
---------------                    ------------   --------------   -----------------
Dobson/Sygnet Credit
  Facilities.....................  $430,000,000    $407,000,000          8.9%
DCOC Credit Facility.............   200,000,000     200,000,000          8.2%
DOC Credit Facility..............   250,000,000     133,000,000          7.0%(1)

------------------------

(1) Weighted average computation is based on actual interest rates without giving effect to the interest rate hedge discussed below.

    On December 23, 1998, the Company's subsidiary, Dobson/Sygnet, obtained $430 million of senior secured credit facilities ("Dobson/Sygnet Credit Facilities") from NationsBank, N.A., consisting of (a) a $50.0 million, 7 3/4 year reducing revolving credit facility ("Revolving Credit Facility"), (b) a $125.0 million, 7 3/4 year term loan ("Term Loan A"), (c) a $155.0 million, 8 1/4 year term loan ("Term Loan B") and (d) a $100.0 million, 9 year term loan ("Term Loan C"). Dobson/Sygnet's obligations under the Dobson/Sygnet Credit Facility are secured by all current and future assets of Dobson/Sygnet. Initial proceeds were used primarily to finance the Sygnet Acquisition described in Note 9. The Company expects to use the remaining availability to finance Dobson/Sygnet's capital expenditures and general operations.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

6. LONG-TERM DEBT: (CONTINUED)

    Commencing with the quarter ending December 31, 2000, the borrowing under the Revolving Credit Facility and Term Loan A will reduce quarterly under the following annual amortization schedule:

YEAR                                                         ANNUAL AMORTIZATION
----                                                         -------------------
2000.......................................................          5.0%
2001.......................................................          7.5%
2002.......................................................          7.5%
2003.......................................................         12.5%
2004.......................................................         15.0%
2005.......................................................         25.0%
2006.......................................................         27.5%

    Commencing with the quarter ending December 31, 2000, the borrowing under the Term Loan B will reduce quarterly under the following annual amortization schedule:

YEAR                                                         ANNUAL AMORTIZATION
----                                                         -------------------
2000.......................................................          2.5%
2001.......................................................          2.5%
2002.......................................................          2.5%
2003.......................................................          7.5%
2004.......................................................         15.0%
2005.......................................................         25.0%
2006.......................................................         27.5%
2007.......................................................         17.5%

    Term Loan C will amortize annually under the following schedule:

YEAR                                                         ANNUAL AMORTIZATION
----                                                         -------------------
1999-2006..................................................          1.0%
2007.......................................................         92.0%

    On March 25, 1998, the Company's subsidiary DCOC established a $200 million senior secured credit facility (the "DCOC Credit Facility"). DCOC's obligations under the DCOC Credit Facility are secured by all current and future assets of DCOC. At the same time, the Company's subsidiary DOC established a $250 million senior secured credit facility (the "DOC Credit Facility") to replace its existing revolving credit facility established on February 28, 1997 ("1997 Credit Facility") and discussed below. The DOC Credit Facility is secured by all of DOC's stock and the stock or partnership interests of its restricted subsidiaries and all assets of DOC and its restricted subsidiaries. DCOC is designated an unrestricted subsidiary with regard to the DOC Facility. The Company and DOC's wholly owned subsidiaries other than Logix and the Arizona 5 Partnership have guaranteed DOC's obligations under the DOC Credit Facility. Initial proceeds from the DCOC Credit Facility and DOC Credit Facility were used primarily to refinance existing indebtedness and finance the 1998 acquisitions described above. The Company expects to use the remaining availability under the DCOC Credit Facility and DOC

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

6. LONG-TERM DEBT: (CONTINUED)

Credit Facility to finance capital expenditures, consummate future acquisitions and fund general corporate operations. The facilities will terminate in 2006.

    The Dobson/Sygnet Credit Facilities, the DCOC Credit Facility and the DOC Credit Facility require the Company to maintain certain financial ratios. The failure to maintain such ratios would constitute an event of default, notwithstanding the Company's ability to meet its debt service obligations.

    In connection with the closing of the DOC Credit Facility, the Company extinguished its 1997 Credit Facility and recognized a pretax loss of approximately $3.3 million as a result of writing off previously capitalized financing costs associated with the revolving credit facility. Such amount is included in the Company's consolidated statement of operations, net of tax, for the year ended December 31, 1998 as an extraordinary expense.

    On February 28, 1997, the Company amended and restated its existing bank credit agreement ("1996 Credit Facility") and established the 1997 Credit Facility. In connection with the closing of the 1997 Credit Facility, the Company extinguished its 1996 Credit Facility and recognized a pretax loss of approximately $2.5 million as a result of writing off previously capitalized financing costs associated with the 1996 Credit Facility. This loss has been reflected as an extraordinary item, net of tax, in the Company's consolidated statement of operations for the year ended December 31, 1997.

    On March 19, 1996, the Company amended and restated its existing bank credit agreement ("Old Credit Facility") and established the 1996 Credit Facility. In connection with this amendment, the Company extinguished its Old Credit Facility and recognized a pretax loss of approximately $.8 million as a result of writing off previously capitalized financing costs. This loss has been reflected as an extraordinary item, net of tax, in the accompanying consolidated statement of operations for the year ended December 31, 1996.

SENIOR NOTES

    On December 23, 1998, the Company's subsidiary issued $200 million of 12.25% Senior Notes maturing in 2008 ("Dobson/Sygnet Senior Notes"). The net proceeds were used to finance the Sygnet Acquisition described in Note 9 and to purchase $67.7 million of securities pledged to secure payment of the first six semi-annual interest payments on the Dobson/Sygnet Senior Notes, which begin on June 15, 1999. The pledged securities are reflected as restricted cash and investments in the Company's consolidated balance sheets. The Dobson/Sygnet Senior Notes are redeemable at the option of the Company in whole or in part, on or after December 15, 2003, initially at 106.125%. Prior to December 15, 2001, the Company may redeem up to 35% of the principal amount of the Dobson/ Sygnet Senior Notes at 112.25% with proceeds from equity offerings, provided that at least $130 million remains outstanding.

    On February 28, 1997, the Company issued $160 million of 11.75% Senior Notes maturing in 2007 ("DCC Senior Notes"). The net proceeds were used to finance the Maryland/Pennsylvania Acquisition described in Note 9 and to purchase securities pledged to secure payment of the first four semi-annual interest payments on the DCC Senior Notes, which began on October 15, 1997. The pledged securities are reflected as restricted cash and investments in the Company's consolidated balance sheets. The DCC Senior Notes are redeemable at the option of the Company in whole or in part, on or after April 15, 2002, initially at 105.875%. Prior to April 15, 2000, the Company may redeem up to 35% of

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

6. LONG-TERM DEBT: (CONTINUED)

the principal amount of the DCC Senior Notes at 111.750% with proceeds from equity offerings, provided that after any such redemption at least $104 million remains outstanding.

OTHER NOTES PAYABLE

    Other notes payable represents the amount financed with the United States Government for nine PCS licenses as discussed in Note 9.

    Minimum future payments of long-term debt for years subsequent to December 31, 1998, are as follows:

1999........................................................  $      198,871
2000........................................................      54,066,729
2001........................................................      80,918,390
2002........................................................      80,946,762
2003........................................................     109,651,942
2004 and thereafter.........................................     778,273,510
                                                              --------------
                                                              $1,104,056,204
                                                              ==============

INTEREST RATE HEDGES

    In April 1997, the Company entered into an interest rate hedge agreement terminating on April 24, 2002 to hedge the Company's interest expense on $160 million of its indebtedness under the DOC Credit Facility. In 1998, the counterparty exercised its rights under the swap agreement, fixing the interest rate at 6.13% plus a factor based on the Company's leverage. The Company accounts for this as a hedge. Any cash settlements from the Company's interest rate hedges are treated as adjustments to interest expense and are shown as operating activities in the statement of cash flows. There have been no cash settlements from interest rate hedges as of December 31, 1998.

    The Company is currently negotiating an interest rate swap agreement to establish a fixed interest rate on $75 million of its indebtedness under the Dobson/Sygnet Credit Facilities.

7. RESTRICTED CASH AND INVESTMENTS:

    Restricted cash and investments consist of interest pledge deposits for the Dobson/Sygnet Senior Notes and the DCC Senior Notes. The Dobson/Sygnet Senior Notes interest pledge deposit includes the initial deposit of $67.7 million (as discussed in Note 6), plus interest earned. The DCC Senior Notes interest pledge deposit of approximately $9.3 million includes an initial deposit of $38.4 million (as discussed in Note 6), net of interest earned and payments issued to bondholders. Amortization expense of $322,850 and $269,101 was recorded in 1997 and 1998, respectively, for bond premiums recorded with the purchase of the restricted investments. At December 31, 1998, the carrying value of these investments exceeded the market value by approximately $326,000.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

8. STOCKHOLDERS' DEFICIT:

    As of December 31, 1998, the Company's authorized and outstanding capital stock is as follows:

                                                                                                        LIQUIDATION
                                           # OF SHARES   # OF SHARES   PAR VALUE                        PREFERENCE
        CLASS                 TYPE         AUTHORIZED      ISSUED      PER SHARE       DIVIDENDS         PER SHARE
---------------------   ----------------   -----------   -----------   ---------   ------------------   -----------
    Class A                 Common Stock    1,438,000      573,152      $ .001        As declared               --

    Class B                 Common Stock       31,000           --      $ .001        As declared               --

    Class C                 Common Stock       31,000           --      $ .001        As declared               --
                                            ---------      -------

                                            1,500,000      573,152

     Senior
  Exchangeable           Preferred Stock      550,000      191,320      $ 1.00     12.25% Cumulative     $   1,000

   Additional            Preferred Stock      184,000       64,646      $ 1.00     12.25% Cumulative     $   1,000

    Class A              Preferred Stock      450,000      314,286      $ 1.00     5% Non-cumulative     $      70

    Class B              Preferred Stock           --           --      $ 1.00       8% Cumulative       $     100

    Class C              Preferred Stock      100,000           --      $ 1.00       8% Cumulative       $   16.23

    Class D              Preferred Stock       85,000       75,094      $ 1.00      15% Cumulative       $1,131.92

    Class E              Preferred Stock      405,000           --      $ 1.00      15% Cumulative       $1,131.92

    Class F              Preferred Stock      205,000       30,000      $ 1.00      16% Cumulative       $   1,000

    Class G              Preferred Stock       62,000       37,853      $ 1.00      16% Cumulative       $  660.40

    Class H              Preferred Stock       62,000           --      $ 1.00      16% Cumulative       $  660.45

     Other               Preferred Stock      397,000           --      $ 1.00            --                    --
                                            ---------      -------

                                            2,500,000      713,199

                                             OTHER
                                           FEATURES,
                                            RIGHTS,
                                          PREFERENCES
        CLASS          REDEMPTION DATE     AND POWERS
---------------------  ----------------   ------------
    Class A                   --            Voting
    Class B                   --          Non-voting
    Class C                   --          Non-voting
     Senior
  Exchangeable          Jan. 15, 2008     Non-voting
   Additional           Jan. 15, 2008     Non-voting
    Class A                   --          Non-voting
    Class B                   --            Voting,
                                          Convertible
    Class C                   --          Non-voting
    Class D                 after         Convertible
                        Dec. 23, 2010
    Class E                 after         Non-voting
                        Dec. 23, 2010
    Class F             Dec. 31, 2010     Non-voting
    Class G            90 days after an   Non- voting,
                        initial public     convertible
                           offering
    Class H                 after         Non-voting
                        Dec. 23, 2010
     Other                    --              --

    On December 23, the Company issued 75,093.7 shares of Class D Convertible Preferred Stock, including 3,534 shares to its majority shareholder for aggregate proceeds of $85 million. The Company also issued 30,000 shares of Class F Preferred Stock to the former shareholders of Sygnet as consideration for the Sygnet Acquisition.

    On December 23, 1998, Fleet, the holder of Class B Preferred Stock, converted all of its shares to Class A Common Stock. In addition, the Company redeemed all of the outstanding shares of Class C Preferred Stock which were held by Fleet for $1.9 million. On December 23, 1998, the Company and one of its subsidiaries purchased 43,345 shares of its Class A Common Stock from Fleet for approximately $31.1 million. In addition, the Company purchased 37,853 shares of its Class A Common Stock from its majority shareholder. In exchange, the Company issued 37,853 shares of Class G Preferred Stock to its majority shareholder. These Class A Common Stock shares are held in treasury stock at cost.

    As discussed in Note 1, effective February 28, 1997, the stockholders of DCC and Dobson Holdings Corporation ("Dobson Holdings"), a new corporation, entered into an agreement and plan of reorganization. Under the reorganization, Dobson Holdings acquired all of the outstanding Class A common stock, Class C common stock and Class B Preferred of DCC. In exchange, the holders of the Class A common stock and Class B Preferred of DCC received equivalent shares of stock of Dobson

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

8. STOCKHOLDERS' DEFICIT: (CONTINUED)

Holdings. The holders of the Class C common stock received 100,000 shares of Class A preferred stock of Dobson Holdings. In addition, Dobson Holdings assumed all DCC outstanding stock options, substituting shares of Dobson Holdings
Class B common stock for the stock subject to options. As a result, Dobson Holdings is the parent company of DCC.

    As part of the reorganization, the stock of certain subsidiaries was distributed to Dobson Holdings so that DCC is the holding company for the wireline and cellular subsidiaries. Additionally, DCC changed its corporate name to DOC and Dobson Holdings changed its corporate name to DCC.

    On March 19, 1996, the Company redeemed all of the shares of the Class A Preferred for $5,913,000, which is reflected in the accompanying consolidated statement of cash flows for the year ended December 31, 1996.

    In conjunction with the execution of the amended and restated revolving credit facility on March 19, 1996, as described in Note 6, the Company canceled its then outstanding Class A and Class B common stock and authorized the capital structure of the Company to consist of 1,000,000 shares of Class A voting common stock, $1 par value per share, 31,000 shares of Class B common stock, $1 par value per share, 59,130 shares of 10% cumulative, compounded, convertible, redeemable Class A preferred stock, $100 par value per share, and 100,000 shares of Class B convertible preferred stock ("Class B Preferred"), $1 par value per share, 8% dividend that accrues on a daily basis. On the same date, the Company issued 100,000 shares of Class B Preferred. The net proceeds from the issuance of the Class B Preferred was approximately $9,400,000. In addition, the Company issued 473,152 shares of Class A voting common stock to the holders of the original Class A common stock. On November 15, 1996, the Company amended its certificate of incorporation to eliminate Class A Preferred from its authorized capital stock.

    Holders of Class B Preferred are entitled to cumulative dividends as and when declared by the board of directors of the Company and a liquidation preference over the other classes of capital stock. The Class B Preferred stockholders are also entitled to a dividend equal to the amount they would have received had the Preferred Stock been converted into Class A common stock. Each share of Class B Preferred is convertible into Class A common stock initially at a ratio of one to one. Each share of Class B Preferred has voting rights equivalent to Class A common stock, at a rate equal to the number of Class A common shares into which the share of Class B Preferred is convertible at the record date of such vote. In addition, the Class B Preferred stockholders have the right, as a class, to elect two members of the board of directors of the Company.

    In February 1997, a $7.5 million dividend was paid on the Class A Common Stock. As a result of the $7.5 million dividend, holders of Class B Preferred were entitled to a "Make-Whole Dividend" of approximately $1.6 million. In lieu of such Make-Whole Dividend, the holders of Class B Preferred received 100,000 shares of Class C Preferred Stock having a liquidation preference of $1,623,329.

9. ACQUISITIONS:

    On February 28, 1997, the Company purchased the FCC cellular licenses for, and certain assets relating to two MSAs and two RSAs located in Maryland and Pennsylvania for $77.6 million. The properties are located immediately outside the Washington/Baltimore metropolitan area.

    On March 3, 1997, the Company purchased the FCC cellular license for, and certain assets relating to Maryland RSA 2 for $75.8 million. The property is located to the east of the Washington/Baltimore

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

9. ACQUISITIONS: (CONTINUED)

metropolitan area. This acquisition and the one completed on February 28, 1997, are referred to together as the "Maryland/Pennsylvania Acquisition."

    On October 1, 1997, the Company purchased a 75% interest in the Gila River Cellular General Partnership (the "Arizona 5 Partnership"), which owns the cellular license for Arizona RSA 5, as well as the associated tangible operating assets, and Gila River Telecommunications Subsidiary, Inc. ("GRTSI") purchased a 25% interest in the Arizona 5 Partnership. The Company paid a net purchase price of $39.8 million for its 75% interest in the Arizona 5 Partnership. In addition, the Company financed approximately $5.2 million of the $13.3 million purchase price paid by GRTSI for its 25% interest in the Arizona 5 Partnership. The
$5.2 million note receivable bears interest at the Company's available rate under its revolving credit facility. Principal and interest will be paid from 60% of partnership distributions beginning after September 30, 1998. Any unpaid amounts of principal and interest are due on December 31, 2013.

    On January 26, 1998, the Company purchased the FCC cellular license for, and certain assets relating to Texas 16 RSA for $56.6 million. The property is located in south-central Texas in an area bordered by Austin, Houston and San Antonio.

    On April 1, 1998, the Company acquired all of the capital stock of the corporations which owned the Cellular 2000 Partnership. The Cellular 2000 Partnership owns the FCC cellular license and system for, and certain assets relating to, the California 4 RSA. The total purchase price paid by the Company was $90.9 million. The property is located in central California adjacent to Fresno, Modesto and Yosemite National Park.

    On June 16, 1998, the Company acquired an 86.4% interest in the Santa Cruz Cellular Telephone Partnership ("SCCTP") for $31 million. SCCTP owns the cellular license and other assets for the Santa Cruz MSA. The Santa Cruz MSA is located adjacent to the California 4 RSA purchased in April 1998. Subsequent to September 30, 1998, the Company acquired an additional .5% interest in SCCTP for $.2 million.

    On July 29, 1998, the Company purchased the FCC cellular license and certain assets of California 7 RSA for $21 million. California 7 is located in the Imperial Valley extending from east of San Diego to the Arizona state line.

    On September 2, 1998, the Company completed the acquisition of the FCC license of Ohio 2 RSA. The Company is currently negotiating with AirTouch for the purchase of subscribers and the lease of certain equipment necessary to operate the system. The purchase price of $39.3 million is being held in escrow pending resolution of claims made against the titles to the FCC licenses of the sellers. Ohio 2 is located in north central Ohio and covers an estimated population of 262,100.

    On December 2, 1998, the Company completed the acquisition of the FCC license for Texas 10 RSA. The Company is currently negotiating with AT&T Wireless for the purchase of subscribers and the lease of certain equipment necessary to operate the system. The purchase price of $55.0 million is being held in escrow pending resolution of claims made against the titles to the FCC licenses of the sellers. Texas 10 is located in central Texas and covers an estimated population of 317,900.

    On December 23, 1998, the Company's subsidiary, Dobson/Sygnet acquired Sygnet Wireless, Inc. for $337.5 million in cash and preferred stock and assumption of approximately $309 million of debt, which was immediately refinanced (See Note 6). The newly acquired Sygnet markets include cellular systems in Ohio, Pennsylvania and New York covering an estimated population base of 2.4 million.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

9. ACQUISITIONS: (CONTINUED)

    The acquisition transactions were accounted for as purchases and, accordingly, their results of operations have been included in the accompanying consolidated statements of operations from the respective dates of acquisition. The unaudited pro forma information set forth below includes all acquisitions for the years ended 1997 and 1998, respectively, as if the purchases occurred at the beginning of 1997. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated at that time:

                                                          1997        1998
                                                        ---------   ---------
                                                             (UNAUDITED)
Operating revenue.....................................  $ 211,300   $ 254,447
Loss before discontinued operations and extraordinary
  items...............................................    (83,000)    (81,977)
Net loss..............................................   (117,181)   (124,130)
Net loss applicable to common stockholders............   (142,022)   (148,978)
Basic net loss applicable to common stockholders per
  common share........................................  $ (300.16)  $ (314.59)

PCS LICENSES

    In the second quarter of 1997, the Company was granted PCS licenses in the FCC "F" Block auction for nine markets adjacent to or overlapping the Company's existing cellular footprint in Oklahoma, Kansas and Missouri. The aggregate bid for these licenses was $5.1 million after a 15% discount. The Company financed approximately $4.1 million of the purchase price in July 1997 by notes payable to the United States Government at an annual interest rate of 6.25% (see Note
6). Interest only payments are due quarterly on January 15, April 15, July 15 and October 15 for the first two years. The principal obligations will be amortized quarterly over an eight-year period beginning in 1999.

10. EMPLOYEE BENEFIT PLANS:

401(K) PLAN

    The Company maintains a 401(k) plan (the "Plan") in which substantially all employees of the Company are eligible to participate. The Plan requires the Company to match 100% of employees' contributions up to 4% of their salary. Contributions to the Plan charged to the Company's operations were approximately $109,000, $179,000 and $274,000 during the years ended December 31, 1996, 1997 and 1998, respectively.

STOCK OPTION PLAN

    The Company has adopted a stock option plan, the 1996 Stock Option Plan, as amended (the "Plan"). The Company accounts for the Plan under APB Opinion 25, under which no compensation cost is recognized in the accompanying consolidated financial statements if the option price is equal to or greater than the fair market value of the stock at the time the option is granted.

    Under the Company's Plan, the Board of Directors may grant both incentive and non-incentive stock options for employees, officers and directors to acquire Class B Common Stock and Class C Common Stock. Since the Plan's adoption, stock options have been issued at the market price on the date of grant with an expiration of ten years from the grant date. Options granted to one employee

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

10. EMPLOYEE BENEFIT PLANS: (CONTINUED)

during 1997 representing 42.9% of total options granted in 1997 and vest as follows: options to purchase 12% of such shares first become exercisable on each of the first five anniversaries of the grant date; options to purchase an additional 8% of such shares first become exercisable on the same dates if annual performance objectives are achieved, otherwise, the additional 8% of such shares become fully vested at the end of the ten year term. The remaining options issued in 1997 and all of the options issued in 1998 and 1996 vest at a rate of 20% per year. The Company has reserved 30,166 shares of authorized but unissued Class B Common Stock ("Class B") and 30,166 shares of authorized but unissued Class C Common Stock ("Class C") for issuance under the Plan.

    Stock options outstanding under the Plan are presented for the periods indicated.

                                                           CLASS B                    CLASS C
                                                   ------------------------   ------------------------
                                                   NUMBER OF   OPTION PRICE   NUMBER OF   OPTION PRICE
                                                    SHARES        RANGE        SHARES        RANGE
                                                   ---------   ------------   ---------   ------------
Outstanding December 31, 1995....................       --              --         --              --
                                                    ------       ---------      -----       ---------
Granted..........................................    8,374       $     100         --              --
Exercised........................................       --              --         --              --
Canceled.........................................       --              --         --              --
                                                    ------       ---------      -----       ---------
Outstanding December 31, 1996....................    8,374       $     100         --              --
                                                    ------       ---------      -----       ---------
Granted..........................................   14,059       $100-$150         --              --
Exercised........................................       --              --         --              --
Canceled.........................................       --              --         --              --
                                                    ------       ---------      -----       ---------
Outstanding December 31, 1997....................   22,433       $100-$150         --              --
                                                    ------       ---------      -----       ---------
Granted..........................................    8,540       $300-$665      2,414       $400-$420
Exercised........................................       --              --         --              --
Canceled.........................................    1,207       $     100         --              --
                                                    ------       ---------      -----       ---------
Outstanding December 31, 1998....................   29,766       $100-$665      2,414       $400-$420
                                                    ------       ---------      -----       ---------
Exercisable at December 31, 1997.................    1,675       $     100         --              --
                                                    ------       ---------      -----       ---------
Exercisable at December 31, 1998.................    7,122       $100-$150         --              --
                                                    ------       ---------      -----       ---------

    The following schedule shows the Company's net loss and net loss per share for the last three years, had compensation expense been determined consistent with the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. The pro forma information presented below is based on several assumptions and should not be viewed as indicative of the Company in future periods.

($ IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)                  1996       1997       1998
----------------------------------------------                --------   --------   --------
Net loss applicable to common stockholders:
  As reported...............................................  $(2,270)   $(19,337)  $(76,516)
  Pro forma.................................................  $(2,309)   $(19,540)  $(76,943)
Basic net loss applicable to common stockholders per common
  share:
  As reported...............................................  $ (4.80)   $ (40.87)  $(161.57)
  Pro forma.................................................  $ (4.88)   $ (41.30)  $(162.48)

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

10. EMPLOYEE BENEFIT PLANS: (CONTINUED)

    Diluted net loss per common share has been omitted because the impact of common stock equivalents is anti-dilutive.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996, 1997 and 1998, respectively:

                                                            CLASS B               CLASS C
                                                 ------------------------------   --------
(AMOUNTS EXPRESSED IN PERCENTAGES)                 1996       1997       1998       1998
----------------------------------               --------   --------   --------   --------
Interest rate..................................    6.98%      6.60%      5.60%      5.80%
Dividend yield.................................      --         --         --         --
Expected volatility............................   39.88%     40.27%     39.79%     40.20%

    The weighted average fair value of options granted using the Black-Scholes option pricing model for Class B in 1996, 1997 and 1998 was $64.84, $71.42 and $205.88, respectively, and for Class C in 1998 was $255.23 assuming an expected life of ten years.

11. TAXES:

    Benefit for income taxes for the years ended December 31, 1996, 1997 and 1998, were as follows:

                                            1996         1997           1998
                                          ---------   -----------   ------------
Federal income taxes--
  Current...............................  $(452,000)  $        --   $         --
  Deferred..............................    (83,000)   (3,243,000)   (10,883,000)
State income taxes (current and
  deferred).............................    (58,000)     (382,000)      (586,000)
                                          ---------   -----------   ------------
    Total income tax benefit............  $(593,000)  $(3,625,000)  $(11,469,000)
                                          =========   ===========   ============

    The provisions for income taxes for the years ended December 31, 1996, 1997 and 1998, differ from amounts computed at the statutory rate as follows:

                                            1996         1997           1998
                                          ---------   -----------   ------------
Income taxes at statutory rate (34%)....  $(618,000)  $(6,576,000)  $(11,816,000)
State income taxes, net of Federal
  income tax effect.....................    (73,000)     (774,000)    (1,390,000)
Losses for which no benefit is
  recognized............................         --     3,747,000      1,608,000
Other, net..............................     98,000       (22,000)       129,000
                                          ---------   -----------   ------------
                                          $(593,000)  $(3,625,000)  $(11,469,000)
                                          =========   ===========   ============

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

11. TAXES: (CONTINUED)

    The tax effects of the temporary differences which gave rise to deferred tax assets and liabilities at December 31, 1997 and 1998, were as follows:

                                                      1997           1998
                                                   -----------   -------------
Current deferred income taxes:
  Allowance for doubtful accounts receivable.....  $   152,000   $     812,000
  Accrued liabilities............................       45,000         592,000
  Deferred expenses..............................       17,000              --
                                                   -----------   -------------
    Net current deferred income tax asset........      214,000       1,404,000
                                                   -----------   -------------
Noncurrent deferred income taxes:
  Fixed assets...................................   (1,566,000)     (2,440,000)
  Cellular license costs and other intangibles...   (9,859,000)   (291,375,000)
  Tax credits and carryforwards..................   10,386,000      48,185,000
                                                   -----------   -------------
    Net noncurrent deferred income tax asset
      (liability)................................   (1,039,000)   (245,630,000)
                                                   -----------   -------------
    Total deferred income taxes..................  $  (825,000)  $(244,226,000)
                                                   ===========   =============

    At December 31, 1998, the Company had NOL carryforwards of approximately $124 million, which may be utilized to reduce future Federal income taxes payable. The Company's NOL carryforwards begin to expire in 2012.

12. RELATED PARTY TRANSACTIONS:

    At December 31, 1997 and 1998, the Company had notes and interest receivable of $5,852,282 and $7,047,272 due from related parties, including $295,612 and $290,150 at December 31, 1997 and 1998, respectively, from the Company's directors and officers. The notes bear interest at various interest rates ranging from 4% to 14.5% at December 31, 1998.

13. ACCRUED EXPENSES:

    Accrued expenses consist of the following at December 31:

                                                         1997         1998
                                                      ----------   -----------
Interest............................................  $6,006,257   $ 5,846,071
Sygnet acquisition costs (see Note 9)...............          --     5,439,095
Vacation, wages and other...........................   1,839,144     2,937,140
                                                      ----------   -----------
  Total accrued expenses............................  $7,845,401   $14,222,306
                                                      ==========   ===========

14. COMMITMENTS:

    The Company entered into an equipment supply agreement on June 24, 1997, and as amended, the Company agreed to purchase approximately $65 million of cell site and switching equipment between June 24, 1997 and November 23, 2001, to update the cellular systems for the newly acquired

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

14. COMMITMENTS: (CONTINUED)

and existing MSAs and RSAs. Of the commitment, approximately $32.3 million remained at December 31, 1998.

    The Company entered into an additional equipment supply agreement with a second vendor on January 13, 1998. The Company agreed to purchase approximately $81 million of cell site and switching equipment between January 13, 1998 and January 12, 2002, to update the cellular systems for the newly acquired and existing MSAs and RSAs. Of this commitment, approximately $58.4 million remained at December 31, 1998.

    Future minimum lease payments required under operating leases that have an initial or remaining noncancellable lease term in excess of one year at December 31, 1998, are as follows:

1999................................     $ 6,207,303
2000................................       5,062,326
2001................................       3,946,908
2002................................       2,774,654
2003................................       2,188,040
2004 and thereafter.................      15,151,228

    Lease expense under the above leases was approximately $226,000, $866,000 and $3,034,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    Unless otherwise noted, the carrying value of the Company's financial instruments approximates fair value. The Company estimates the fair value of its long-term debt based on quoted market prices for publicly traded debt or on the current rates available to the Company for debt with similar terms and remaining maturation.

    Indicated below are the carrying amounts and estimated fair values of the Company's financial instruments as of December 31:

                                   1997                          1998
                        ---------------------------   ---------------------------
                          CARRYING                      CARRYING
                           AMOUNT       FAIR VALUE       AMOUNT       FAIR VALUE
                        ------------   ------------   ------------   ------------
Revolving credit
  facilities..........  $171,513,855   $171,513,855   $740,000,000   $740,000,000
Dobson/Sygnet Senior
  Notes...............            --             --    200,000,000    205,000,000
DCC Senior Notes......   160,000,000    169,200,000    160,000,000    163,200,000
Other notes payable...     4,056,204      4,200,695      4,056,204      4,057,164
Interest rate hedge...            --     (2,644,414)            --     (5,407,420)

16.  SUBSEQUENT EVENTS:

    On March 16, 1999, the Company purchased certain assets and customers relating to the Ohio 2 RSA for $3.9 million. This completes the acquisition of the Ohio 2 market, which began on

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

16.  SUBSEQUENT EVENTS: (CONTINUED)

September 2, 1998, when the Company acquired the FCC license of Ohio 2 RSA for $39.3 million. Ohio 2 is located in north central Ohio and covers an estimated population base of 262,300.

    On June 24, 1999, the Company's wholly-owned subsidiary, Dobson Cellular of Maryland, purchased the Maryland 1 RSA for $9.1 million. Maryland 1 is located in the westernmost county of the state and a small section of West Virginia and covers an estimated population base of 56,400.

    On September 15, 1999, the Company purchased Arizona 1 RSA for
$24.0 million. Arizona 1 is located in the Northwest corner of the state and covers an estimated population base of 135,000 as of September 30, 1999.

    In October 1999, the Company entered into a memorandum of understanding with AT&T Wireless, Inc. to establish an equally-owned joint venture that will acquire, own and operate American Cellular Corporation. Management estimates that the aggregate acquisition price for American Cellular Corporation will be approximately $2.4 billion, including fees and expenses.

    The Company plans to fund its share of the acquisition with non-recourse bank debt at the joint venture level and cash contributions to the joint venture of up to approximately $372.5 million each from the two partners. The Company expects to raise its share of the cash contribution through the issuance of additional equity securities. The acquisition is expected to close in the first quarter of 2000.

    In October 1999, Dobson Tower Company, a subsidiary of the Company, completed the sale of substantially all of the towers acquired by Dobson Tower Company in the Sygnet acquisition to American Tower Corporation for approximately $38.7 million. In connection with the sale, another subsidiary of the Company, Sygnet Communications, Inc. has agreed to lease the towers back from American Tower Corporation for an initial term of ten years.

    The Company has entered into definitive agreements to acquire four cellular systems for an aggregate purchase price of approximately $159.0 million. These acquisitions will be financed with borrowings under the Company's credit facilities and are expected to close during the first quarter of 2000.

    On December 14, 1999, the Company launched a tender offer for all of its 11 3/4% senior notes at a price of 117%. This offer will expire on January 14, 2000. Any premium paid for the tender of these senior notes will be recorded as an extraordinary loss in the first quarter of 2000.

    Management of the Company intends to complete a recapitalization of the Company immediately prior to the closing of its planned initial public offering of common stock in the first quarter of 2000. This recapitalization will include:

    - the conversion of outstanding pre-recapitalization Class D preferred stock into one share of old Class A common stock and one share of Class E preferred stock;

    - the redemption of Class E preferred stock with cash and the issuance of new Class A common stock;

    - the conversion of old Class A common stock into Class B common stock;

    - the retirement of 81,198 shares of old Class A common stock held as treasury stock;

    - the creation of the Class A common stock to be issued in the planned initial public offering;

    - a 111.44 for 1 stock split of new Class B common stock;

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

16.  SUBSEQUENT EVENTS: (CONTINUED)

    - the retirement of each share of outstanding pre-capitalization Class A preferred stock, which is owned by one of the Company's subsidiaries;

    - the creation of a new Class D common stock to be issued to option holders under the Company's amended 1996 stock option plan;

    - the amendment of the 1996 stock option plan to permit the issuance of options exercisable into Class D common stock; and

    - the conversion of outstanding options exercisable into old Class B common stock into options exercisable into Class D common stock.

    The pre-capitalization Class D preferred stock will be retired immediately following its conversion to old Class A common stock and Class E preferred stock. Management of the Company plans to redeem the Class E preferred stock with the proceeds from its offering. The Class E preferred stock will be retired immediately following its redemption. Upon completion of this offering and the planned use of the proceeds therefrom, the Company would have outstanding only Class A common stock, Class B common stock, 12 1/4% senior preferred stock and 13% senior preferred stock.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Dobson Communications Corporation:

We have audited the accompanying consolidated balance sheet of Dobson Communications Corporation (an Oklahoma corporation) and subsidiaries as of September 30, 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for the nine months then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dobson Communications Corporation and subsidiaries as of September 30, 1999, and the results of their operations and their cash flows for the nine months then ended, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma,
December 20, 1999

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1999

                                   ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $      339,308
  Accounts receivable-
    Due from customers, net of allowance for doubtful
    accounts of $1,527,105..................................      54,340,677
  Restricted cash and investments...........................      23,136,174
  Inventory.................................................       6,615,531
  Prepaid expenses and other................................       2,073,273
  Deferred income taxes.....................................       1,206,000
                                                              --------------

      Total current assets..................................      87,710,963
                                                              --------------

PROPERTY, PLANT AND EQUIPMENT, net..........................     187,291,097
                                                              --------------

OTHER ASSETS:
  Receivables--Affiliates...................................         815,070
  Notes receivable--Affiliates..............................       7,384,910
  Restricted investments....................................      34,635,000
  Cellular license acquisition costs, net of accumulated
    amortization of $110,186,947............................   1,227,578,926
  Deferred financing costs, net of accumulated amortization
    of $8,125,421...........................................      69,017,136
  Other intangibles, net of accumulated amortization of
    $10,069,890.............................................      48,138,723
  Investments in unconsolidated subsidiaries and other......       3,810,895
                                                              --------------

      Total other assets....................................   1,391,380,660
                                                              --------------

      Total assets..........................................  $1,666,382,720
                                                              ==============

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1999

                   LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable..........................................  $   30,938,111
  Accrued expenses..........................................      25,031,370
  Note payable..............................................      17,500,000
  Deferred revenue and customer deposits....................       7,268,293
  Current portion of long-term debt.........................       2,113,960
  Accrued dividends payable.................................      21,622,406
                                                              --------------

      Total current liabilities.............................     104,474,140
                                                              --------------

Net liabilities of discontinued operations..................      48,844,403

Long-term debt, net of current portion......................   1,039,843,580

Deferred tax liabilities....................................     216,563,000

Minority interests..........................................      27,109,750

Commitments (Note 14)

Senior exchangeable preferred stock, net....................     440,797,350

Class D convertible preferred stock.........................      85,000,000

STOCKHOLDERS' DEFICIT:
  Class A Preferred Stock...................................         314,286
  Class A Common Stock, $.001 par value, 1,438,000 shares
    authorized, 573,152 issued and 491,954 outstanding......             573
  Paid-in capital...........................................      18,298,072
  Retained deficit..........................................    (258,736,773)
                                                              --------------

                                                                (240,123,842)
                                                              --------------

Less--
  Class A Common Stock held in treasury (81,198 shares), at
    cost....................................................     (56,125,661)
                                                              --------------

      Total stockholders' deficit...........................    (296,249,503)
                                                              --------------

      Total liabilities and stockholders' deficit...........  $1,666,382,720
                                                              ==============

The accompanying notes are an integral part of this consolidated balance sheet.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999

                                                                  1998           1999
                                                              ------------   -------------
                                                              (UNAUDITED)
OPERATING REVENUES:
  Service revenue...........................................  $ 47,769,305   $ 117,891,735
  Roaming revenue...........................................    45,916,023     107,295,804
  Equipment revenue and other...............................     2,660,727       9,952,331
                                                              ------------   -------------
    Total operating revenues................................    96,346,055     235,139,870
                                                              ------------   -------------
OPERATING EXPENSES:
  Cost of service...........................................    22,603,067      35,762,477
  Cost of equipment.........................................     5,166,528      18,561,827
  Marketing and selling.....................................    14,855,588      34,957,280
  General and administrative................................    16,219,389      40,795,364
  Depreciation and amortization.............................    29,713,544     100,019,510
                                                              ------------   -------------
    Total operating expenses................................    88,558,116     230,096,458
                                                              ------------   -------------
OPERATING INCOME............................................     7,787,939       5,043,412
INTEREST EXPENSE............................................   (25,039,213)    (82,364,725)
OTHER INCOME, net...........................................     3,303,914       3,411,347
                                                              ------------   -------------
LOSS BEFORE MINORITY INTERESTS IN INCOME OF SUBSIDIARIES,
  INCOME TAXES, DISCONTINUED OPERATIONS AND EXTRAORDINARY
  ITEMS.....................................................   (13,947,360)    (73,909,966)
MINORITY INTERESTS IN INCOME OF SUBSIDIARIES................    (1,963,308)     (2,124,884)
                                                              ------------   -------------
LOSS BEFORE INCOME TAXES, DISCONTINUED OPERATIONS AND
  EXTRAORDINARY ITEMS.......................................   (15,910,668)    (76,034,850)
INCOME TAX BENEFIT..........................................     4,864,070      28,891,955
                                                              ------------   -------------
LOSS FROM CONTINUING OPERATIONS.............................   (11,046,598)    (47,142,895)
LOSS FROM DISCONTINUED OPERATIONS, net of income tax benefit of $7,267,566 and $25,626,241 in 1998 and 1999,
  respectively..............................................   (17,184,832)    (41,811,237)
                                                              ------------   -------------
LOSS BEFORE EXTRAORDINARY ITEMS.............................   (28,231,430)    (88,954,132)
EXTRAORDINARY EXPENSE, net of income tax benefit of $671,000
  in 1998...................................................    (2,643,439)             --
                                                              ------------   -------------
NET LOSS....................................................   (30,874,869)    (88,954,132)
DIVIDENDS ON PREFERRED STOCK................................   (16,748,786)    (50,512,778)
                                                              ------------   -------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS..................  $(47,623,655)  $(139,466,910)
                                                              ============   =============
BASIC NET LOSS APPLICABLE TO COMMON STOCKHOLDERS PER COMMON
  SHARE:
  Before discontinued operations and extraordinary
    expense.................................................  $     (58.74)  $     (198.51)
  Discontinued operations...................................        (36.32)         (84.99)
  Extraordinary expense.....................................         (5.59)             --
                                                              ------------   -------------
BASIC NET LOSS APPLICABLE TO COMMON STOCKHOLDERS PER COMMON
  SHARE.....................................................  $    (100.65)  $     (283.50)
                                                              ============   =============
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING............       473,152         491,954
                                                              ============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                 CLASS A               CLASS A
                             PREFERRED STOCK        COMMON STOCK                       TREASURY
                           -------------------   -------------------     PAID-IN      STOCK, AT       RETAINED
                            SHARES     AMOUNT     SHARES     AMOUNT      CAPITAL         COST          DEFICIT
                           --------   --------   --------   --------   -----------   ------------   -------------
DECEMBER 31, 1998........  314,286    $314,286   573,152      $573     $18,298,072   $(56,125,661)  $(119,269,863)
  Net loss...............       --          --        --        --              --             --     (88,954,132)
  Preferred stock
    dividend.............       --          --        --        --              --             --     (50,512,778)
                           -------    --------   -------      ----     -----------   ------------   -------------
SEPTEMBER 30, 1999.......  314,286    $314,286   573,152      $573     $18,298,072   $(56,125,661)  $(258,736,773)
                           =======    ========   =======      ====     ===========   ============   =============

   The accompanying notes are an integral part of this consolidated financial statement.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999

                                                                  1998            1999
                                                              -------------   ------------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss from continuing operations.......................  $ (11,046,598)  $(47,142,895)
  Adjustments to reconcile net loss to net cash provided by
    operating activities--
      Depreciation and amortization.........................     29,713,544    100,019,510
      Amortization of bond premium and financing cost.......      1,398,277      4,871,321
      Deferred income taxes and investment tax credits,
        net.................................................     (8,053,765)   (28,869,000)
      Minority interests in income of subsidiaries..........      2,068,627      2,124,884
      Interest on restricted investments....................     (1,130,925)    (2,772,314)
      Other.................................................         20,395         99,850
  Changes in current assets and liabilities-
    Accounts receivable.....................................    (10,306,742)   (11,041,109)
    Inventory...............................................       (871,752)    (1,457,019)
    Prepaid expenses and other..............................        801,766        (46,735)
    Accounts payable........................................      4,884,350    (16,598,561)
    Accrued expenses........................................      1,500,999     10,809,064
    Deferred revenue and customer deposits..................      1,279,125      1,529,912
                                                              -------------   ------------
        Net cash provided by operating activities...........     10,257,301     11,526,908
                                                              -------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................    (23,792,922)   (40,173,598)
  Acquisitions..............................................   (200,790,589)   (46,437,966)
  Decrease in payable--Affiliates...........................             --     (5,011,438)
  Increase in receivables--Affiliates.......................    (10,056,711)      (924,718)
  Acquisition escrow deposit................................    (57,150,000)            --
  Investments in unconsolidated subsidiaries and other......     (1,425,418)      (857,992)
  Proceeds from the sale of assets..........................          6,700         25,259
                                                              -------------   ------------
        Net cash used in investing activities...............   (293,208,940)   (93,380,453)
                                                              -------------   ------------

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999

                                                                  1998           1999
                                                              ------------   -------------
                                                              (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................  $284,000,000   $  79,000,000
  Repayments of long-term debt..............................  (171,424,854)   (141,098,664)
  Cash dividends............................................            --      (3,471,621)
  Issuance of preferred stock...............................   175,000,000     170,000,000
  Redemption of preferred stock.............................            --     (55,000,000)
  Purchase of restricted investments........................       810,012              --
  Maturities of restricted investments......................     9,400,000      19,134,000
  Deferred financing costs..................................   (12,544,874)     (8,694,596)
                                                              ------------   -------------
    Net cash provided by financing activities...............   285,240,284      59,869,119
                                                              ------------   -------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........     2,288,645     (21,984,426)
CASH AND CASH EQUIVALENTS, beginning of year................     2,752,399      22,323,734
                                                              ------------   -------------
CASH AND CASH EQUIVALENTS, end of year......................  $  5,041,044   $     339,308
                                                              ============   =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for--
    Interest (net of amounts capitalized)...................  $ 19,817,872   $  71,506,299

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Stock dividend paid through the issuance of preferred
    stock...................................................  $ 28,308,000   $  10,513,000

  The accompanying notes are an integral part of these consolidated financial statements.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION:

    Dobson Communications Corporation ("DCC" or the "Company"), through its predecessors, was organized in 1936 as Dobson Telephone Company and adopted its current organizational structure in 1998. The Company is a provider of rural and suburban wireless telephone services.

CAPITAL RESOURCES AND GROWTH

    The Company's total indebtedness and debt service requirements have substantially increased as a result of the transactions described in Note 9 and the Company will be subject to significant financial restrictions and limitations. If the Company is unable to satisfy any of the covenants under the credit facilities described in Note 6, including financial covenants, the Company will be unable to borrow under the credit facilities during such time period to fund planned capital expenditures, its ongoing operations or other permissible uses.

    The Company's ability to manage future growth will depend upon its ability to monitor operations, control costs, maintain effective quality controls and significantly expand the Company's internal management, technical and accounting systems, all of which will result in higher operating expenses. Any failure to expand these areas and to implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with the growth of the Company's business could have a material adverse effect on the Company's business, financial condition and results of operations.

2.  SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements of the Company include the accounts of all majority owned subsidiaries. For financial reporting purposes, the Company reports 100% of revenues and expenses for the markets for which it provides wireless telecommunications service. However, in several of its markets, the Company holds less than 100% of the equity ownership. The minority stockholders' and partners' shares of income or losses in those markets are reflected in the consolidated statements of operations as "minority interests in income of subsidiaries." For financial reporting purposes, the Company consolidates each subsidiary and partnership in which it has a controlling interest (greater than 50%). Significant intercompany accounts and transactions have been eliminated. Investments in unconsolidated partnerships where the Company does not have a controlling interest are accounted for under the equity method.

    The Company is responsible for managing and providing administrative services for certain partnerships of which the Company is the majority partner. The Company is accountable to the partners and shareholders for the execution and compliance with contracts and agreements and for filing of instruments required by law which are made on behalf of these partnerships. The books and records of these partnerships are also maintained by the Company.

BUSINESS SEGMENTS

    The Company operates in one business segment pursuant to Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information."

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

2.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents on the accompanying consolidated balance sheet includes cash and short-term investments with original maturities of three months or less.

INVENTORY

    The Company values its inventory at the lower of cost or market on the first-in, first-out method of accounting.

IMPAIRMENT OF LONG-LIVED ASSETS

    The Company assesses potential impairments of long-lived assets, certain identifiable intangibles and goodwill when there is evidence that events or changes in circumstances indicate that an asset's carrying value may not be recoverable. An impairment loss is recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. The amount of any recognized impairment would be based on the estimated fair value of the asset subject to impairment compared to the carrying amount of such asset. No such losses have been identified by the Company.

CELLULAR LICENSE ACQUISITION COSTS

    Cellular license acquisition costs consist of amounts paid to acquire FCC licenses to provide cellular services. Cellular license acquisition costs are being amortized on a straight-line basis over ten to fifteen years. Amortization expense of $19,642,000 (unaudited) and $66,206,738 was recorded in the nine months ended September 30, 1998 and 1999, respectively.

    The ongoing value and remaining useful lives of intangible and other long-term assets are subject to periodic evaluation and the Company currently expects the carrying amounts to be fully recoverable.

DEFERRED FINANCING COSTS

    Deferred financing costs consist of fees incurred to secure long-term debt. Deferred financing costs are being amortized on a straight-line basis over the terms of the debt. Amortization expense related to these costs of $805,558 (unaudited) and $4,773,465 was recorded in the nine months ended September 30, 1998 and 1999, respectively.

OTHER INTANGIBLES

    Other intangibles consist of amounts paid to acquire FCC licenses to provide PCS service and amounts paid to acquire cellular customer lists. PCS license acquisition costs are not being amortized until the Company's PCS service becomes operational. Customer list acquisition costs are being amortized on a straight-line basis over five years. Amortization expense of $765,996 (unaudited) and $7,998,843 was recorded in the nine months ended September 30, 1998 and 1999, respectively.

ADVERTISING COSTS

    Advertising costs are expensed as incurred and are included as marketing and selling expenses in the accompanying consolidated statements of operations.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

2.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

INCOME TAXES

    The Company files a consolidated income tax return. Income taxes are allocated among the various entities included in the consolidated tax return, as agreed, based on the ratio of each entity's taxable income (loss) to consolidated taxable income (loss). Deferred income taxes reflect the estimated future tax effects of differences between financial statement and tax bases of assets and liabilities at year-end.

REVENUE RECOGNITION

    The Company records service revenues over the period they are earned. The cost of providing service is recognized as incurred.

    Airtime and toll revenue is billed in arrears. The Company accrued estimated unbilled revenues for services provided of approximately $3,445,000 as of September 30, 1999, which are included in accounts receivable in the accompanying consolidated balance sheet. Monthly access charges are billed in advance and are reflected as deferred revenue on the accompanying consolidated balance sheet. Cellular equipment sales are recognized when the cellular equipment is delivered to the customer. Subscriber acquisition costs (primarily commissions and loss on equipment sales) are expensed as incurred.

USE OF ESTIMATES

    The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

SIGNIFICANT CONCENTRATIONS

    In connection with providing cellular services to customers of other cellular carriers, the Company has contractual agreements with those carriers which provide for agreed-upon billing rates between the parties. Approximately 65% and 63% of the Company's cellular roaming revenue was earned from three cellular carriers during the nine months ended September 30, 1998 and 1999, respectively.

UNAUDITED INTERIM FINANCIAL INFORMATION

    The accompanying unaudited consolidated financial statements for the nine months ended September 30, 1998, have been prepared in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In July 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Derivatives and Hedging ("SFAS 133"). SFAS 133 establishes uniform hedge accounting criteria for all derivatives requiring companies to formally document, designate and assess the effectiveness of transactions that receive hedge accounting. Under SFAS 133, derivatives will be

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

2.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

recorded in the balance sheet as either an asset or liability measured at its fair value, with changes in the fair value recognized as a component of comprehensive income or in current earnings. Under SFAS 133, the Company would record an asset of $0.3 million relating to an interest rate hedge valuation at September 30, 1999. In June 1999, the Financial Accounting Standards Board issued SFAS No. 137 which amended SFAS 133 by deferring the effective date to fiscal years beginning after June 15, 2000. The Company has not determined the timing or method of adoption of SFAS 133.

RECLASSIFICATIONS

    Certain reclassifications have been made to the previously presented 1998 balances to conform them to the 1999 presentation.

3.  DISCONTINUED OPERATIONS

    On November 10, 1999, the Company adopted a plan to distribute the stock of Logix in January 2000, to the Company's Class A common stockholders and Class D preferred stockholders in a tax free non-pro rata spin-off. The Company will not recognize a gain on this distribution of Logix stock to its stockholders since the distribution will be between entities under common control. Estimated operating losses of Logix from November 10, 1999 to the date of disposition, net of income tax benefit (currently estimated to be $12.5 million) will be accrued and expensed as of November 10, 1999.

    The Company's distribution of Logix stock to its stockholders may become taxable to the Company if there is a greater than 50% change in ownership of Logix within two years of the distribution. This contingent tax liability will be recognized by the Company only if it becomes probable that such a change in ownership of Logix will occur.

    The wireline segment, or Logix and its subsidiaries, operates as an integrated communications provider under the LOGIX(SM) brand name in Oklahoma and Texas, owns local telephone exchanges in Oklahoma and operates regional fiber optic transmission networks in Oklahoma, Texas and Colorado. Pursuant to Accounting Principles Board Opinion ("APB") No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions," the consolidated financial statements have been restated for all periods presented to reflect the wireline operations, assets and liabilities as discontinued operations. The assets and liabilities of such operations have been classified as "Net assets

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

3.  DISCONTINUED OPERATIONS (CONTINUED)

(liabilities) of discontinued operations" on the condensed consolidated balance sheets and consist of the following as of September 30, 1999 (dollars in thousands):

Cash and cash equivalents...................................  $  2,539
Restricted investments--current.............................    40,186
Other current assets........................................    25,826
Property, plant and equipment, net..........................   115,469
Restricted investments--non-current.........................    41,382
Goodwill....................................................   125,386
Other assets................................................    60,399
                                                              --------
  Total assets..............................................   411,187

Current liabilities.........................................    39,759
Long-term debt, net of current portion......................   420,162
Other liabilities...........................................       110
                                                              --------
  Total liabilities.........................................   460,031
                                                              --------
Net liabilities of discontinued operations..................  $(48,844)
                                                              ========

    The net loss from operations of the wireline segment was classified on the consolidated statements of operations as "Loss from discontinued operations." Summarized results of discontinued operations are as follows:

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                         ----------------------
                                                            1998         1999
                                                         -----------   --------
                                                         (UNAUDITED)
                                                            ($ IN THOUSANDS)
Net revenues...........................................    $ 40,176    $ 85,359
Loss before income taxes...............................     (23,753)    (67,437)
Income tax benefit.....................................       7,268      25,626
Cumulative effect of change in accounting principle....        (699)         --
Loss from discontinued operations......................     (17,184)    (41,811)

    The Company initially reflected the spin-off of Logix as discontinued operations in its September 30, 1998 financial statements and continued this treatment through September 30, 1999. In retrospect, this presentation was premature as the Company did not meet all the criteria for discontinued operations treatment as provided for in APB No. 30 until the fourth quarter of 1999. If the Logix spin-off had not been accounted for as discontinued operations, the loss from continuing operations before extraordinary items would have been as follows:

Nine Months Ended September 30, 1998.................  $(28,231,430)
Year Ended December 31, 1998.........................  $(50,395,307)
Three Months Ended March 31, 1999....................  $(33,744,791)
Six Months Ended June 30, 1999.......................  $(63,213,877)
Nine Months Ended September 30, 1999.................  $(88,954,132)

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

4.  PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are recorded at cost. Newly constructed cellular systems are added to property, plant and equipment at cost which includes contracted services, direct labor, materials overhead and capitalized interest. For the nine months ended September 30, 1999, interest capitalized was not material. Existing property, plant and equipment purchased through acquisitions is recorded at its fair value at the date of the purchase. Repairs, minor replacements and maintenance are charged to operations as incurred. The provisions for depreciation are provided using the straight-line method based on the estimated useful lives of the various classes of depreciable property.

    Listed below are the major classes of property, plant and equipment and their estimated useful lives, in years, as of September 30, 1999:

                                                      USEFUL LIFE
                                                      -----------
Wireless systems and equipment......................    2 - 10      $178,848,900
Buildings and improvements..........................    5 - 40        26,386,951
Furniture and office equipment......................    5 - 10        14,726,642
Vehicles, aircraft and other work equipment.........    3 - 10         3,355,878
Plant under construction............................                  10,588,900
Land................................................                   2,785,568
                                                                    ------------
  Property, plant and equipment.....................                 236,692,839

Accumulated depreciation............................                  49,401,742
                                                                    ------------
  Property, plant and equipment, net................                $187,291,097
                                                                    ============

5.  NOTE PAYABLE:

    On December 23, 1998, the Company's subsidiary, Dobson Tower Company, obtained a $17,500,000 term loan maturing on December 22, 1999. Interest on the term loan accrues at 8.0%. Proceeds were used to finance the Sygnet Acquisition discussed in Note 9. The term loan is secured by all assets of Dobson Tower Company. Subsequent to September 30, 1999, the Company completed the sale of substantially all of the towers and repaid this note payable in its entirety as discussed in Note 16.

6.  LONG-TERM DEBT:

    The Company's long-term debt as of September 30, 1999, consisted of the following:

Revolving credit facilities.................................  $  678,000,000
DCC Senior Notes............................................     160,000,000
Dobson/Sygnet Senior Notes..................................     200,000,000
Other notes payable.........................................       3,957,540
                                                              --------------
  Total debt................................................   1,041,957,540

Less--Current maturities....................................      (2,113,960)
                                                              --------------
  Total long-term debt......................................  $1,039,843,580
                                                              ==============

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

6.  LONG-TERM DEBT: (CONTINUED)

REVOLVING CREDIT FACILITIES

    The Company's revolving credit facilities consist of the following:

                                                                 AMOUNT               INTEREST RATE
                                              MAXIMUM        OUTSTANDING AT     (WEIGHTED AVERAGE RATE AT
CREDIT FACILITY                             AVAILABILITY   SEPTEMBER 30, 1999      SEPTEMBER 30, 1999)
---------------                             ------------   ------------------   -------------------------
Dobson/Sygnet Credit Facility.............  $430,000,000      $406,000,000                 8.7%(1)
DCOC Credit Facility......................   160,000,000       133,000,000                 6.5%
DOC Credit Facility.......................   250,000,000       139,000,000                 7.0%

------------------------

(1) Weighted average computation is based on actual interest rates without giving effect to the interest rate hedge discussed below.

    On December 23, 1998, the Company's subsidiary, Dobson/Sygnet, obtained $430 million of financing pursuant to senior secured credit facilities ("Dobson/Sygnet Credit Facility") from NationsBank, N.A., consisting of (a) a $50.0 million, 7 3/4 year reducing revolving credit facility ("Revolving Credit Facility"), (b) a $125.0 million, 7 3/4 year term loan ("Term Loan A"), (c) a $155.0 million, 8 1/4 year term loan ("Term Loan B") and (d) a $100.0 million, 9 year term loan ("Term Loan C"). Dobson/Sygnet's obligations under the Dobson/Sygnet Credit Facility are secured by all current and future assets of Dobson/Sygnet. Initial proceeds were used primarily to finance the Sygnet Acquisition described in Note 9. The Company expects to use the remaining availability to finance Dobson/Sygnet's capital expenditures and general operations.

    Commencing with the quarter ending December 31, 2000, the borrowing under the Revolving Credit Facility and Term Loan A will reduce quarterly under the following annual amortization schedule:

YEAR                                                         ANNUAL AMORTIZATION
----                                                         -------------------
2000.......................................................           5.0%
2001.......................................................           7.5%
2002.......................................................           7.5%
2003.......................................................          12.5%
2004.......................................................          15.0%
2005.......................................................          25.0%
2006.......................................................          27.5%

    Commencing with the quarter ending December 31, 2000, the borrowing under the Term Loan B will reduce quarterly under the following annual amortization schedule:

YEAR                                                         ANNUAL AMORTIZATION
----                                                         -------------------
2000.......................................................           2.5%
2001.......................................................           2.5%
2002.......................................................           2.5%
2003.......................................................           7.5%
2004.......................................................          15.0%
2005.......................................................          25.0%
2006.......................................................          27.5%
2007.......................................................          17.5%

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

6.  LONG-TERM DEBT: (CONTINUED)

    Term Loan C will amortize annually under the following schedule:

YEAR                                                         ANNUAL AMORTIZATION
----                                                         -------------------
1999-2006..................................................           1.0%
2007.......................................................          92.0%

    On March 25, 1998, the Company's subsidiary DCOC established a $200 million senior secured credit facility (the "DCOC Credit Facility"). DCOC's obligations under the DCOC Credit Facility are secured by all current and future assets of DCOC. At the same time, the Company's subsidiary DOC established a $250.0 million senior secured credit facility (the "DOC Credit Facility"). On May 10, 1999, the commitment level and outstanding borrowings on the DCOC Credit Facility were reduced from the established amount of $200.0 million to $100.0 million. Subsequently, on July 2, 1999, the Company's lenders increased the DCOC credit facility commitment level from $100.0 million to $160.0 million. Although the commitment levels have changed, the obligations under the DCOC Credit Facility remain secured by all current and future assets of DCOC. In addition, the DOC Credit Facility remains secured by all of DOC's stock and the stock or partnership interests of its restricted subsidiaries and all assets of DOC and its restricted subsidiaries. DCOC is designated an unrestricted subsidiary with regard to the DOC Facility. The Company and DOC's wholly owned subsidiaries other than Logix and the Arizona 5 Partnership have guaranteed DOC's obligations under the DOC Bank Facility. Initial proceeds from the DCOC Credit Facility and DOC Credit Facility were used primarily to refinance existing indebtedness and finance the 1998 acquisitions described above.

    The Dobson/Sygnet Credit Facility, the DCOC Credit Facility and the DOC Credit Facility requires the Company to maintain certain financial ratios. The failure to maintain such ratios would constitute an event of default, notwithstanding the Company's ability to meet its debt service obligations.

    The Company has received a commitment from Bank of America, N.A. and its affiliate, Banc of America Securities LLC, on behalf of a group of banks, to provide the Company with an $800.0 million credit facility, the proceeds of which will be used primarily to consolidate the indebtedness of the DCOC and DOC Credit Facilities, to pay the cash portion of certain of its pending acquisitions and to fund the Company's expected repurchase of its outstanding $160.0 million principal amount of 11 3/4% DCC Senior Notes due 2007. This new credit facility will include a $300.0 million revolving credit facility and a $500.0 million term loan facility, both of which will mature in 2007.

    In connection with the closing of the DOC Credit Facility, the Company extinguished its 1997 Credit Facility and recognized a pretax loss of approximately $3.3 million as a result of writing off previously capitalized financing costs associated with the revolving credit facility. Such amount is included in the Company's consolidated statement of operations, net of tax, for the nine months ended September 30, 1998, as an extraordinary expense.

SENIOR NOTES

    On December 23, 1998, the Company's subsidiary issued $200.0 million of 12.25% Senior Notes maturing in 2008 ("Dobson/Sygnet Senior Notes"). The net proceeds were used to finance the Sygnet Acquisition described above and to purchase securities pledged to secure payment of the first six semi-annual interest payments on the Dobson/Sygnet Senior Notes, which begin on June 15, 1999. The pledged securities are reflected as restricted cash and investments in the Company's consolidated

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

6.  LONG-TERM DEBT: (CONTINUED)

balance sheet. The Dobson/Sygnet Senior Notes are redeemable at the option of the Company in whole or in part, on or after December 15, 2003, initially at 106.125%. Prior to December 15, 2001, the Company may redeem up to 35% of the principal amount of the Dobson/Sygnet Senior Notes at 112.25% with proceeds from equity offerings, provided that at least $130.0 million remains outstanding.

    On February 28, 1997, the Company issued $160 million of 11.75% Senior Notes maturing in 2007 ("DCC Senior Notes"). The net proceeds were used to finance the Maryland/Pennsylvania Acquisition described above and to purchase securities pledged to secure payment of the first four semi-annual interest payments on the DCC Senior Notes, which began on October 15, 1997. The pledged securities are reflected as restricted cash and investments in the Company's consolidated balance sheet. The DCC Senior Notes are redeemable at the option of the Company in whole or in part, on or after April 15, 2002, initially at 105.875%. Prior to April 15, 2000, the Company may redeem up to 35% of the principal amount of the DCC Senior Notes at 111.750% with proceeds from equity offerings, provided that after any such redemption at least $104 million remains outstanding.

OTHER NOTES PAYABLE

    Other notes payable represents the amount financed with the United States Government for nine PCS licenses as discussed in Note 9.

    Minimum future payments of long-term debt for the years subsequent to September 30, 1999, are as follows:

SEPTEMBER 30,
-------------
2000........................................................  $    2,160,317
2001........................................................      21,499,070
2002........................................................      14,714,502
2003........................................................      25,244,221
2004........................................................      39,838,341
2005 and thereafter.........................................     938,501,089
                                                              --------------
                                                              $1,041,957,540
                                                              ==============

INTEREST RATE HEDGES

    In March 1999, the Company entered into an interest rate swap that effectively fixed the interest rate on $110.0 million of the principal outstanding on the Dobson/Sygnet credit facilities at approximately 5.48% plus a factor used on our leverage (approximately 8.76% at September 30, 1999). The term of the interest rate swap is 24 months. In June 1999, the Company entered into an interest rate cap agreement terminating on June 14, 2001. The cap agreement minimizes the Company's interest rate exposure by setting a maximum rate of 7.50% plus a factor used on our leverage (approximately 8.88% at September 30, 1999) for $160 million of its indebtedness. Any cash settlements from the Company's interest rate hedges are treated as adjustments to interest expense and are shown as operating activities in the statements of cash flows. There have been no cash settlements from interest rate hedges as of September 30, 1999.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

7.  RESTRICTED CASH AND INVESTMENTS:

    Restricted cash and investments consist of interest pledge deposits for the Dobson/Sygnet Senior Notes. The Dobson/Sygnet Senior Notes interest pledge deposit of approximately $57.8 million includes the initial deposit of approximately $67.7 million, net of interest earned, and payments issued to bondholders. Amortization expense of $237,737 (unaudited) and $604,407 was recorded for the nine months ended September 30, 1998 and 1999, respectively, for bond premiums recorded with the purchase of the restricted investments. At September 30, 1999, the carrying value of these investments exceeded the market value by approximately $639,300.

8.  STOCKHOLDERS' DEFICIT:

    As of September 30, 1999, the Company's authorized and issued capital stock is as follows:

                                                                                                        LIQUIDATION
                                           # OF SHARES   # OF SHARES   PAR VALUE                        PREFERENCE
        CLASS                 TYPE         AUTHORIZED      ISSUED      PER SHARE       DIVIDENDS         PER SHARE
---------------------   ----------------   -----------   -----------   ---------   ------------------   -----------
    Class A                 Common Stock    1,438,000      573,152      $ .001        As declared               --

    Class B                 Common Stock       31,000           --      $ .001        As declared               --

    Class C                 Common Stock       31,000           --      $ .001        As declared               --
                                            ---------      -------
                                            1,500,000      573,152
                                            =========      =======

     Senior
  Exchangeable           Preferred Stock      550,000      209,647      $ 1.00     12.25% Cumulative     $   1,000

   Additional            Preferred Stock      184,000       69,225      $ 1.00     12.25% Cumulative     $   1,000

     Senior
  Exchangeable           Preferred Stock      500,000      175,402      $ 1.00      13% Cumulative       $   1,000

    Class A              Preferred Stock      450,000      314,286      $ 1.00     5% Non-cumulative     $      70

    Class D              Preferred Stock       85,000       75,094      $ 1.00      15% Cumulative       $1,131.92

    Class E              Preferred Stock      405,000           --      $ 1.00      15% Cumulative       $1,131.92

     Other               Preferred Stock      497,000           --      $ 1.00            --                    --
                                            ---------      -------
                                            2,671,000      843,654
                                            =========      =======

                                             OTHER
                                           FEATURES,
                                            RIGHTS,
                                          PREFERENCES
        CLASS          REDEMPTION DATE     AND POWERS
---------------------  ----------------   ------------
    Class A                   --            Voting
    Class B                   --          Non-voting
    Class C                   --          Non-voting
     Senior
  Exchangeable          Jan. 15, 2008     Non-voting
   Additional           Jan. 15, 2008     Non-voting
     Senior
  Exchangeable           May 1, 2009      Non-voting
    Class A                   --          Non-voting
                            after
    Class D             Dec. 23, 2010     Convertible
                            after
    Class E             Dec. 23, 2010     Non-voting
     Other                    --              --

    In May 1999, the Company issued 170,000 shares of 13% senior exchangeable preferred stock manditorily redeemable in 2009 for $1,000 per share. The net proceeds from the private offering of the preferred stock were used to redeem the outstanding shares of the Company's Class F and Class G Preferred Stock, to reduce bank debt at DCOC and for general corporate purposes, including acquisitions. Holders of the preferred stock are entitled to cumulative quarterly dividends from the date of issuance and a liquidation preference of $1,000 per share with rights over the other classes of capital stock and equal to the 12.25% Senior Exchangeable Preferred Stock. On or before May 1, 2004, the Company may pay dividends, at its option, in cash or in additional shares having an aggregate liquidation preference equal to the amount of such dividends. Additionally, the preferred stock is redeemable at the option of the Company on or after May 1, 2004. Holders of the preferred stock have no voting rights.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

8.  STOCKHOLDERS' DEFICIT: (CONTINUED)

    Through September 30, 1999, the Company issued cumulative quarterly dividends in the form of 39,226 and 5,402 additional shares of 12.25% and 13.00% Senior Exchangeable preferred stock, respectively (resulting in a total liquidation preference of $286.3 million and $179.1 million, respectively, as of September 30, 1999) which represented non-cash financing activity, and thus are not included in the accompanying consolidated statements of cash flows.

9.  ACQUISITIONS:

    On December 23, 1998, the Company's subsidiary, Dobson/Sygnet acquired Sygnet Wireless, Inc. for $337.5 million, subject to adjustment. The Sygnet markets include cellular systems in Ohio, Pennsylvania and New York covering an estimated population base of 2.4 million people.

    On March 16, 1999, the Company purchased certain assets and customers relating to the Ohio 2 RSA for $3.9 million. This completes the acquisition of the Ohio 2 market, which began on September 2, 1998, when the Company acquired the FCC license of Ohio 2 RSA for $39.3 million. Ohio 2 is located in north central Ohio and covers an estimated population base of 262,300.

    On June 24, 1999, the Company's wholly-owned subsidiary, Dobson Cellular of Maryland, purchased the Maryland 1 RSA for $9.1 million. Maryland 1 is located in the westernmost county of the state and a small section of West Virginia and covers an estimated population base of 56,400.

    On September 15, 1999, the Company purchased Arizona 1 RSA for $24 million. Arizona 1 is located in the Northwest corner of the state and covers an estimated population base of 135,000 as of September 30, 1999.

    The acquisition transactions were accounted for as purchases and, accordingly, their results of operations have been included in the accompanying consolidated statements of operations from the respective dates of acquisition. The unaudited pro forma information set forth below includes all acquisitions for the period from January 1, 1998 through September 30, 1999, as if the purchases occurred at the beginning of each period presented. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated at that time:

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                         ------------------------
                                                             1998         1999
                                                         ------------   ---------
                                                         (UNAUDITED)
                                                         ($ IN THOUSANDS, EXCEPT
                                                             PER SHARE DATA)
Operating revenue......................................     $200,738    $245,421
Loss before discontinued operations and extraordinary
  items................................................      (71,094)    (46,742)
Net loss...............................................     (117,272)    (93,356)
Net loss applicable to common stockholders.............     (140,792)   (143,869)
Basic net loss applicable to common stockholders per
  common share.........................................     $(286.19)   $(292.44)

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

9.  ACQUISITIONS: (CONTINUED)

PCS LICENSES

    In the second quarter of 1997, the Company was granted PCS licenses in the FCC "F" Block auction for nine markets adjacent to or overlapping the Company's existing cellular footprint in Oklahoma, Kansas and Missouri. The aggregate bid for these licenses was $5.1 million after a 15% discount. The Company financed approximately $4.1 million of the purchase price in July 1997 by notes payable to the United States Government at an annual interest rate of 6.25% (see
Note 6). Interest only payments are due quarterly on January 15, April 15,
July 15 and October 15 for the first two years. The principal obligations will be amortized quarterly over an eight-year period, which began in 1999. Subsequent to September 30, 1999, the Company entered into a definitive agreement to sell our nine PCS licenses for $1.1 million plus the assumption of these notes payable.

10.  EMPLOYEE BENEFIT PLANS:

401(K) PLAN

    The Company maintains a 401(k) plan (the "Plan") in which substantially all employees of the Company are eligible to participate. The Plan requires the Company to match 100% of employees' contributions up to 4% of their salary. Contributions to the Plan charged to the Company's operations were approximately $193,000 (unaudited) and $619,000 for the nine months ended September 30, 1998 and 1999, respectively.

STOCK OPTION PLAN

    The Company has adopted a stock option plan, the 1996 Stock Option Plan, as amended (the "Plan"). The Company accounts for the Plan under APB Opinion 25, under which no compensation cost is recognized in the accompanying consolidated financial statements if the option price is equal to or greater than the fair market value of the stock at the time the option is granted.

    Under the Company's Plan, the Board of Directors may grant both incentive and non-incentive stock options for employees, officers and directors to acquire Class B Common Stock and Class C Common Stock. Since the Plan's adoption, stock options have been issued at the market price on the date of grant with an expiration of ten years from the grant date. Options granted to one employee during 1997 representing 42.9% of total options granted in 1997 vest as follows: options to purchase 12% of such shares first become exercisable on each of the first five anniversaries of the grant date; options to purchase an additional 8% of such shares first become exercisable on the same dates if annual performance objectives are achieved, otherwise, the additional 8% of such shares become fully vested at the end of the ten-year term. The remaining options issued in 1997 and all of the options issued in 1998 and 1996 vest at a rate of 20% per year. The Company has reserved 30,166 shares of authorized but unissued Class B Common Stock ("Class B") and 30,166 shares of authorized but unissued Class C Common Stock ("Class C") for issuance under the Plan.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

10.  EMPLOYEE BENEFIT PLANS: (CONTINUED)

    Stock options outstanding under the Plan are presented for the periods indicated.

                                           CLASS B                    CLASS C
                                   ------------------------   ------------------------
                                   NUMBER OF   OPTION PRICE   NUMBER OF   OPTION PRICE
                                    SHARES        RANGE        SHARES        RANGE
                                   ---------   ------------   ---------   ------------
Outstanding at December 31,
  1998...........................   29,767       $100-$665      2,414       $400-$420
                                    ------       ---------      -----       ---------
Exercisable at December 31,
  1998...........................    7,122       $100-$150         --              --
                                    ------       ---------      -----       ---------
Granted..........................       --              --      1,812       $     420
Exercised........................       --              --         --              --
Canceled.........................    1,207       $     100         --              --
                                    ------       ---------      -----       ---------
Outstanding September 30, 1999...   28,560       $100-$665      4,226       $400-$420
                                    ------       ---------      -----       ---------
Exercisable at September 30,
  1999...........................   10,629       $100-$300        482       $400-$420
                                    ------       ---------      -----       ---------

    The following schedule shows the Company's net loss and net loss per share for each of the nine months ended September 30, 1998 and 1999, respectively, had compensation expense been determined consistent with SFAS No. 123. The pro forma information presented below is based on several assumptions and should not be viewed as indicative of the Company in future periods.

($ IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)             1998         1999
----------------------------------------------          -----------   ---------
                                                        (UNAUDITED)
Net loss applicable to common stockholders:
  As reported.........................................    $(47,624)   $(139,467)
  Pro forma...........................................    $(47,938)   $(139,854)
Basic net loss applicable to common stockholders per
  common share:
  As reported.........................................    $(100.65)   $ (283.50)
  Pro forma...........................................    $(101.32)   $ (284.28)

    Diluted net loss per common share has been omitted because the impact of common stock equivalents is anti-dilutive.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for options granted in 1999:

                                                                  CLASS         CLASS
(AMOUNTS EXPRESSED IN PERCENTAGES)                                  B             C
----------------------------------                               --------      --------
Interest rate..............................................          --          5.03%
Dividend yield.............................................          --            --
Expected volatility........................................          --         44.67%

    The weighted average fair value of options granted using the Black-Scholes option pricing model for Class C in 1999 was $267.37 assuming an expected life of ten years.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

11.  TAXES:

    The benefits for income taxes for the nine months ended September 30, 1998 and 1999, were as follows:

                                                       1998           1999
                                                    -----------   ------------
                                                    (UNAUDITED)
Federal income taxes--
  Deferred........................................  $(4,096,000)  $(24,330,000)

State income taxes (current and deferred).........     (768,000)    (4,562,000)
                                                    -----------   ------------
    Total income tax benefit......................  $(4,864,000)  $(28,892,000)
                                                    ===========   ============

    The benefits for income taxes for the nine months ended September 30, 1998 and 1999, differ from amounts computed at the statutory rate as follows:

                                                       1998           1999
                                                    -----------   ------------
                                                    (UNAUDITED)
Income taxes at statutory rate (34%)..............  $(5,410,000)  $(25,852,000)
State income taxes, net of Federal income tax
  effect..........................................     (636,000)    (3,176,000)
Losses for which no benefit is recognized.........    1,608,000             --
Other, net........................................     (426,000)       136,000
                                                    -----------   ------------
                                                    $(4,864,000)  $(28,892,000)
                                                    ===========   ============

    The tax effects of the temporary differences which gave rise to deferred tax assets and liabilities at September 30, 1999, were as follows:

Current deferred income taxes:
  Allowance for doubtful accounts receivable................  $     619,000
  Accrued liabilities.......................................        587,000
                                                              -------------
    Net current deferred income tax assets..................      1,206,000
                                                              -------------
Noncurrent deferred income taxes:
  Fixed assets..............................................     (5,099,000)
  Intangible assets.........................................   (274,358,000)
  Tax credits and carryforwards.............................     62,894,000
                                                              -------------
    Net noncurrent deferred income tax asset (liability)....   (216,563,000)
                                                              -------------
    Total deferred income tax liabilities...................  $(215,357,000)
                                                              =============

    At September 30, 1999, the Company had NOL carryforwards of approximately $163 million, which may be utilized to reduce future Federal income taxes payable.

12.  RELATED PARTY TRANSACTIONS:

    At September 30, 1999, the Company had notes and interest receivable of $7,384,910 due from related parties, including $285,908 from the Company's directors and officers. The notes bear interest at various interest rates ranging from 4% to 14.5% at September 30, 1999.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

13.  ACCRUED EXPENSES:

    Accrued expenses consist of the following at September 30, 1999:

Interest....................................................  $16,704,497
Sygnet acquisition costs (see Note 9).......................    2,934,684
Vacation, wages and other...................................    5,392,189
                                                              -----------
  Total accrued expenses....................................  $25,031,370
                                                              ===========

14.  COMMITMENTS:

    The Company entered into an equipment supply agreement on December 6, 1995, and as last amended on January 5, 1999, the Company agreed to purchase approximately $65 million of cell site and switching equipment between June 24, 1997 and November 23, 2001, to update the cellular systems for the newly acquired and existing MSAs and RSAs. Of the commitment, approximately
$27.8 million remained at September 30, 1999.

    The Company entered into an additional equipment supply agreement with a second vendor on January 13, 1998. The Company agreed to purchase approximately $81 million of cell sites and switching equipment between January 13, 1998 and January 12, 2002, to update the cellular systems for the newly acquired and existing MSAs and RSAs. Of this commitment, approximately $33.2 million remained at September 30, 1999.

    Future minimum lease payments required under operating leases that have an initial or remaining noncancellable lease term in excess of one year at September 30, 1999, are as follows:

THREE MONTHS ENDED
------------------
December 31, 1999...........................................  $ 2,485,077

YEARS ENDED:

2000........................................................  $ 9,114,245
2001........................................................    7,608,863
2002........................................................    5,925,882
2003........................................................    5,041,652
2004........................................................    4,106,595
2005 and thereafter.........................................   21,931,952

    Lease expense under the above leases was approximately $2.1 million (unaudited) and $5.5 million for the nine months ended September 30, 1998 and 1999, respectively.

15.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

    Unless otherwise noted, the carrying value of the Company's financial instruments approximates fair value. The Company estimates the fair value of its long-term debt based on quoted market prices for publicly traded debt or on the current rates available to the Company for debt with similar terms and remaining maturation.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

15.  FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED)

    Indicated below are the carrying amounts and estimated fair values of the Company's financial instruments as of September 30, 1999:

                                                     CARRYING
                                                      AMOUNT       FAIR VALUE
                                                   ------------   ------------
Revolving credit facilities......................  $678,000,000   $678,000,000
Dobson/Sygnet Senior Notes.......................   200,000,000    209,500,000
DCC Senior Notes.................................   160,000,000    168,000,000
Other notes payable..............................     3,957,540      3,993,771
Interest rate hedge..............................            --        299,580

16.  SUBSEQUENT EVENTS:

    In October 1999, the Company entered into a memorandum of understanding with AT&T Wireless, Inc. to establish an equally-owned joint venture that will acquire, own and operate American Cellular Corporation. Management estimates that the aggregate acquisition price for American Cellular Corporation will be approximately $2.4 billion, including fees and expenses.

    The Company plans to fund its share of the acquisition with non-recourse bank debt at the joint venture level and cash contributions to the joint venture of up to approximately $372.5 million each from the two partners. The Company expects to raise its share of the cash contribution through the issuance of additional equity securities. The acquisition is expected to close in the first quarter of 2000.

    In October 1999, Dobson Tower Company, a subsidiary of the Company, completed the sale of substantially all of the towers acquired by Dobson Tower Company in the Sygnet acquisition to American Tower Corporation for approximately $38.7 million. In connection with the sale, another subsidiary of the Company, Sygnet Communications, Inc. has agreed to lease the towers back from American Tower Corporation for an initial term of ten years.

    The Company has entered into definitive agreements to acquire four cellular systems for an aggregate purchase price of approximately $159.0 million. These acquisitions will be financed with borrowings under the Company's credit facilities and are expected to close during the first quarter of 2000.

    On December 14, 1999, the Company launched a tender offer for all of its 11 3/4% Senior Notes at a price of 117%. This offer will expire on January 14, 2000. Any premium paid for the tender of these Senior Notes will be recorded as an extraordinary loss in the first quarter of 2000.

    Management of the Company intends to complete a recapitalization of the Company immediately prior to the closing of its planned initial public offering of common stock in the first quarter of 2000. This recapitalization will include:

    - the conversion of outstanding pre-recapitalization Class D preferred stock into one share of old Class A common stock and one share of Class E preferred stock;

    - the redemption of Class E preferred stock with cash and the issuance of new Class A common stock;

    - the conversion of old Class A common stock into Class B common stock;

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

16.  SUBSEQUENT EVENTS: (CONTINUED)

    - the retirement of 81,198 shares of old Class A common stock held as treasury stock;

    - the creation of the Class A common stock to be issued in the planned initial public offering;

    - a 111.44 for 1 stock split of new Class B common stock;

    - the retirement of each share of outstanding pre-capitalization Class A preferred stock, which is owned by one of the Company's subsidiaries;

    - the creation of a new Class D common stock to be issued to option holders under the Company's amended 1996 stock option plan;

    - the amendment of the 1996 stock option plan to permit the issuance of options exercisable into Class D common stock; and

    - the conversion of outstanding options exercisable into old Class B common stock into options exercisable into Class D common stock.

    The pre-capitalization Class D preferred stock will be retired immediately following its conversion to old Class A common stock and Class E preferred stock. Management of the Company plans to redeem the Class E preferred stock with the proceeds from its offering. The Class E preferred stock will be retired immediately following its redemption. Upon completion of this offering and the planned use of the proceeds therefrom, the Company would have outstanding only Class A common stock, Class B common stock, 12 1/4% senior preferred stock and 13% senior preferred stock.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Sygnet Wireless, Inc.

    We have audited the accompanying consolidated statements of operations, shareholders' equity (deficit), and cash flows of Sygnet Wireless, Inc. for the years ended December 31, 1996 and 1997, and for the period from January 1, 1998 through December 23, 1998 (the date of the sale of the Company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Sygnet Wireless, Inc. for the years ended December 31, 1996 and 1997, and for the period from January 1, 1998 through December 23, 1998, in conformity with generally accepted accounting principles.

                                                    ERNST & YOUNG LLP

Cleveland, Ohio
February 5, 1999

                             SYGNET WIRELESS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                    PERIOD FROM
                                                                                     JANUARY 1,
                                                        YEAR ENDED DECEMBER 31,     1998 THROUGH
                                                       --------------------------   DECEMBER 23,
                                                          1996           1997           1998
                                                       -----------   ------------   ------------
Revenue:
  Subscriber revenue.................................  $31,784,883   $ 55,153,827   $ 64,785,498
  Roamer revenue.....................................    8,737,284     23,377,299     28,034,831
  Equipment sales....................................    2,416,769      4,323,052      5,794,056
  Other revenue......................................    1,607,245      1,679,412      1,653,264
                                                       -----------   ------------   ------------
Total revenue........................................   44,546,181     84,533,590    100,267,649

Costs and expenses:
  Cost of services...................................    5,258,386      8,948,346      9,433,254
  Cost of equipment sales............................    5,816,144      9,663,151     10,443,870
  General and administrative.........................    9,852,004     16,975,592     19,796,012
  Selling and marketing..............................    6,080,308     10,841,059     12,327,160
  Merger related costs (Note 2)......................           --             --      1,883,952
  Depreciation and amortization......................   10,038,439     28,718,937     27,497,687
                                                       -----------   ------------   ------------
Total costs and expenses.............................   37,045,281     75,147,085     81,381,935
                                                       -----------   ------------   ------------
Income from operations...............................    7,500,900      9,386,505     18,885,714

Other:
  Interest expense...................................   11,173,688     29,901,678     27,895,156
  Merger related costs (Note 2)......................           --             --      5,205,492
  Other expense, net.................................      194,723        101,221        319,121
                                                       -----------   ------------   ------------
Loss before extraordinary item.......................   (3,867,511)   (20,616,394)   (14,534,055)
Extraordinary loss on extinguishment of debt
  (Note 4)...........................................   (1,420,864)            --             --
                                                       -----------   ------------   ------------
Net loss.............................................  $(5,288,375)  $(20,616,394)  $(14,534,055)
                                                       ===========   ============   ============

SEE ACCOMPANYING NOTES.

                             SYGNET WIRELESS, INC.
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                         WILCOM CORPORATION                         SYGNET COMMUNICATIONS, INC.
                                            COMMON STOCK                                   COMMON STOCK
                              -----------------------------------------   -----------------------------------------------
                                    TYPE A                TYPE B                 TYPE A                   TYPE B
                              -------------------   -------------------   --------------------   ------------------------
                               SHARES     AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT       SHARES       AMOUNT
                              --------   --------   --------   --------   --------   ---------   ----------   -----------
Balance as of January 1,
  1996......................     500     $ 12,500     2,500    $ 62,500    209,362   $ 209,362    1,046,801   $ 1,046,801
  Net loss..................
  Dividends declared........
  Corporate merger..........    (500)     (12,500)   (2,500)    (62,500)     4,360       4,360       21,800        21,800
  Retirement of treasury
    stock...................                                                (8,024)                 (40,173)
  Sygnet Wireless
    capitalization..........                                              (205,698)   (213,722)  (1,028,428)   (1,068,601)
  Capital contribution of
    S Corporation
    earnings................
  Preferred stock
    dividend................
  Accretion of preferred
    stock...................
  Exchange of common
    shares..................
                                ----     --------    ------    --------   --------   ---------   ----------   -----------
Balance as of December 31,
  1996......................      --           --        --          --         --          --           --            --
  Net loss..................
  Preferred stock
    dividend................
  Accretion of preferred
    stock...................
  Stock option
    compensation............
  Excess of redemption price
    over carrying value of
    preferred stock.........
  Net proceeds from issuance
    of common shares to
    Boston Ventures.........
  Exchange of common
    shares..................
                                ----     --------    ------    --------   --------   ---------   ----------   -----------
Balance as of December 31,
  1997......................      --           --        --          --         --          --           --            --
  Net loss..................
  Exchange of common
    shares..................
                                ----     --------    ------    --------   --------   ---------   ----------   -----------
Balance as of December 23,
  1998......................      --     $     --        --    $     --         --   $      --           --   $        --
                                ====     ========    ======    ========   ========   =========   ==========   ===========

                                SYGNET WIRELESS,       SYGNET WIRELESS,
                                      INC.                   INC.
                              --------------------   ---------------------                                    NOTE
                                    CLASS A                 CLASS B          ADDITIONAL      RETAINED      RECEIVABLE
                              --------------------   ---------------------     PAID-IN       EARNINGS     FROM OFFICER/
                               SHARES      AMOUNT      SHARES      AMOUNT      CAPITAL      (DEFICIT)      SHAREHOLDER
                              ---------   --------   ----------   --------   -----------   ------------   -------------
Balance as of January 1,
  1996......................         --   $    --            --   $     --   $ 4,170,368   $    753,675     $(249,952)
  Net loss..................                                                                 (5,288,375)
  Dividends declared........                                                                   (261,625)
  Corporate merger..........                                                      48,840
  Retirement of treasury
    stock...................                                                  (1,718,991)
  Sygnet Wireless
    capitalization..........                          6,170,630     61,706     1,220,617
  Capital contribution of
    S Corporation
    earnings................                                                   2,809,405     (2,809,405)
  Preferred stock
    dividend................                                                    (690,411)
  Accretion of preferred
    stock...................                                                     (27,617)
  Exchange of common
    shares..................      2,653        27        (2,653)       (27)
                              ---------   -------    ----------   --------   -----------   ------------     ---------
Balance as of December 31,
  1996......................      2,653        27     6,167,977     61,679     5,812,211     (7,605,730)     (249,952)
  Net loss..................                                                                (20,616,394)
  Preferred stock
    dividend................                                                  (1,149,040)
  Accretion of preferred
    stock...................                                                     (46,849)
  Stock option
    compensation............                                                     306,000
  Excess of redemption price
    over carrying value of
    preferred stock.........                                                    (925,534)
  Net proceeds from issuance
    of common shares to
    Boston Ventures.........  3,000,000    30,000                             43,601,710
  Exchange of common
    shares..................  1,008,000    10,080    (1,008,000)   (10,080)
                              ---------   -------    ----------   --------   -----------   ------------     ---------
Balance as of December 31,
  1997......................  4,010,653    40,107     5,159,977     51,599    47,598,498    (28,222,124)     (249,952)
  Net loss..................                                                                (14,534,055)
  Exchange of common
    shares..................    731,893     7,319      (731,893)    (7,319)
                              ---------   -------    ----------   --------   -----------   ------------     ---------
Balance as of December 23,
  1998......................  4,742,546   $47,426     4,428,084   $ 44,280   $47,598,498   $(42,756,179)    $(249,952)
                              =========   =======    ==========   ========   ===========   ============     =========


                                  TREASURY STOCK
                              ----------------------
                               SHARES      AMOUNT
                              --------   -----------
Balance as of January 1,
  1996......................   48,197    $(1,718,991)
  Net loss..................
  Dividends declared........
  Corporate merger..........
  Retirement of treasury
    stock...................  (48,197)     1,718,991
  Sygnet Wireless
    capitalization..........
  Capital contribution of
    S Corporation
    earnings................
  Preferred stock
    dividend................
  Accretion of preferred
    stock...................
  Exchange of common
    shares..................
                              -------    -----------
Balance as of December 31,
  1996......................       --             --
  Net loss..................
  Preferred stock
    dividend................
  Accretion of preferred
    stock...................
  Stock option
    compensation............
  Excess of redemption price
    over carrying value of
    preferred stock.........
  Net proceeds from issuance
    of common shares to
    Boston Ventures.........
  Exchange of common
    shares..................
                              -------    -----------
Balance as of December 31,
  1997......................       --             --
  Net loss..................
  Exchange of common
    shares..................
                              -------    -----------
Balance as of December 23,
  1998......................       --    $        --
                              =======    ===========

                            See accompanying notes.

                             SYGNET WIRELESS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    PERIOD FROM
                                                                                     JANUARY 1,
                                                       YEAR ENDED DECEMBER 31,        THROUGH
                                                     ----------------------------   DECEMBER 23,
                                                         1996            1997           1998
                                                     -------------   ------------   ------------
OPERATING ACTIVITIES
Net loss...........................................  $  (5,288,375)  $(20,616,394)  $(14,534,055)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
    Depreciation...................................      5,948,693     16,018,841     15,085,641
    Amortization...................................      4,089,746     12,700,096     12,412,046
    Compensation expense from issuance of stock
      options......................................             --        306,000             --
    Loss on disposal of equipment..................        177,633        102,955         96,128
    Extraordinary loss on extinguishment of debt...      1,420,864             --             --
    Changes in operating assets and liabilities:
      Accounts receivable..........................       (184,315)    (1,854,599)    (1,526,182)
      Inventory....................................       (287,900)      (170,493)      (921,077)
      Prepaid and deferred expenses................         28,649        232,548         30,380
      Accounts payable and accrued expenses........      2,424,406      2,866,653      3,494,470
      Accrued interest payable.....................      6,481,912       (190,868)    (3,366,590)
                                                     -------------   ------------   ------------
Net cash provided by operating activities..........     14,811,313      9,394,739     10,770,761

INVESTING ACTIVITIES
Acquisitions of Horizon and Erie...................   (254,150,136)      (599,442)            --
Purchases of property and equipment................    (10,049,999)   (25,575,837)   (13,654,200)
Proceeds from sale of equipment....................             --        405,995        444,500
                                                     -------------   ------------   ------------
Net cash used in investing activities..............   (264,200,135)   (25,769,284)   (13,209,700)

FINANCING ACTIVITIES
Dividends paid.....................................       (261,625)            --             --
Proceeds from long-term debt.......................    320,750,000     30,500,000     21,800,000
Principal payments on long-term debt...............    (78,000,000)   (37,250,000)   (18,800,000)
Increase in financing costs........................    (10,290,097)       (65,376)            --
Net proceeds from issuance of preferred stock......     19,000,000             --             --
Redemption of preferred stock......................             --    (21,839,451)            --
Net proceeds from issuance of common stock.........             --     43,631,710             --
                                                     -------------   ------------   ------------
Net cash provided by financing activities..........    251,198,278     14,976,883      3,000,000
                                                     -------------   ------------   ------------
Increase (decrease) in cash and cash equivalents...      1,809,456     (1,397,662)       561,061
Cash and cash equivalents at beginning of year.....        448,292      2,257,748        860,086
                                                     -------------   ------------   ------------
Cash and cash equivalents at end of year...........  $   2,257,748   $    860,086   $  1,421,147
                                                     =============   ============   ============

SEE ACCOMPANYING NOTES.

                             SYGNET WIRELESS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997, AND THE
             PERIOD FROM JANUARY 1, 1998 THROUGH DECEMBER 23, 1998

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    These financial statements include the combined financial statements of Sygnet Communications, Inc. (SYGNET) and Wilcom Corporation (Wilcom) through August 31, 1996, the effective date of the merger described below and the accounts of Sygnet Wireless, Inc. and its wholly-owned subsidiary Sygnet Communications, Inc. (Sygnet) (hereinafter collectively referred to as the "Company"). Intercompany balances and transactions have been eliminated in the consolidated financial statements. The Company owns and operates in one segment, cellular telephone systems, serving one large region with an approximate population of 2.4 million in Northeastern Ohio, Western Pennsylvania and Western New York.

    On August 19, 1996, the shareholders of SYGNET and Wilcom effected a corporate restructuring whereby Wilcom was merged into SYGNET and shareholders of Wilcom received 8.72 shares of SYGNET common stock for each share of Wilcom common stock held as of August 31, 1996, the effective date of the merger. Immediately prior to the merger, 90% of SYGNET's voting interests were owned by the same individuals as 100% of Wilcom's voting interests. This merger was a business combination between entities under common control whereby the assets and liabilities so transferred were accounted for at historical cost in a manner similar to that in pooling-of-interests accounting. Also, in conjunction with this merger, the shareholders of SYGNET amended the articles of incorporation to change SYGNET's name to Sygnet Wireless, Inc.

    Prior to the restructuring, SYGNET and Wilcom had been operating their cellular business through three partnerships (Youngstown Cellular Telephone Company [YCTC], Erie Cellular Telephone Company [Erie], and Wilcom Cellular) and Sharon--Youngstown Cellular, Inc. (Sharon). As a result of the restructuring and merger, Sharon was renamed Sygnet and is the wholly-owned subsidiary and operating company of Sygnet Wireless, Inc. The existence of YCTC, Erie, and Wilcom Cellular terminated on October 1, 1996 when all partnership interests transferred to Sygnet.

2. SUBSEQUENT EVENT

    On December 23, 1998, a wholly-owned subsidiary of Dobson Communications Corp. (Dobson), acquired all outstanding shares of Class A and B common stock (including the granted options of the Company as described in Note 11) of the Company for $337.5 million in cash. In connection with the purchase, the Notes (as described in Note 5) were tendered for a total price of $1,181.61 for each $1,000 in principal. The Bank Credit Facility (as described in Note 5) was repaid and terminated. The Company incurred $7.1 million in merger costs associated with this business combination. The merger costs included approximately $4.8 million for an advisory fee and $0.4 million in legal and accounting fees which are recorded as other non-operating expenses. In addition, the Company incurred $1.9 million for related employee severance, retention and stock option plans which are included in costs and expenses.

3. ACQUISITIONS

    On October 9, 1996, the Company acquired certain cellular licenses, property, equipment, customer lists, current assets and current liabilities of Horizon Cellular Telephone Company of Chautauqua L.P., Horizon Cellular Telephone Company of Crawford L.P., and Horizon Cellular Telephone Company of Indiana L.P. (hereinafter collectively referred to as "Horizon") for cash of

                             SYGNET WIRELESS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. ACQUISITIONS (CONTINUED)

$252.9 million. The acquired systems provide cellular service to an estimated population of 1.4 million in contiguous markets in Western Pennsylvania and Western New York.

    On September 30, 1995, SYGNET, as a general partner, purchased 95.46% of Erie for cash of $40.53 million. On November 30, 1995, Sharon purchased 4.54% of Erie for $1.92 million, which was paid on February 12, 1996.

    The above transactions were accounted for as purchases and, accordingly, the results of operations of the companies acquired have been included in the consolidated financial statements since the date of acquisition.

    Cash paid for the acquisitions in 1996 is summarized below:

Current assets acquired.....................................  $  3,613,696
Property and equipment......................................    18,986,400
Cellular licenses...........................................   207,223,616
Customer lists..............................................    25,700,000
Current liabilities assumed.................................      (774,134)
                                                              ------------
Net assets acquired.........................................   254,749,578
Cash paid in 1997...........................................      (599,442)
                                                              ------------
Cash paid in 1996...........................................  $254,150,136
                                                              ============

4. SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

    The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost and are depreciated over their estimated useful lives (ranging from 2.5 to 19 years) calculated under the straight-line or double declining balance methods.

INTANGIBLE ASSETS

CELLULAR LICENSES AND CUSTOMER LISTS

    The FCC issues licenses that enable cellular carriers to provide cellular service in specific geographic areas. The FCC grants licenses for a term of up to 10 years and generally grants renewals if the licensee has complied with its obligations under the Communications Act of 1934. In 1993, the FCC adopted specific standards to apply to cellular renewals, concluding it will award a renewal to a cellular licensee that meets certain standards of past performance. Historically, the FCC has granted license renewals routinely. The Company believes that it has met, and will continue to meet all requirements necessary to secure renewal of its cellular licenses.

    The Company has acquired cellular licenses and customer lists through its acquisition of interests in various cellular systems. The cost of licenses and customer lists acquired was $231,003,426 in 1996.

                             SYGNET WIRELESS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company uses a 40 year useful life to amortize its licenses under the straight-line method. Purchased cellular and paging customer lists are being amortized over 5 years under the straight-line method. Amortization expense was $3,652,470 and $11,559,031 in 1996 and 1997, respectively, and $11,295,083 for the period from January 1 through December 23, 1998.

    The ongoing value and remaining useful lives of intangible and other long-term assets are subject to periodic evaluation and the Company currently expects the carrying amounts to be fully recoverable. When events and circumstances indicate that intangible and other long-term assets might be impaired, an undiscounted cash flow methodology would be used to determine whether an impairment loss would be recognized. Measurement of the amount of the impairment may be based on appraisal, market values of similar assets, or estimated discounted cash flows reflecting the use and ultimate disposition of the assets.

DEFERRED FINANCING COSTS

    Deferred financing costs are being amortized over the terms of the bank credit facility and senior notes. Amortization expense was $437,276 and $1,141,065 in 1996 and 1997, respectively, and $1,116,963 for the period from January 1, 1998 through December 23, 1998. Upon entering into a new bank credit facility in October 1996, an extraordinary loss of $1,420,864 was incurred to write-off unamortized financing costs under the extinguished bank credit agreement as described in Note 5.

REVENUE RECOGNITION

    The Company earns revenue primarily by providing cellular services to its customers (Subscriber Revenue) and from the usage of its system by the customers of other cellular carriers (Roamer Revenue). Access revenue for Subscriber Revenue is billed one month in advance. Revenue is recognized as service is rendered. Subscriber acquisition costs (primarily commissions and loss on equipment sales) are expensed when incurred.

ADVERTISING COSTS

    Advertising costs are recorded as expense when incurred. Advertising expense was $1,225,151 and $1,841,138 in 1996 and 1997, respectively, and $1,851,047 for the period from January 1, 1998 through December 23, 1998.

STOCK COMPENSATION

    The Company accounts for its stock-based employee compensation arrangements based on the intrinsic value of the equity instruments granted, as set forth in APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from those estimates.

                             SYGNET WIRELESS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SIGNIFICANT CONCENTRATIONS

    In connection with providing cellular services to customers of other cellular carriers, the Company has contractual agreements with those carriers which provide for agreed upon billing rates between the parties. Approximately 48%, 43% and 43% of the Company's Roamer Revenue was earned from two cellular carriers in 1996 and 1997, and for the period from January 1, 1998 through December 23, 1998, respectively.

FINANCIAL INSTRUMENTS

    Derivative financial instruments are used by the Company in the management of interest rate exposure and are accounted for on an accrual basis. Income and expense are recorded in the same category as that arising from the related liability being hedged (i.e., adjustments to interest expense).

    The Company uses variable interest rate credit facilities to finance acquisitions and operations of the Company. The Company may reduce its exposure to fluctuations in interest rates by creating offsetting positions through the use of derivative financial instruments. The Company does not use derivative financial instruments for trading or speculative purposes, nor is the Company a party to leveraged derivatives. The notional amount of interest rate swaps is the underlying principal amount used in determining the interest payments exchanged over the life of the swap. The notional amount is not a measure of the Company's exposure through its use of derivatives.

    The Company may be exposed to credit loss in the event of nonperformance by the counterparties to its interest rate swap agreements. The Company anticipates the counterparties will be able to fully satisfy their obligations under the agreements.

    In June 1998, the Financial Accounting Standards Board issued Statement
No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which is required to be adopted in years beginning after June 15, 1999. Because of the Company's minimal use of derivatives, management does not anticipate that the adoption of the new Statement will have a significant effect on earnings or the financial position of the Company.

RECLASSIFICATION

    Certain 1996 and 1997 amounts have been reclassified to conform with 1998 presentation.

5. LONG-TERM DEBT

    On September 19, 1996, the Company Issued $110,000,000 11 1/2% unsecured Senior Notes due October 1, 2006 (the Notes). The Notes paid interest semiannually on April 1 and October 1 of each year commencing April 1, 1997. The Notes were redeemable at the option of the Company at redemption prices (expressed as a percentage of principal amount) ranging from 105.75% in 2001 to 100.00% in 2005 and thereafter. Among other things, the Notes contain certain covenants which limited additional indebtedness, payment of dividends, sale of assets or stock, changes in control and transactions with related parties. The proceeds from the Notes were used to repay amounts borrowed under a $75 million bank credit agreement and to finance the acquisition of Horizon described in
Note 3. The notes were retired in connection with the sale of the Company described in Note 2.

                             SYGNET WIRELESS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. LONG-TERM DEBT (CONTINUED)

    On October 9, 1996, Sygnet entered into a new financing agreement (the Bank Credit Facility) with a commercial bank group. The Bank Credit Facility was a senior secured reducing revolver that provided Sygnet the ability to borrow up to $300 million through June 30, 1999. Mandatory reductions in the revolver were to occur quarterly thereafter through June 30, 2005, when the Bank Credit Facility was to terminate. The Bank Credit Facility was secured by certain assets and the stock of Sygnet. The Bank Credit Facility provided for various borrowing rate options based on either a fixed spread over the London Interbank Offered Rate (LIBOR) or the prime rate. Interest payments were made quarterly. The Bank Credit Facility was retired in connection with the sale of the Company described in Note 2.

    Among other things, the Bank Credit Facility contained financial covenants which required the maintenance of debt service ratios and the hedging of interest rate risk and limited distributions to shareholders and sales of assets. In connection with these covenants, the Company has a three year interest rate swap with a total underlying notional amount of $80 million. The swap agreement converted the interest rate on $80 million notional amount of the credit facility from a variable rate based upon a three month LIBOR (5.25% at December 23, 1998) to fixed rates ranging from 5.79% to 6.03%. Amounts paid or received under these agreements are recognized as adjustments to interest expense.

    Interest paid was $4,691,776 and $30,076,031 in 1996 and 1997, respectively, and $31,294,880 for the period from January 1, 1998 through December 23, 1998.

6. LEASES

    The Company has entered into various operating leases for land and office facilities. Leases for tower sites provide for periodic extensions of lease periods with future lease payments indexed to the consumer price index.

    Rent expense was $906,042 and $2,077,644 in 1996 and 1997, respectively, and $2,411,310 for the period from January 1, 1998 through December 23, 1998.

7. RETIREMENT PLAN

    The Company sponsors a 401(k) retirement and profit sharing plan which covers substantially all its employees. Eligible employees can contribute from 1% to 15% of their compensation. The Company, at its discretion, may match a portion of the employee's contribution. The Company may also, at its discretion, make additional profit sharing contributions to the plan. In connection with the sale of Company described in Note 2, the Plan will be merged with the Dobson 401(k) plan. Total pension expense was $181,000 and $293,000 in 1996 and 1997, respectively, and $356,747 for the period from January 1, 1998 through December 23, 1998.

8. REDEEMABLE PREFERRED STOCK AND WARRANTS

    On April 3, 1997, 100,000 shares of Series A Senior Cumulative Nonvoting Preferred Stock (Preferred Stock) were redeemed by the Company at a cost of $10,000,000 which was funded by the Bank Credit Facility. On June 20, 1997, the remaining 118,394.51 shares of Preferred Stock were redeemed by the Company at a cost of $11,839,451. This redemption was funded by the Common Stock Sale described in Note 9.

                             SYGNET WIRELESS, INC.

8. REDEEMABLE PREFERRED STOCK AND WARRANTS (CONTINUED)

    The Preferred Stock had a redemption value of $100 per share and was recorded at fair value on the date of issuance less issuance costs. Dividends were cumulative from the date of issuance, accrued quarterly in arrears and were payable in shares of Preferred Stock. The dividend rates increased annually from 15% in 1997 to 21% in 2000 and thereafter. As of December 31, 1996, the Company accrued stock dividends in the amount of $690,411 (which represented 6,904 shares). The Preferred Stock included the potential issuance of warrants to purchase shares of the Company's Class A Common Stock. No warrants were issued. For financial reporting purposes, the excess of the redemption value of the Preferred Stock over the carrying value was accreted by periodic charges to additional paid-in capital over the life of the issue.

    The Company has authorized 5 million shares of Nonvoting Preferred Stock, par value $.01 per share, of which 500,000 are designated as Series A Senior Cumulative Nonvoting Preferred Stock.

    The Company has also authorized 10 million shares of Voting Preferred Stock, par value $.01 per share, none of which are issued.

9. SHAREHOLDERS' EQUITY

    On June 20, 1997, the Company issued and sold 3,000,000 shares of Class A Common Stock, $0.01 par value, to Boston Ventures Limited Partnership V (Boston Ventures) at a price of $15 per share (Common Stock Sale). The proceeds of $43.6 million, net of issuance fees of $1.4 million, were used to redeem the remaining outstanding Preferred Stock as described in Note 8 and to reduce amounts outstanding under the Bank Credit Facility. As a condition of the Common Stock Sale, Boston Ventures appointed two representatives on the Company's eleven member board of directors.

    In August 1997, Boston Ventures purchased 1,000,000 shares of Class B Common Stock from shareholders pursuant to a tender offer which upon purchase became Class A Common Stock.

    On August 28, 1996, the Company approved a plan to recapitalize the Company whereby the Sygnet common stock Type A (205,698 shares) and Type B (1,028,428 shares) were converted into 6,170,630 shares of Sygnet Wireless, Inc. Class B common stock in a 5 for 1 split, effective September 20, 1996. These shares are entitled to ten votes per share.

    Under the most restrictive of the covenants discussed in Note 5, the Company could not declare any dividends on its common stock through December 23, 1998.

    On December 29, 1994, the Company received a promissory note from an officer/shareholder for $249,952 for the purchase of common shares from a shareholder. The note required annual payment of interest at 8.23% with principal repayment commencing on December 31, 1998 through December 31, 2001. The officer/shareholder repaid 100% of the note and interest accrued on December 29, 1998.

10. INCOME TAXES

    On August 31, 1996, Sygnet and Wilcom terminated their status as Subchapter S Corporations. As a result of this termination, application of the provisions of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, requires deferred income taxes to be provided for differences in the basis for tax purposes and for financial accounting purposes of recorded assets and liabilities. As a result of the termination of their Subchapter S Corporation status, SYGNET and Wilcom contributed their undistributed earnings to additional paid-in capital. At December 23, 1998,

                             SYGNET WIRELESS, INC.

10. INCOME TAXES (CONTINUED)

the Company has net deferred tax assets of $37.0 million which includes net operating loss carryforwards of $45.2 million that expire in 2012 and 2013. For financial reporting purposes, a valuation allowance of $12.6 million has been recognized to offset the net deferred tax assets related primarily to the net operating loss carryforwards.

    The components of the income tax provision (benefit) in the consolidated statements of operations for the years ended December 31, 1996 and 1997, and for the period January 1, 1998 through December 23, 1998, are as follows:

                                                            1996          1997          1998
                                                         -----------   -----------   -----------
Cumulative effect of conversion from S to C corporation
  status...............................................  $   745,000   $        --   $        --
Deferred income tax (benefit)..........................   (1,898,500)   (6,697,800)   (4,782,900)
Valuation allowance....................................    1,153,500     6,097,800     4,782,900
                                                         -----------   -----------   -----------
Total provision for income tax (benefit)...............  $        --   $        --   $        --
                                                         ===========   ===========   ===========

11. STOCK OPTION PLAN

    The Company has stock option plans that provide for the purchase of Class A common stock by employees and directors of the Company. Under the stock option plans, the Company is authorized to issue 1,250,000 options for the purchase of shares of Class A common stock (1,000,000 for employees and 250,000 for non-employee directors). These options vest over a period ranging from grant date to five years, are exercisable based upon the terms of the grants and expire at the end of ten years. The Company applies APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations in accounting for the plan, which requires that for certain options granted, the Company recognizes as compensation expense the excess of the fair value for accounting purposes of the common stock over the exercise price of the options. For the majority of options, no compensation cost has been recognized. Had stock compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, the Company's net loss would have increased by $24,000 and $625,000 from the amounts reported in 1996 and 1997, respectively, and $419,000 from the amounts reported for the period from January 1, 1998 through December 23, 1998.

    For pro forma calculations, the fair value of each option is estimated on the date of grant using the Minimum Value option-pricing model with the following weighted-average assumptions used for grants in 1996, 1997 and 1998: risk-free interest rates ranging from 6.9% to 5.9% and average expected lives ranging from 5.0 to 7.5 years for issued options.

                             SYGNET WIRELESS, INC.

11. STOCK OPTION PLAN (CONTINUED)

    A summary of the status of the Company's stock option plan as of December 31, 1996 and 1997, and December 23, 1998, and changes during the periods then ended is presented below:

                                                      1996                   1997                   1998
                                              --------------------   --------------------   --------------------
                                                         WEIGHTED-              WEIGHTED-              WEIGHTED-
                                                          AVERAGE                AVERAGE                AVERAGE
                                                         EXERCISE               EXERCISE               EXERCISE
                                               SHARES      PRICE      SHARES      PRICE      SHARES      PRICE
                                              --------   ---------   --------   ---------   --------   ---------
Outstanding at beginning of year............       --     $   --     533,200     $10.00     716,200     $10.08
Granted.....................................  533,200      10.00     183,000      10.31     210,500      18.03
Exercised...................................       --         --          --         --          --         --
Canceled....................................       --         --          --         --      (1,000)     20.00
                                              -------     ------     -------     ------     -------     ------
Outstanding at year end.....................  533,200     $10.00     716,200     $10.08     925,700     $11.88
                                              =======     ======     =======     ======     =======     ======
Options exercisable at year end.............       --                651,200                815,700
                                              =======                =======                =======
Weighted-average fair value of options
  granted during the year...................  $    --                $  7.80                $  1.65
                                              =======                =======                =======
Weighted-average remaining contractual
  life......................................     9.68                   8.87                   8.71
                                              =======                =======                =======

    At December 23, 1998, there were 324,300 options available for future grant.

12. COMMITMENTS

    On June 8, 1998, the Company entered into an agreement with Pinellas Communications to purchase the license to operate a cellular telephone system in the Rural Service Area PA-2. The purchase price is $6 million and the transaction is expected to close in 1999.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
American Cellular Corporation

    We have audited the consolidated balance sheets of American Cellular Corporation and subsidiaries (the Company) as of December 31, 1998 and
September 30, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from February 26, 1998 (Date of Formation) to December 31, 1998 and the nine months ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Cellular Corporation and subsidiaries at December 31, 1998 and September 30, 1999, and the consolidated results of its operations and its cash flows and for the period from February 26, 1998 (Date of Formation) to December 31, 1998 and the nine months ended September 30, 1999, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
December 1, 1999

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                          ASSETS
Current assets:
  Cash and cash equivalents.................................   $   34,015     $   43,330
  Restricted short-term investments.........................       26,550         27,729
  Accounts receivable, net of allowance for doubtful
    accounts of $2,084 in 1998 and $1,062 in 1999...........       26,494         39,367
  Inventories...............................................        2,005          4,117
  Prepaids and other current assets.........................        1,569          2,128
                                                               ----------     ----------
Total current assets........................................       90,633        116,671
Cellular facilities, equipment, and other, net..............      159,792        177,703
Other assets................................................    1,267,175      1,203,756
                                                               ----------     ----------
Total assets................................................   $1,517,600     $1,498,130
                                                               ==========     ==========

                See notes to consolidated financial statements.

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                            $    3,000     $    4,000
  Accounts payable..........................................        6,022          5,457
  Interest payable..........................................       22,061         28,359
  Accrued operating expenses................................       16,620         12,407
  Income and other taxes payable............................        3,398          7,679
  Deferred revenue..........................................        6,170          5,926
  Other current liabilities.................................          989          1,307
                                                               ----------     ----------
Total current liabilities...................................       58,260         65,135
Long-term debt..............................................    1,195,971      1,193,134
Deferred income taxes.......................................           --          3,977
Stockholders' equity:
  Series A cumulative redeemable preferred stock, $0.01 par
    value,
    $100 liquidation value, net of $2,000 notes receivable
    from
    stockholders; authorized 5,000,000 shares; 3,250,000
    shares
    issued and outstanding, including accrued dividends of
    $21,375
    at December 31, 1998 and $53,862 at September 30,
    1999....................................................      344,375        376,862
  Common Stock, $0.01 par:
    Class A: Authorized 475,000 shares; 250,000 shares
      issued
      and outstanding at December 31, 1998 and 254,672
      shares
      issued and outstanding at September 30, 1999..........            3              3
    Class B: Authorized 25,000 shares; 19,687 shares issued
      and 19,387 shares outstanding at December 31, 1998 and
      15,315 shares issued and 14,715 shares outstanding at
      September 30, 1999....................................           --             --
    Additional paid-in capital..............................       25,191         25,191
  Accumulated deficit.......................................     (106,200)      (166,172)
                                                               ----------     ----------
Total stockholders' equity..................................      263,369        235,884
                                                               ----------     ----------
Total liabilities and stockholders' equity..................   $1,517,600     $1,498,130
                                                               ==========     ==========

                See notes to consolidated financial statements.

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                          PERIOD FROM     PERIOD FROM
                                                         FEBRUARY 26,    FEBRUARY 26,
                                                         1998 (DATE OF   1998 (DATE OF    NINE MONTHS
                                                         FORMATION) TO   FORMATION) TO       ENDED
                                                         DECEMBER 31,    SEPTEMBER 30    SEPTEMBER 30,
                                                             1998            1998            1999
                                                         -------------   -------------   -------------
                                                                          (UNAUDITED)
REVENUES
Subscriber revenues....................................    $ 58,922        $ 27,828         $ 92,346
Roaming revenues.......................................      36,542          19,592           75,989
Toll revenues..........................................      19,180          10,163           30,409
Equipment sales........................................       3,740           1,682            7,087
Other..................................................       4,025           1,840            6,238
                                                           --------        --------         --------
Total revenues.........................................     122,409          61,105          212,069

COSTS AND EXPENSES
Cost of cellular service...............................      10,917           4,922           18,154
Cost of equipment sold.................................       7,271           3,246           13,128
General and administrative.............................      19,262           8,974           32,565
Sales and marketing....................................      18,363           7,410           21,972
Depreciation and amortization..........................      45,569          22,506           72,607
Nonrecurring charges...................................       4,355           4,154               --
                                                           --------        --------         --------
Total costs and expenses...............................     105,737          51,212          158,426
                                                           --------        --------         --------
Operating income.......................................      16,672           9,893           53,643

OTHER INCOME (EXPENSE)
Interest expense.......................................     (61,477)        (33,864)         (80,620)
Interest income........................................       5,036           3,744            3,454
Other income (expense), net............................        (100)            250               82
                                                           --------        --------         --------
                                                            (56,541)        (29,870)         (77,084)
                                                           --------        --------         --------
Loss before provision for income taxes.................     (39,869)        (19,977)         (23,441)
Provision for income taxes.............................        (530)             --           (4,044)
                                                           --------        --------         --------
Net loss...............................................    $(40,399)       $(19,977)        $(27,485)
                                                           ========        ========         ========

                See notes to consolidated financial statements.

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             (DOLLARS IN THOUSANDS)

                                    SERIES A               CLASS A                CLASS B
                              --------------------   -------------------   ---------------------
                                PREFERRED STOCK         COMMON STOCK           COMMON STOCK        ADDITIONAL
                              --------------------   -------------------   ---------------------    PAID-IN     ACCUMULATED
                               SHARES      AMOUNT     SHARES     AMOUNT     SHARES      AMOUNT      CAPITAL       DEFICIT
                              ---------   --------   --------   --------   --------   ----------   ----------   ------------
Initial capital
  contributions.............  3,250,000   $323,000   250,000       $3           --    $      --     $24,997      $      --
Capital contributions,
  net.......................         --         --        --       --       19,387           --         194             --
Excess purchase price over
  predecessor basis.........         --         --        --       --           --           --          --        (44,426)
Accrued preferred stock
  dividends.................         --     21,375        --       --           --           --          --        (21,375)
Net loss for the period from
  February 26, 1998 (Date of
  Formation) to
  December 31, 1998.........         --         --        --       --           --           --          --        (40,399)
                              ---------   --------   -------       --       ------    ----------    -------      ---------
Balance at December 31,
  1998......................  3,250,000    344,375   250,000        3       19,387           --      25,191       (106,200)
Conversion of Class B
  stock.....................         --         --     4,672       --       (4,672)          --          --             --
Accrued preferred stock
  dividends.................         --     32,487        --       --           --           --          --        (32,487)
Net loss for the nine months
  ended September 30,
  1999......................         --         --        --       --           --           --          --        (27,485)
                              ---------   --------   -------       --       ------    ----------    -------      ---------
Balance at September 30,
  1999......................  3,250,000   $376,862   254,672       $3       14,715    $      --     $25,191      $(166,172)
                              =========   ========   =======       ==       ======    ==========    =======      =========

                See notes to consolidated financial statements.

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                 PERIOD FROM           PERIOD FROM
                                              FEBRUARY 26, 1998     FEBRUARY 26, 1998     NINE MONTHS
                                             (DATE OF FORMATION)   (DATE OF FORMATION)       ENDED
                                               TO DECEMBER 31,      TO SEPTEMBER 30,     SEPTEMBER 30,
                                                    1998                  1998               1999
                                             -------------------   -------------------   -------------
                                                                       (UNAUDITED)
OPERATING ACTIVITIES
Net loss...................................      $   (40,399)          $   (19,977)         $(27,485)
Adjustments to reconcile net loss to net
  cash provided by operating activities:
    Depreciation and amortization
    expense................................           45,569                22,506            72,607
    Amortization of deferred financing
    costs..................................            2,393                 2,264             3,306
    Deferred income tax expense............               --                    --             3,977
    Accretion of discount on Senior
    Notes..................................              137                    88               163
    Amortization of premium on restricted
    investments............................              222                   199               229
    Amortization of covenant not to
    compete................................             (500)                   --                --
    Change in working capital components:
      Accounts receivable..................            2,666                (3,642)          (12,873)
      Inventories..........................           (1,211)                 (492)           (2,112)
      Prepaids and other current assets....              297                    (1)             (559)
      Accounts payable.....................            2,074                (1,351)             (565)
      Interest payable.....................           22,061                28,175             6,298
      Accrued operating expenses...........             (472)                4,005            (4,213)
      Income and other taxes payable.......              (19)                  298             4,281
      Deferred revenue.....................            1,537                 1,084              (244)
      Other current liabilities............              940                   399               318
                                                 -----------           -----------          --------
Net cash provided by operating
  activities...............................           35,295                33,555            43,128
INVESTING ACTIVITIES
Acquisition of cellular operations, net of
  cash acquired............................       (1,418,741)           (1,418,741)               --
Purchase of fixed assets...................          (24,260)               (6,625)          (43,581)
Change in restricted investments, net......          (69,744)              (82,612)           12,187
                                                 -----------           -----------          --------
Net cash used in investing activities......       (1,512,745)           (1,507,978)          (31,394)
FINANCING ACTIVITIES
Proceeds from sale of preferred and common
  stock....................................          348,194               348,194                --
Proceeds from issuance of Senior Notes.....          282,834               282,834                --
Borrowings against (repayment on) credit
  facility.................................          916,000               916,000            (2,000)
Deferred financing costs...................          (35,563)              (35,563)             (419)
                                                 -----------           -----------          --------
Net cash provided by (used in) financing
  activities...............................        1,511,465             1,511,465            (2,419)
                                                 -----------           -----------          --------
Increase in cash and cash equivalents......           34,015                37,042             9,315
Cash and cash equivalents at beginning of
  period...................................               --                    --            34,015
                                                 -----------           -----------          --------
Cash and cash equivalents at end of
  period...................................      $    34,015           $    37,042          $ 43,330
                                                 ===========           ===========          ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
Cash paid during the period for:
  Interest.................................      $    36,886                                $ 70,819
  Income taxes.............................              351                                   1,130

                See notes to consolidated financial statements.

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

1. ORGANIZATION, BASIS OF PRESENTATION, AND PENDING SALE OF BUSINESS

    American Cellular Corporation, a Delaware corporation, was formed on February 26, 1998 to acquire the operations of PriCellular Corporation (see Note
3). American Cellular Corporation and Subsidiaries (the Company), is principally engaged in the ownership and operation of cellular telephone systems. The Company operates in one business segment pursuant to Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures About Segments of an Enterprise and Related Information."

    The consolidated financial statements include the assets, liabilities, and results of operations of entities in which the Company has a controlling interest. All significant intercompany balances and transactions have been eliminated.

PENDING SALE OF BUSINESS

    On October 5, 1999, American Cellular Corporation entered into an Agreement and Plan of Merger, (the Merger Agreement) pursuant to which a newly-formed joint venture of Dobson Communications Corporation and AT&T Wireless Systems, Inc. will, subject to the terms and conditions set forth in the Merger Agreement, acquire the Company by merging a wholly owned subsidiary of the joint venture with and into the Company (the Merger). Pursuant to the Merger Agreement, each share of Class A common stock, par value $.01 per share, of the Company will, at the effective time of the Merger (the Effective Time), be converted into the right to receive $3,244.24 per share in cash, plus interest thereon for the period commencing January 1, 2000 through and including the closing date at a rate of 8% per annum (the Common Stock Purchase Price). As provided in the Merger Agreement, the Common Stock Purchase Price is subject to adjustment in the event shares of common stock are repurchased by the Company pursuant to stock repurchase rights prior to the Effective Time.

    The Merger Agreement further provides that each share of nonvoting Class B common stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time will become fully vested and will automatically be converted into one share of Class A common stock at the Effective Time in accordance with the terms of the grant thereof and, as such, will there upon be subject to conversion into the right to receive the Common Stock Purchase Price. In addition, each share of nonvoting Series A Preferred Stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time will, consistent with the terms of such preferred stock designated in the Company's certificate of incorporation, be converted at the Effective Time into the right to receive $100 per share in cash plus all accrued but unpaid dividends thereon to and including the Effective Time.

    Concurrent with the execution of the Merger Agreement, certain stockholders of the Company executed a stockholder Voting Agreement, dated as of October 5, 1999, pursuant to which, among other things, such stockholders agreed to vote all shares beneficially owned by such persons in favor of the Merger and each of the other transactions contemplated by the Merger Agreement at any meeting of the Company's stockholders in connection with the Merger (or otherwise to consent in writing thereto, as the case may be). A majority of the stockholders of the Company voted to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at a meeting of the stockholders held on October 5, 1999.

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

1. ORGANIZATION, BASIS OF PRESENTATION, AND PENDING SALE OF BUSINESS (CONTINUED)

    The completion of the Merger, which is expected to close in the first quarter of 2000, is subject to certain conditions, including the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended, and the approval of the Federal Communications Commission.

2. SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL INFORMATION

    The financial information for the period from February 26, 1998 (date of formation) to September 30, 1998, is unaudited but includes all adjustments consisting only of normal and recurring accruals that mangement considers necessary for a fair presentation of its consolidated operating results and cash flows. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the Rules and Regulations of the Securities and Exchange Commission. The results of the interim periods are not necessarily indicative of future results.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash and cash equivalents, restricted investments, accounts receivable, and accounts payable approximate fair value. See Note 5 for fair value of long-term debt.

CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

    Inventories are stated at the lower of cost (first in, first out method) or market. Inventories consist primarily of cellular telephones and accessories.

CELLULAR FACILITIES, EQUIPMENT, AND OTHER

    Cellular facilities, equipment, and other fixed assets are recorded at cost, including labor associated with construction. Depreciation is computed using the straight-line method over the estimated useful lives, typically three to seven years.

INVESTMENTS IN CELLULAR OPERATIONS

    The Company owns a 44.5% interest in a joint venture with SBC
Communications, Inc. (SBC). Under the terms of the joint venture agreement, the Company recorded preferential distributions which

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

totaled $2.6 million for the period from June 25, 1998, the date of the PriCellular acquisition, through December 31, 1998 and $4.4 million for the nine months ended September 30, 1999, which are included in other revenues, SBC has operating control of the properties and, accordingly, the Company accounts for its investment using the cost method. The Company also had an option to put its joint venture interest to SBC which it exercised for $39.1 million on December 1, 1999. The sale of the Company's investment, which is expected to close in the first quarter of 2000, will result in a pretax gain of approximately $3.6 million.

OTHER ASSETS

    Other assets consist of the following (in thousands):

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
Goodwill/cellular licenses..................................   $1,175,479     $1,175,479
Investments in cellular operations..........................       35,531         35,531
Deferred financing costs....................................       35,563         35,982
Restricted investments......................................       42,972         29,377
Subscriber lists............................................       11,233         11,233
Accumulated amortization....................................      (33,603)       (83,846)
                                                               ----------     ----------
                                                               $1,267,175     $1,203,756
                                                               ==========     ==========

    Goodwill/cellular licenses represent the excess of purchase price over the fair market value assigned to the net tangible and identifiable intangible assets of the business acquired.

    The Company uses a 20-year life to amortize goodwill/cellular licenses. Accumulated amortization of goodwill/cellular licenses was approximately
$29.3 million and $73.5 million as of December 31, 1998 and September 30, 1999, respectively. The Company periodically reviews the carrying value of goodwill/ cellular licenses to determine whether such amounts are recoverable based on undiscounted future cash flows of the Company in order to determine whether a reduction to fair value is necessary. The Company has determined that no such reductions were necessary through September 30, 1999.

    Deferred financing costs primarily represent underwriting and related fees incurred in connection with the issuance of the Company's long-term debt. These costs are amortized using the effective yield method and the amortization expense is included in interest expense. Accumulated amortization of deferred financing costs was approximately $2.4 million and $5.7 million as of December 31, 1998 and September 30, 1999, respectively.

    Approximately $82.4 million of the proceeds from the issuance of the 10.5% Senior Notes (see Note 5) was used to acquire certain treasury securities sufficient to pay the first six scheduled interest payments of those notes. Approximately $12.7 million of securities were sold in 1998 and $12.9 million of securities were sold in 1999 to satisfy the interest payments with no realized gain or loss. These securities are held in an escrow account pursuant to a Pledge Escrow and Assignment Agreement. The restricted investments are classified in the balance sheet according to their maturities. These treasury

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

securities mature through May 2001, bear interest rates from 5.625% to 6.375%, and are considered as held to maturity.

    The Company amortizes subscriber lists over a three-year period. Accumulated amortization was approximately $1.9 million and $4.7 million as of December 31, 1998 and September 30, 1999, respectively.

REVENUE RECOGNITION

    The Company earns revenue by providing access to its cellular system and for usage of its cellular system (collectively subscriber revenues), for providing service to customers from other cellular systems who roam through the service area (roaming revenues), and for long-distance calls placed by the Company's customers and those of other carriers within the Company's service area (toll revenues). Access revenue is billed one month in advance and is recognized when earned. Airtime, long-distance, and roaming revenues are recognized when the service is rendered. Equipment sales are recognized on delivery of the equipment to the customer.

ADVERTISING COSTS

    Advertising costs relating to new subscribers are expensed in the period in which they are incurred. Advertising expense amounted to $3.7 million and $4.9 million for the periods ended December 31, 1998 and September 30, 1999, respectively.

COMPREHENSIVE LOSS

    In 1998, the Company adopted SFAS No. 130 "Reporting Comprehensive Income." Net loss for the periods ended December 31, 1998 and September 30, 1999, are the same as comprehensive loss defined pursuant to SFAS No. 130.

CONCENTRATIONS OF CREDIT RISK

    No single customer is large enough to pose a significant financial risk to the Company. The Company maintains an allowance for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

PENDING ACCOUNTING STANDARD

    In June 1998, the Financial Accounting Standards Board issued Statement
No. 133, "Accounting for Derivative Instruments and Hedging Activities," which will be adopted by the Company effective January 1, 2001. The Statement will require the Company to recognize all derivatives, including interest rate swaps and collars, on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of Statement 133 will be on the results of operations and financial position of the Company.

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATIONS

    Certain items have been reclassified in the December 31, 1998 consolidated financial statements to conform to the current presentation.

3. ACQUISITION OF PRICELLULAR CORPORATION

    On June 25, 1998, the Company acquired PriCellular Corporation (PCC) pursuant to an Agreement and Plan of Merger (the Merger Agreement) dated
March 6, 1998 for approximately $1.5 billion. The acquisition was accounted for utilizing the purchase method of accounting. The results of operations for PCC are included in the Company's consolidated statements of operations beginning July 1, 1998. The results of operations do not differ materially than if the closing date had been used.

    The allocation of the purchase price to the fair value of net assets acquired is as follows (in thousands):

Cash........................................................  $   51,460
Accounts receivable.........................................      29,160
Cellular facilities and equipment...........................     149,891
Investment in cellular operations...........................      35,531
Other assets................................................       2,660
Goodwill....................................................   1,175,479
Subscriber lists............................................      11,233
Excess purchase price over predecessor basis................      44,426
Total liabilities assumed...................................     (29,639)
                                                              ----------
Total merger consideration..................................   1,470,201
Less:
  Cash acquired.............................................      51,460
                                                              ----------
Total cash paid.............................................  $1,418,741
                                                              ==========

    PCC had been partially owned (6.39%) by a group of investors, which also own approximately 27.2% of the Company (the 6.39% is considered to be the continuing ownership interest). The cost to acquire the continuing ownership interest in the net assets of PCC in excess of the predecessor basis has been reflected as a reduction of stockholders' equity of the Company pursuant to generally accepted accounting principles.

    Nonrecurring charges recorded in the period ended December 31, 1998 represent stay-on bonuses paid by American Cellular Corporation to retain employees through the completion of the Merger.

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

4. CELLULAR FACILITIES, EQUIPMENT, AND OTHER

    The components of the Company's cellular facilities, equipment, and other include the following (in thousands):

                                                            DECEMBER 31   SEPTEMBER 30
                                                               1998           1999
                                                            -----------   ------------
Cellular facilities and equipment.........................   $165,522       $206,187
Furniture and other.......................................      8,629         11,501
                                                             --------       --------
                                                              174,151        217,688
Less accumulated depreciation.............................    (14,359)       (39,985)
                                                             --------       --------
                                                             $159,792       $177,703
                                                             ========       ========

    Depreciation expense was $14.4 million and $25.7 million for the periods ended December 31, 1998 and September 30, 1999, respectively.

5. LONG-TERM DEBT

    Long-term debt consists of the following (in thousands):

                                          DECEMBER 31                   SEPTEMBER 30
                                             1998            FMV            1999            FMV
                                          -----------   -------------   ------------   -------------
Borrowings under Credit Facility:
  Revolver Loans........................  $   66,000    $   66,000       $   66,000    $   66,000
  Tranche A Term Loans..................      50,000       450,000          450,000       450,000
  Tranche B Term Loans..................     200,000       200,000          199,000       199,000
  Tranche C Term Loans..................     200,000       200,000          199,000       199,000
10.5% Senior Notes due 2008.............     282,971       276,450(1)       283,134       292,838(1)
                                          ----------    ----------       ----------    ----------
                                           1,198,971    $1,192,450       $1,197,134    $1,206,838
                                                        ==========                     ==========
Less: Current portion...................      (3,000)                        (4,000)
                                          ----------                     ----------
                                          $1,195,971                     $1,193,134
                                          ==========                     ==========

------------------------

(1) Based on quoted market price.

    The bank syndicated Credit Facility provides a subsidiary of the Company up to $1 billion in four tranches ($450 million on Tranche A, $200 million for each Tranche B and C, and up to $150 million on the Revolver). Payments under the Credit Facility are due quarterly, in varying installments through December 2007. Additional payments are required for excess cash flow pursuant to the Credit Facility agreement. Interest is payable quarterly at the adjusted prime rate, plus the applicable margin for each tranche (0.625% for the Revolver and Tranche A, 1.5% for Tranche B, and 1.75% for Tranche C) or LIBOR, plus the applicable margin for each tranche (1.625% for the Revolver and Tranche A, 2.5% for Tranche B, and 2.75% for Tranche C), based on the subsidiary consolidated leverage ratio. As of September 30, 1999, the interest rates applicable on the tranches of the Credit Facility ranged from approximately 7.23% to 8.35%, yielding a weighted-average rate of 7.76%. In addition, commitment fees of 0.375% on the unutilized portion of the Revolver are payable quarterly. At September 30, 1999,

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

5. LONG-TERM DEBT (CONTINUED)

the Company had $84.0 million available under the Revolver Loans of the Credit Facility. Substantially all of the subsidiaries assets are pledged as collateral to the Credit Facility. The Credit Facility contains several financial covenants related to the subsidiary's leverage and debt service ratios and restrictions on the subsidiary's incurrence of additional debt, payment of dividends, incurrence of liens, and payments and transfers of net assets from the subsidiary to the Company. Restricted net assets of the Company approximated $465.5 million and $463.2 million as of December 31, 1998 and September 30, 1999, respectively.

    On May 13, 1998, the Company issued approximately $285.0 million aggregate principal amount of 10.5% Senior Notes (the Notes), due 2008. The Notes are unsecured and subordinated to the Credit Facility. Approximately $82.4 million of the proceeds were used to purchase treasury securities that were placed in an escrow account (see Note 2). The remaining funds were used to finance the acquisition of PCC. The Notes were issued at a price of 99.24% million or $282.8 million. The original issue discount on the Notes accretes, compounded semiannually, to yield an effective rate of 10.63%. Interest is payable semiannually on each May 15 and November 15. The first six scheduled interest payments on the Notes will be funded from the securities held in escrow.

    The Notes are subject to redemption at any time on or after May 15, 2003, at the option of the Company, in amounts of $1,000 at the following redemption prices, if redeemed during the 12 month period beginning May 15 of the years indicated below:

                                                           REDEMPTION
YEAR                                                         PRICES
----                                                       ----------
2003.....................................................   105.25%
2004.....................................................   103.50
2005.....................................................   101.75
Thereafter...............................................   100.00

    The holders of record receive the redemption price plus any accrued and unpaid interest. In addition, at any time prior to May 15, 2001, the Company may use the net cash proceeds of one or more equity offerings to redeem up to an aggregate 35% of the principal amount of Notes originally issued at a redemption price equal to 110.50%, plus any accrued and unpaid interest.

    As part of its interest rate risk management program, the Company utilizes interest rate swap and collar agreements to hedge variable interest rate risk under the Credit Facility. Net interest paid or received related to such agreements is recorded using the accrual method and as an adjustment to interest expense. At December 31, 1998 and September 30, 1999, the Company had interest rate collars with an aggregate notional amount of $700 million and $656.3 million, respectively, effectively fixing the interest rate between 5.38% and 6.00%, expiring in 2001. At December 31, 1998 and September 30, 1999, the Company had an interest rate swap with a notional amount of $100 million and $93.8 million, respectively, effectively fixing the interest rate to 5.84%, expiring in 2001. The Company has not incurred any gains or losses on terminations of interest rate agreements. The fair market value of the Company's interest rate agreements is $(11.6) million and $2.7 million at December 31, 1998 and September 30, 1999, respectively, based on current underlying spot rates.

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

5. LONG-TERM DEBT (CONTINUED)

    The maturities of the Company's long-term debt are as follows (in thousands):

Three months ended December 31, 1999....................  $    1,000
Years ended:
  2000..................................................       4,000
  2001..................................................      49,000
  2002..................................................      49,000
  2003..................................................      71,500
  Thereafter............................................   1,022,634
                                                          ----------
                                                          $1,197,134
                                                          ==========

6. INCOME TAXES

    The significant components of the Company's deferred tax liabilities and assets are as follows (in thousands):

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
Deferred tax liabilities:
  Cellular facilities, equipment, and other.................     (26,055)      $(25,165)
  Intangible assets.........................................      (5,393)        (9,329)
  State and local deferred taxes............................      (5,656)        (6,420)
  Investment in joint venture...............................      (4,312)        (2,514)
  Interim provision for utilization of preacquisition net
    operating loss carryforwards............................          --         (3,977)
  Other.....................................................      (2,571)        (5,032)
Deferred tax assets:
  Net operating loss carryforwards..........................      76,362         79,585
  Accruals..................................................       3,376          1,963
  Other.....................................................       1,324          1,878
                                                                --------       --------
Net deferred tax assets.....................................      37,075         30,989
Valuation allowance.........................................     (37,075)       (34,966)
                                                                --------       --------
Net deferred tax liability..................................    $     --       $ (3,977)
                                                                ========       ========

    At September 30, 1999, the Company had federal tax net operating loss carryforwards (NOLs) of approximately $207.0 million which are available to offset future federal taxable income. NOLs begin expiring in the year 2007 through 2019 as follows: 2007--$1.3 million; 2009--$2.7 million; 2010--
$1.7 million; 2011--$5.6 million; 2012--$20.8 million; 2018--$174.7 million, and
2019--$0.2 million. At September 30, 1999, the Company had state tax NOLs of approximately $128.0 million.

    The Company established a valuation allowance in accordance with generally accepted accounting principles. The Company continually reviews the adequacy of the valuation allowance and recognizes

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

6. INCOME TAXES (CONTINUED)

the benefits of deferred tax assets only as assessment indicates that it is more likely than not that the deferred tax assets will be realized.

    A reconciliation of the income tax provision based upon the federal statutory rate to the actual income tax provision is as follows (in thousands):

                                                             PERIOD FROM
                                                            FEBRUARY 26,
                                                            1998 (DATE OF    NINE MONTHS
                                                            FORMATION) TO       ENDED
                                                            DECEMBER 31,    SEPTEMBER 30,
                                                                1998            1999
                                                            -------------   -------------
Income tax benefit at federal statutory rate..............    $(13,954)        $(8,228)
Effect of:
  State income tax expense, net of federal benefit........         344             628
  Amortization of goodwill/cellular licenses..............       6,459          11,627
  Increase in valuation allowance.........................       7,681              --
  Other...................................................          --              17
                                                              --------         -------
Income tax expense........................................    $    530         $ 4,044
                                                              ========         =======

    Income tax expense consists of the following (in thousands):

                                                             PERIOD FROM
                                                            FEBRUARY 26,
                                                            1998 (DATE OF    NINE MONTHS
                                                            FORMATION) TO       ENDED
                                                            DECEMBER 31,    SEPTEMBER 30,
                                                                1998            1999
                                                            -------------   -------------
Current taxes:
  Federal.................................................      $ --            $   --
  State...................................................       530                67
                                                                ----            ------
Total current taxes.......................................       530                67

Deferred taxes:
  Federal.................................................        --             3,076
  State...................................................        --               901
                                                                ----            ------
Total deferred taxes......................................        --             3,977
                                                                ----            ------
Total tax provision.......................................      $530            $4,044
                                                                ====            ======

    For the nine months ended September 30, 1999, the Company has recorded an interim deferred tax provision of $3,977,000 related to the utilization of preacquisition net operating loss carryforwards. Utilization of such preacquisition tax benefits has not resulted in a reduction to goodwill in accordance with SFAS No. 109, "Accounting for Income Taxes" because the Company expects taxable losses for the fourth quarter that will offset these amounts. Rather, the liability associated with this provision has been reflected as part of deferred taxes. Provided such fourth quarter losses are incurred, the interim provision will be reversed in the fourth quarter. If such losses do not occur, or are not as large as expected, the interim provision will be adjusted and the deferred tax liability will be reclassified as a

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

6. INCOME TAXES (CONTINUED)

reduction to goodwill. Similarly, to the extent preacquisition tax benefits are utilized in the future, goodwill established at the date of the acquisition will be reduced.

7. STOCKHOLDERS' EQUITY

PREFERRED STOCK

    The Company issued 3,250,000 shares of Series A Preferred Stock for gross proceeds of $325 million. The preferred stock accrues dividends daily at the rate of 12% per annum, compounded quarterly. Such dividends shall accrue and be cumulative on the stated value of $100 per share. Dividends shall be payable quarterly, in arrears, on the last day of each December, March, June, and September. Dividends shall be paid in cash. If the payment does not occur on a regular dividend date, dividends shall accrue to the final payment date.

    The holders of Series A Preferred Stock have preference and priority over the holders of shares of any stock of the Company ranking junior to the Series A Preferred Stock, with respect to the payment of dividends or distribution of assets, whether upon liquidation, dissolution, winding up, or otherwise (Junior Stock). No dividend or distribution shall be declared or paid, either directly or indirectly, nor shall any Junior Stock, or any warrants, rights, calls, or options exercisable or convertible into any Junior Stock be redeemed, purchased, retired, or otherwise acquired for any consideration, unless as of such date the Company has paid all dividends accrued and payable to date on the Series A Preferred Stock.

    If the Company shall adopt a plan of liquidation, dissolution, or winding up, no distribution shall be made to the holders of shares of Junior Stock, unless the holders of Series A Preferred Stock have received in cash the stated value, $100 per share, plus all accrued but unpaid dividends thereon.

    The Company shall have the right to redeem outstanding shares of Series A Preferred Stock at any time in aggregate amounts of $5 million or more at any one time. The redemption price shall be $100 per share plus the amount of all accrued and unpaid dividends through the redemption date.

    The Series A Preferred Stock have no voting rights, except certain actions in which each share of Series A Preferred Stock shall have one vote.

    The notes receivable from two stockholders related to the Series A Preferred Stock bear interest at 6%.

CLASS B COMMON STOCK

    The Company has reserved 21,739 shares of its Class B Common Stock for issuance to certain of its employees. As of December 31, 1998 and September 30, 1999, 19,387 and 14,715 shares are outstanding, respectively. The shares vest in equal, annual increments over a four-year period starting on the date of issuance. The shares are convertible into shares of Class A Common Stock on a one-to-one basis, and automatically convert when vested. No shares were vested as of December 31, 1998. As of September 30, 1999, 4,672 shares have vested.

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

7. STOCKHOLDERS' EQUITY (CONTINUED)

OTHER

    Upon termination of employment without cause, certain employees have the right to put their Class A and B Common Stock and Series A Preferred Stock at the fair market value, provided the Company will have the right to pay certain amounts by issuing shares of Series A Preferred Stock.

8. LEASE COMMITMENTS

    Minimum rental commitments as of September 30, 1999, for all noncancelable operating leases, consisting principally of leases for office space, real estate, and tower space, were as follows (in thousands):

Three months ended December 31, 1999........................  $ 1,355
Years ended:
  2000......................................................    4,673
  2001......................................................    4,063
  2002......................................................    3,573
  2003......................................................    3,137
  Thereafter................................................   14,994
                                                              -------
                                                              $31,795
                                                              =======

    Total rent expense amounted to approximately $2.7 million and $4.2 million for the periods ended December 31, 1998 and September 30, 1999, respectively.

9. RELATED PARTIES

    The Company obtains customer information management and billing services from a vendor in which two of the Company's directors have an indirect and noncontrolling ownership interest. Since June 25, 1998, services provided to the Company by this vendor pursuant to the terms of a license agreement, totaled $4.9 million for the period from June 25, 1998 to December 31, 1998 and $6.7 million for the nine months ended September 30, 1999.

10. YEAR 2000 (UNAUDITED)

YEAR 2000 ISSUES

    The term "Year 2000 problem" is a general term used to describe the various problems that may result from the improper processing of dates and time-sensitive calculations by computers and other machinery as the Year 2000 is reached. These problems generally arise from the fact that most of the world's computer hardware and software has historically used only two digits to identify the year component of a date. This will often result in a computer reading a date of "00" as meaning 1900, and not 2000. Problems may also arise from other sources, including the use of special codes and conventions in software that make use of a date field.

    The Company's Year 2000 issue is primarily the result of the Company's reliance on third-party vendors for the major systems integral to its operations. These systems include all hardware and

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

10. YEAR 2000 (UNAUDITED) (CONTINUED)

software directly related to the Company's cellular networks, interconnect systems which provide for the delivery of data and voice messaging between the Company's networks and networks of other carriers, information management systems that provide customer support and billing functionality, and other administrative systems that support the operations. The Company is also reliant upon third-party manufacturers that provide cellular telephone equipment and accessories that are sold to the Company's subscribers. The Company is working with its vendors to ensure Year 2000 compliance of these systems. However, if required modifications to these systems are not completed, the Year 2000 issue could have a material impact on the operations of the Company.

STATUS OF BECOMING YEAR 2000 COMPLIANT

    The Company's Year 2000 readiness program involves the following four phases: system assessment, remediation, testing, and implementation. To date, the Company has substantially completed its assessment of all systems that could be significantly affected by the Year 2000 issue. The assessment indicated all of the systems could be affected because of the heavy reliance on information technology products and services. The assessment also indicated that hardware and software used in administrative operations are also at risk. The Company has been gathering information about the Year 2000 compliance status of its vendors that support these systems. The Company's vendors are at various stages in their Year 2000 compliance programs, and there is no assurance that each vendor will achieve its goals. Additionally, the Company has identified all carriers that provide direct interconnect services for local or long distance telephone services and requested certification as to Year 2000 compliance. However, there is no assurance that the Company will be able to test these systems beyond the representations of these carriers.

    While management considers that the assessment phase of the Company's Year 2000 program is substantially completed, the Company will continue to review all areas of operations to identify any other potential Year 2000 issues. In addition, any new system that may be implemented during the remainder of the year will be evaluated for Year 2000 compliance prior to the deployment of the system.

    In the remediation phase, the Company is determining the Year 2000 compliance status of each component of each system identified as a risk during the assessment phase. This process includes contacting each vendor and obtaining representations regarding the Year 2000 compliance of that vendor's products as it impacts the Company systems. In the event that a product is determined to be noncompliant, the Company is requesting information as to the vendor's procedures to bring the product into compliance. The Company's vendors are at various stages in their Year 2000 compliance programs, and there is no assurance that each vendor will achieve its goals. This phase is approximately 98.8% completed overall and is expected to be 100% completed by November 1999.

    In the testing phase, the Company is performing its own evaluation of Year 2000 compliance and, to the extent possible, testing each system or component in a forward date environment to insure compliance of the system. Although the Company can verify Year 2000 compliance of its systems in this fashion, the complexity and variability of systems to which the Company interconnects prohibits the testing of the telecommunications network as a whole. For example, the failure of a local power grid or local exchange carrier as a result of a Year 2000 event will adversely affect the performance of the

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

10. YEAR 2000 (UNAUDITED) (CONTINUED)

Company's cellular network. This phase is approximately 98.8% completed overall and is expected to be 100% completed by November 1999.

    The implementation phase involves the deployment of Year 2000 compliant software upgrades and patches into the operating systems, the development of contingency plans and work around procedures for those systems found to be noncompliant and the replacement of noncompliant hardware and software used in administrative support functions. This phase is approximately 98.8% completed overall and is expected to be 100% completed by November 1999.

    No system that are considered to be material to the operations and that are not expected to be Year 2000 compliant have been identified. Set forth below is a table of the various systems of the Company and the level of completion of each of the phases of the Company's Year 2000 readiness program with respect to each system:

                                                    COMPLIANCE PROGRAM PHASE
                        ---------------------------------------------------------------------------------
SYSTEMS                   ASSESSMENT          REMEDIATION             TESTING           IMPLEMENTATION
-------                 ---------------   -------------------   -------------------   -------------------
Cellular networks.....  100% completed    96.8% completed       96.8% completed       96.8% completed
                                          Expected completion   Expected completion   Expected completion
                                          date November 1999    date November 1999    date November 1999

Interconnect            100% completed    99.1% completed       0% completed          99.1% completed
  systems.............                    Expected completion   Expected completion   Expected completion
                                          date November 1999    date not applicable   date November 1999

Information management  100% completed    99.3% completed       99.3 completed        99.3% completed
  system..............                    Expected completion   Expected completion   Expected completion
                                          date November 1999    date November 1999    date November 1999

Other administrative    100% completed    99.9% completed       99.9% completed       99.9% completed
  systems.............                    Expected completion   Expected completion   Expected completion
                                          date November 1999    date November 1999    date November 1999

COSTS RELATED TO YEAR 2000 COMPLIANCE

    The Company will utilize internal resources in completing its Year 2000 readiness plan. Company personnel are assigned specific tasks relating to Year 2000 compliance on the basis of technical skill and availability. The Company does not account for the time spent on Year 2000 compliance as a separate item as these costs are not incremental to the operations. The Company has budgeted for software upgrade costs relating to vendor software of approximately $100,000. The Company also anticipates an additional $100,000 required to replace administrative hardware and software that are not Year 2000 compliant. As of October 31, 1999, actual expenditures or these items were approximately $75,000.

RISKS ASSOCIATED WITH YEAR 2000 ISSUES

    Management believes that it has an effective program in place to resolve those Year 2000 issues in which it can exert significant influence. As noted in the table above, the program is not yet completed. In the event the Company does not complete the additional phases of the program, the Company

                 AMERICAN CELLULAR CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

10. YEAR 2000 (UNAUDITED) (CONTINUED)

would be unable to provide cellular telephone service, invoice customers, or collect payments. Disruption of cellular service would also negatively impact customer satisfaction, which may impact future sales and growth of the operations. In addition, disruptions in the economy generally resulting from Year 2000 issues could materially adversely affect the Company. The amount of potential liability or lost revenue to the Company cannot be reasonably estimated at this time.

YEAR 2000 CONTINGENCY PLANS

    The Company is in the process of developing contingency plans with its primary vendors for cellular network operations and information management services. These plans include detail recovery plans, vendor contacts, and work around procedures upon the occurrence of a Year 2000 event. The Company will continue to evaluate the necessity and adequacy of its contingency plans as additional information relating to the Year 2000 readiness of its vendors becomes available.

YEAR 2000 FORWARD-LOOKING STATEMENTS

    The foregoing Year 2000 discussions contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including without limitation, anticipated costs and dates by which the Company expects to complete certain actions, are based on management's best current estimates, which are derived utilizing numerous assumptions about future events, including continued availability of certain resources, representations derived from third parties and other factors. However, there can be no guarantee that these estimates will be achieved, and the actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the ability to identify and remediate all relevant information technology and noninformation technology systems, results of Year 2000 testing, adequate resolution of Year 2000 issues by business and other third parties who are service providers, suppliers or customers of the Company, unanticipated system costs, the adequacy of and the ability to develop and implement contingency plans and similar uncertainties. The "forward-looking statements" made in the foregoing Year 2000 discussion speak only as to the date such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The foregoing information constitutes a Year 2000 readiness disclosure under the Year 2000 Information and Readiness Disclosure Act.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
PriCellular Corporation

    We have audited the consolidated balance sheets of PriCellular Corporation and subsidiaries as of December 31, 1997 and June 30, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1997 and for the six months ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PriCellular Corporation and subsidiaries at December 31, 1997 and June 30, 1998, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 and for the six months ended June 30, 1998, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
March 15, 1999

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              DECEMBER 31,   JUNE 30,
                                                                  1997         1998
                                                              ------------   --------
                                       ASSETS
Current assets:
  Cash and cash equivalents.................................    $ 61,357     $ 51,460
  Accounts receivable (less allowance of $1,686 and
    $2,185).................................................      19,465       29,160
  Inventory.................................................       2,232          794
  Other current assets......................................       1,797        2,269
                                                                --------     --------
Total current assets........................................      84,851       83,683
Fixed assets:
  Cellular facilities and equipment.........................     123,935      139,677
  Furniture and equipment...................................      10,221       14,996
                                                                --------     --------
                                                                 134,156      154,673
  Less accumulated depreciation.............................     (29,302)     (39,548)
                                                                --------     --------
Net fixed assets............................................     104,854      115,125
Investment in cellular operations...........................      37,017       35,531
Cellular licenses (less accumulated amortization of $23,119
  and $30,426)..............................................     493,315      559,981
Deferred financing costs (less accumulated amortization of
  $5,191 and $7,496)........................................      13,352       12,282
Cash committed for the acquisition of cellular operations...      13,000           --
Other assets................................................       1,267          256
                                                                --------     --------
Total assets................................................    $747,656     $806,858
                                                                ========     ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................    $ 28,046     $ 20,416
  Deferred revenue..........................................       4,242        4,633
  Other current liabilities.................................       8,045        6,944
                                                                --------     --------
Total current liabilities...................................      40,333       31,993
Long-term debt..............................................     568,323      642,155
Deferred taxes..............................................       3,797        3,797
Other long-term liabilities.................................       1,023        1,019
Commitments and contingent liabilities......................          --           --
Stockholders' equity:
  Preferred Stock, $0.01 par:
    Series A, cumulative convertible: authorized 10,000,000
      shares; issued and outstanding 96,000 shares..........           1            1
  Common Stock, $0.01 par:
    Class A: authorized 100,000,000 shares; issued and
      outstanding 21,824,566 and 21,987,766 shares..........         218          220
    Class B: authorized 50,000,000 shares; issued and
      outstanding 13,134,275 and 12,971,075 shares..........         131          129
  Additional paid-in capital................................     180,704      180,704
  Accumulated deficit.......................................     (46,874)     (53,160)
                                                                --------     --------
Total stockholders' equity..................................     134,180      127,894
                                                                --------     --------
Total liabilities and stockholders' equity..................    $747,656     $806,858
                                                                ========     ========

                See notes to consolidated financial statements.

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------   SIX MONTHS ENDED
                                                           1996         1997       JUNE 30, 1998
                                                        ----------   ----------   ----------------
REVENUES
Cellular service......................................  $  105,188   $  168,394      $  101,888
Equipment sales.......................................       3,430        5,364           2,868
Other.................................................       3,998        7,242           3,914
                                                        ----------   ----------      ----------
                                                           112,616      181,000         108,670

COSTS AND EXPENSES
Cost of cellular service..............................      29,571       48,691          20,911
Cost of equipment sold................................      10,073       12,841           5,365
Selling, general and administrative...................      34,502       53,485          30,230
Depreciation and amortization.........................      19,537       28,759          17,553
Nonrecurring charges..................................          --           --           4,889
                                                        ----------   ----------      ----------
                                                            93,683      143,776          78,948
                                                        ----------   ----------      ----------
Operating income......................................      18,933       37,224          29,722

OTHER INCOME (EXPENSE)
Gain (loss) on sale of investments in cellular
  operations..........................................      (1,401)       8,423            (133)
Interest expense......................................     (47,076)     (67,392)        (38,955)
Interest income.......................................       4,875        4,864           1,570
Other income, net.....................................       1,626        3,250           1,510
                                                        ----------   ----------      ----------
                                                           (41,976)     (50,855)        (36,008)
                                                        ----------   ----------      ----------
Net loss..............................................  $  (23,043)  $  (13,631)     $   (6,286)
                                                        ==========   ==========      ==========

Net loss after adjustment for accrued preferred stock
  dividend............................................  $  (29,221)  $  (20,171)     $   (9,643)
                                                        ==========   ==========      ==========

Basic and diluted loss per common share...............  $    (0.76)  $    (0.55)     $    (0.28)
                                                        ==========   ==========      ==========

Weighted-average number of common shares used in
  computation of basic and diluted loss per common
  share...............................................  38,493,000   36,751,000      34,959,000

                See notes to consolidated financial statements.

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                    SERIES A               CLASS A               CLASS B
                                 PREFERRED STOCK        COMMON STOCK          COMMON STOCK       ADDITIONAL
                               -------------------   -------------------   -------------------    PAID-IN     ACCUMULATED
                                SHARES     AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL       DEFICIT
                               --------   --------   --------   --------   --------   --------   ----------   ------------
BALANCE--DECEMBER 31, 1995...       96    $      1    10,858     $  109      13,816   $    138    $215,680      $(10,200)
Purchase and retirement of
  common stock...............       --          --      (150)        (1)         --         --      (1,449)           --
Conversion of Class B common
  stock to Class A common
  stock......................       --          --     1,688         17      (1,688)       (17)         --            --
Shares issued as a result of
  common stock splits........       --          --     6,498         64       7,383         74        (138)           --
Costs incurred in connection
  with common and preferred
  stock offerings............       --          --        --         --          --         --      (1,364)           --
Exercise of employee stock
  options....................       --          --         8         --          --         --          48            --
Net loss for the year ended
  December 31, 1996..........       --          --        --         --          --         --          --       (23,043)
                                ------    --------   -------     ------    --------   --------    --------      --------
BALANCE--DECEMBER 31, 1996...       96           1    18,902        189      19,511        195     212,777       (33,243)
Purchase and retirement of
  common stock...............       --          --    (2,157)       (21)     (3,995)       (40)    (53,800)           --
Conversion of Class B common
  stock to Class A common
  stock......................       --          --     2,382         24      (2,382)       (24)         --            --
Costs incurred in connection
  with common and preferred
  stock offerings............       --          --        --         --          --         --        (206)           --
Shares issued in connection
  with the Kentucky Cluster
  acquisition................       --          --     1,948         19          --         --      19,106            --
Exercise of employee stock
  options....................       --                   750          7          --         --       2,827            --
Net loss for the year ended
  December 31, 1997..........       --          --        --         --          --         --          --       (13,631)
                                ------    --------   -------     ------    --------   --------    --------      --------
BALANCE--DECEMBER 31, 1997...       96           1    21,825        218      13,134        131     180,704       (46,874)
Conversion of Class B common
  stock to Class A common
  stock......................       --          --       163          2        (163)        (2)         --            --
Net loss for the six months
  ended June 30, 1998........       --          --        --         --          --         --          --        (6,286)
                                ------    --------   -------     ------    --------   --------    --------      --------
BALANCE--JUNE 30, 1998.......       96    $      1    21,988     $  220      12,971   $    129    $180,704      $(53,160)
                                ======    ========   =======     ======    ========   ========    ========      ========


                               STOCKHOLDERS'
                                  EQUITY
                               -------------
BALANCE--DECEMBER 31, 1995...    $205,728
Purchase and retirement of
  common stock...............      (1,450)
Conversion of Class B common
  stock to Class A common
  stock......................          --
Shares issued as a result of
  common stock splits........          --
Costs incurred in connection
  with common and preferred
  stock offerings............      (1,364)
Exercise of employee stock
  options....................          48
Net loss for the year ended
  December 31, 1996..........     (23,043)
                                 --------
BALANCE--DECEMBER 31, 1996...     179,919
Purchase and retirement of
  common stock...............     (53,861)
Conversion of Class B common
  stock to Class A common
  stock......................          --
Costs incurred in connection
  with common and preferred
  stock offerings............        (206)
Shares issued in connection
  with the Kentucky Cluster
  acquisition................      19,125
Exercise of employee stock
  options....................       2,834
Net loss for the year ended
  December 31, 1997..........     (13,631)
                                 --------
BALANCE--DECEMBER 31, 1997...     134,180
Conversion of Class B common
  stock to Class A common
  stock......................          --
Net loss for the six months
  ended June 30, 1998........      (6,286)
                                 --------
BALANCE--JUNE 30, 1998.......    $127,894
                                 ========

                See notes to consolidated financial statements.

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                        SIX MONTHS
                                                              YEAR ENDED DECEMBER 31,     ENDED
                                                              -----------------------    JUNE 30,
                                                                1996           1997        1998
                                                              ---------      --------   ----------
OPERATING ACTIVITIES
Net loss....................................................  $ (23,043)     $(13,631)   $ (6,286)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization.............................     19,537        28,759      17,553
  Interest on Senior Subordinated and Convertible Discount
    Notes and amortization of deferred financing costs......     43,174        46,236      16,137
  (Gain) loss on sale of investments in cellular
    operations..............................................      1,401        (8,423)        133
  Amortization of covenant not to compete...................     (1,625)       (3,250)     (1,625)
  Provision for losses on accounts receivable...............       (309)          (81)        456
  Proceeds from covenant not to compete.....................      2,500         2,000          --
  Changes in operating assets and liabilities, net of
    acquisitions:
    Accounts receivable.....................................     (6,710)       (5,131)     (9,577)
    Inventory...............................................       (369)          103       1,526
    Other current assets....................................       (347)         (737)       (457)
    Accounts payable and accrued expenses...................      4,009         2,804      (8,653)
    Deferred revenue........................................      1,151           600         (37)
    Other current liabilities...............................       (250)           --       1,547
    Other, net..............................................        252          (223)        948
                                                              ---------      --------    --------
Net cash provided by operating activities...................     39,371        49,026      11,665

INVESTING ACTIVITIES
Purchase of fixed assets....................................    (29,470)      (25,717)    (20,517)
Amounts refunded from (deposited in) escrow to acquire
  cellular properties (net).................................     (5,000)        7,337          --
Deposit for Personal Communications Service auction (net)...      1,640            --          --
Proceeds from sale of investments in cellular operations....     34,313        23,651       1,352
Acquisition of cellular operations, net of cash acquired....   (110,977)      (26,032)    (60,185)
Investment in cellular operations...........................        (75)       (2,523)       (977)
Cash committed for the acquisition of cellular operations...    (91,400)      (13,000)         --
                                                              ---------      --------    --------
Net cash used in investing activities.......................   (200,969)      (36,284)    (80,327)

                See notes to consolidated financial statements.

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

                                                                                         SIX MONTHS
                                                              YEAR ENDED DECEMBER 31,      ENDED
                                                              ------------------------    JUNE 30,
                                                                1996           1997         1998
                                                              ---------      ---------   ----------
                                                                     (DOLLARS IN THOUSANDS)

FINANCING ACTIVITIES
Purchase and retirement of common stock.....................  $ (1,450)      $(53,861)    $     --
Proceeds from exercise of stock options.....................        48          2,834           --
Repayments of notes payable and due to stockholders.........   (23,104)            --           --
Payments for deferred financing costs.......................    (5,612)          (516)      (1,235)
Proceeds from issuance of long-term debt....................   170,000             --       60,000
Costs incurred in connection with common and preferred stock
  offerings.................................................    (1,364)          (206)          --
                                                              --------       --------     --------
Net cash provided by (used in) financing activities.........   138,518        (51,749)      58,765
                                                              --------       --------     --------
Decrease in cash and cash equivalents.......................   (23,080)       (39,007)      (9,897)
Cash and cash equivalents at beginning of period............   123,444        100,364       61,357
                                                              --------       --------     --------
Cash and cash equivalents at end of period..................  $100,364       $ 61,357     $ 51,460
                                                              ========       ========     ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
  Interest..................................................  $  1,110       $ 18,275     $ 22,819
  Income taxes..............................................       448            424          479

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES
Common stock (1997) and debt (1996) issued in connection
  with the acquisition of cellular systems..................  $ 19,429       $ 19,125     $     --

                See notes to consolidated financial statements.

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1998

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    PriCellular Corporation and subsidiaries, including its wholly owned subsidiary, PriCellular Wireless Corporation (Wireless) (collectively, the Company), is principally engaged in the ownership and operation of cellular telephone systems primarily in rural areas of the Midwestern and Eastern portions of the United States. The Company operates in one business segment pursuant to SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information."

    The consolidated financial statements include the accounts of the Company and its wholly owned and majority owned subsidiaries. The assets, liabilities, and results of operations of entities in which the Company has a controlling interest have been consolidated. All significant intercompany balances and transactions have been eliminated.

    On June 25, 1998, American Cellular Corporation acquired all of the operations of the Company pursuant to an agreement and plan of merger. For further discussion of the merger see Note 8. The accompanying consolidated financial statements include results of operations of the Company through June 30, 1998, the Company's normal month-end. The results of operations of the Company do not differ materially from if the actual closing date of the merger had been used.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash and cash equivalents, accounts receivable, investment in cellular operations and accounts payable in the consolidated balance sheet approximate fair value. The fair value of long-term debt in the consolidated balance sheet approximated $733.5 million at June 30, 1998.

CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORY

    Inventory is stated at the lower of cost (first in, first out method) or market. Inventory consists primarily of cellular telephones and accessories.

FIXED ASSETS

    Cellular facilities, equipment, and other fixed assets are recorded at cost, including labor associated with construction. Depreciation is computed using the straight-line method over the estimated useful lives, typically three to seven years. Depreciation expense for the years ended December 31, 1996 and

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                                 JUNE 30, 1998

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

1997 and for the six months ended June 30, 1998, was $10.0 million, $16.1 million, and $10.2 million, respectively.

INVESTMENTS IN CELLULAR OPERATIONS

    The Company has a 44.5% interest in a joint venture with SBC Communications, Inc. (SBC). Under the terms of the joint venture agreement, the Company receives preferential distributions in the first four years of the joint venture increasing from $3.3 million in 1996 to $5.8 million in 1999. Such preferential distributions are guaranteed by SBC. The Company also has an option to put its joint venture interest to SBC at prices escalating to $39.0 million in 1999. SBC has operating control of the properties and has certain rights to purchase the Company's interests on November 30, 1999. The Company's guaranteed preferential distributions from the joint venture for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1998, amounted to $3.4 million, $4.3 million, and $2.6 million, respectively, which are included in other revenues.

CELLULAR LICENSES

    Cellular licenses represent the excess of purchase price over the underlying fair value of assets acquired, and are being amortized on a straight-line basis over 40 years. Amortization expense for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1998, was $9.5 million, $12.7 million, and $7.3 million, respectively.

    The Company periodically reviews the carrying value of cellular licenses to determine whether such amounts are recoverable based on undiscounted future cash flows of the market to which the license relates and by comparing the cellular license to the estimated market value of the cellular system in order to determine whether a reduction to fair value is necessary. The Company has determined that no such reductions were necessary through June 30, 1998.

DEFERRED FINANCING COSTS

    Deferred financing costs primarily represent underwriting and related fees incurred in connection with the issuance of the Company's long-term debt. These costs are being amortized over the terms of the related debt and the amortization expense is included in interest expense.

REVENUE RECOGNITION

    The Company earns revenue by providing access to its cellular system, for usage of its cellular system for long-distance calls placed by the Company's customers and those of other carriers within the Company's service area, and for providing service to customers from other cellular systems who roam through the service area. Access revenue is billed one month in advance and is recognized when earned. Airtime, long-distance, and roaming revenues are recognized when the service is rendered. Equipment sales are recognized on delivery of the equipment to the customer.

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                                 JUNE 30, 1998

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

    Marketing costs relating to new subscribers are expensed in the period in which they are incurred. Advertising expense amounted to $2.3 million, $3.7 million, and $2.5 million for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1998, respectively.

COMMON STOCK SPLITS

    On February 29, 1996 and October 1, 1996, the Company authorized 5- for 4-stock splits in the form of 25% stock dividends of Class A and Class B common stock payable March 11, 1996 and October 21, 1996, respectively. All footnote disclosures and applicable per share data have been restated to reflect these splits.

NET LOSS PER SHARE

    In computing dilutive loss per share for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1998, no effect has been given to options outstanding under the Company's 1994 Stock Option Plan, outstanding warrants to purchase Class B common stock, the 10.75% Senior Subordinated Convertible Discount Notes, or the Cumulative Convertible Preferred Stock, since the exercise of any of these items would have an antidilutive effect on net loss per share.

COMPREHENSIVE INCOME

    In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." Net loss for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1998, is the same as comprehensive loss defined pursuant to SFAS No. 130.

CONCENTRATIONS OF CREDIT RISK

    No single customer is large enough to pose a significant financial risk to the Company. The Company maintains an allowance for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

RECLASSIFICATIONS

    Certain items have been reclassified in the 1996 and 1997 consolidated financial statements to conform to the current presentation.

2. ACQUISITIONS AND DIVESTITURES

    The following acquisitions were completed in 1996, 1997, and 1998. All acquisitions were accounted for utilizing the purchase method of accounting. The results of operations of the acquired

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                                 JUNE 30, 1998

2. ACQUISITIONS AND DIVESTITURES (CONTINUED)

entities are included in the Company's consolidated results of operations from their respective dates of acquisition.

                                           ACQUISITION                   PURCHASE         NET POPS
MARKET                                         DATE                       PRICE           ACQUIRED
------                        --------------------------------------  --------------      ---------
                                                                      (IN THOUSANDS)
1998
TN-4 RSA                      January 15, 1998......................     $ 73,000           264,000
                                                                                          ---------
                                                                                            264,000
                                                                                          =========

1997
KY-4, KY-5, KY-6, and         January 7, 1997.......................     $115,500(a)        785,000
  KY-8 RSAs

WI-4 RSA                      January 7, 1997.......................        6,300           119,000
WI-5 RSA                      May 29, 1997..........................       10,600            81,000
                                                                                          ---------
                                                                                            985,000
                                                                                          =========

1996
WI-2 RSA                      November 18, 1996.....................        4,300            85,645
                                                                                          ---------
                                                                                             85,645
                                                                                          =========

PA-9 RSA                      February 2, 1996......................       26,100           188,096
WV-3 RSA                      July 23, 1996.........................       35,000           269,709
                                                                                          ---------
                                                                                            457,805
                                                                                          =========

NY-6 RSA                      April 23, 1996........................       19,800(b)        111,373
Poughkeepsie, NY MSA          April 23, 1996........................       38,900(b)(c)     218,890
Orange County, NY MSA         October 17, 1996......................             (c)        327,053
                                                                                          ---------
                                                                                            657,316
                                                                                          =========

Various                       October 17, 1996......................             (c)         70,740
                                                                                          ---------
                                                                                          1,271,506
                                                                                          =========

------------------------

(a) The Company acquired from a subsidiary of Horizon Cellular Telephone Company, L. P. (Horizon) the system serving four RSAs in Kentucky for approximately $96.4 million in cash and 1,948,052 shares of the Company's Class A common stock valued at approximately $19.1 million. On February 4, 1997, the Company repurchased and retired the 1,948,052 shares from Horizon for $15.3 million.

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                                 JUNE 30, 1998

2. ACQUISITIONS AND DIVESTITURES (CONTINUED)

(b) The Company acquired from a subsidiary of United States Cellular Corporation the system serving the NY-6 RSA for approximately $19.8 million and 83% of the stock of the system serving the Poughkeepsie, NY MSA for approximately $38.9 million, with one-half paid in cash and the balance in a three-year note (subsequently repaid in November 1996.

(c) The Company exchanged with Vanguard Cellular Systems, Inc. its OH-9 RSA, the majority of its OH-10 RSA and its Parkersburg, WV/Marietta, OH MSA for the Orange County, NY MSA, an additional 11.1% of the Poughkeepsie, NY MSA, 12.2% of the Janesville, WI MSA and 28,509 additional Pops, including small interests in the Eau Claire, WI and Wausau, WI MSAs (in each of which the Company currently has a majority interest).

    The pro forma unaudited condensed consolidated results of operations assuming the TN-4 RSA acquisition was consummated as of January 1, 1997, are as follows (in thousands, except per share amounts):

                                                                            SIX MONTHS
                                                              YEAR ENDED      ENDED
                                                              DECEMBER 31    JUNE 30
                                                                 1997          1998
                                                              -----------   ----------
Revenues....................................................   $196,264      $108,670
                                                               ========      ========

Net loss after adjustment for accrued preferred stock
  dividend..................................................   $(20,497)     $ (9,643)
                                                               ========      ========

Basic and diluted loss per common share.....................   $  (0.56)     $  (0.28)
                                                               ========      ========

The Company made the following dispositions of cellular properties and interests (in thousands):

                                                                        SALES       GAIN
DATE                                 DESCRIPTION                        PRICE      (LOSS)
----                                 -----------                       --------   --------
1998
  June           Sale of Minority Pops...............................  $ 1,352    $  (133)
                                                                                  =======

1997
  January        Florence, AL MSA and AL-1B RSA, sale of license.....  $22,396    $ 8,451
  April          Sale of Minority Pops...............................    1,255        (28)
                                                                                  -------
                                                                                  $ 8,423
                                                                                  =======

1996
  July           AL-4 RSA, sale of license...........................  $25,000    $(1,640)
  September      Sale of Minority Pops...............................    2,813      1,817
  November       MI-2 RSA, sale of license...........................    6,500     (1,578)
                                                                                  -------
                                                                                  $(1,401)
                                                                                  =======

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                                 JUNE 30, 1998

3. LONG-TERM DEBT

    Long-term debt consists of the following (in thousands):

                                                                DECEMBER 31,   JUNE 30,
                                                                    1997         1998
                                                                ------------   --------
14% Senior Subordinated Discount Notes due 2001...........        $165,000     $165,000
10.75% Senior Subordinated Convertible Discount Notes due           45,623       48,054
  2004....................................................
12.25% Senior Subordinated Discount Notes due 2003........         187,700      199,101
10.75% Senior Notes due 2004..............................         170,000      170,000
Senior Secured Reducing Revolver..........................              --       60,000
                                                                  --------     --------
                                                                  $568,323     $642,155
                                                                  ========     ========

    On November 23, 1994, Wireless issued $165.0 million aggregate principal amount of 14% Senior Subordinated Discount Notes due 2001 (the 14% Notes) primarily to finance the acquisition of Cellular Information Systems, Inc.
(CIS). The 14% Notes were issued at a price of 66.834% or $110.3 million. The original issue discount on the 14% Notes accreted at a rate of 14% through November 1997, compounded semiannually, to an aggregate principal amount of $165.0 million. Interest is currently accruing at the rate of 14% per annum, payable semiannually in cash.

    On August 21, 1995, the Company issued $60.0 million aggregate principal amount of 10.75% Senior Subordinated Convertible Discount Notes due 2004 (the 10.75% Notes). The 10.75% Notes were issued at a price of 59.345% or $35.6 million. The original issue discount on the 10.75% Notes accretes at a rate of 10.75%, compounded semiannually, to an aggregate principal amount of approximately $60.0 million by August 15, 2000. Interest will thereafter accrue at 10.75% per annum, payable semiannually, in cash beginning February 15, 2001. The 10.75% Notes are convertible into the Company's Class A common stock at a conversion price of $9.94 per share.

    On September 27, 1995, Wireless issued $205.0 million aggregate principal amount of 12.25% Senior Subordinated Discount Notes due 2003 (12.25% Notes) to finance the acquisition of the OH-7 RSA; OH-9 RSA; OH-10 RSA; Parkersburg, WV/Marietta; OH MSA; WV-2 RSA; AL-4 RSA; PA-9 RSA; and NY-5 RSA cellular systems. The 12.25% Notes were issued at a price of 69.906% or $143.3 million. The original issue discount on the 12.25% Notes accretes at a rate of 12.25% compounded semiannually, to an aggregate principal amount of approximately $205.0 million by October 1, 1998. Interest will thereafter accrue at 12.25% per annum payable semiannually in cash beginning April 1, 1999.

    On November 6, 1996, Wireless issued $170.0 million principal amount of 10.75% Senior Notes due 2004, primarily to finance the acquisition in January 1997 of the Kentucky cluster for $115.5 million consisting of approximately $96.4 million in cash and $19.1 million in the Company's Class A common stock. Approximately $19.0 million of the proceeds was used to repay the note issued in connection with the purchase on April 23, 1996, of the Poughkeepsie, NY MSA. Interest is payable semiannually on each May 1 and November 1.

    On January 15, 1998, the Company borrowed $60.0 million under a Senior Secured Reducing Revolver (the Borrowing). The Borrowing matures eight years from the closing date with repayment

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                                 JUNE 30, 1998

commencing in the year 2001 with final payment in the year 2005 in amounts ranging from 10.0% to 25.0%. Interest will be charged at the LIBOR rate plus a premium ranging from 1.500% to 2.250% depending on the ratio of debt to cash flow as defined. The Borrowing requires the attainment by the Company of certain financial ratios in order to maintain the permitted indebtedness. The Borrowing is secured by the assets of Kyle Cellular, a wholly owned subsidiary of the Company.

    The Company's long-term debt includes restrictions on Wireless' incurrence of additional debt, the payment of dividends, the incurrence of liens, and on payments and transfer of net assets from Wireless to the Company. Restricted net assets of the Company as of June 30, 1998, approximated $175.6 million.

    The maturities of the Company's long-term debt for each of the periods subsequent to June 30, 1998, are as follows (in thousands):

Six months ending December 31, 1998.........................  $     --
Years ending December 31:
  1999......................................................        --
  2000......................................................        --
  2001......................................................   169,500
  2002......................................................    10,500
  2003......................................................   211,101
  Thereafter................................................   251,054
                                                              --------
    Total...................................................  $642,155
                                                              ========

4. INCOME TAXES

    The significant components of the Company's deferred tax liabilities and assets are as follows (in thousands):

                                                              DECEMBER 31,   JUNE 30,
                                                                  1997         1998
                                                              ------------   --------
Deferred tax liabilities:
  Depreciation..............................................    $ (9,652)    $(11,638)
  Amortization..............................................     (11,407)     (14,799)
  License basis difference..................................      (3,797)      (3,797)
  Other.....................................................      (4,385)      (4,356)
Deferred tax assets:
  Net operating loss carryforwards..........................       6,915       15,630
  Amortization of original issue discount...................      33,726       37,373
  State and local deferred taxes............................       2,280        1,058
  Accruals..................................................       2,049        2,020
  Other.....................................................       2,504        1,462
                                                                --------     --------
Net deferred tax assets.....................................      18,233       22,953
Valuation allowance.........................................     (22,030)     (26,750)
                                                                --------     --------
Net deferred tax liability..................................    $ (3,797)    $ (3,797)
                                                                ========     ========

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                                 JUNE 30, 1998

    At June 30, 1998, the Company had tax net operating loss carryforwards
(NOLs) of approximately $43.3 million, which are available to offset future taxable income. NOLs begin expiring in the year 2007 through 2018 as follows:
2007--$1.3 million, 2009--$2.7 million, 2010--$1.7 million, 2011--$5.6 million,
2012--$20.8 million and 2018--$11.2 million.

    The Company established a valuation allowance in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." The Company continually reviews the adequacy of the valuation allowance and recognizes the benefits of deferred tax assets only as assessment indicates that it is more likely than not that the deferred tax assets will be realized.

5. STOCKHOLDERS' EQUITY

COMMON STOCK

    In January 1996, Price Communications, an affiliate of the Company, acquired warrants which are convertible directly into 1,820,000 shares of Class B common stock from former executives of an acquired company. The effective exercise price is $5.42 per share of Class B common stock at June 30, 1998.

    On February 4, 1997, the Company purchased and retired, under separate authorization of its Board of Directors, 1,948,052 shares of its Class A common stock from Horizon, which Horizon received in connection with the Kentucky Cluster acquisition.

    In July 1997, the Company repurchased and retired 3,994,945 shares of its Class B common stock from Aeneas Venture Corp., an affiliate of Harvard Private Capital Group, Inc. (Harvard) at $9.00 per share, which was the current market price at the date of the transaction. In addition, 56,275 warrants to purchase Class B common stock, also owned by Harvard, were redeemed at a net cash expenditure of $3.83 per warrant ($9.00 current market price less the exercise price of $5.17).

    In November 1997, Robert Price, Chairman of the Board of the Company, exercised options for 742,188 shares of the Company's Class A common stock. Subsequently, the Company purchased from Robert Price 200,000 of the 742,188 shares issued at market ($11.25 per share), and simultaneously retired the same shares.

    Shares of Class A common stock reserved for issuance at June 30, 1998 and December 31, 1997 are as follows (in thousands):

Options issued to employees.................................   1,477
Options reserved for issuance...............................     401
Warrants....................................................   1,820
Shares reserved for convertible securities..................  32,856
                                                              ------
                                                              36,554
                                                              ======

PREFERRED STOCK

    The Company issued Series A Cumulative Convertible Preferred Stock, par value $.01 per share (the Series A Preferred Stock) for gross proceeds of $80.0 million. The preferred stock accrues dividends at the rate of 6.25% per annum compounded quarterly. Such dividends will not be paid in cash but will accrue and be calculated on the face value of $1,000 per share. The cumulative accrued

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                                 JUNE 30, 1998

5. STOCKHOLDERS' EQUITY (CONTINUED)

dividends are $16.1 million at June 30, 1998. The number of shares of Class A common stock into which the Series A Preferred Stock is convertible is equal to the quotient obtained by dividing the conversion value (initially $83.2 million and increasing to $96.0 million by the third anniversary of the original date of issuance or earlier upon the occurrence of certain contingencies, plus, in each case, accrued dividends through the date of conversion or, upon the occurrence of certain contingencies, through the fifth anniversary of the date of issuance) by the conversion price ($8.83 per share subject to adjustment). The holder of each share of Series A Preferred Stock is entitled to the number of votes equal to the number of shares of Class A common stock the holder would receive upon conversion.

STOCK OPTION PLAN

    Under the Company's 1994 Stock Option Plan (the Plan), the Board of Directors can grant options to purchase up to 2,636,000 shares of Class A common stock to certain eligible employees and directors (Class A shares are entitled to one vote per share). During 1996, the Company registered approximately 2,636,000 shares of Class A common stock reserved for issuance under the Plan. The Plan provides that the option price cannot be less than the fair market value of the stock on the date of grant. All options granted subsequent to January 1, 1995 have a 10 year term and vest and become fully exercisable at the end of three years of continued employment.

    The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation." However, as permitted under SFAS No. 123, the Company continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for its stock option plan. Under APB No. 25, because the number of options is fixed and the option price is market price at the date of grant, no compensation expense is required. Pro forma information regarding net loss and basic and diluted loss per common share is required by SFAS No. 123, and has been determined as if the Company has accounted for its employee stock options under the fair value method using the Black-Scholes valuation method.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    The fair value for the Company's options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996 and 1997: risk free interest rate of 6.25%; dividend yield of 0%; a volatility factor of .480 for 1996 and .323 for 1997 and a weighted-average expected life of the options of four years. There were no option grants in 1998.

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                                 JUNE 30, 1998

5. STOCKHOLDERS' EQUITY (CONTINUED)

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except per share):

                                                            DECEMBER 31,
                                                         -------------------   JUNE 30,
                                                           1996       1997       1998
                                                         --------   --------   --------
Net loss after adjustment for accrued preferred stock
  dividend:
  As reported..........................................  $(29,221)  $(20,171)  $ (9,643)
  Pro forma............................................   (29,996)   (21,318)   (10,276)

Basic and diluted loss per common share:
  As reported..........................................     (0.76)     (0.55)     (0.28)
  Pro forma............................................     (0.78)     (0.58)     (0.29)

    Because compensation expense associated with option grants is recognized over the vesting period, the initial impact of applying FAS 123 on pro forma net loss is not representative of the potential impact on pro forma net loss in future years when the effect of recognition of a portion of compensation expense from multiple awards would be reflected.

    A summary of the Company's stock option activity, and related information is as follows:

                                                          NUMBER OF
                                                         SHARES UNDER
                                                           OPTIONS      PRICE PER SHARE
                                                         ------------   ----------------
Balance at December 31, 1995...........................    1,769,140    $  3.71 to $8.72
Options granted........................................      343,125    $10.80 to $10.90
Options exercised......................................       (8,329)   $  4.54 to $4.67
Options returned for future issuance...................      (55,704)   $ 4.54 to $10.90
                                                           ---------    ----------------
Balance at December 31, 1996...........................    2,048,232    $ 3.71 to $10.90
Options granted........................................      217,500    $           8.88
Options exercised......................................     (750,649)   $  3.71 to $8.72
Options returned for future issuance...................      (38,102)   $ 4.55 to $10.90
                                                           ---------    ----------------
Balance at December 31, 1997 and June 30, 1998.........    1,476,981    $ 3.71 to $10.90
                                                           =========    ================

    The weighted-average grant date fair value of options granted in 1997 and 1996 were $3.38 and $4.84, respectively.

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                                 JUNE 30, 1998

    The following table summarizes information about stock options outstanding at June 30, 1998:

                                           OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                ------------------------------------------   -----------------------
                                                 WEIGHTED-       WEIGHTED-                 WEIGHTED-
                                                  AVERAGE         AVERAGE                   AVERAGE
RANGE OF                          NUMBER         REMAINING       EXERCISE      NUMBER      EXERCISE
EXERCISE PRICES                 OUTSTANDING   CONTRACTUAL LIFE     PRICE     EXERCISABLE     PRICE
---------------                 -----------   ----------------   ---------   -----------   ---------
$3.71 to $ 4.67...............    848,957         6.6 years       $ 4.29       848,957      $ 4.29
$8.72 to $ 8.88...............    314,899         8.3 years       $ 8.83       153,232      $ 8.78
$10.80 to $11.40..............    313,125         8.1 years       $10.88       160,833      $10.89

At December 31, 1997, 846,057 options were exercisable.

6. LEASE COMMITMENTS

    Minimum rental commitments as of June 30, 1998, for all noncancelable operating leases, consisting principally of leases for office space, real estate and tower space, are as follows (in thousands):


Six months ending December 31, 1998.........................  $ 2,193
Years ending December 31:
  1999......................................................    4,386
  2000......................................................    3,989
  2001......................................................    3,495
  2002......................................................    3,129
  2003......................................................    2,184
Thereafter..................................................    2,708
                                                              -------
                                                              $22,084
                                                              =======

    Total rent expense amounted to approximately $2.4 million, $3.4 million, and $2.0 million for the years ended December 31, 1996 and 1997, and the six months ended June 30, 1998, respectively, of which $137,000 and $47,000 were paid to an affiliate during 1996 and 1997, respectively.

7. ACCOUNTS PAYABLE, ACCRUED EXPENSES, AND OTHER CURRENT LIABILITIES

    Accounts payable and accrued expenses consist of the following (in thousands):

                                                                 DECEMBER 31,   JUNE 30,
                                                                     1997         1998
                                                                 ------------   --------
    Accounts payable...........................................     $ 5,259     $ 3,948
    Accrued operating expenses.................................      16,612       8,917
    Income and other taxes payable.............................       1,847       2,951
    Other......................................................       4,328       4,600
                                                                    -------     -------
                                                                    $28,046     $20,416
                                                                    =======     =======

                    PRICELLULAR CORPORATION AND SUBSIDIARIES

                                 JUNE 30, 1998

7. ACCOUNTS PAYABLE, ACCRUED EXPENSES, AND OTHER CURRENT LIABILITIES (CONTINUED)

    Other current liabilities consist of the following (in thousands):

                                                                 DECEMBER 31,   JUNE 30,
                                                                     1997         1998
                                                                 ------------   --------
    Unearned covenant not to compete...........................     $ 2,125     $   500
    Interest payable...........................................       5,920       6,444
                                                                    -------     -------
                                                                    $ 8,045     $ 6,944
                                                                    =======     =======

8. MERGER WITH AMERICAN CELLULAR CORPORATION

    On June 25, 1998, American Cellular Corporation acquired all of the operations of the Company pursuant to an Agreement and Plan of Merger (the Merger Agreement). At the effective time, as defined in the Merger Agreement, the holders of each issued and outstanding share of Class A common stock and Class B common stock received $14 in cash, without interest, and each issued and outstanding share of Series A Preferred Stock received the product of $14 and the number of Class A Shares into which each such share of Series A Preferred Stock is convertible at such time in connection with a change of control.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               25,000,000 SHARES

                                     [LOGO]

                              CLASS A COMMON STOCK

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                                           , 2000


LEHMAN BROTHERS        BANC OF AMERICA SECURITIES LLC       SALOMON SMITH BARNEY


                             ---------------------

                           DEUTSCHE BANC ALEX. BROWN
                              GOLDMAN, SACHS & CO.
                              MERRILL LYNCH & CO.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED JANUARY 14, 2000.


PROSPECTUS

                                1,470,000 SHARES

                                     [LOGO]

                              CLASS A COMMON STOCK
                               ------------------


    We are offering to sell 1,470,000 shares of our Class A common stock to AT&T Wireless Services, Inc. The sale of these shares would be made concurrently with our initial public offering made by a separate prospectus in which we are offering to sell up to 25,000,000 shares of our Class A common stock through the underwriters named therein. The underwriters of our initial public offering may also purchase up to 3,750,000 additional shares of our Class A common stock from the shareholders listed on page 91 therein to cover over-allotments on the same terms and conditions set forth therein. Consummation of the offering to AT&T Wireless is conditional upon expiration of any applicable regulatory waiting periods.


    Following these offerings, we will have Class A common stock and Class B common stock outstanding and our Class B common stock will represent approximately 96.1% of the total combined voting power of our outstanding common stock.

    We have applied for quotation of our Class A common stock on the Nasdaq National Market under the symbol "DCEL". We currently expect to offer the shares offered by this prospectus to AT&T Wireless at a price per share equal to the initial public offering price less an amount equal to the underwriting discount per share we will pay to the underwriters in the initial public offering.

                            ------------------------

    INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.
                             ---------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         , 2000

                              PLAN OF DISTRIBUTION


    Subject to the terms and conditions to be stated in a mutually agreeable stock purchase agreement, AT&T Wireless Services, Inc. will agree to purchase and we will agree to sell to AT&T Wireless Services, Inc., up to 1,470,000 shares of our Class A common stock in this offering.



    AT&T Wireless has agreed not to offer to sell, sell or otherwise dispose of directly or indirectly any shares of common stock during the 180-day period following the date of the prospectus without the prior written consent of Lehman Brothers Inc. and Banc of America Securities LLC.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Set forth below is an itemization of the costs that we expect to incur in connection with the offer and sale of the securities that we are registering. With the exception of the Securities Act and NASD fees, all amounts are estimates.


Securities Act Registration Fee.............................  $  175,518
NASD Filing Fee.............................................      30,500
Printing and Engraving Expenses.............................   1,000,000
Legal Fees and Expenses.....................................   1,500,000
Accounting Fees and Expenses................................   1,500,000
Miscellaneous...............................................     793,982
                                                              ----------
  Total.....................................................  $5,000,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by the Oklahoma General Corporation Act under which the Company is incorporated, the Company's Amended and Restated Certificate of Incorporation provides for indemnification of each of the Company's officers and directors against (a) expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding brought by reason of his being or having been a director, officer, employee or agent of the Company, or of any other corporation, partnership, joint venture, or other enterprise at the request of the Company, other than an action by or in the right of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in the best interest of the Company, and with respect to any criminal action, he had no reasonable cause to believe that his conduct was unlawful and (b) expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the Company brought by reason of his being or having been a director, officer, employee or agent of the Company, or any other corporation, partnership, joint venture, or other enterprise at the request of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Company, unless and only to the extent that the court in which such action or suit was decided has determined that the person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. The Company's bylaws provide for similar indemnification. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended.

    We have entered into indemnity agreements with each of our directors and executive officers. Under each indemnity agreement, we will pay on behalf of the directors and executive officers and their executors, administrators and heirs, any amount which they are or become legally obligated to pay because of:

    - any claim threatened or made against them by any person because of any act, omission, neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which they commit or suffer while acting in their capacity as our director or officer, or the director or officer of our affiliates; or

    - being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are or were our, or are or were our affiliate's, director, officer, employee or agent, or are or were serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

    Our indemnity obligations may include payments for damages, charges, judgments, fines, penalties, settlements and court costs, costs of investigation and costs of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds.

    The Company's directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

    In March 1996, the Registrant closed a private sale for cash of 100,000 shares of its Class B Convertible Preferred Stock. The aggregate consideration received by the Registrant was $10 million. All of such shares were sold to Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P. and Kennedy Plaza Partners, or the Fleet Investors, each of whom was an accredited investor. Each purchaser represented that the shares of the Registrant's Class B Convertible Preferred Stock were being acquired for such purchaser's own account for investment and not with a view to the distribution of such shares. The shares of Class B Convertible Preferred Stock were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

    On February 28, 1997, the Registrant closed a private sale for cash of its 11 3/4% Senior Notes due 2007. The gross proceeds received by the Registrant were $160 million. All of such securities were sold to Morgan Stanley & Co. Incorporated, Alex. Brown & Sons Incorporated, First Union Capital Markets Corp. and Nationsbanc Capital Markets, Inc. as the Placement Agents, who offered the securities only to Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act), institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act) and outside the United States in compliance with Regulation S under the Securities Act. The securities were not registered under the Securities Act in reliance upon the exemptions from registration provided by Section 4(2) of, and Rule 144A promulgated under, the Securities Act.

    On January 22, 1998, the Registrant closed a private sale for cash of 175,000 shares of its 12 1/4% Senior Exchangeable Preferred Stock due 2008. The gross proceeds received by the Registrant were $175 million. All of such securities were sold to Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner and Smith Incorporated and NationsBanc Montgomery Securities LLC as the Placement Agents, who offered the securities only to Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act), institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act) and outside the United States in compliance with Regulation S under the Securities Act. The securities were not registered under the Securities Act in reliance upon exemptions from registration provided by
Section 4(2) of, and Rule 144A promulgated under, the Securities Act.

    On June 12, 1998, the Registrant's subsidiary, Logix Communications Enterprises, Inc. (formerly, Dobson Wireless Company) closed a private sale for cash of its 12 1/4% Senior Notes due 2008. The gross proceeds received by the Registrant were $350 million. All of such securities were sold to Morgan Stanley & Co. Incorporated and NationsBanc Montgomery Securities LLC, as the Placement Agents, who offered the securities only to Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act), institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act) and outside the United States in compliance with Regulation S under the Securities Act. The securities were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of, and Rule 144A promulgated under, the Securities Act.

    On December 23, 1998, the Registrant's subsidiary, Dobson/Sygnet Communications Company, closed a private sale for cash of its 12 1/4% Senior Notes due 2008. The gross proceeds received by the Registrant were $200 million. All of such securities were sold to NationsBanc Montgomery Securities, LLC, Lehman Brothers Inc., First Union Capital Markets and TD Securities (USA) Inc. as the Initial Purchasers, who offered the securities only to Qualified Institutional Buyers (as defined in Rule 144A of the Securities
Act) and outside the United States in compliance with Regulation S under the Securities Act. The securities were not registered under the Securities Act in reliance upon the exemptions provided by Section 4(2) of, and Rule 144A promulgated under, the Securities Act.

    On December 23, 1998, the Registrant closed a private sale for cash of 65,646 shares of its 12 1/4% Senior Exchangeable Preferred Stock. The gross proceeds received by the Registrant were $50 million. All of such securities were sold to NationsBanc Montgomery Securities LLC as the Initial Purchaser, who offered a portion of the securities only to Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act). The securities were not registered under the Securities Act in reliance upon the exemptions provided by
Section 4(2) of, and Rule 144A promulgated under, the Securities Act.

    On December 23, 1998, the Registrant issued an aggregate of 30,000 shares of its Class F Preferred Stock and warrants to purchase shares of its Class A Common Stock for an aggregate cash consideration of $30 million. No underwriters were involved in the transaction. The shares of Class F Preferred Stock and Warrants were sold to seven purchasers, each of whom was an accredited investor (as defined in Rule 501(a) promulgated under the Securities Act), and each of who represented that the Registrant's securities were being acquired for the purchaser's own account for investment, and not with a view to a distribution thereof. The securities were not registered under the Securities Act in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

    On December 23, 1998, the Registrant issued an aggregate of 75,093.7 shares of its Class D Preferred Stock for an aggregate cash consideration of $85 million. No underwriters were involved in the transaction. The shares of Class D Preferred Stock were sold to thirty-three purchasers, each of whom was an accredited investor (as defined in Rule 501(a) promulgated under the Securities Act), and each of who represented that the Registrant's securities were being acquired for the purchaser's own account for investment, and not with a view to a distribution thereof. The securities were not registered under the Securities Act in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

    On December 23, 1998, the Registrant issued an aggregate of 100,000 shares of its Class A Common Stock upon conversion of the Registrant's outstanding shares of Class B Convertible Preferred Stock. No cash or other consideration was received by the Registrant in connection with such conversion. No underwriters were involved in the transaction. The securities were not registered under the Securities Act in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

    On December 23, 1998, the Registrant issued an aggregate of 37,853 shares of its Class G Preferred Stock for an aggregate purchase price of $25 million in exchange for 37,853 shares of the Registrant's Class A Common Stock which had been valued at $25 million by the Registrant's Board of Directors. No underwriters were involved in the transaction. The shares of Class G Preferred Stock were sold to the Registrant's principal shareholder who is also an accredited investor (as defined in Rule 501(a) promulgated under the Securities
Act). The purchaser represented that the shares of the Registrant's Class G Preferred Stock were being acquired for the purchaser's own account for investment, and not with a view to a distribution thereof. The securities were not registered under the Securities Act in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

    On May 5, 1999, the Registrant closed a private sale for cash of 170,000 shares of its 13% Senior Exchangeable Preferred Stock due 2009. The gross proceeds received by the Registrant were $170 million. All of such securities were sold to Lehman Brothers Inc., as the Initial Purchaser, who offered the securities only to Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act). The securities were not registered under the Securities Act in reliance upon the exemptions from registration provided by Section 4(2) and Rule 144A of the Securities Act.

    From time to time during 1997, 1998 and 1999, the Registrant has granted options to purchase shares of its Class B Common Stock and Class C Common Stock pursuant to its existing Stock Option Plan. As of June 30, 1999, options to purchase an aggregate of 28,560 shares of its Class B Common Stock and 3,622 shares of its Class C Common Stock were outstanding. No options which have been granted have been exercised. The per share exercise price of each option is the fair market value of the underlying share of common on the date the option was granted as determined by the Registrant's Board of Directors. No underwriters were involved in the grant of options. Each option agreement requires, as a condition to exercise of the option, that the purchaser agree that shares acquired upon exercise of the option will be acquired for the purchaser's own account for investment, and not with a view to the distribution of such shares. The securities were not registered under the Securities Act in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act.

    Beginning in September 1998, the Registrant's subsidiary, Logix Communications Enterprises, Inc., has granted options to purchase shares of Logix's common stock pursuant to its existing stock option plan. At June 30, 1999, options to purchase an aggregate of 1,728,500 shares of Logix common stock were outstanding. No options which have been granted have been exercised. The per share exercise price of each option is the fair market value of the underlying common stock on the date of grant as determined by Logix's Board of Directors. No underwriters have been involved in the grant of options. Each option agreement requires, as a condition to exercise of the option that the purchaser agree that the shares acquired upon exercise of the option will be acquired for the purchaser's own account for investment, and not with a view to the distribution of such shares.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

             EXHIBIT
             NUMBERS                                  DESCRIPTION                                  METHOD OF FILING
      ---------------------                           -----------                           -------------------------------
             1.1              Form of Underwriting Agreement.                                                            **
             2.1              Asset Purchase Agreement dated October 9, 1997 between
                                Texas 16 Cellular Telephone Company and Dobson Cellular
                                of Texas, Inc.                                                                    (1) [2.1]
             2.2.1            Stock Purchase Agreement dated November 17, 1997 as amended by Amendment No. 1 thereto effective as of March 18, 1998
                                between the shareholders of Cellular 2000 Telephone Co.
                                listed therein and Dobson Cellular of California, Inc.                         (2) [2.6.1]
             2.2.2            Stock Purchase Agreement dated March 19, 1998 between RSA
                                339, Inc. and AT&T Wireless Services, Inc. and Dobson
                                Cellular of California, Inc.                                                    (2) [2.6.2]
             2.3              Securities Purchase Agreement dated March 25, 1998 between
                                Santa Cruz Cellular Telephone, Inc. and its shareholders
                                and optionholders listed therein and Dobson Cellular of
                                California, Inc.                                                                  (2) [2.7]
             2.4              Agreement and Plan of Merger dated July 28, 1998 between
                                Sygnet Wireless, Inc. and Dobson/Sygnet Operating Company
                                (formerly known as Front Nine Operating Company) (without
                                schedules).                                                                       (3) [2.0]
             2.5              Asset Purchase Agreement dated August 20, 1998, between Ohio
                                Wireless Communications, L.L.C. and Dobson Cellular of
                                Sandusky.                                                                         (4) [2.9]

             EXHIBIT
             NUMBERS                                  DESCRIPTION                                  METHOD OF FILING
      ---------------------                           -----------                           -------------------------------
             2.6              Asset Purchase Agreement dated as of September 2, 1998
                                between A-1 Cellular of Texas, L.P. and Dobson Cellular of
                                Navarro, Inc.                                                                    (4) [2.10]
             2.7              Asset Purchase Agreement dated November 24, 1998 between
                                First Cellular of Maryland, Inc. and Dobson Cellular of
                                Maryland, Inc.                                                                   (4) [2.11]
             2.8              Agreement to furnish unfiled schedules.                                            (4) [2.12]
             2.9              Asset Purchase Agreement dated September 8, 1999 by and
                                between ACC Arizona Cellular Communications, Inc. and
                                Dobson Cellular of Imperial, Inc.                                                      (13)
             2.10             Asset Purchase Agreement dated September 30, 1999 between
                                Alaska 3 Cellular, LLC and Dobson Cellular Systems, Inc.                               (13)
             2.11             Agreement and Plan of Merger dated October 5, 1999 among ACC
                                Acquisition LLC, ACC Acquisition Co. and American Cellular
                                Corporation.                                                                           (13)
             2.12             Asset Purchase Agreement dated October 6, 1999 between
                                Pacific Telecom Cellular of Alaska RSA 1, Inc. and Dobson
                                Cellular Systems, Inc.                                                                 (13)
             2.13             Asset Purchase Agreement dated October 25, 1999 between
                                Trillium Cellular Corp., Interstate Cellular Holdings
                                Corp., Universal Telecell, Inc. (d/b/a Unitel Wireless
                                Communications Systems, Inc.) and Dobson Cellular Systems,
                                Inc.                                                                                   (13)
             2.14             License Acquisition Agreement dated November 9, 1999 among
                                DCC PCS, Inc., Royal Wireless, L.L.C., Arnage Wireless,
                                L.L.C. and (with respect to Section 10.12 only) AT&T
                                Wireless Services, Inc.                                                                (13)
             2.15             Form of Agreement and Plan of Recapitalization among Dobson
                                Communications Corporation, Dobson Operating Company,
                                Dobson CC Limited Partnership, Russell L. Dobson, J.W.
                                Childs Equity Partners II, L.P., AT&T Wireless, Inc. and
                                the other stockholders of Dobson Communications
                                Corporation's Class A Common Stock and Class D Preferred
                                Stock.                                                                                   **
             2.16             Asset Purchase Agreement for Michigan 10.                                                  **
             2.17             Asset Purchase Agreement dated January 5, 2000 for Texas 9 by and between Lone Star Cellular, Inc., PCM, Inc. and
                                Dobson Cellular Systems, Inc.                                                          (13)
             3.1              Form of Registrant's Amended and Restated Certificate of
                                Incorporation.                                                                           **
             3.2              Form of Registrant's Amended and Restated Bylaws.                                        (13)
             4.1              Third Amended and Restated Credit Agreement among the Agents
                                and Lenders named therein and Dobson Operating Company                            (6) [4.1]
                                dated March 25, 1998, as amended.                                               (7) [10.1]
             4.2              $120 million Revolving Credit Agreement among Dobson
                                Cellular Operations Company and the Agents and Lenders                            (6) [4.2]
                                named therein dated as of March 25, 1998, as amended.                           (7) [10.1]
             4.3              $80 million 364-Day Revolving Credit and Term Loan Agreement among Dobson Cellular Operations Company and the Agents
                                and Lenders named therein dated as of March 25, 1998, as                          (6) [4.3]
                                amended.                                                                        (7) [10.1]
             4.4              Credit Agreement among the Agents and Lenders named therein and Dobson/Sygnet Operating Company, dated as of
                                December 23, 1998.                                                               (4) [4.4]

             EXHIBIT
             NUMBERS                                  DESCRIPTION                                  METHOD OF FILING
      ---------------------                           -----------                           -------------------------------
             4.5              $17.5 million Term Loan Agreement between Dobson Tower
                                Company and NationsBank, N.A. dated as of December 23,
                                1998.                                                                            (4) [4.5]
             4.6              Amended, Restated, and Consolidated Revolving Credit and
                                Term Loan Agreement dated as of January   , 2000 among
                                Dobson Operating Company, L.L.C., Banc of America
                                Securities, LLC, Bank of America, N.A., Lehman Commercial
                                Paper Inc. and TD Securities (USA) Inc., and First Union
                                National Bank and PNC Bank, National Association, and the
                                Lenders.                                                                                 **
             4.7              Telephone Loan Contract dated as of November 7, 1958 between
                                Dobson Telephone Company, Inc. and United States of
                                America.                                                                         (8) [4.2]
             4.8              Telephone Loan Contract dated as of March 19, 1956 between
                                McLoud Telephone Company and United States of America.                           (8) [4.3]
             4.9              Telephone Loan Contract dated as of January 15, 1993 between
                                Dobson Telephone Company, Inc., Rural Telephone Bank and
                                United States of America.                                                        (8) [4.4]
             4.10             Restated Mortgage, Security Agreement and Financing
                                Statement dated as of May 15, 1993 between Dobson
                                Telephone Company, Rural Telephone Bank and United States
                                of America.                                                                      (8) [4.5]
             4.11             Indenture dated as of February 28, 1997 between the
                                Registrant, as Issuer, and United States Trust Company of
                                New York, as Trustee.                                                            (8) [4.6]
             4.12             Escrow and Security Agreement dated February 28, 1997 among the Registrant as Pledgor, and Morgan Stanley & Co.
                                Incorporated, Alex. Brown & Sons Incorporated, First Union
                                Capital Markets, and NationsBanc Capital Markets, Inc., as
                                Placement Agents, and United States Trust Company of New
                                York, as Trustee.                                                                (8) [4.9]
             4.13             Agreement to furnish unfiled debt instruments.                                     (2) [4.12]
             4.14             Indenture dated December 23, 1998 between Dobson/Sygnet
                                Communications Company, as Issuer, and United States Trust
                                Company of New York, as Trustee.                                                  (3) [4.1]
             4.15             Collateral Pledge and Security Agreement dated December 23,
                                1998 between Dobson/Sygnet Communications Company, as
                                Pledgor, and NationsBanc Montgomery Securities LLC, Lehman
                                Brothers Inc., First Union Capital Markets, a division of
                                Wheat First Securities, Inc. and TD Securities (USA) Inc.,
                                as Initial Purchasers, and United States Trust Company of
                                New York, as Trustee.                                                           (4) [4.18]
             4.16             Form of Certificate representing Common Stock.                                             **
             5                Opinion of McAfee & Taft A Professional Corporation.                                     (13)
            10.1.1*           Registrant's 1996 Stock Option Plan, as amended.                                (4) [10.1.1]
            10.1.2*           1998 Stock Option Plan of Logix Communications Enterprises,
                                Inc. (f/k/a Dobson Wireline Company).                                         (4) [10.1.2]
            10.1.3*           Form of 2000-1 Amendment to the DCC 1996 Stock Option Plan                               (13)
            10.1.4*           Form of Dobson Communications Corporation 2000 Stock
                                Incentive Plan                                                                         (13)
            10.2.2            Promissory Note dated February 10, 1997 of G. Edward Evans in the amount of $300,000 in favor of Western Financial
                                Services Corp.                                                                (8) [10.2.1]

             EXHIBIT
             NUMBERS                                  DESCRIPTION                                  METHOD OF FILING
      ---------------------                           -----------                           -------------------------------
            10.2.3            Stock Purchase Agreement, dated as of March 26, 1998,
                                between the shareholders of American Telco Inc. and
                                American Telco Network Services, Inc. and Logix
                                Communications Enterprises, Inc. (f/k/a Dobson Wireline
                                Company).                                                                         (9) [2.1]
            10.2.3.1          First Amendment to Stock Purchase Agreement among American
                                Telco Inc. and American Telco Network Services, Inc. and
                                Logix Communications Enterprises, Inc. (f/k/a Dobson
                                Wireline Company).                                                                (9) [2.2]
            10.2.4            Stock Purchase Agreement, dated December 23, 1998 among the
                                Registrant, the Fleet Investors and the other entities
                                listed therein.                                                               (4) [10.2.5]
            10.2.5            Asset Purchase Agreement dated December 23, 1998 by and
                                between Sygnet Communications, Inc. and Dobson Tower
                                Company.                                                                      (4) [10.2.6]
            10.2.6.1          Asset Purchase Agreement dated July 6, 1999 by and among
                                American Tower Corporation, American Tower, LP, Dobson
                                Tower Company and the Registrant as Sole Shareholder of
                                Dobson Tower, as amended.                                                              (13)
            10.2.7            Master Site License Agreement dated December 23, 1998 by and between Sygnet Communications, Inc. and Dobson Tower
                                Company.                                                                      (4) [10.2.7]
            10.3.1*           Letter dated June 3, 1996 from Registrant to Bruce R.
                                Knooihuizen describing employment arrangement.                                (8) [10.3.2]
            10.3.2*           Letter dated October 15, 1996 from Fleet Equity Partners to
                                Justin L. Jaschke regarding director compensation.                            (8) [10.3.3]
            10.3.3*           Letter dated December 26, 1996 from Registrant to G. Edward
                                Evans describing employment arrangement.                                      (8) [10.3.1]
            10.3.4*           Letter dated September 16, 1997 from Registrant to William
                                J. Hoffman, Jr. describing employment arrangement.                             (2) [10.3.4]
            10.3.5*           Letter dated October 28, 1997 from Registrant to R. Thomas
                                Morgan describing employment arrangement.                                      (2) [10.3.5]
            10.3.6*           Letter dated August 25, 1998 from Registrant to Richard D.
                                Sewell, Jr. describing employment arrangement.                                (4) [10.3.6]
            10.3.7*           Consulting Agreement dated December 21, 1998 between
                                Registrant and Albert H. Pharis, Jr.                                          (4) [10.3.7]
            10.3.8*           Consulting Agreement dated August 15, 1998 between the
                                Registrant and Russell L. Dobson and Addendum thereto
                                dated October 1, 1998                                                                  (13)
            10.3.9*           Letter dated September 24, 1998 from Registrant to Craig T.
                                Sheetz describing employment arrangement.                                              (13)
            10.4.1            North American Cellular Network Services Agreement dated
                                August 26, 1992 between North American Cellular Network,
                                Inc. and Dobson Cellular Systems, Inc.                                        (8) [10.4.2]
            10.4.2            Agreement for DS-3 service dated December 16, 1993 between
                                Logix Communications Corporation (f/k/a Dobson Fiber
                                Company) and NTS Communications, Inc. and Addendum thereto
                                dated June 1, 1994.                                                           (8) [10.4.1]
            10.4.3            General Purchase Agreement dated January 13, 1998 between
                                Lucent Technologies, Inc. and Dobson Cellular Systems,
                                Inc.                                                                           (2) [10.4.7]
            10.4.4            Operating Agreement dated January 16, 1998 between AT&T
                                Wireless Services, Inc. and Dobson Cellular Systems, Inc.                              (13)

             EXHIBIT
             NUMBERS                                  DESCRIPTION                                  METHOD OF FILING
      ---------------------                           -----------                           -------------------------------
            10.4.5            Fourth Amended General Purchase Agreement dated January 5,
                                1999 between Northern Telecom Inc. and Registrant.                             (2) [10.4.8]
            10.6              Second Amended and Restated Partnership Agreement of Gila
                                River Cellular General Partnership dated September 30,
                                1997.                                                                          (11) [10.8]
            10.7.1            Investment and Transaction Agreement, dated December 23,
                                1998, among the Registrant, Dobson CC Limited Partnership
                                and J. W. Childs Equity Partners II, L.P. (without
                                exhibits).                                                                    (4) [10.8.1]
            10.7.2            Stockholder and Investor Rights Agreement, dated
                                December 23, 1998 among the Registrant and the
                                shareholders listed therein, (without exhibits).                              (4) [10.8.2]
            10.7.2.1          Amendment to Stockholder and Investors Rights Agreement,
                                dated April 13, 1999 among the Registrant and the
                                Shareholders listed therein (without exhibits).                             (4) [10.8.2.1]
            10.7.2.2          Amended and Restated Stockholders and Investor Rights
                                Agreement dated September 17, 1999 by and among the
                                Registrant and the Cash Equity Investors, as listed and
                                defined therein (without exhibits).                                                    (13)
            10.7.3            Investors Agreement, dated December 23, 1998, among the
                                Registrant, and certain shareholders of Sygnet Wireless,
                                Inc. and their affiliates listed therein.                                     (4) [10.8.3]
            10.8              License Agreement dated February 15, 1999 between Registrant
                                and H.O. Systems, Inc.                                                         (10) [10.9]
            10.9*             Form of Dobson Communications Corporation Director
                                Indemnification Agreement.                                                             (13)
            10.10             Form of Agreement and Plan of Reorganization and Corporation
                                Separation.                                                                            (13)
            10.11             Form of Agreement by and among Dobson Communications
                                Corporation and Dobson's shareholders regarding the
                                distribution of Logix Communications Enterprises, Inc.
                                stock.                                                                                 (13)
            21                List of Subsidiaries.                                                                    (13)
            23.1              Consent of McAfee & Taft A Professional Corporation will be
                                contained in Exhibit 5 hereto.                                                         (13)
            23.2              Consent of Arthur Andersen LLP (Oklahoma City--DCC).                                      (5)
            23.3              Consent of Ernst & Young LLP (Cleveland--Sygnet).                                         (5)
            23.4              Consent of Ernst & Young LLP (Chicago--American Cellular).                                (5)
            23.5              Consent of Paul Kagan Associates, Inc. (Carmel, CA).                                     (13)
            24                Power of Attorney.                                                                       (13)
            27                Financial Data Schedule.                                                             (12)[27]
            99.1*             Form of Dobson Communications Corporation 2000 Stock
                                Incentive Plan Incentive Stock Option Agreement.                                       (13)
            99.2*             Form of Dobson Communications Corporation 2000 Stock
                                Incentive Plan Nonqualified Stock Option Agreement.                                    (13)


------------------------

*   Management contract or compensatory plan or arrangement.

**  To be filed by amendment.

(1) Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on April 10, 1998, as the exhibit number indicated in brackets and incorporated by reference herein.

(2) Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 as the exhibit number indicated in brackets and incorporated by reference herein.

(3) Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on January 7, 1999, as the exhibit number indicated in brackets and incorporated by reference herein.

(4) Filed as an exhibit to the Registrant's Registration Statement on Form S-4 (Registration No. 333-71633), as the exhibit number indicated in brackets and incorporated by reference herein.

(5) Filed herewith.

(6) Filed as an exhibit to the Registrant's Registration Statement on Form S-4 (Registration No. 333-50107), as the exhibit number indicated in brackets and incorporated by reference herein.

(7) Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on May 27, 1999, as the exhibit number indicated in brackets and incorporated by reference herein.

(8) Filed as an exhibit to the Registrant's Registration Statement of Form S-4 (Registration No. 333-23769), as the exhibit number indicated in brackets and incorporated by reference herein.

(9) Filed as an exhibit to the Registrant's Current Report on Form 8-K on June 30, 1998, as the exhibit number indicated in brackets and incorporated by reference herein.

(10) Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 as the exhibit number indicated in brackets and incorporated by reference herein.

(11) Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on October 15, 1997 and amended on November 6, 1997, as the exhibit number indicated in brackets and incorporated by reference herein.

(12) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1999 as the exhibit number indicated in brackets and incorporated by reference herein.

(13) Previously filed as an exhibit to this Registration Statement.

    (b) Financial Statement Schedules

    None.

ITEM 17. UNDERTAKINGS.

        (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (2) The undersigned registrant hereby undertakes that:

           (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

           (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 14th day of January, 2000.


                                                       DOBSON COMMUNICATIONS CORPORATION

                                                       By:            /s/ EVERETT R. DOBSON
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                               CHAIRMAN OF THE BOARD, PRESIDENT AND
                                                                     CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of January, 2000.


                        NAME                                               TITLE
                        ----                                               -----
                /s/ EVERETT R. DOBSON                  Chairman of the Board, President, Chief
     -------------------------------------------         Executive Officer and Director (Principal
                  Everett R. Dobson                      Executive Officer)

               /s/ STEPHEN T. DOBSON*
     -------------------------------------------       Secretary and Director
                  Stephen T. Dobson

              /s/ BRUCE R. KNOOIHUIZEN
     -------------------------------------------       Vice President and Chief Financial Officer
                Bruce R. Knooihuizen                     (Principal Financial Officer)

                 /s/ TRENT LEFORCE*
     -------------------------------------------       Corporate Controller (Principal Accounting
                    Trent LeForce                        Officer)

               /s/ RUSSELL L. DOBSON*
     -------------------------------------------       Director
                  Russell L. Dobson

               /s/ JUSTIN L. JASCHKE*
     -------------------------------------------       Director
                  Justin L. Jaschke

             /s/ ALBERT H. PHARIS, JR.*
     -------------------------------------------       Director
                Albert H. Pharis, Jr.

                /s/ DANA L. SCHMALTZ*
     -------------------------------------------       Director
                  Dana L. Schmaltz

------------------------

*Signed by power of attorney.

                               INDEX TO EXHIBITS

    (a) Exhibits

             EXHIBIT
             NUMBERS                                  DESCRIPTION                                  METHOD OF FILING
      ---------------------                           -----------                           -------------------------------
             1.1              Form of Underwriting Agreement.                                                            **

             2.1              Asset Purchase Agreement dated October 9, 1997 between
                                Texas 16 Cellular Telephone Company and Dobson Cellular
                                of Texas, Inc.                                                                    (1) [2.1]

             2.2.1            Stock Purchase Agreement dated November 17, 1997 as amended by Amendment No. 1 thereto effective as of March 18, 1998
                                between the shareholders of Cellular 2000 Telephone Co.
                                listed therein and Dobson Cellular of California, Inc.                         (2) [2.6.1]

             2.2.2            Stock Purchase Agreement dated March 19, 1998 between RSA
                                339, Inc. and AT&T Wireless Services, Inc. and Dobson
                                Cellular of California, Inc.                                                    (2) [2.6.2]

             2.3              Securities Purchase Agreement dated March 25, 1998 between
                                Santa Cruz Cellular Telephone, Inc. and its shareholders
                                and optionholders listed therein and Dobson Cellular of
                                California, Inc.                                                                  (2) [2.7]

             2.4              Agreement and Plan of Merger dated July 28, 1998 between
                                Sygnet Wireless, Inc. and Dobson/Sygnet Operating Company
                                (formerly known as Front Nine Operating Company) (without
                                schedules).                                                                       (3) [2.0]

             2.5              Asset Purchase Agreement dated August 20, 1998, between Ohio
                                Wireless Communications, L.L.C. and Dobson Cellular of
                                Sandusky.                                                                         (4) [2.9]

             2.6              Asset Purchase Agreement dated as of September 2, 1998
                                between A-1 Cellular of Texas, L.P. and Dobson Cellular of
                                Navarro, Inc.                                                                    (4) [2.10]

             2.7              Asset Purchase Agreement dated November 24, 1998 between
                                First Cellular of Maryland, Inc. and Dobson Cellular of
                                Maryland, Inc.                                                                   (4) [2.11]

             2.8              Agreement to furnish unfiled schedules.                                            (4) [2.12]

             2.9              Asset Purchase Agreement dated September 8, 1999 by and
                                between ACC Arizona Cellular Communications, Inc. and
                                Dobson Cellular of Imperial, Inc.                                                      (13)

             2.10             Asset Purchase Agreement dated September 30, 1999 between
                                Alaska 3 Cellular, LLC and Dobson Cellular Systems, Inc.                               (13)

             2.11             Agreement and Plan of Merger dated October 5, 1999 among ACC
                                Acquisition LLC, ACC Acquisition Co. and American Cellular
                                Corporation.                                                                           (13)

             2.12             Asset Purchase Agreement dated October 6, 1999 between
                                Pacific Telecom Cellular of Alaska RSA 1, Inc. and Dobson
                                Cellular Systems, Inc.                                                                 (13)

             2.13             Asset Purchase Agreement dated October 25, 1999 between
                                Trillium Cellular Corp., Interstate Cellular Holdings
                                Corp., Universal Telecell, Inc. (d/b/a Unitel Wireless
                                Communications Systems, Inc.) and Dobson Cellular Systems,
                                Inc.                                                                                   (13)

             2.14             License Acquisition Agreement dated November 9, 1999 among
                                DCC PCS, Inc., Royal Wireless, L.L.C., Arnage Wireless,
                                L.L.C. and (with respect to Section 10.12 only) AT&T
                                Wireless Services, Inc.                                                                (13)

             EXHIBIT
             NUMBERS                                  DESCRIPTION                                  METHOD OF FILING
      ---------------------                           -----------                           -------------------------------
             2.15             Form of Agreement and Plan of Recapitalization among Dobson
                                Communications Corporation, Dobson Operating Company,
                                Dobson CC Limited Partnership, Russell L. Dobson, J.W.
                                Childs Equity Partners II, L.P., AT&T Wireless, Inc. and
                                the other stockholders of Dobson Communications
                                Corporation's Class A Common Stock and Class D Preferred
                                Stock.                                                                                   **

             2.16             Asset Purchase Agreement for Michigan 10.                                                  **

             2.17             Asset Purchase Agreement dated January 5, 2000 for Texas 9 by and between Lone Star Cellular, Inc., PCM, Inc. and
                                Dobson Cellular Systems, Inc.                                                          (13)

             3.1              Form of Registrant's Amended and Restated Certificate of
                                Incorporation.                                                                           **

             3.2              Form of Registrant's Amended and Restated Bylaws.                                        (13)

             4.1              Third Amended and Restated Credit Agreement among the Agents
                                and Lenders named therein and Dobson Operating Company                            (6) [4.1]
                                dated March 25, 1998, as amended.                                               (7) [10.1]

             4.2              $120 million Revolving Credit Agreement among Dobson
                                Cellular Operations Company and the Agents and Lenders                            (6) [4.2]
                                named therein dated as of March 25, 1998, as amended.                           (7) [10.1]

             4.3              $80 million 364-Day Revolving Credit and Term Loan Agreement among Dobson Cellular Operations Company and the Agents
                                and Lenders named therein dated as of March 25, 1998, as                          (6) [4.3]
                                amended.                                                                        (7) [10.1]

             4.4              Credit Agreement among the Agents and Lenders named therein and Dobson/Sygnet Operating Company, dated as of
                                December 23, 1998.                                                               (4) [4.4]

             4.5              $17.5 million Term Loan Agreement between Dobson Tower
                                Company and NationsBank, N.A. dated as of December 23,
                                1998.                                                                            (4) [4.5]

             4.6              Amended, Restated, and Consolidated Revolving Credit and
                                Term Loan Agreement dated as of January   , 2000 among
                                Dobson Operating Company, L.L.C., Banc of America
                                Securities, LLC, Bank of America, N.A., Lehman Commercial
                                Paper Inc. and TD Securities (USA) Inc., and First Union
                                National Bank and PNC Bank, National Association, and the
                                Lenders.                                                                                 **

             4.7              Telephone Loan Contract dated as of November 7, 1958 between
                                Dobson Telephone Company, Inc. and United States of
                                America.                                                                         (8) [4.2]

             4.8              Telephone Loan Contract dated as of March 19, 1956 between
                                McLoud Telephone Company and United States of America.                           (8) [4.3]

             4.9              Telephone Loan Contract dated as of January 15, 1993 between
                                Dobson Telephone Company, Inc., Rural Telephone Bank and
                                United States of America.                                                        (8) [4.4]

             4.10             Restated Mortgage, Security Agreement and Financing
                                Statement dated as of May 15, 1993 between Dobson
                                Telephone Company, Rural Telephone Bank and United States
                                of America.                                                                      (8) [4.5]

             4.11             Indenture dated as of February 28, 1997 between the
                                Registrant, as Issuer, and United States Trust Company of
                                New York, as Trustee.                                                            (8) [4.6]

             EXHIBIT
             NUMBERS                                  DESCRIPTION                                  METHOD OF FILING
      ---------------------                           -----------                           -------------------------------
             4.12             Escrow and Security Agreement dated February 28, 1997 among the Registrant as Pledgor, and Morgan Stanley & Co.
                                Incorporated, Alex. Brown & Sons Incorporated, First Union
                                Capital Markets, and NationsBanc Capital Markets, Inc., as
                                Placement Agents, and United States Trust Company of New
                                York, as Trustee.                                                                (8) [4.9]

             4.13             Agreement to furnish unfiled debt instruments.                                     (2) [4.12]

             4.14             Indenture dated December 23, 1998 between Dobson/Sygnet
                                Communications Company, as Issuer, and United States Trust
                                Company of New York, as Trustee.                                                  (3) [4.1]

             4.15             Collateral Pledge and Security Agreement dated December 23,
                                1998 between Dobson/Sygnet Communications Company, as
                                Pledgor, and NationsBanc Montgomery Securities LLC, Lehman
                                Brothers Inc., First Union Capital Markets, a division of
                                Wheat First Securities, Inc. and TD Securities (USA) Inc.,
                                as Initial Purchasers, and United States Trust Company of
                                New York, as Trustee.                                                           (4) [4.18]

             4.16             Form of Certificate representing Common Stock.                                             **

             5                Opinion of McAfee & Taft A Professional Corporation.                                     (13)

            10.1.1*           Registrant's 1996 Stock Option Plan, as amended.                                (4) [10.1.1]

            10.1.2*           1998 Stock Option Plan of Logix Communications Enterprises,
                                Inc. (f/k/a Dobson Wireline Company).                                         (4) [10.1.2]

            10.1.3*           Form of 2000-1 Amendment to the DCC 1996 Stock Option Plan                               (13)

            10.1.4*           Form of Dobson Communications Corporation 2000 Stock
                                Incentive Plan                                                                         (13)

            10.2.2            Promissory Note dated February 10, 1997 of G. Edward Evans in the amount of $300,000 in favor of Western Financial
                                Services Corp.                                                                (8) [10.2.1]

            10.2.3            Stock Purchase Agreement, dated as of March 26, 1998,
                                between the shareholders of American Telco Inc. and
                                American Telco Network Services, Inc. and Logix
                                Communications Enterprises, Inc. (f/k/a Dobson Wireline
                                Company).                                                                         (9) [2.1]

            10.2.3.1          First Amendment to Stock Purchase Agreement among American
                                Telco Inc. and American Telco Network Services, Inc. and
                                Logix Communications Enterprises, Inc. (f/k/a Dobson
                                Wireline Company).                                                                (9) [2.2]

            10.2.4            Stock Purchase Agreement, dated December 23, 1998 among the
                                Registrant, the Fleet Investors and the other entities
                                listed therein.                                                               (4) [10.2.5]

            10.2.5            Asset Purchase Agreement dated December 23, 1998 by and
                                between Sygnet Communications, Inc. and Dobson Tower
                                Company.                                                                      (4) [10.2.6]

            10.2.6.1          Asset Purchase Agreement dated July 6, 1999 by and among
                                American Tower Corporation, American Tower, LP, Dobson
                                Tower Company and the Registrant as Sole Shareholder of
                                Dobson Tower, as amended.                                                              (13)

            10.2.7            Master Site License Agreement dated December 23, 1998 by and between Sygnet Communications, Inc. and Dobson Tower
                                Company.                                                                      (4) [10.2.7]

            10.3.1*           Letter dated June 3, 1996 from Registrant to Bruce R.
                                Knooihuizen describing employment arrangement.                                (8) [10.3.2]

            10.3.2*           Letter dated October 15, 1996 from Fleet Equity Partners to
                                Justin L. Jaschke regarding director compensation.                            (8) [10.3.3]

             EXHIBIT
             NUMBERS                                  DESCRIPTION                                  METHOD OF FILING
      ---------------------                           -----------                           -------------------------------
            10.3.3*           Letter dated December 26, 1996 from Registrant to G. Edward
                                Evans describing employment arrangement.                                      (8) [10.3.1]

            10.3.4*           Letter dated September 16, 1997 from Registrant to William
                                J. Hoffman, Jr. describing employment arrangement.                             (2) [10.3.4]

            10.3.5*           Letter dated October 28, 1997 from Registrant to R. Thomas
                                Morgan describing employment arrangement.                                      (2) [10.3.5]

            10.3.6*           Letter dated August 25, 1998 from Registrant to Richard D.
                                Sewell, Jr. describing employment arrangement.                                (4) [10.3.6]

            10.3.7*           Consulting Agreement dated December 21, 1998 between
                                Registrant and Albert H. Pharis, Jr.                                          (4) [10.3.7]

            10.3.8*           Consulting Agreement dated August 15, 1998 between the
                                Registrant and Russell L. Dobson and Addendum thereto
                                dated October 1, 1998                                                                  (13)

            10.3.9*           Letter dated September 24, 1998 from Registrant to Craig T.
                                Sheetz describing employment arrangement.                                              (13)

            10.4.1            North American Cellular Network Services Agreement dated
                                August 26, 1992 between North American Cellular Network,
                                Inc. and Dobson Cellular Systems, Inc.                                        (8) [10.4.2]

            10.4.2            Agreement for DS-3 service dated December 16, 1993 between
                                Logix Communications Corporation (f/k/a Dobson Fiber
                                Company) and NTS Communications, Inc. and Addendum thereto
                                dated June 1, 1994.                                                           (8) [10.4.1]

            10.4.3            General Purchase Agreement dated January 13, 1998 between
                                Lucent Technologies, Inc. and Dobson Cellular Systems,
                                Inc.                                                                           (2) [10.4.7]

            10.4.4            Operating Agreement dated January 16, 1998 between AT&T
                                Wireless Services, Inc. and Dobson Cellular Systems, Inc.                              (13)

            10.4.5            Fourth Amended General Purchase Agreement dated January 5,
                                1999 between Northern Telecom Inc. and Registrant.                             (2) [10.4.8]

            10.6              Second Amended and Restated Partnership Agreement of Gila
                                River Cellular General Partnership dated September 30,
                                1997.                                                                          (11) [10.8]

            10.7.1            Investment and Transaction Agreement, dated December 23,
                                1998, among the Registrant, Dobson CC Limited Partnership
                                and J. W. Childs Equity Partners II, L.P. (without
                                exhibits).                                                                    (4) [10.8.1]

            10.7.2            Stockholder and Investor Rights Agreement, dated
                                December 23, 1998 among the Registrant and the
                                shareholders listed therein, (without exhibits).                              (4) [10.8.2]

            10.7.2.1          Amendment to Stockholder and Investors Rights Agreement,
                                dated April 13, 1999 among the Registrant and the
                                Shareholders listed therein (without exhibits).                             (4) [10.8.2.1]

            10.7.2.2          Amended and Restated Stockholders and Investor Rights
                                Agreement dated September 17, 1999 by and among the
                                Registrant and the Cash Equity Investors, as listed and
                                defined therein (without exhibits).                                                    (13)

            10.7.3            Investors Agreement, dated December 23, 1998, among the
                                Registrant, and certain shareholders of Sygnet Wireless,
                                Inc. and their affiliates listed therein.                                     (4) [10.8.3]

            10.8              License Agreement dated February 15, 1999 between Registrant
                                and H.O. Systems, Inc.                                                         (10) [10.9]

             EXHIBIT
             NUMBERS                                  DESCRIPTION                                  METHOD OF FILING
      ---------------------                           -----------                           -------------------------------
            10.9*             Form of Dobson Communications Corporation Director
                                Indemnification Agreement.                                                             (13)

            10.10             Form of Agreement and Plan of Reorganization and Corporation
                                Separation.                                                                            (13)

            10.11             Form of Agreement by and among Dobson Communications
                                Corporation and Dobson's shareholders regarding the
                                distribution of Logix Communications Enterprises, Inc.
                                stock.                                                                                 (13)

            21                List of Subsidiaries.                                                                    (13)

            23.1              Consent of McAfee & Taft A Professional Corporation will be
                                contained in Exhibit 5 hereto.                                                         (13)

            23.2              Consent of Arthur Andersen LLP (Oklahoma City--DCC).                                      (5)

            23.3              Consent of Ernst & Young LLP (Cleveland--Sygnet).                                         (5)

            23.4              Consent of Ernst & Young LLP (Chicago--American Cellular).                                (5)

            23.5              Consent of Paul Kagan Associates, Inc. (Carmel, CA).                                     (13)

            24                Power of Attorney.                                                                       (13)

            27                Financial Data Schedule.                                                             (12)[27]

            99.1*             Form of Dobson Communications Corporation 2000 Stock
                                Incentive Plan Incentive Stock Option Agreement.                                       (13)

            99.2*             Form of Dobson Communications Corporation 2000 Stock
                                Incentive Plan Nonqualified Stock Option Agreement.                                    (13)


------------------------

*   Management contract or compensatory plan or arrangement.

**  To be filed by amendment.

(1) Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on April 10, 1998, as the exhibit number indicated in brackets and incorporated by reference herein.

(2) Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 as the exhibit number indicated in brackets and incorporated by reference herein.

(3) Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on January 7, 1999, as the exhibit number indicated in brackets and incorporated by reference herein.

(4) Filed as an exhibit to the Registrant's Registration Statement on Form S-4 (Registration No. 333-71633), as the exhibit number indicated in brackets and incorporated by reference herein.

(5) Filed herewith.

(6) Filed as an exhibit to the Registrant's Registration Statement on Form S-4 (Registration No. 333-50107), as the exhibit number indicated in brackets and incorporated by reference herein.

(7) Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on May 27, 1999, as the exhibit number indicated in brackets and incorporated by reference herein.

(8) Filed as an exhibit to the Registrant's Registration Statement of Form S-4 (Registration No. 333-23769), as the exhibit number indicated in brackets and incorporated by reference herein.

(9) Filed as an exhibit to the Registrant's Current Report on Form 8-K on June 30, 1998, as the exhibit number indicated in brackets and incorporated by reference herein.

(10) Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 as the exhibit number indicated in brackets and incorporated by reference herein.

(11) Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on October 15, 1997 and amended on November 6, 1997, as the exhibit number indicated in brackets and incorporated by reference herein.

(12) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1999 as the exhibit number indicated in brackets and incorporated by reference herein.

(13) Previously filed as an exhibit to this Registration Statement.